  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998

                                                     REGISTRATION NO. 333-38351

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                                ---------------

                      POST-EFFECTIVE AMENDMENT NO. 5
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                               USWEB CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

            DELAWARE                              8742                            870551650
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                                ---------------

                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                CAROLYN V. AVER
                            CHIEF FINANCIAL OFFICER
                               USWEB CORPORATION
                        2880 LAKESIDE DRIVE, SUITE 300
                             SANTA CLARA, CA 95054
                                (408) 987-3200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:

                               MARK BONHAM, ESQ.
                               PAUL TOBIAS, ESQ.
                             KEVIN GALLIGAN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                (650) 493-9300

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]


  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                               16,666,667 SHARES

                                [LOGO OF USWEB]

                                 COMMON STOCK

  This Prospectus relates to 16,666,667 shares (the "Shares") of Common Stock, $0.001 par value per share (the "Common Stock" or "USWeb Common Stock"), of USWeb Corporation ("USWeb" or the "Company") that may be issued by the Company and offered for sale from time to time in connection with future acquisitions of the assets, technologies or securities of complementary businesses in such amounts, at such prices and on such terms as may be determined at the time of offering. No period of time has been fixed within which the Shares may be offered or sold.

  The consideration for acquisitions may consist of shares of Common Stock, cash, assumptions of liabilities or a combination thereof as determined by negotiations between the Company's representatives and the owners or controlling persons, the assets, technologies or securities of the complementary businesses to be acquired. Factors taken into account in acquisitions include quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the acquisition candidates' managerial team, operation scalability and customer base, of the assets, technologies or securities of the complementary businesses to be acquired, market value of the Common Stock and other relevant factors. In addition, the Company may lease property from and enter into employment, management, consulting or non-competition agreements with former owners and key executive personnel of the businesses to be acquired. The Company's management anticipates that the Shares issued in any acquisition will be valued at a price reasonably related to the market price of the Common Stock near the time of the acquisition.

  All expenses of this offering will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of Shares by the Company in business combination transactions or technology acquisitions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act").

  The Common Stock is traded on the Nasdaq National Market under the symbol "USWB." On September 28, 1998, the last reported sale price for the Common Stock on the Nasdaq National Market was $12.38 per share.

                               ----------------

           THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                 SEE "RISK FACTORS" COMMENCING ON PAGE 6.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OFTHIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

            The date of this Prospectus is September 28, 1998

                          AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement on Form S-4 under the Securities Act and the rules and regulations promulgated thereunder with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in the Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to the Company and the Common Stock, reference is hereby made to such exhibits and schedules thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (including USWeb) that file electronically with the Commission. USWeb Common Stock is quoted on Nasdaq, and such reports, proxy and information statements and other information also can be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company intends to continue furnishing its stockholders with annual reports containing financial statements audited by an independent accounting firm and make available to its stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                                TRADEMARKS

  USWeb, the USWeb logo, A Strategic Partner for the Information Age and the names of products and services offered by USWeb are trademarks, registered trademarks, service marks or registered service marks of USWeb Corporation. This Prospectus also includes product names, trade names and trademarks of other companies.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and Pro Forma Consolidated Financial Information, including the Notes thereto, appearing elsewhere in this Prospectus. This Prospectus contains, in addition to historical information, "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof. See "Forward-Looking Statements." Such forward looking statements involve risks and uncertainties and the Common Stock offered hereby involves a high degree of risk. The Company's actual results or experience could differ significantly from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," as well as those discussed elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. International Data Corporation estimates that the worldwide market for Internet professional services was $2.5 billion in 1996 and will grow to $13.8 billion in 2000. To take advantage of the opportunity presented by this market, the Company has invested substantial resources to establish a national network of consulting offices. Because of this investment, the Company believes it has built one of the most recognized brands for Internet professional services and developed a highly scalable organization that can leverage central resources as its operations expand through acquisitions as well as internal growth. The Company has pursued an aggressive domestic acquisition program and is now focusing on strategic and international acquisitions.

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. In addition, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise.

  The Company has developed central resources to provide clients with Internet solutions based on the most effective technologies and proven methodologies. The USWeb Internet Strategy and Solutions Center aggregates and redeploys the best practices, technologies and creative work delivered by USWeb consulting offices. The Strategy and Solutions Center provides the offices with efficient, real-time access to these resources through USWeb Central, the Company's secure Intranet, thereby enabling them to leverage the capabilities of the entire USWeb operation.

  The Company markets its services to medium-sized and large companies. Among the clients of Company owned offices during the year ended December 31, 1997 were Amgen, Barnes & Noble, Charles Schwab, Chevron, Harley-Davidson, Ingram Micro, Microsoft, REI, Silicon Graphics and Sony Music. Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implementing increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions.

  The Company has made a significant investment in building and maintaining the USWeb brands. Increasing recognition of the USWeb brands improves the ability of USWeb consulting offices to access and influence key client decision makers, hire skilled employees and leverage strategic relationships. The Company believes that its marketing, advertising, seminars and other brand development efforts have established USWeb as one of the most recognized Internet professional services firms. If the proposed merger with CKS Group and related name change are approved, the Company will seek to make a transition of the goodwill associated with "USWeb" to the new name, "Reinvent Communications." See "Risk Factors--Risks Related to Merger with CKS Group--Uncertain Market Acceptance of the Reinvent Communications Brand; Market Confusion Caused by Replacement of USWeb and CKS Group Brands."

  Strategic relationships are an important element of the Company's efforts to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content vendors. The Company currently has strategic relationships with Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and
SAP), Sun Microsystems and Reuters.

  As of September 1, 1998, the Company had acquired 33 companies and one additional acquisition was probable. The Company regularly evaluates potential acquisition candidates, is currently holding preliminary discussions with a number of such candidates and is in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to the Company and its stockholders, the Company may proceed with such acquisitions. The Company is also evaluating or negotiating acquisition transactions outside the United States. The Company expects most of its future acquisitions to include the issuance of additional shares of the Company's Common Stock in the future. The Company has filed a "shelf" Registration Statement on Form S-4, which this Prospectus is a part, registering 16,666,667 shares of its Common Stock of which approximately 11,341,723 shares remain available, as of June 30, 1998, for use in future acquisitions. See "Risk Factors--Risks Related to Acquisitions," "--Management of Growth; Integration of Acquisitions," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," and "Business--Strategy" and "--Consulting Office Network Development."

  The Company was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. The Company's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, its World Wide Web address is http://www.usweb.com and its telephone number is (408) 987-3200. As used in this Prospectus, the "Company" and "USWeb" refer to USWeb Corporation, a Delaware corporation and its Utah predecessor.

                            PROPOSED CKS MERGER

  USWeb and CKS Group, Inc., a Delaware corporation ("CKS Group"), have entered into an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb, USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS Group. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into CKS Group, CKS Group will continue as the surviving corporation and will become a wholly owned subsidiary of USWeb, and each outstanding share of Common Stock, par value $0.001 per share, of CKS Group ("CKS Group Common Stock"), will be converted into the right to receive 1.5 shares (the "Exchange Ratio") of Common Stock, par value $0.001 per share, of USWeb ("USWeb Common Stock") (the "CKS Merger"). In connection with the Reorganization Agreement, USWeb and CKS Group each granted the other a stock option to purchase up to 19.9% of the outstanding shares of Common Stock of the company granting the option on the date of exercise. Each stock option is exercisable following the announcement of an alternative business combination proposal involving the company granting the option and the occurrence of certain triggering events, none of which has occurred to date. In addition, subject to the approval of USWeb stockholders and the consummation of the CKS Merger, the corporate name of USWeb will be changed to "Reinvent Communications, Inc." (the "Combined Company" or "Reinvent Communications").

  A Joint Proxy Statement/Prospectus, which is a part of USWeb's Registration Statement on Form S-4 (File No. 333-63323) (the "Joint Proxy Statement/Prospectus"), will be furnished to all stockholders of record of USWeb and CKS Group in connection with special meetings of the stockholders of USWeb and CKS Group which are expected to be held in late November 1998 (individually, the "USWeb Special Meeting" and the "CKS Group Meeting," respectively, and collectively, the "Special Meetings"). THIS PROSPECTUS IS NOT THE JOINT PROXY STATEMENT/PROSPECTUS WHICH WILL BE PROVIDED IN CONNECTION WITH THE SPECIAL MEETINGS. See "Risk Factors--Risks Related to CKS Merger" for a discussion of the risks related to the proposed combination of the Company with CKS Group. For more information regarding the Reorganization Agreement, the USWeb Option, the CKS Option and other matters relating to the CKS Merger, see USWeb's Registration Statement on Form S-4 (File No. 333-63323) and see "Information Regarding Proposed Merger with CKS Group."

                                ----------------

  Unless otherwise indicated, all information contained in this Prospectus: (i) assumes the Company receives no proceeds from the offerings pursuant to this Prospectus; and (ii) unless otherwise indicated, refers to historical and not pro forma results of operations. See "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events," "Description of Capital Stock" and "Plan of Distribution." The phrase "Company-owned office" refers to an office managed by an entity included in the Company's Consolidated Financial Statements as of the date indicated.

                                 RISK FACTORS

  This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including the factors set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby. The following discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "Forward-Looking Statements." The matters set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially and adversely from those in such forward-looking statements.

RISKS RELATED TO THE COMPANY

  Limited Operating History; Accumulated Deficit. The Company was founded in December 1995 and enrolled its first franchisee ("Affiliate") in April 1996. Accordingly, the Company has only a limited operating history on which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the USWeb Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), enhance the USWeb brands, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

  The Company has incurred net losses since inception and as of June 30, 1998, had an accumulated deficit of $149.4 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. In addition, the Company intends to continue to invest heavily in acquisitions, infrastructure development and marketing. As a result, the Company expects to continue to incur substantial operating losses at least through the remainder of 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks Related to Acquisitions. A key component of the Company's growth strategy is the acquisition of Internet professional service firms that meet the Company's criteria for strategic fit, geographic presence, revenues, profitability, growth potential and operating strategy. The successful implementation of this strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. As of September 1, 1998, the Company had acquired 33 companies and one additional acquisition was probable. There can be no assurance that the Company will be able to continue to identify additional suitable acquisition candidates or that the Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly underperform relative to the Company's expectations. Because all of the Company's acquisitions have been completed since March 1997, the Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. For all of these reasons, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations and financial condition. See "--Risks Related to Merger of CKS Group" and "Risks Related to the Combined Company, USWeb and CKS Group." To the extent the Company chooses to use cash consideration for acquisitions in the future, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As the Company issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution. See "--Dilution," "--Future Capital Needs; Uncertainty of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business--Consulting Office Network Development" and Note 1 to Consolidated Financial Statements.

  Potential Fluctuations in Quarterly Results. As a result of the Company's limited operating history, rapid growth and the emerging nature of the markets in which it competes, the Company's historical financial data is of limited value in planning future operating expenses. Accordingly, the Company's expense levels are based in part on its expectations concerning future revenues and are fixed to a large extent. The Company's revenues are derived primarily from consulting fees for Internet solution engagements, which are difficult to forecast accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for the Company's services could have an immediate and material adverse effect on the Company's business, results of operations and financial condition. Further, the Company intends to increase its business development and marketing expenses significantly to expand operations and enhance the Company's brands to increase other operating expenses as required to build the Strategy and Solutions Center and support the operations of the Company's consulting offices. To the extent that such expenses precede or are not rapidly followed by increased revenues, the Company's business, results of operations and financial condition may be materially adversely affected.

  The Company's quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in some future quarter the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected and litigation may ensue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Recruitment and Retention of Internet Solutions Professionals. The Company's business of delivering Internet professional services is labor intensive. Accordingly, the Company's success depends in part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Company competes intensely for qualified personnel with other companies, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Company's business, results of operations and financial condition.

  Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard Company ("Hewlett-Packard"); advertising and media agencies such as Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL Holding, Inc. ("iXL"), Organic Online, Inc. ("Organic Online"), Poppe Tyson and Proxicom, Inc. ("Proxicom"); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("NETCOM") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions. Furthermore, most of the Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company, and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Company's competitors to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. Because professional services firms such as the Company rely on the skill of their personnel and the quality of their client service, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Competition."

  Management of Growth; Integration of Acquisitions. The Company's rapid growth has placed, and is expected to continue to place, a significant strain on the Company's managerial, operational, financial and other resources. As of June 30, 1998, the Company had grown to 1,080 employees since its inception in December 1995, and the Company expects that continued hiring of new personnel will be required to support its business. The Company's future success will depend, in part, upon its ability to manage its growth effectively, which will require that the Company continue to implement and improve its operational, administrative and financial and accounting systems and controls and to expand, train and manage its employee base. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company's management will be able to achieve the rapid execution necessary to exploit the market for the Company's business model. Furthermore, the Company's future performance will depend on the Company's ability to integrate the organizations acquired by the Company, which, even if successful, may take a significant period of time, will place a significant strain on the Company's resources, and could subject the Company to additional expenses during the integration process. As a result, there can be no assurance that the Company will be able to integrate acquired businesses successfully or in a timely manner in accordance with its strategic objectives. If the Company is unable to manage internal or acquisition-based growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Strategy," "--Consulting Office Network Development" and "-- Employees."

  Dilution. Investors participating in these offerings will incur immediate, substantial dilution. The Company also has outstanding a large number of stock options and warrants to purchase the Company's Common Stock with exercise prices significantly below the initial public offering price. To the extent such options or warrants are exercised, there will be further dilution. The Company expects to continue its acquisition program through at least the end of 1998, and pursuant to a "shelf" Registration Statement of which this Prospectus is a part, is registering 16,666,667 shares of its Common Stock that the Company has issued, has committed to issue or intends to issue as acquisition consideration in addition to granting substantial stock options and stock bonuses to the employees of the acquired companies. Furthermore, the Company may be required, pursuant to the terms of the definitive acquisition agreements, to issue additional shares, stock options and stock bonuses to the stockholders and employees of the acquired companies at each of six and twelve months after acquisitions of the acquired companies. Although the Company's experience to date with such additional issuances has not resulted in significant changes, they could be material in the future. For these reasons, the Company's acquisition program will result in further substantial ownership dilution to investors participating in these offerings.

  Uncertain Maintenance and Strengthening of USWeb Brands. The Company believes that maintaining and strengthening USWeb brands is an important aspect of its efforts to attract clients and that the importance of brand recognition will increase due to the increasing number of companies entering the market for Internet professional services. Promoting and positioning USWeb brands will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's services as meeting their needs, or if the Company fails to market those services effectively, the Company will be unsuccessful in maintaining and strengthening its brand. In addition, while the Company centralizes its marketing efforts, it provides client service through the individual consulting offices and client dissatisfaction with the performance of a single office could tarnish the perception of USWeb brands as a whole. Furthermore, in order to promote USWeb brands in response to competitive pressures, the Company may find it necessary to increase its marketing budget or otherwise increase its financial commitment to creating and maintaining brand loyalty among clients. If the Company fails to promote and maintain its brands, or incurs excessive expenses in an attempt to promote and maintain its brands, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Services" and "--Marketing."

  Reliance Upon Key Strategic Relationships. The Company has established a number of strategic relationships with leading hardware and software companies, including Intel Corporation ("Intel"), Microsoft, Hewlett-Packard, Pandesic LLC ("Pandesic," the Internet company from Intel) and SAP America Inc. ("SAP"), Sun Microsystems, Inc. ("Sun Microsystems") and Reuters Ltd. ("Reuters"). The loss of any one of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. Maintenance of the Company's strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship. The legal contracts associated with these relationships, certain of which are terminable at-will by the parties, would not be sufficient to force the strategic relationship to continue effectively if that were otherwise not in the strategic partners' best interests. In the event that any strategic relationship is terminated, the Company's business, results of operations and financial condition may be materially adversely affected. See "Business--Strategy" and "--Strategic Relationships."

  Uncertain Adoption of Internet Solutions; Dependence on Client
Outsourcing. The market for the Company's services will depend upon the adoption of Internet solutions by companies to improve their business processes. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, such as high speed modems and high speed communication lines, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to solve business problems. The adoption of Internet solutions for commerce and communications, particularly by those individuals and enterprises that have historically relied on alternative means of commerce and communication, generally requires the acceptance of a new way of conducting business and exchanging information, which may be difficult for those with substantial investments in alternate means that might be made obsolete. If critical issues concerning the ability of Internet solutions to improve business processes are not resolved or if the necessary infrastructure is not developed, the Company's business, results of operations and financial condition will be materially adversely affected.

  Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Intranets, Extranets and Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for the Company's services does not continue to develop or develops more slowly than expected, or if the Company's services do not achieve market acceptance, the Company's business, results of operations and financial condition will be materially adversely affected. See "Business--Industry Background" and "--Strategy."

  Rapid Technological Change. The market for Internet professional services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Company's existing service practices and methodologies obsolete. The Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. There can be no assurance that the Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, results of operations and financial condition would be materially adversely affected. See "Business--Strategy" and "--Clients."

  Risks Associated with International Operations and Expansion. The Company intends to expand its operations into international markets. However, to date the Company has established only two businesses with consulting offices outside of the United States and has no experience in either managing an international of consulting offices or in marketing services to international clients. The Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining an international network and of localizing the Company's marketing programs, the Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; potentially adverse differences in business customs, practices and norms; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; software piracy; seasonal reductions in business activity; and potentially adverse tax consequences, any of which could adversely affect the Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Fixed-Price Engagements. The Company intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from the Company's current principal method of billing on a time and materials basis. To date, the Company has had only limited experience with fixed-price engagements. The Company's failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Risks of Franchising. USWeb has entered into franchise agreements with Affiliates, which manage a number of its consulting offices. While these agreements permit the Company to terminate the franchise relationship if an Affiliate continues to underperform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect the Company's reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of USWeb brands and other Company intellectual property or initiate litigation against the Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the Company's control over its market presence or enable the Affiliate to compete with Company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, USWeb may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Company's business, operating results and financial condition. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with USWeb and from soliciting USWeb employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with USWeb brands, the Company's business, results of operations and financial condition could be materially adversely affected. USWeb has been named as a defendant in a lawsuit filed in the Superior Court of California for the County of Los Angeles on June 10, 1998, by Larmark Inc. alleging, among other claims, breach of contract against USWeb's former affiliate "SystemLogic" in Santa Monica, California, and apparent agency of USWeb. USWeb believes the claims are without substantial merit and intends to defend itself vigorously against the claims made.

  Dependence on Key Personnel. The Company's performance is substantially dependent on the continued services and on the performance of its executive officers and other key employees, many of whom have worked together for only a short period of time. Particularly in light of the Company's relatively early stage of development, the Company is dependent on retaining and motivating highly qualified personnel, especially its senior management. The Company does not have "key person" life insurance policies on any of its executive officers. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations or financial condition of the Company. See "Management."

  Intellectual Property Risks. The Company regards its copyrights, trademarks, trade secrets (including its methodologies, practices and tools) and other intellectual property rights as critical to its success. To protect its rights in these various intellectual properties, the Company relies on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with its employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. The Company has also registered several of its trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which the Company offers or intends to offer its services. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks and similar proprietary rights, or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its rights. In addition, although the Company believes that its proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

  Potential Liability to Clients. Many of the Company's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of its clients' businesses. The Company's failure or inability to meet a client's expectations in the performance of its services could injure the Company's business reputation or result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. In addition, the Company aggregates and makes available through the Strategy and Solutions Center methodologies, technologies and content which may include confidential or proprietary client information. Although the Company has implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. The Company attempts to limit contractually its damages arising from negligent acts, errors, mistakes or omissions in rendering Internet professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Company from liability for damages. Although the Company maintains general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that are uninsured, exceed available insurance coverage or result in changes to the Company's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Company's business, results of operations and financial condition.

  Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and software used by many companies, including customers and potential customers of the Company, may need to be upgraded to comply with such "Year 2000" requirements. Although the Company believes that its internal systems are Year 2000 compliant, failure to provide Year 2000 compliant business solutions to its customers could have a material adverse effect on the Company's business, results of operations and financial condition. Furthermore, the Company believes that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by the Company, which could result in a material adverse effect on the Company's business, results of operations and financial condition.

  Future Capital Needs; Uncertainty of Additional Financing. The Company currently anticipates that its available cash resources and credit facilities, combined with the net proceeds to the Company from its initial and follow-on public offerings, will be sufficient to meet its presently anticipated working capital and capital expenditure requirements through at least 1999. However, the Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities, in which event additional cash might be required earlier. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Company to relinquish its rights to certain of its intellectual property. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Government Regulation and Legal Uncertainties. The Company is not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations or financial condition. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition.

  Volatility of Stock Price. Prior to the Company's initial public offering, there was no public market for the Company's Common Stock. The market price of the Company's Common Stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. In addition, the stock market, which has recently been at or near historic highs, has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, operating results and financial condition.

  Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law could delay or make difficult a merger, tender offer or proxy contest involving the Company. See "Description of Capital Stock--Preferred Stock" and "--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

  Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates beneficially own a substantial portion, although less than a majority, of the outstanding Common Stock. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. See "Principal Stockholders" and "Description of Capital Stock--Certain Antitakeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law."

RISKS RELATED TO THE MERGER WITH CKS GROUP

  USWeb and CKS Group have entered into the Reorganization Agreement, pursuant to which Merger Sub will merge with and into CKS Group, CKS Group will continue as the surviving corporation and will become a wholly owned subsidiary of USWeb, and each outstanding share of CKS Group Common Stock, par value $0.001 per share, of CKS Group ("CKS Group Common Stock"), will be converted into the right to receive 1.5 shares of USWeb Common Stock. Consummation of the CKS Merger is dependent on receiving approval of the stockholders of each company as well as certain governmental approvals. In addition, subject to the approval of USWeb stockholders and the consummation of the CKS Merger, the corporate name of USWeb will be changed to "Reinvent Communications, Inc." The matters set forth below constitute cautionary statements identifying important factors with respect to the proposed CKS Merger, including certain risks and uncertainties that could cause actual results to differ materially and adversely from present expectations.

  Difficulties of Integrating USWeb and CKS Group, Inc. Following the CKS Merger, to maintain and increase profitability and to achieve the anticipated benefits of the CKS Merger, the Combined Company will need to effectively and efficiently integrate the two companies' operations in a timely manner. In particular, the Combined Company will need to integrate
(i) management, technical, creative and other personnel, (ii) technical and creative service offerings, (iii) sales and marketing efforts and (iv) financial, accounting and other operational controls, procedures, information systems and policies. The integration process will be further complicated by the need to integrate widely dispersed operations and distinct corporate cultures. There can be no assurance that such integration will be accomplished in an efficient or effective manner, if at all. The integration process will require the dedication of management and other personnel that may distract their attention from the conduct of day-to-day business activities, the formulation of strategy and the rapidly evolving industry in which the Combined Company will compete. In addition, the integration process will require the development of new service offerings and the pursuit of other business acquisition opportunities. These factors, in turn, could interrupt or cause a loss of momentum in the pre-merger activities of either or both companies following the CKS Merger, and could lead customers to defer, reduce or cancel purchase decisions or to select other vendors. The business of the Combined Company also may be disrupted by employee departures or reductions in employee productivity due to uncertainty during the integration process. The integration of USWeb and CKS Group will be made more difficult by the large number of other relatively small businesses recently acquired by the two companies, some of which the companies still are in the process of integrating into their respective businesses. Moreover, while USWeb and CKS Group each recently have acquired other businesses, neither USWeb nor CKS Group has attempted an acquisition with the scope or magnitude of the CKS Merger. Difficulties encountered in the transition and integration process, disruption caused by the process of combining the companies, the diversion of management and employee attention from day-to-day and other activities, or an inability to effectively and efficiently integrate the operations of the companies in a timely manner could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company and on the anticipated benefits of the CKS Merger. See "--Risks Related to the Combined Company, USWeb and CKS Group--Integration of Other Acquired Businesses."

  Risk of Failure to Achieve Synergies. USWeb and CKS Group have entered into the Reorganization Agreement with the expectation that the CKS Merger will result in beneficial operating synergies. These expectations are based on certain assumptions, including that clients desire integrated Internet professional services and marketing communications from a single vendor, that the two companies will be able to sell their respective expertise to one another's current customers, that the increased scale of the business will make the Combined Company a more desirable partner for Fortune 500 accounts, and that certain cost savings can be realized. The inability to achieve the desired synergies for any reason could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company and on the benefits anticipated from the CKS Merger.

  Uncertain Market Acceptance of the Reinvent Communications Brand; Market Confusion Caused by Replacement of USWeb and CKS Group Brands. USWeb and CKS Group have each invested significant efforts in building brand recognition and customer acceptance of their respective brand names. Transferring market acceptance for the USWeb and CKS Group brands to the Reinvent Communications brand will be an important aspect of efforts to retain and attract clients. The importance of recognition and acceptance of the Reinvent brand will increase due to the increasing number of companies entering the market for Internet marketing and communications services. Promoting and positioning the Reinvent brand will depend largely on the success of the Combined Company's marketing efforts and the ability of the Combined Company to provide high quality, reliable and cost-effective services in the areas of Internet marketing, communications, strategy consulting, analysis and design, technology development, implementation and integration, audience development, and maintenance. If clients do not perceive the Combined Company's services as meeting their needs, or if the Combined Company fails to market those services effectively, the Combined Company will be unsuccessful in maintaining and strengthening its brand. In addition, although the Combined Company intends to centralize its marketing efforts, it intends to provide a significant part of its client services through individual consulting offices and client dissatisfaction with the performance of a single office could diminish the value of the Reinvent brand. Furthermore, in order to promote the Reinvent brand in response to competitive pressures, the Combined Company may find it necessary to increase its marketing expenditures or otherwise increase its financial commitment to creating and maintaining brand loyalty and awareness among existing and potential clients. If the Combined Company fails to promote and maintain its brand, or incurs excessive expenses in an attempt to promote and maintain its brand, the Combined Company's business, financial condition, results of operations and prospects will be materially adversely affected and the Combined Company will not achieve the benefits anticipated from the Merger. See "Business--Services" and "--Marketing." Inventa Corporation has instituted legal proceedings against the Company to enjoin the use of "Reinvent" and "Reinvent Communications." See "Business--Legal Proceedings."


  Risks Associated with Fixed Exchange Ratio. At the effective time of the CKS Merger, each outstanding share of CKS Group Common Stock will be converted into the right to receive 1.5 shares of USWeb Common Stock. Because the Exchange Ratio is fixed, it will not increase or decrease with fluctuations in the market price of either USWeb Common Stock or CKS Group Common Stock. The specific market value of the shares of USWeb Common Stock to be received by CKS Group stockholders in the CKS Merger will, therefore, depend on the market price of the USWeb Common Stock on and after the Effective Time. USWeb Common Stock and CKS Group Common Stock historically have been subject to substantial price volatility. In the event that the market price of USWeb Common Stock decreases or increases prior to the Effective Time, the market value of the USWeb Common Stock to be received by CKS Group stockholders in the CKS Merger would correspondingly decrease or increase. USWeb and CKS Group stockholders are advised to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock immediately prior to the Special Meetings. See "--Risks Related to the Combined Company, USWeb and CKS--Volatility of Stock Price," and "Comparative Market Price Data."

  Dependence upon Key Personnel and Integration of Management. The success of the Combined Company will depend upon the retention of senior executives and other key employees who are critical to the continued advancement, development and support of the companies' technologies as well as ongoing sales and marketing efforts. As commonly occurs with mergers of technology companies, during the pre-merger and integration phases competitors may intensify their efforts to recruit key employees. Employee uncertainty regarding the effects of the CKS Merger could also cause increased turnover. USWeb and CKS Group employees are generally not bound by employment agreements or noncompetition covenants. The recent decline in stock market prices in general, and the stock prices of both USWeb and CKS Group in particular, may have the effect of decreasing the incentive value of stock options or other equity held by employees and thereby increase the risk of employee turnover. There can be no assurance that the Combined Company will be able to retain key creative, technical, sales or marketing personnel prior to or after the CKS Merger. The loss of the services of any key personnel or of any significant group of employees could have a material adverse effect on the Combined Company's business, results of operations, financial condition and prospects and on the benefits anticipated from the CKS Merger.

  The Combined Company's success depends to a significant extent on the ability of its executive officers and other members of senior management to operate effectively, both independently and as a group. In addition, some members of management will have new roles in the Combined Company. No assurance can be given that management will succeed in their roles or that the Combined Company can efficiently allocate management responsibilities and cause its officers and senior managers to operate effectively as a group.

  Client Uncertainty; Conflicts. Uncertainty regarding the CKS Merger and the ability of USWeb and CKS Group to effectively integrate their operations without significant reduction in quality of service could lead certain customers to defer purchase decisions or select other vendors. In addition, some clients desire that their vendors avoid providing similar services to the competitors of such clients. The CKS Merger and resulting combination of client bases may generate client conflicts and potentially cause the loss of current clients or an inability to perform services for certain competing businesses. The loss of significant clients or an inability to provide services to a significant group of potential clients could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Substantial Expenses Resulting from the CKS Merger. The negotiation and implementation of the CKS Merger will result in significant pre-tax expenses to USWeb and CKS Group. Excluding costs associated with combining the operations of the two companies and costs associated with the proposed name change of the Combined Company to Reinvent Communications, Inc. (which costs are difficult to estimate), pre-tax expenses are estimated at approximately $18 million, primarily consisting of fees for investment bankers, attorneys, accountants, regulatory compliance, financial printing and other related charges. The aggregate amount of such expenses may be greater and unanticipated contingencies could occur that would substantially increase the costs of combining the operations of the two companies. In any event, costs associated with the CKS Merger are expected to negatively affect results of operations in the quarter ending December 31, 1998 and possibly the quarter ending March 31, 1999. The substantial majority of these costs will have been incurred whether or not the CKS Merger is approved or consummated.

RISKS RELATED TO THE COMBINED COMPANY, USWEB AND CKS GROUP

  Fluctuations in Quarterly Operating Results and Margins; Seasonality of Business. Each of USWeb's and CKS Group's operating results have fluctuated in the past and the Combined Company's operating results are likely to fluctuate in the future as a result of a variety of factors, many of which will be outside of the Combined Company's control. Some of these factors include timing of the completion, material reduction or cancellation of major projects or the loss of a major client; the amount and timing of the receipt of new business; timing of hiring or loss of personnel; the amount and timing of the opening or closing of an office; the amount and the relative mix of high-margin creative or strategy consulting projects as compared to lower margin projects, capital expenditures and other costs relating to the expansion of operations; the level of demand for Intranet, Extranet and Web site development; the productivity of consultants; the ability to maintain adequate staffing to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by clients for professional services; the introduction of new products or services by competitors; pricing changes in the industry; the relative mix of lower cost full-time employees versus higher cost independent contractors; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; government regulation and legal developments regarding the use of the Internet; and general economic conditions. The Combined Company may also experience seasonality in its business, resulting in diminished revenues as a consequence of decreased demand for professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, the Combined Company's operating results in any given quarter may fall below the expectations of securities analysts and investors. In such event, the trading price of the Combined Company's Common Stock would likely be materially and adversely affected and litigation may ensue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  CKS Group has experienced some seasonality in its business which results from timing of product introductions and business cycles of CKS Group's clients. CKS Group's revenues for the first fiscal quarter tend to be somewhat lower than for the preceding fourth quarter because many clients have expended most of their marketing budgets prior to the end of the calendar year and do not release funds from the next calendar year's marketing budget until mid- to late January. For the foregoing reasons and other factors, historical revenues and operating results of USWeb and CKS Group are not necessarily meaningful and cannot be relied upon as indicators of future performance of the Combined Company.


  USWeb's and CKS Group's historical financial data is of limited value in planning future operating expenses. Accordingly, the Combined Company's expense levels will be based in part on its expectations concerning future revenues and will be fixed to a large extent. The Combined Company will be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for services could have an immediate and material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Limited Operating History; Accumulated Deficit; Evolving Business
Model. USWeb was founded in December 1995, has incurred net losses since inception and as of June 30, 1998 had an accumulated deficit of $149.4 million. The predecessor company to CKS Group was founded in 1987. Accordingly, the Combined Company will have only a limited operating history on which to base an evaluation of its business and prospects. The Combined Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Combined Company include, but are not limited to, an evolving business model. To address these risks, the Combined Company must, among other things, strengthen its business development and management activities while continuing to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients by the Combined Company Internet Strategy and Solutions Center (the "Strategy and Solutions Center"), develop and enhance the Combined Company brand, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Combined Company will be successful in meeting these challenges and addressing such risks and the failure to do so could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.


  Dilution, Earnings and Growth. The Combined Company expects that future acquisition agreements, if any, could provide for consideration to be paid in cash, stock or a combination of cash and stock. The number of shares which may be issued in future acquisitions will depend on the market price of the Combined Company's Common Stock and a variety of other factors and, as a result, future acquisitions may have a significant dilutive impact on USWeb's and CKS Group's existing stockholders. The CKS Merger will dilute the percentage ownership held by the stockholders of each of USWeb and CKS Group in the Combined Company when compared to their ownership in each of the respective companies. USWeb has outstanding a large number of warrants and both USWeb and CKS Group have outstanding a large number of stock options to purchase Common Stock of the respective companies, many of which have exercise prices significantly below the market price of each company's respective Common Stock as of the date of this Prospectus. To the extent such options or warrants are exercised, there will be further dilution. The Combined Company expects to continue to make acquisitions to fill strategic needs and expand internationally. If such acquisitions are made using the Combined Company's securities, such acquisitions could result in significant dilution to the Combined Company's stockholders. Pursuant to its prior acquisition agreements, USWeb may be required to issue substantial additional stock to the sellers of the acquired companies as well as stock options and stock bonuses to the employees of the acquired companies. These obligations will continue following the CKS Merger. Furthermore, the Combined Company expects to continue to enter into selected acquisition agreements that require it to issue stock, stock options and stock bonuses to the stockholders and employees of acquired companies. Although such additional issuances have not resulted in significant dilution to date, they could be material in the future. For these reasons, the Combined Company's acquisition program may result in further substantial ownership dilution.

  While the Combined Company is expected to generate higher earnings per share than those historically generated by USWeb, it is also expected to generate lower earnings per share than those historically generated by CKS Group and, therefore, CKS Group stockholders may experience dilution of earnings per share as a result of the CKS Merger. CKS Group's business has historically grown at a lower rate than USWeb's historic growth rate. In addition, although USWeb has had significant growth in net revenue and net income in absolute terms, USWeb's growth rate has slowed in recent periods. The Combined Company is expected to have an overall lower growth rate than USWeb's historic growth rate both because of the CKS Merger and the decrease in growth rate as the size and maturity of the Combined Company increases.

  Recruitment and Retention of Consulting Professionals. The Combined Company's business of delivering Internet professional services is labor intensive. Accordingly, the Combined Company's success depends in large part on its ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. The Combined Company will encounter intense competition for qualified personnel from other companies, and there can be no assurance that it will be able to identify, hire, train and or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Integration of Other Acquired Businesses. Over the 24-month period ended September 1, 1998, USWeb completed acquisitions of 33 businesses and CKS Group completed acquisitions of six businesses. The difficulties of integrating USWeb's and CKS Group's businesses may be exacerbated by the size and number of prior business combinations. Further, the Combined Company's future performance will depend on its ability to integrate these acquired businesses, which, even if successful, may take a significant period of time, will place a significant strain on the Combined Company's resources, and could subject it to additional expenses during the integration process and to the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of the Combined Company's ongoing business, the inability of management to maximize the financial and strategic position of the Combined Company through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. There can be no assurance that the services, technologies, key personnel and businesses of previously acquired companies will be effectively integrated into the Combined Company's business or service offerings, or that such integration will not adversely affect the Combined Company's business, financial condition, results of operations or prospects. There can also be no assurance that any acquired services, technologies or businesses will contribute at anticipated levels to the Combined Company's sales or earnings, or that the sales and earnings from combined businesses will not be adversely affected by the integration process. Because a majority of the Combined Company's acquisitions have been completed since March 1997, the Combined Company is currently facing all of these challenges and its ability to meet them over the long term has not been established. The failure to integrate such acquisitions successfully could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Business--Strategy," "--Consulting Office Network Development" and "--Employees."

  Risks Related to Future Acquisitions. A key component of the Combined Company's continued growth strategy is expected to be the acquisition of professional service firms that meet the Combined Company's goals for strategic growth and international expansion. The successful implementation of this acquisition strategy will depend on the Combined Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Combined Company. There can be no assurance that the Combined Company will be able to continue to identify additional suitable acquisition candidates or that the Combined Company will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities the Combined Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Combined Company. Competition for these acquisition targets may also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Combined Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Lack of client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Combined Company as a whole, and any acquired subsidiary could significantly underperform relative to the Combined Company's expectations. For all of these reasons, the Combined Company's pursuit of an overall acquisition strategy or any individual pending or future acquisition may have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. To the extent the Combined Company chooses to use cash consideration for acquisitions in the future, the Combined Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As the Combined Company issues stock to complete future acquisitions, existing stockholders will experience further ownership dilution. See "--Dilution, Earnings and Growth" "--Future Capital Needs; Uncertainty of Additional Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business--Consulting Office Network Development" and Note 1 to Consolidated Financial Statements.



  Risks Associated with Failure to Manage Growth. The growth of each of USWeb and CKS Group has placed, and any further expansion of the Combined Company would continue to place, a significant strain on the company's limited personnel, management and other resources. In the future, the Combined Company will be required to attract, train, motivate and manage new employees successfully, to effectively integrate new employees into its operations and to continue to improve its operational, financial, management and information systems and controls. There can be no assurance that the Combined Company's systems, procedures or controls will be adequate to support the Combined Company's operations or that the Combined Company's management will be able to achieve the rapid execution necessary to exploit the market for the Combined Company's business model. The failure to effectively manage any further growth could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Risks Associated with International Operations. Upon completion of the CKS Merger, the Combined Company will have ten offices outside of the United States; however, it will have limited experience in either managing an international network of consulting offices or in marketing services to international clients. The Combined Company expects to incur significant costs to do both. If revenues from international consulting offices are not adequate to offset the expenses of establishing and maintaining international operations and of localizing the Combined Company's marketing programs, the Combined Company's business, results of operations and financial condition could be materially adversely affected. There can be no assurance that the Combined Company will be able to establish and maintain international consulting offices or market its services to international clients. In addition to the uncertainty as to the Combined Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; potentially adverse differences in business customs, practices and norms; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; software piracy; seasonal reductions in business activity; and potentially adverse tax consequences, any of which could adversely affect the Combined Company's international operations. There can be no assurance that one or more of the factors described above will not have a material adverse effect on the Combined Company's future international operations and, consequently, on the Combined Company's business, financial condition, results of operations and prospects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


  Competition; Low Barriers to Entry. The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Combined Company expects competition to persist, intensify and increase in the future. The Combined Company's competitors can be divided into several groups: computer hardware and service vendors such as International Business Machines Corporation ("IBM"), Digital Equipment Corporation ("DEC") and Hewlett-Packard Company ("Hewlett-Packard"); advertising and media agencies such as Ogilvy & Mather, Young & Rubicam, and Foote, Cone & Belding; Internet integrators and Web presence providers such as Agency.com, iXL Holding, Inc. ("iXL"), Organic Online, Inc. ("Organic Online"), Proxicom, Inc. ("Proxicom"), Sapient (which recently announced a business combination with Studio Archetype, a design and branding firm); large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and Electronic Data Systems Corporation ("EDS"); telecommunications companies such as AT&T Corporation ("AT&T") and MCI Communications Group ("MCI"); Internet and online service providers such as America

Online Incorporated ("America Online"), NETCOM On-Line Communications Services Inc. ("ICG Netcom") and UUNet Technologies, Inc. ("UUNet"); and software vendors such as Lotus Development Corporation ("Lotus"), Microsoft Corporation ("Microsoft"), Netscape Communications Corp. ("Netscape"), Novell, Inc. ("Novell") and Oracle Corporation ("Oracle"). Many of the Combined Company's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Combined Company and could decide at any time to increase their resource commitments to the Combined Company's target markets. In addition, the market for Intranet, Extranet and Web site development is relatively new and subject to continuing definition, and, as a result, may better position the Combined Company's competitors to compete in this market as it matures. As a strategic response to changes in the competitive environment, the Combined Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. Competition of the type described above could materially adversely affect the Combined Company's business, results of operations, financial condition and prospects.

  In addition, the Combined Company's ability to maintain its existing client relationships and generate new clients will depend to a significant degree on the quality of its services and its reputation among its clients and potential clients, compared with the quality of services provided by, and the reputations of, the Combined Company's competitors. To the extent the Combined Company loses clients to its competitors because of dissatisfaction with the Combined Company's services or its reputation is adversely affected for any other reason, the Combined Company's business, financial condition, results of operations and prospects could be materially adversely affected.

  There are relatively low barriers to entry into the Combined Company's business. Because professional services firms such as USWeb and CKS Group rely on the skill of their personnel and the quality of their client service, they have no patented technology that would preclude or inhibit competitors from entering their markets. The Combined Company is likely to face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Combined Company, which could have a material adverse effect on its business, financial condition, results of operations and prospects. See "Business--Competition."

  Reliance Upon Key Strategic Relationships. USWeb and CKS Group have established a number of strategic relationships with leading hardware and software companies, including Intel Corporation ("Intel"), Microsoft, SAP America Inc. ("SAP"), Hewlett-Packard, Pandesic LLC ("Pandesic," the Internet company from Intel and SAP), Sun Microsystems, Inc. ("Sun Microsystems"), Reuters Ltd. ("Reuters") and NBC Multimedia, Inc., and with the Interpublic Group of Companies, a leading advertising consortium. The loss of any one of these strategic relationships would deprive the Combined Company of the opportunity to gain early access to leading-edge technology, cooperatively market products with the vendor, cross-sell additional services and gain enhanced access to vendor training and support. Maintenance of the Combined Company's strategic relationships is based primarily on an ongoing mutual business opportunity and a good overall working relationship. The legal contracts associated with these relationships, certain of which are terminable at-will by the parties, would not be sufficient to force the strategic relationship to continue effectively if that were otherwise not in the strategic partner's best interests. In the event that any strategic relationship is terminated, the Combined Company's business, financial condition, results of operations and prospects may be materially adversely affected. See "Business--Strategy" and "--Strategic Relationships."


  Developing Internet Economy, Market for e-Commerce Solutions; Unproven Acceptance of the Combined Company's Complete Media Solutions and Client Outsourcing. A substantial portion of the Combined Company's revenues is expected to be derived from services that depend upon the adoption of Internet solutions by companies to improve their business positioning and processes, and the continued development of the World Wide Web, the Internet and e-commerce. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Moreover, critical issues concerning the use of Internet and e-commerce solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to maintain, manage and operate a business, expand product marketing, improve corporate communications and increase business efficiencies. The adoption of Internet solutions for these purposes, particularly by those individuals and enterprises that have historically relied on traditional means, can be capital intensive and generally requires the acceptance of a new way of conducting business and exchanging information. If critical issues concerning the ability of Internet solutions to improve business positioning and processes are not resolved or if the necessary infrastructure is not developed, the Combined Company's business, financial condition, results of operations and prospects will be materially adversely affected.

  Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development and maintenance of their Web sites to Internet professional services firms. Companies may decide to assign the design, development and implementation of Internet solutions to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or Web sites in-house. If the market for such services does not continue to develop or develops more slowly than expected, or if the Combined Company's services do not achieve market acceptance, its business, results of operations, financial condition and prospects will be materially adversely affected. See "Business--Industry Background" and "--Strategy."

  Volatility of Stock Price. The trading prices of USWeb Common Stock and CKS Group Common Stock have historically been subject to wide fluctuations, due to a variety of factors including announcements regarding financial results, acquisitions, and significant orders. Failure to achieve periodic revenue, earnings and other operating and financial results as forecasted or anticipated by brokerage firms or industry analysts could result in an immediate and adverse effect on the market price of the Combined Company's common stock. The Combined Company may not discover, or be able to confirm, revenue or earnings shortfalls until the end of a quarter, which could result in a greater immediate and adverse effect on the common stock of the Combined Company. In addition, the stock market, which has recently been at or near historic highs, has experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies and that often have been unrelated to the operating performance of such companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Conflicts of Interest. Conflicts of interest are inherent in certain segments of the marketing communications industry, particularly in advertising. CKS Group has in the past, and the Combined Company likely will in the future, be unable to pursue potential advertising and other opportunities because such opportunities will require the Combined Company to provide services to direct competitors of existing CKS Group or USWeb clients. In addition, CKS Group and USWeb risk alienating or straining relationships with existing clients each time CKS Group or USWeb agree to provide services to even indirect competitors of existing CKS Group or USWeb clients. Conflicts of interest may jeopardize the stability of revenues generated from existing clients and preclude access to business prospects, either of which developments could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.


  Rapid Technological Change. The market for Internet professional services and marketing communications services is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render the Combined Company's existing service practices and methodologies obsolete. The Combined Company's success will depend, in part, on its ability to improve its existing services, develop new services and solutions that address the increasingly sophisticated and varied needs of its current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. Failure to do so could result in the loss of existing customers or the inability to attract and retain new customers, either of which developments could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. There can be no assurance that the Combined Company will be successful in responding quickly, cost-effectively and sufficiently to these developments. If the Combined Company is unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, its business, financial condition, results of operations and prospects would be materially adversely affected. See "Business--Strategy" and "--Clients."

  Risks of Fixed-Price Engagements. CKS Group generates a significant portion of its revenues through project fees on a fixed fee for service basis and USWeb intends to increase the percentage of its engagements that are billed on a fixed-price basis, as well as the percentage of revenues derived from fixed-price engagements, as distinguished from USWeb's current principal method of billing on a time and materials basis. Both USWeb and CKS Group assume greater financial risk from fixed-price type contracts than on either time-and-material or cost-reimbursable contracts. The failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose the Combined Company to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on the Combined Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Intellectual Property Risks. Each of USWeb and CKS Group regard their copyrights, trademarks, trade secrets (including their methodologies, practices and tools) and other intellectual property rights as important to the success of the Combined Company. To protect their rights in these various intellectual properties, both USWeb and CKS Group have relied on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with their employees, Affiliates, clients, strategic partners, acquisition targets and others to protect its proprietary rights. USWeb and CKS Group have also registered several of their trademarks in the U.S. and internationally. Effective trademark, copyright and trade secret protection may not be available in every country in which USWeb or CKS Group offer or intend to offer their services. There can be no assurance that the steps taken by USWeb or CKS Group to protect their proprietary rights will be adequate or that third parties will not infringe or misappropriate USWeb's or CKS Group's proprietary rights, or that USWeb or CKS Group will be able to detect unauthorized use and take appropriate steps to enforce their rights. In addition, although USWeb and CKS Group believe that their proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Combined Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources. In addition, patents recently issued to third parties regarding business processes, and the potential for more such patents in the future, may limit the Combined Company's ability to use processes covered by such patents or expose the Combined Company to claims of patent infringement or otherwise require the Combined Company to seek to obtain related licenses. There can be no assurance that such licenses would be available on acceptable terms or at all. The failure to obtain such licenses on acceptable terms could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Potential Liability to Clients. Many of USWeb's and CKS Group's consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of their clients' businesses. The Combined Company's failure or inability to meet a client's expectations in the performance of its services could injure the Combined Company's business reputation or result in a claim for substantial damages against the Combined Company, regardless of its responsibility for such failure. In addition, USWeb and CKS Group possess technologies and content that may include confidential or proprietary client information. Although USWeb and CKS Group have implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim for substantial damages. USWeb and CKS Group have attempted to limit contractually their damages arising from negligent acts, errors, mistakes or omissions in rendering professional services; however there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect the Combined Company from liability for damages. Although USWeb and CKS Group maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Combined Company that are uninsured, exceed available insurance coverage or result in changes to USWeb's or CKS Group's insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect the Combined Company's business, results of operations and financial condition.

  Year 2000 Compliance. Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in the next 15 months, computer systems and software used by many companies, including customers and potential customers of USWeb, may need to be upgraded to comply with such "Year 2000" requirements. USWeb is in the process of conducting an internal review of all systems and contacting all software suppliers to determine major areas of exposure to Year 2000 issues. Although USWeb's core financial and reporting systems have been identified as being Year 2000 compliant due to their recent implementation, a number of applications are not yet Year 2000 compliant. USWeb is in the process of correcting areas of exposure. CKS Group's core financial and reporting systems have also been identified as being Year 2000 compliant, although a number of ancillary applications may not yet be Year 2000 compliant. CKS Group is also conducting an internal review of all systems and contacting software suppliers and is in the process of correcting areas of exposure to Year 2000 issues. CKS Group has not determined an estimate of the costs required to correct non-complying features, if any, and such costs could have a material adverse effect on the Combined Company's business, results of operations and financial condition.



  Although USWeb and CKS Group believe that their internal systems are Year 2000 compliant, failure to provide Year 2000 compliant business solutions to their customers could result in liability to the Combined Company or otherwise have a material adverse effect on the Combined Company's business, results of operations, financial condition and prospects. Furthermore, USWeb and CKS Group believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues as companies expend significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase products and services such as those offered by USWeb or CKS Group, which could result in a material adverse effect on the Combined Company's business, results of operations and financial condition. In the third-party area, each of USWeb and CKS Group has begun contacting its major suppliers. Most of these parties have stated that they intend to be Year 2000 compliant by Year 2000. Any failure of these third parties systems to timely achieve Year 2000 compliance could have a material adverse effect on the business, financial condition, results of operations and prospects of the Combined Company.

  Future Capital Needs; Uncertainty of Additional Financing. USWeb and CKS Group currently anticipate that their available cash resources and credit facilities will be sufficient to meet the Combined Company's presently anticipated working capital and capital expenditure requirements for at least the next 12 months. However, the Combined Company may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities, in which event additional cash might be required earlier. The Combined Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Combined Company's existing and new service offerings and competing technological and market developments. The Combined Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements, particularly as its acquisition strategy matures. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to the Combined Company, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit the Combined Company's operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require the Combined Company to relinquish its rights to certain of its intellectual property or selected business opportunities. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Combined Company will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of the Combined Company's Common Stock. If adequate funds are not available on acceptable terms, the Combined Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  Government Regulation and Legal Uncertainties. USWeb and CKS Group are not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 (the "Telecommunications Act") imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for the Combined Company's services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for the Combined Company's services or increase the cost of doing business or in some other manner have a material adverse effect on the Combined Company's business, financial condition, results of operations or prospects. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for the Combined Company's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Combined Company's business, financial condition, results of operations and prospects.

  Dependence on Key Accounts. CKS Group's five largest clients accounted for 39% and 37% of CKS Group's revenues for the fiscal years ended November 30, 1996 and November 30, 1997, respectively, with fluctuations in the amount of revenue contribution from each such client from quarter to quarter. Audi of America, Inc. and Computer Associates International, Inc., CKS Group's two largest clients during the fiscal year ended November 30, 1997, accounted for approximately 15% and 7% of CKS Group's revenues, respectively, during the period. Since many of CKS Group's clients generally retain CKS Group on a project by project basis, a client from whom CKS Group generates substantial revenue in one period may not be a substantial source of revenue in a subsequent period. For example, of the five largest clients (in terms of fees paid to CKS Group) during the fiscal year ended November 30, 1997, only two were in the top five for the fiscal year ended November 30, 1996. To the extent that any of CKS Group's major clients does not remain a significant source of revenues, there could be a direct and immediate material adverse effect on the Combined Company's business, financial condition, results of operations and prospects. For instance, one of CKS Group's major clients, Barnett Bank, was acquired during the fourth quarter of 1997 and, as a result, substantially reduced its level of spending with CKS Group. This reduction in spending contributed to a significant decline in CKS Group's earnings during that quarter. Historically, CKS Group's typical project has lasted only four to six weeks, and once a project is completed there can be no assurance that a client will engage CKS Group for further services. In addition, CKS Group's clients may unilaterally reduce their use of CKS Group's services or terminate existing projects without penalty. The termination of CKS Group's business relationship with any of its significant clients or a material reduction in the use of CKS Group's services by a significant client may have a material adverse effect on the Combined Company's business, financial condition and operating results.

  Risks of Franchising. USWeb has entered into franchise agreements with certain franchisees (each an "Affiliate"), which manage a number of its consulting offices. While these agreements permit USWeb to terminate the franchise relationship if an Affiliate continues to underperform relative to other Affiliates, such an Affiliate must be given at least 12 months to improve its performance. Consequently, a significantly underperforming Affiliate could adversely affect USWeb's, and correspondingly the Combined Company's, reputation. In addition, a terminated Affiliate may refuse to comply with the terms of the franchise agreement relating to relinquishment of USWeb brands and other USWeb intellectual property or initiate litigation against the Combined Company. The operational autonomy granted to each Affiliate through the franchise structure, together with the absence of certain territorial restrictions on its activities, may inhibit the Combined Company's control over its market presence or enable the Affiliate to compete with company-owned offices for client engagements. Further, despite implementation of contractual safeguards and insurance against such a possibility, the Combined Company may be held by a court to be responsible for some action or liability of an Affiliate. Varying rights and protections under different state laws, lack of control of Affiliate actions, or findings of vicarious liability for Affiliate actions could have a material adverse effect on the Combined Company's business, operating results and financial condition. In addition, if a significant portion of the Affiliates chose not to work cooperatively, or if any significant Affiliate or group of Affiliates were to leave the USWeb network, the network would be correspondingly weaker. Furthermore, although for a period of two years after the end of the Affiliate relationship, the Affiliate and key persons associated with the Affiliate are prohibited from certain activities in competition with the Combined Company and from soliciting the Combined Company employees for alternate employment, enforceability of these restrictions will vary depending on applicable state law. To the extent that the action or inaction of any Affiliate proves deleterious to the reputation associated with the USWeb or the Combined Company brand, the Combined Company's business, results of operations and financial condition could be materially adversely affected.


  Effect of Certain Provisions; Anti-Takeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The board of directors of the Combined Company (the "Combined Company Board") will have the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by its stockholders. The rights of the holders of the common stock of the Combined Company will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Further, certain provisions of Delaware law and the Combined Company's Certificate of Incorporation and Bylaws could delay or impede a merger, tender offer or proxy contest involving the Combined Company. While such provisions are intended to enable the Combined Company Board to maximize stockholder value, they may have the effect of discouraging takeovers which could be in the best interest of certain stockholders. There is no assurance that such provisions will not have an adverse effect on the market value of the common stock of the Combined Company.

  Concentration of Stock Ownership. The present directors, executive officers and their respective affiliates beneficially own a substantial portion, although less than a majority, of the outstanding Common Stock of the Combined Company. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Combined Company. See "Principal Stockholders" and "Description of Capital Stock," "--Effect of Certain Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

  Susceptibility to General Economic Conditions. CKS Group's and USWeb's revenues and results of operations are subject to fluctuations based upon general economic conditions. If there were to be a general economic downturn or a recession in the United States, then the Combined Company expects that business enterprises, including its clients and potential clients, likely will substantially and immediately reduce their budgets. Because certain of CKS Group's and USWeb's largest clients have substantial overseas operations, their budgets may also be adversely affected by economic conditions in overseas markets, including the recent volatility in Asian and Russian economies and Asian and Russian currency and securities markets. In the event of such an economic downturn, the Combined Company's business, financial condition, results of operations and prospects would not be materially and adversely affected.

                          FORWARD LOOKING STATEMENTS

  This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the "safe harbor" created by those sections. These forward-looking statements include, but are not limited to, statements concerning the Company's strategy, mission, acquisition program, opportunities and goals and the potential development of the market for Intranet, Extranet and Web site solutions and services. Any statements contained herein (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "estimates," "potential," or "opportunity" or other variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact should be considered forward-looking statements.


  These forward-looking statements may be found in the "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements not specifically set forth above may also be found in these and other sections of this Prospectus. Actual results could differ materially and adversely from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus. See "Risk Factors."

  The Company makes no express or implied representation or warranty as to the attainability of the projected or estimated financial information referenced or set forth herein as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Projections or estimations of USWeb's future performance are necessarily subject to a high degree of uncertainty and may vary materially and adversely from actual results. Reference is made to the particular discussions set forth under "Risk Factors" and "USWeb Management's Discussion and Analysis of Financial Conditions and Results of Operations."

                                USE OF PROCEEDS

  This Prospectus relates to shares of Common Stock that the Company may issue from time to time in connection with proposed acquisitions by the Company or one or more of its subsidiaries. The Company will not receive any proceeds from these offerings other than the value of the businesses or properties acquired by the Company or one or more of its subsidiaries in the proposed acquisitions.

                              MARKET INFORMATION

  The Company's Common Stock is traded on the Nasdaq National Market under the symbol "USWB." The Company has reserved with the Nasdaq National Market the symbol "RVNT" to be used upon the closing of the merger with CKS Group. Prior to the completion of the Company's initial public offering on December 5, 1997, there had been no established trading market for the Common Stock. The Company's Common Stock was first offered to the public at a price of $7.50 per share. The last reported sales price by the Nasdaq National Market for the Company's Common Stock on September 28, 1998, was $12.38.

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to finance the growth and development of its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends in the future will be at the discretion of the Board of Directors and subject to certain limitations under the Delaware General Corporation Law and will depend upon factors such as the Company's earnings levels, capital requirements, financial condition and other factors deemed relevant by the Board of Directors. There can be no assurance that the Company will pay any dividends in the future.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1998 (i) on an actual basis, and (ii) pro forma to reflect the acquisitions by the Company of Tucker Network Technologies, Inc. and Metrix Communications, Inc. and the probable acquisition by the Company of CKS Group, Inc. This table should be read in conjunction with the Consolidated Financial Statements and Unaudited Pro Forma Combined Financial Information and Notes thereto included elsewhere in this Prospectus.

                                                             JUNE 30, 1998
                                                           -------------------
                                                            ACTUAL   PRO FORMA
                                                           --------  ---------
                                                             (IN THOUSANDS)
Lease obligations, long-term portion...................... $  1,177  $   1,942
Stockholders' equity:
  Preferred Stock, $.001 par value, 1,000,000 shares
   authorized; no shares issued and outstanding...........      --         --
  Common Stock, $.001 par value, 100,000,000 shares
   authorized actual; 200,000,000 shares authorized pro
   forma; 42,698,649 shares issued and outstanding actual;
   67,071,420 shares issued and outstanding pro forma(1)..       39         77
  Additional paid-in capital..............................  378,934    483,337
  Accumulated deficit..................................... (149,374)  (151,737)
                                                           --------  ---------
    Total stockholders' equity............................  229,599    331,677
                                                           --------  ---------
      Total capitalization................................ $230,776  $ 333,619
                                                           ========  =========

---------------------

(1) Excludes, as of June 30, 1998, (i) 27,600,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 13,672,691 shares were issuable upon exercise of outstanding options at a weighted average exercise price of $12.37 per share, (ii) the assumption of 4,845,216 outstanding options, related to the Company's acquisition of CKS Group, Inc. as adjusted for the 1.5-to-1 exchange ratio, at a weighted average exercise price of $9.80 per share, (iii) 2,728,971 shares of Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $19.57 per share, (iv) 333,333 shares of Common Stock reserved for issuance under the Company's Affiliate Warrant Program, of which 303,505 shares were issuable upon exercise of outstanding warrants at a weighted average exercise price of $2.34 per share, (v) 3,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Employee Stock Purchase Plan, of which 168,202 shares have been issued to date, and (vi) additional shares of Common Stock that are considered probable of issuance as stock bonuses and acquisition purchase price adjustments. See "Risk Factors--Dilution," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms," "Business--Consulting Office Network Development," "Management--Employee Benefit Plans" and Notes 1, 9 and 10 to Consolidated Financial Statements.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere herein. The statement of operations data set forth below with respect to the years ended December 31, 1996 and 1997 and the balance sheet data at December 31, 1996 and 1997 are derived from, and are qualified by reference to, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected consolidated financial data for the six months ended June 30, 1997 and 1998, are derived from unaudited financial statements prepared by the Company and include all adjustments, consisting only of normal recurring adjustments, which the Company believes are necessary for a fair presentation of the Company's results of operations for those periods. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The unaudited pro forma combined statement of operations data for the year ended December 31, 1997 and the six months ended June 30, 1998, reflect the effects of the acquisitions of XCom Corporation, Cosmix Corporation, Fetch Interactive, Inc., NewLink Corporation, InterNetOffice, LLC, NetWORKERS Corporation, Infopreneurs Inc., Netphaz Corporation, Electronic Images, Inc., Multimedia Marketing & Design Inc., KandH, Inc., DreamMedia, Inc., Internet Cybernautics, Inc., Synergetix Systems Integration, Inc., Online Marketing Company, Zendatta, Inc., W3-design, USWeb-Apex, Inc., Reach Networks, Inc., InnoMate Online Marketing GmbH, Utopia Inc., Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., Nutley Systems, Inc. (nSET), USWeb San Jose, Gray Peak Technologies, Inc., Advanced Video Communications, Tucker Network Technologies, and Metrix Communications, Inc., and the probable acquisition of CKS Group, Inc., as if each of the acquisitions had occurred on January 1, 1997. The unaudited pro forma balance sheet data reflects the acquisition of Tucker Network Technologies, Inc. and Metrix Communciations, Inc., which occurred subsequent to June 30, 1998, and the probable acquisition of CKS Group, Inc., as if such acquisitions occurred on June 30, 1998. All intercompany transactions have been eliminated in consolidation.

                                      HISTORICAL                         PRO FORMA
                          --------------------------------------  -----------------------
                                                 SIX MONTHS
                             YEAR ENDED             ENDED                      SIX MONTHS
                            DECEMBER 31,          JUNE 30,         YEAR ENDED    ENDED
                          ------------------  ------------------  DECEMBER 31,  JUNE 30,
                            1996      1997      1997      1998      1997 (2)    1998 (3)
                          --------  --------  --------  --------  ------------ ----------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA (1):
Revenues:
 Services...............  $    --   $ 18,366  $  2,245  $ 38,698   $ 165,914    $110,440
 Other..................     1,820       912       694       370         403         370
                          --------  --------  --------  --------   ---------    --------
  Total revenues (4)....     1,820    19,278     2,939    39,068     166,317     110,810
                          --------  --------  --------  --------   ---------    --------
Cost of revenues:
 Services...............       --     13,468     2,170    25,138     107,375      71,206
 Other..................       208     1,294       211       388       1,294         388
 Stock compensation (5).       --      2,420       347     5,257      14,392       7,196
                          --------  --------  --------  --------   ---------    --------
  Total cost of reve-
   nues.................       208    17,182     2,728    30,783     123,061      78,790
                          --------  --------  --------  --------   ---------    --------
Gross profit............     1,612     2,096       211     8,285      43,256      32,020
                          --------  --------  --------  --------   ---------    --------
Operating expenses:
 Marketing, sales and
  support ..............    12,764    20,672     8,335    10,971      34,963      16,277
 General and administra-
  tive..................     2,813    10,271     3,762     9,349      41,167      24,891
 Acquired in-process
  technology (5)........       --      9,472     2,848    22,612      34,980         --
 Stock compensation (5).       --      6,698       948    22,384      26,464      25,800
 Amortization of intan-
  gible assets (5) .....       --      9,476     1,578    21,428     102,317      38,168
                          --------  --------  --------  --------   ---------    --------
  Total operating ex-
   penses...............    15,577    56,589    17,471    86,744     239,891     105,136
                          --------  --------  --------  --------   ---------    --------
Loss from operations....   (13,965)  (54,493)  (17,260)  (78,459)   (196,635)    (73,116)
Interest income.........       215       233        65     1,432       2,528       2,704
Interest expense........       (58)      (76)      (48)     (203)     (1,080)       (780)
Impairment of investee
 carried at cost .......       --     (4,000)   (4,000)      --       (4,000)        --
                          --------  --------  --------  --------   ---------    --------
Loss before income tax-
 es.....................  $(13,808) $(58,336) $(21,243) $(77,230)  $(199,187)   $(71,192)
Provision for income
 taxes (6)..............       --        --        --        --        5,635       2,885
                          --------  --------  --------  --------   ---------    --------
Net loss (6)............  $(13,808) $(58,336) $(21,243) $(77,230)  $(204,822)   $(74,077)
                          ========  ========  ========  ========   =========    ========
Net loss per share:
 Basic and diluted
  (6)(7)(8).............  $ (10.35) $  (7.98) $  (5.74) $  (2.45)  $   (5.12)   $  (1.10)
                          ========  ========  ========  ========   =========    ========
 Weighted average shares
  outstanding (7)(8)....     1,334     7,312     3,701    31,580      39,994      67,581
                          ========  ========  ========  ========   =========    ========

                                                                         PRO
                                                   HISTORICAL           FORMA
                                            -------------------------- --------
                                              DECEMBER 31,
                                            ----------------- JUNE 30, JUNE 30,
                                              1996     1997     1998   1998(9)
                                            --------  ------- -------- --------
                                                      (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA(10):
Cash, cash equivalents and short-term in-
 vestments................................. $  3,220  $44,145 $ 61,812 $101,754
Working capital............................       73   40,516   59,056   95,845
Total assets...............................    7,482   79,250  259,866  423,058
Debt and lease obligations, long-term por-
 tion......................................      436      372    1,177    1,942
Mandatorily Redeemable Convertible Pre-
 ferred Stock..............................   16,200      --       --       --
Stockholders' equity (deficit).............  (12,492)  66,689  229,599  331,677

-------------------

 (1) The Company was incorporated on December 6, 1995 and had insignificant activities from inception through December 31, 1995, which have been included in the 1996 financial statements to facilitate presentation.


 (2) Includes CKS Group results for the years ended November 30, 1997.

 (3) Includes CKS Group results for the six-month period ended May 31 1998.

 (4) Pro forma combined revenue reflects a reclassification of CKS Group's historical revenues which nets certain production revenues and related costs to conform to USWeb's accounting policies and basis of presentation. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $38.6 million and $17.7 million for the year ended December 31, 1997 and the six months ended June 30, 1998. See Note 2 of Notes to Unaudited Pro Forma Combined Financial Information.

 (5) Non-cash acquisition-related charges incurred as a result of the Company's acquisition program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 1 and 9 to Consolidated Financial Statements.

 (6) Pro forma net loss and pro forma net loss per share gives effect to the pro forma tax provision recorded to present CKS Group's acquisition of a partnership in January 1997, accounted for as a pooling of interests, as if the partnership had been a C corporation fully subject to income taxes. See Note 3 of Notes to Unaudited Pro Forma Combined Financial Information.

 (7) See Note 2 of Notes to Consolidated Financial Statements for a description of per share computation and weighted average shares outstanding computation.

 (8) See Note 4 of Notes to Unaudited Pro Forma Combined Financial Information for description of per share computation and weighted average shares outstanding computation.

 (9) Includes CKS Group consolidated balance sheet data as of May 31, 1998.

(10) It is anticipated that USWeb will incur charges to operations related to the CKS Merger currently estimated to be $18.0 million, principally in the quarter in which the CKS Merger is consummated. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined balance sheet data, but is not reflected in the unaudited pro forma combined statement of operations data. This charge is a preliminary estimate only and is subject to change.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data," "Pro Forma Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and the Company's Consolidated Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions, as well as financial trends. The cautionary statements made in Management's Discussion and Analysis of Financial Condition and Results of Operations should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include those discussed in "Risk Factors," as well as those discussed elsewhere herein.

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. The Company has built a network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include: strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; e-commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; maintenance and support; integration; audience development; and maintenance. The Company markets its services to medium-sized and large companies.

  From December 6, 1995 (inception) to March 31, 1997, the Company's operating activities related primarily to recruiting personnel, raising capital, preparing and securing approval of its Uniform Franchise Offering Circular and conducting business as a franchisor of Internet professional services firms. Each such firm that entered into a franchise agreement with USWeb was designated an "Affiliate." In March 1997, the Company entered into its last Affiliate agreement and does not expect to enter into any additional Affiliate agreements. In the first quarter of 1997, the Company initiated the second phase of its corporate development strategy and began to acquire Internet professional services firms, starting with certain qualified Affiliates. To date, the Company has derived its revenues from a combination of service revenues generated by its Company-owned offices and fees paid by its Affiliates. Revenues from Company-owned offices, represented approximately 99% of total Company revenues for the six months ended June 30, 1998. This transition in business strategy from a franchising model to one based on Company-owned operations accounts for the primary differences in the results of operations between the six months ended June 30, 1998 and 1997. In addition, because of this transition in business strategy, the Company believes that its historical financial statements for periods ending on or before March 31, 1997 are not be indicative of future operating results.

  The Company has only a limited operating history upon which to base an evaluation of its business and prospects. The Company and its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving markets such as Internet professional services. Such risks for the Company include, but are not limited to, an evolving business model and the management of both internal and acquisition-based growth. To address these risks, the Company must, among other things, continue to expand its network of consulting offices, continue to develop the strength and quality of its operations, maximize the value delivered to clients, enhance USWeb brands, respond to competitive developments and continue to attract, retain and motivate qualified employees. There can be no assurance that the Company will be successful in meeting these challenges and addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. The Company has incurred net losses since inception, and as of June 30, 1998 had an accumulated deficit of $149.4 million. Although the Company has experienced revenue growth in recent months, such growth rates may not be sustainable or indicative of future operating results. The Company expects to continue to incur substantial operating losses through at least 1998, and there can be no assurance that the Company will achieve or sustain profitability. See "Risk Factors--Limited Operating History; Accumulated Deficit" and "--Risks Related to the Combined Company, USWeb and CKS Group--Limited Operating History; Accumulated Deficit."

RECENT EVENTS

  The Company filed a Registration Statement on Form S-1 (Registration No. 333-36827) and registered 5,000,000 shares of the Company's Common Stock plus an additional 750,500 shares of the Company's Common Stock solely to cover over-allotments that were issued on December 5, 1997 in connection with the Company's initial public offering. The Company also filed another Registration Statement on Form S-1 (Registration No. 333-46821), and on April 7, 1998, completed a follow-on offering whereby 1,581,216 and 5,261,284 shares of Common Stock were sold by the Company and existing stockholders, respectively. Net proceeds to the Company from the follow-on offering aggregated approximately $32.3 million, after underwriting discounts and commissions and related expenses. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 Common Stock options and 56,547 Common Stock warrants. Net proceeds to the Company from the exercise of stock options and common stock warrants aggregated approximately $2.7 million. At the Company's 1998 Annual Meeting of Stockholders, its stockholders approved amendments to the 1996 Equity Compensation Plan, the 1997 Acquisition Stock Option Plan and the 1997 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under each of the respective plans by 5,000,000 shares, 10,000,000 shares and 2,000,000 shares. The Company has filed a Registration Statement on Form S-4 (Registration No. 333-63323) in connection with the proposed merger with CKS Group whereby the Company's stockholders are asked, among other things, to approve an increase in the number of authorized shares of Common Stock by 100,000,000 shares and to approve the merger with CKS Group, which may result in the issuance of up to 24,954,011 shares of the Company's Common Stock. The Company also authorized a stock repurchase of the Company's Common Stock in the open market of up to the lesser of 1,000,000 shares or $15,000,000 during late 1998 and early 1999.

ACQUISITION OF INTERNET PROFESSIONAL SERVICES FIRMS

  The Company began to acquire selected Internet professional services firms in the first quarter of 1997. The Company transitioned from a franchise-based business model to one based on Company-owned operations to provide greater economies of scale, enable the consulting offices to focus on providing Internet professional services and facilitate their growth by furnishing needed working capital. See Note 1 to Consolidated Financial Statements.

  The Company has completed 33 acquisitions to date and anticipates moderating the pace of its acquisition program and focusing on strategic and international acquisitions. The Company typically determines the purchase price of each acquisition candidate based on strategic fit, geographic coverage, historical revenues, profitability, financial condition and contract backlog, and the Company's qualitative evaluation of the candidate's management team, operational scalability and customer base. The Company typically acquires suitable candidates through mergers in exchange for shares of USWeb Common Stock. Generally with respect to past domestic acquisitions, at least fifty percent of the shares to be issued are deposited into a one-year escrow and the remaining shares are delivered to the acquired company's shareholders. The acquired company is valued again, typically at each of six and twelve months after acquisition, and additional shares are issued or escrowed shares are returned depending on whether the valuation has increased or decreased. After all such purchase price adjustments have been made, all shares remaining in escrow are issued to the acquired company's shareholders. The Company expects to continue using this valuation and payment methodology for future acquisitions; however, in certain situations the Company may use other methodologies as appropriate. The Company's acquisition program will result in further substantial ownership dilution to investors participating in this offering. See "Risk Factors--Dilution," "--Risks Related to the Combined Company, USWeb and CKS Group--Dilution, Earnings and Growth" and Note 1 to Consolidated Financial Statements.

  The acquisitions have been accounted for using the purchase method of accounting. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. Identifiable intangible assets include both (i) amounts allocated to in-process technology and immediately charged to operations, (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months, and (iii) amounts allocated to workforce in place and amortized on a straight-line basis over the estimated useful life of forty-two months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed is allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which ranges from one to three years. The results of operations of the acquired entity are consolidated with those of the Company as of the date the Company acquires effective control of the entity, which generally occurs prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. The CKS Merger is expected to be accounted for on a pooling-of-interests basis.

  Target company employees and non-employee shareholders that enter into consulting agreements are generally granted options to purchase shares of the Company's Common Stock, which typically become exercisable over a 36-month period. All options have an exercise price per share equal to at least the fair market value of a share of USWeb Common Stock on the date of grant. Additional options generally are granted at the revaluation dates if the target company's formula-based valuation increases. In most cases, each optionee is also given the right to receive a stock bonus at the time an option is granted. The stock bonus vests at the same rate as the corresponding option and is equal in value to the aggregate exercise price of this option. The stock bonus is payable at the earlier of three years from the date of grant or, to the extent vested, upon termination of employment. The stock bonus amount is amortized ratably over a 36-month period and recorded as compensation expense. This charge is identified as "Stock Compensation" and allocated to cost of revenues or operating expenses depending on whether the optionee is acting in a service delivery or administrative capacity.

  As a result of both the purchase accounting adjustments and the stock compensation charges described above, the Company has incurred significant non-cash expenses related to its acquisitions. For example, for the six-month period ended June 30, 1998, stock compensation expense included in cost of revenues totaled $5.3 million, stock compensation expense included in operating expenses totaled $9.8 million (net of the $12.6 million associated with warrants issued to NBC Multimedia, Inc. ("NBC"); see "Results of Operations--Stock Compensation") and amortization of intangible assets totaled $21.4 million, all of which were related to the acquisition of the 31 Company-owned offices completed since the Company's inception. In addition, the Company has recognized an aggregate cost of $22.6 million for acquired in-process technology related to the 12 acquisitions during the six-month period ended June 30, 1998. The Company expects these acquisition-related non-cash expenses to increase as it continues its acquisition program.

  To capitalize on the growth opportunities for a newly acquired consulting office, the Company generally hires a number of additional Internet professionals during the three-month period following the office's integration into the USWeb network. The capacity utilization rates of these new employees are initially not as high as those of seasoned employees because of the time spent on training and professional development. Consequently, the Company expects that the cost of service revenues as a percentage of service revenues of an integrated office will generally increase during the first three months following such integration. The Company believes that this investment in training and professional development will contribute to its ability to meet its growth targets.

  As of June 30, 1998, the Company had issued an aggregate of 5,324,943 shares of Common Stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-38351) of which this Prospectus is a part. The 5,324,943 shares of Common Stock were issued in connection with the acquisitions of Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., USWeb San Jose, Nutley Systems, Inc. ("nSET") and Gray Peak Technologies, Inc. See "Pro Forma Consolidated Financial Information-- Overview." The total number of shares the Company has issued and expects to issue in connection with the above-mentioned acquisitions and pending acquisitions is not necessarily indicative of the total number of shares that will be issued in connection with such acquisitions because each of the acquired companies is usually valued again, typically at each of six and twelve months after each acquisition, and additional shares are issued or escrowed shares are returned, depending on whether the valuation has increased or decreased.

  The successful implementation of the Company's acquisition strategy depends on the Company's ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of the Company. There can be no assurance that the Company will be able to do so. Moreover, in pursuing acquisitions the Company may compete with companies with similar acquisition strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on the Company's reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Client satisfaction or performance problems with an acquired firm could also have a material adverse impact on the reputation of the Company as a whole, and any acquired subsidiary could significantly under-perform relative to the Company's expectations. For all of these reasons, the Company's pursuit of an overall acquisition strategy or any individual completed, pending or future acquisition may have a material adverse effect on the Company's business, results of operations and financial condition. To the extent the Company chooses to use cash consideration in the future to pay for all or part of any acquisitions, the Company may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to Acquisitions," "--Future Capital Needs; Uncertainty of Additional Financing," "--Risks Related to the Combined Company, USWeb and CKS Group-- Risks Related to Future Acquisitions" and Note 1 to Consolidated Financial Statements.

SOURCES OF REVENUES

  The Company consolidates the financial statements of acquired entities beginning on the date the Company assumes effective control of those entities. Revenues primarily consist of fees from consulting services engagements (including both time-and-materials and fixed-price engagements). The services offered by the Company include strategy consulting; analysis and design; project management; Intranet, Extranet and Web site design; e-commerce business systems; application development; technology integration; graphic design and user interface; online marketing and brand development; deployment and hosting; and maintenance and support. Revenues from time-and-material engagements are recognized as incurred and revenues from fixed-price engagements are recognized on a percentage-of-completion basis. Billable rates vary by the service provided and geographical region. Although a majority of engagements are currently performed on a time and materials basis, the Company intends to increase the percentage of its engagements that are based on a fixed-price. The pricing, management and execution of individual engagements are the responsibility of the consulting office that performs or coordinates the services.

  The Company operated under its Affiliate model from December 1995 (inception) through the first quarter of 1997. During that period, revenues were derived almost exclusively from initial fees and monthly royalties from Affiliates. Initial fees were typically recognized when received because all obligations required of USWeb by the Affiliate agreement were substantially performed concurrently with the execution of the agreement. Monthly royalty revenue is recognized as reported by the Affiliate to USWeb. In the first quarter of 1997, USWeb ended its program for attracting new Affiliates and initiated the acquisition phase of its corporate development strategy. During the six months ended June 30, 1998, revenues from Affiliates were insignificant.



COST STRUCTURE

  Consulting offices owned by the Company recognize revenues primarily using the percentage-of-completion method. Direct costs, such as personnel salaries and benefits and the cost of any third-party hardware or software included in an Internet solution, and related overhead expenses, such as depreciation and occupancy charges, associated with the generation of the revenues are classified as cost of revenues. The technology, sales, marketing and administrative costs of each Company-owned office are classified as operating expenses. Corporate expenses are primarily classified as operating expenses. Marketing, sales and support expenses include product and service research, advertising, brand name promotions and lead-generation activities, as well as the salary and benefits costs of the personnel in these functions. General and administrative expenses include accounting, legal and human resources costs.

RESULTS OF OPERATIONS

  YEARS ENDED DECEMBER 31, 1997 AND 1996

  Revenues. Total revenues increased to $19.3 million for the year ended December 31, 1997 from $1.8 million for the year ended December 31, 1996. This increase was primarily attributable to the Company beginning its acquisition program in the first quarter of 1997. No service revenues were recorded for the year ended December 31, 1996 because during this period the Company did not have any Company-owned offices and instead derived its revenues from initial fees and monthly royalties from Affiliates. The Company anticipates that revenues will be impacted in future periods as a result of internal growth and as a result of acquisitions of additional Internet professional service firms.

  Cost of Revenues. Cost of revenues increased to $17.2 million for the year ended December 31, 1997 from $208,000 for the year ended December 31, 1996. The increase in cost of revenues was primarily attributable to the cost of revenues associated with Company-owned offices subsequent to their respective acquisition dates. The Company anticipates that cost of revenues will increase in absolute dollars as service fees generated by the Company-owned offices and the level of services increases, and as a result of acquisitions of additional Internet professional service firms.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $20.7 million for the year ended December 31, 1997 from $12.8 million for the year ended December 31, 1996. This increase was primarily attributable to USWeb branding campaigns, increases in personnel to support the growth in the Company's operations and the consolidation of the results of operations of Internet professional services firms with those of the Company throughout 1997. In addition, during December 1997, the Company recognized a non-cash charge of $1.3 million associated with the discounted sale of Common Stock to Intel Corporation. The Company anticipates that marketing, sales and support expenses will increase in future periods in absolute dollars as it continues to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $10.3 million for the year ended December 31, 1997, from $2.8 million for the year ended December 31, 1996. This increase was primarily attributable to a non-cash compensation charge of $1.1 million during the quarter ended September 30, 1997, related to the Company's decision to end its program for attracting new Affiliates and increases in personnel to support the internal growth in the Company's operations and the consolidation of the results of operations of acquired Internet professional services firms with those of the Company throughout 1997. The Company believes that the absolute dollar level of general and administrative expenses will increase in future periods, as a result of increased staffing, fees for professional services, and costs associated with acquiring and consolidating the results of Internet professional service firms with those of the Company.

  Acquired In-Process Technology. The Company recognized the cost of acquired in-process technology totaling $9.5 million during the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996, because the Company did not acquire any entities during such period. The acquired in-process technology had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. The Company anticipates that acquired in-process technology expenses will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms with in-process technology.

  Stock Compensation. Stock compensation expense relating to stock bonus awards to employees of acquired entities totaled $6.7 million for the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996 because the Company did not acquire any entities during such period. The Company anticipates that stock compensation expense will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology and goodwill, was $9.5 million for the year ended December 31, 1997. The Company did not record any such expenses for the year ended December 31, 1996 because the Company did not acquire any entities during such period. The Company anticipates that costs related to the amortization of intangible assets will increase in future periods in absolute dollars as it continues to acquire Internet professional service firms.

  Impairment of Investee. During June 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in Utopia Inc., an independent Internet consulting firm. In assessing the level of impairment, the Company considered the entity's current financial position, recent operating performance and the likelihood of recovery of some or all of its investment in the event of liquidation, sale or merger.

  Income Taxes. No provision for federal and state income taxes was recorded for either of the years ended December 31, 1997 and 1996 because the Company incurred net operating losses in each of those periods.

  Net Loss. Net losses for the years ended December 31, 1997 and 1996 were $58.3 million and $13.8 million, respectively. The increase in the net loss was primarily attributable to increases in marketing, sales and support expenditures, approximately $28.1 million of non-cash charges associated with the Company's acquisition program and a $4.0 million impairment charge relating to an investee carried at cost.

  SIX MONTHS ENDED JUNE 30, 1998 AND 1997

  Revenues. Total revenues increased to $39.1 million for the six months ended June 30, 1998, from $2.9 million for the six months ended June 30, 1997. This increase was attributable to the increased number and relative size of client engagements combined with the Company's acquisition program, which began in the first quarter of 1997. The Company had completed thirty-one acquisitions as of June 30, 1998 compared to eight as of June 30, 1997.

  Cost of Revenues. Cost of revenues increased to $30.8 million for the six months ended June 30, 1998, from $2.7 million for the six months ended June 30, 1997. The increase in cost of revenues was primarily attributable to the increased staffing for engagements combined with the cost of revenues associated with acquired companies subsequent to their respective acquisition dates. As a percentage of revenues, cost of revenues decreased to 79% for the six months ended June 30, 1998, from 93% for the corresponding period in 1997. This decrease resulted from the further integration of the Company's acquisitions, many of which were fully integrated as of June 30, 1998. Included in cost of revenues for the six months ended June 30, 1998 are non-cash charges aggregating $6.8 million, which include stock compensation resulting from the Company's acquisition program and depreciation and amortization of fixed assets and leasehold improvements. The Company anticipates that cost of revenues will increase in absolute dollars as a result of acquisitions of additional Internet professional service firms and as Company-owned offices accept additional engagements.

  Marketing, Sales and Support Expenses. Marketing, sales and support expenses increased to $11.0 million for the six months ended June 30, 1998, from $8.3 million for the six months ended June 30, 1997. This increase was primarily attributable to the Company's branding campaigns, increases in personnel to support the growth in the Company's operations and the consolidation of the results of operations of additional Internet professional services firms with those of the Company during each period. As a percentage of revenues, marketing, sales and support expenses decreased to 28% of revenues for the six months ended June 30, 1998, compared to 284% for the corresponding period in 1997. This decrease resulted primarily from increased revenue and economies of scale. Included in marketing, sales and support expenses for the six months ended June 30, 1998 are non-cash charges aggregating $154,000 related to depreciation and amortization of fixed assets and leasehold improvements. USWeb anticipates that marketing, sales and support expenses will increase in future periods in absolute dollars as it continues to pursue an aggressive brand building strategy and continues to acquire and consolidate the results of additional Internet professional service firms.

  General and Administrative Expenses. General and administrative expenses increased to $9.3 million for the six months ended June 30, 1998, from $3.8 million for the six months ended June 30, 1997. This increase was primarily attributable to increases in personnel to support the internal growth in the Company's operations and the consolidation of the operations of acquired Internet professional services firms with those of the Company during each period. As a percentage of revenues, general and administrative expenses decreased to 24% of revenues for the six months ended June 30, 1998, compared to 128% for the corresponding period in 1997. This decrease resulted primarily from increased revenue and economies of scale. Included in general and administrative expenses for the six months ended June 30, 1998 are non-cash charges aggregating $219,000 related to depreciation and amortization of fixed assets and leasehold improvements. The Company believes that the absolute dollar level of general and administrative expenses will increase in future periods as a result of increased staffing and costs associated with acquiring and consolidating the results of additional Internet professional service firms.

  Acquired In-Process Technology. Acquired in-process technology increased to $22.6 million for the six months ended June 30, 1998, from $2.8 million for the six months ended June 30, 1997. This increase resulted from the number and relative size of acquisitions completed in the six months ended June 30, 1998, compared to the corresponding period in 1997. The value of the acquired in-process technology was determined using a combination of risk-adjusted income approaches and independent valuations. The acquired in-process technology related to each company had not reached the stage of technological feasibility at the date of acquisition and had no alternative future use. The Company anticipates that acquired in-process technology expenses in future periods will vary in absolute dollars and as a percentage of revenues.

  Stock Compensation. Stock compensation expense increased to $22.4 million for the six months ended June 30, 1998, from $948,000 for the six months ended June 30, 1997. Included in stock compensation are the value of warrants granted to NBC in connection with a strategic relationship (see Note 12 of Notes to Consolidated Financial Statements) as well as costs relating to stock bonus awards to employees of acquired entities. The increase in stock compensation expense for the six months ended June 30, 1998, as compared to the corresponding period in 1997, resulted from the value of the warrants associated with the NBC agreement, as well as the increased number and relative size of the Company's various acquisitions. The Company anticipates that stock compensation expense will vary in future periods.

  Amortization of Intangible Assets. Amortization of intangible assets, consisting primarily of purchased technology, workforce in place, and goodwill, increased to $21.4 million for the six months ended June 30, 1998, from $1.6 million for the six months ended June 30, 1997. This increase resulted from the increased number and relative size of the Company's acquisitions completed prior to June 30, 1998. The Company anticipates that expenses related to the amortization of intangible assets will increase in future periods in absolute dollars as it continues to acquire additional Internet professional service firms.

  Interest Income and Expense. Net interest income increased to $1.2 million for the six months ended June 30, 1998, from $17,000 for the six months ended June 30, 1997. This increase resulted from interest earned on the investment of the net proceeds of the Company's public equity offerings completed in December 1997 and April 1998, offset by interest expense incurred on the Company's debt and lease obligations.

  Income Taxes. No provision for federal and state income taxes was recorded for the six months ended June 30, 1998 and 1997 because the Company incurred net operating losses in each of those periods.

  Impairment of Investee. During June 1997, the Company recognized an impairment provision totaling $4.0 million, representing the total amount of its cost basis investment in Utopia, Inc., an independent Internet consulting firm.

  Net Loss. Net losses for the six months ended June 30, 1998 and 1997 were $77.2 million and $21.2 million, respectively. The increase in the net loss was primarily attributable to non-cash charges of $73.5 million for the six months ended June 30, 1998, the majority of which resulted from the Company's acquisition program, compared to non-cash charges of $6.1 million for the six months ended June 30, 1997.

FACTORS AFFECTING OPERATING RESULTS

  The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of demand for Intranet, Extranet and Web site development; the productivity of the Company's consulting offices; the Company's success in finding and acquiring suitable acquisition candidates; the Company's ability to attract and retain personnel with the necessary strategic, technical and creative skills required to service clients effectively; the cost of advertising and related media; the amount and timing of expenditures by USWeb clients for Internet professional services; client budgetary cycles; the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations; the introduction of new products or services by the Company or its competitors; pricing changes in the industry; technical difficulties with respect to the use of the Internet; economic conditions specific to Internet technology usage; and general economic conditions. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on the Company's business, results of operations and financial condition. The Company may also experience seasonality in its business in the future, resulting in diminished revenues to the Company as a consequence of decreased demand for Internet professional services during summer and year-end vacation and holiday periods. Due to all of the foregoing factors, in future periods the Company's operating results may fall below the expectations of securities analysts and investors. In such event, the trading price of the Company's Common Stock would likely be materially and adversely affected. See "Risk Factors--Potential Fluctuations in Quarterly Results" and "--Risks Related to the Combined Company, USWeb and CKS Group--Fluctuations in Quarterly Operating Results and Margins; Seasonality of Business."

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of SFAS No. 131 is required for fiscal years beginning after December 15, 1997. SFAS No. 131 requires that companies report separately in their financial statements certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 131 to have any impact on the Company's consolidated financial results and is currently assessing the disclosure requirements of the new pronouncement.

  The Company complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current fair market value of the Company's Common Stock into the option valuation model. Compensation expenses associated with such non-employee stock options granted to date have not been significant.

  The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income" in the quarter ended March 31, 1998. SFAS No. 130 requires the Company to report in their financial statements, in addition to its net income (loss), comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. During the six months ended June 30, 1998, such items were not significant, and the Company's comprehensive loss approximated its net loss.

  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance for determining whether computer software is internal-use software and on accounting for the proceeds of computer software originally developed or obtained for internal use and then subsequently sold to the public. It also provides guidance on capitalization of the costs incurred for computer software developed or obtained for internal use. The Company has not yet determined the impact, if any, of adopting SOP 98-1, which will be effective for the Company's year ending December 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

  The Company invests predominantly in instruments that are highly liquid, are of high-quality investment grade, and have maturities of less than one year, with the intent to make such funds readily available for operating purposes. At June 30, 1998, the Company had approximately $61.8 million in cash, cash equivalents and short-term investments compared to $44.1 million at December 31, 1997.

  Cash used in operating activities was $17.3 million for the six months ended June 30, 1998, and was primarily due to the net loss of $77.2 million, offset by non-cash charges of $73.7 million (which includes stock compensation, acquired in-process technology, amortization of intangible assets, and depreciation and amortization of fixed assets and leasehold improvements), and an increase in accounts receivable of $10.0 million resulting from an increase in the number and size of engagements being entered into. Cash used in operating activities was $8.8 million for the six months ended June 30, 1997, and was primarily due to the net loss of $21.2 million, offset by non-cash charges of $6.1 million, an impairment provision of $4.0 million, representing the cost basis in Utopia, Inc., and an increase in accrued liabilities of $2.0 million primarily for financing costs related to the issuance of Mandatorily Redeemable Convertible Preferred Stock.

  Cash used in investing activities was $47.5 million for the six months June 30, 1998. Purchases (net of sales and maturities) of investments in marketable securities during the period were $46.3 million and capital expenditures totaled $3.1 million. Capital expenditures have generally comprised purchases of computer hardware and software as well as leasehold improvements related to leased facilities, and are expected to increase in future periods. Cash used in investing activities was $2.3 million for the six months ended June 30, 1997, and was primarily due to an investment in Utopia, Inc. of $1.2 million and capital expenditures of $1.0 million.

  Cash provided by financing activities was $36.2 million for the six months ended June 30, 1998. In April 1998, the Company completed a follow-on public offering of its Common Stock, resulting in net proceeds of $31.2 million. Additionally, various stock option and common stock warrant holders exercised their stock options and common stock warrants, resulting in net proceeds of $4.8 million. Cash provided by financing activities was $17.1 million for the six months ended June 30, 1997, and was primarily due to the issuance of Mandatorily Redeemable Preferred Stock (which converted to shares of Common Stock upon the close of the Company's initial public offering in December
1997), resulting in net proceeds of $16.3 million.

  The Company currently has no material commitments other than those under operating lease agreements. The Company has experienced a substantial increase in its capital expenditures and operating lease arrangements since its inception, which is consistent with increased staffing, and anticipates that this will continue in the future. Additionally, the Company will continue to evaluate possible acquisitions of or investments in businesses, products, and technologies that are complementary to those of the Company, which may require the use of cash. The Company believes that existing cash, investments, and borrowings available under its credit facilities will be sufficient to fund its requirements for working capital and capital expenditures for at least the next 12 months; however, the Company may sell additional equity or debt securities or seek additional credit facilities if it believes such actions would be a better way to fund acquisition-related or other costs. Sales of additional equity or convertible debt securities would result in additional dilution to the Company's stockholders. The Company may need to raise additional funds sooner in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company's future liquidity and capital requirements will depend upon numerous factors, including the success of the Company's existing and new service offerings and competing technological and market developments. See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Future Capital Needs; Uncertainty of Additional Financing."

  Pursuant to Section 7.3 of the Reorganization Agreement among the Company, CKS Group and USWeb Acquisition Corporation 134 dated September 1, 1998 (the "Reorganization Agreement"), the Reorganization Agreement may be terminated by either party under certain circumstances. Each of CKS Group and the Company has agreed that if the Merger is not consummated as a result of certain specified events, it will pay to the other party a termination fee of $12 million. Payment of the fees described in this paragraph shall not be in lieu of damages incurred in the event of material and willful breach of the Reorganization Agreement.

  If the Merger is not consummated, expenses incurred in connection with the proposed combination (including the possible "break-up" fees described above) could have a material adverse effect on the Company's results of operations.

                                   BUSINESS

  The following Business section also contains forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding, without limitation, development and application of new media marketing communication services and products, and industry trends, the Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth under "Risk Factors" and elsewhere in this Prospectus. See "Forward-Looking Statements." The following information provides information on the business of the Company on a stand-alone basis and does not describe the business of the Company if the proposed merger with CKS Group is completed.

OVERVIEW

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to medium-sized and large companies. The Company has built a national network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development and maintenance. The Company markets its services to medium-sized and large companies.

INDUSTRY BACKGROUND

  Intranets, Extranets and Web sites (collectively, "Internet solutions") provide companies with a new set of tools for improving basic business processes such as communications, data transmission, marketing, transaction processing and customer service. An Intranet enables a company's employees to receive corporate information and training efficiently, communicate through e-mail, use the internal network's business applications, and access proprietary information and legacy databases. An Extranet can extend part or all of the functionality of a secure Intranet to selected business partners outside of the company, such as customers, suppliers or distributors. Forrester Research, Inc. ("Forrester") estimates that the worldwide market for Intranet development services will grow from approximately $100 million in 1996 to approximately $6.9 billion in 2000. Web sites, which are accessible by the general public, can present advertising and marketing materials in new and compelling fashions, display products and services in electronic catalogs, offer products and services for sale online, process transactions and fulfill orders, provide customers with rapid and accurate responses to their questions, and gather customer feedback efficiently. Forrester estimates that the worldwide market for Web site content and electronic commerce solution development will grow from approximately $1.2 billion in 1996 to approximately $9.4 billion in 2000.

  Although businesses are adopting Internet solutions rapidly and at increasing rates, the basic technical differences of such solutions from earlier technologies and the broad scope of business process improvements that such solutions can provide require companies to take fundamentally new approaches toward implementing them. Businesses seeking to realize the benefits provided by Internet solutions face a formidable series of challenges presented by the need to link business strategy, new and rapidly changing technologies and continuously updated content. Before creating an Intranet, Extranet or Web site, a company must first conduct a thorough needs assessment to review its strategic business requirements and compare them to the capabilities of its existing processes and systems. Next, the company must architect the solution and develop an implementation plan. The implementation, establishment and maintenance of the solution will require significant technical expertise in a number of areas, such as electronic commerce systems, security and privacy technologies, application and database programming, mainframe and legacy integration technologies and advanced user interface and multimedia production.

  To perform this multitude of functions in-house, a company would have to make substantial commitments of time, money and technical personnel to keep current with rapidly evolving technologies, content presentation techniques and competitors' offerings. Professionals with the requisite strategic, technical and creative skills are often in short supply and many organizations are reluctant to expand their internal information systems or marketing departments for particular engagements at a time when they are attempting to minimize fixed costs to increase returns on investment. At the same time, external economic factors encourage organizations to focus on their core competencies and trim workforces in the information technology management area. Accordingly, many businesses have chosen to outsource a significant portion of the design, development and maintenance of their Intranets, Extranets and Web sites to independent professionals who can leverage accumulated strategic, technical and creative talent and stay current with ongoing developments in a field characterized by extremely short technology, process and content lifecycles.

  Companies seeking to establish Internet solutions may turn to their traditional marketing or technology service providers for assistance. However, most of these providers have neither a proven track record of successful Internet solution deployment nor the full portfolio of strategy, technology, marketing and creative skills required to serve client needs effectively. Most advertising and marketing communications agencies lack the extensive technical skills, such as application development and legacy system and database integration, required to produce the increasingly complex and functional solutions demanded by clients. Most national information technology consulting service providers have sizable corporate infrastructures and have therefore chosen to focus on multi-million dollar engagements such as Year 2000 projects and client/server enterprise resource planning software deployments, not Internet solution consulting engagements. Most large computer technology product and service vendors lack the creative and marketing skills required to build audiences and deliver unique and compelling content, and are further constrained by their need to recommend their proprietary brands. Internet access service providers, whose core strength is in providing Internet access and site hosting rather than solution development, typically lack both the necessary creative and application development skills.

  A number of small Internet professional services firms have emerged to address the significant and rapidly growing market for Internet solutions. However, the small size and capital constraints of most of these firms restrict their ability to supply clients with the necessary depth and integration of strategic, technical and creative skills. Furthermore, many of these providers tend to develop expertise in a limited number of vertical markets because of the need to leverage the information and experiences gained from the relatively small number of Internet solution engagements they have completed.

  The Company believes that the rapidly increasing demand for Internet solutions, combined with the inability of most current providers to supply the full range and integration of strategic, technical and creative skills required by clients, has created a significant market opportunity for a scaled Internet professional services firm. In the currently fragmented and rapidly changing environment, an organization that could deliver the creative strengths of advertising and marketing firms, the strategic skills and technical capabilities of information technology consulting service providers, and the national reputation, economies of scale, multiple points of local presence and information sharing capabilities of a large organization could capitalize on this opportunity to help companies significantly improve their business processes.

THE USWEB SOLUTION

  USWeb's mission is to provide clients with the vision, expertise and resources required to develop new strategies and improve business processes using Internet solutions. To capitalize on the opportunity presented by the rapid growth in demand for such solutions combined with a fragmented group of organizations serving this demand, USWeb has built and is continuing to expand through acquisitions and internal growth an Internet professional services firm with 43 Company-owned and Affiliate offices as of June 30, 1998. The Company's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance.

  The Company delivers value to its clients through the application of its Internet strategy and solutions methodology. Through its focus on Internet technologies, the Company believes that it is well positioned to provide wide-ranging and leading edge expertise with regard to:

  . Internet browsers, servers and plug-ins

  . Electronic commerce and transaction systems

  . Security authentication and privacy technologies

  . E-mail and advanced collaboration systems

  . Digital asset management systems

  . Client/server and database application systems

  . Mainframe and legacy integration technologies

  . Advanced user interface and multimedia production

  . Internet-based video conferencing

  . Custom programming and tool applications

  . Site administration and reporting tools

  . Internet marketing systems and services

  . Client, server and routing hardware

  . Internet access and hosting services

  The Company delivers these services to clients through its network of consulting offices, whose regional presence enables each office to develop close client relationships and an understanding of client needs. Each consulting office also benefits from the resources of the overall USWeb organization. For example, individual consulting offices may draw as needed upon the assistance of one or more additional offices with specialized creative or technical expertise. Each consulting office also draws upon the USWeb Internet Strategy and Solutions Center, which aggregates the expertise of the entire USWeb network of offices to provide resources such as USWeb Business Solutions that target selected client market segments or business functions, a centralized index of best demonstrated practice methodologies, a technology library of proprietary reusable software and content objects, a central project registry, executive briefing programs for client decision makers, SiteCast Internet solution education broadcasts and professional Internet technology certification programs. The consulting offices can leverage these central resources to provide clients efficiently with effective Internet business solutions. The Company believes that its methodology has a proven track record of delivering value to clients and is an important factor in retaining existing clients and marketing to new ones.

  USWeb believes that its operational model enables it to scale rapidly by leveraging its central resources as its operations expand. First, the Company believes that its aggregation and deployment of the accumulated experience and expertise of its network of offices provides clients with enhanced business solutions. Second, the Company's ability to leverage central technology and operational resources enables the Company to scale efficiently, both through the growth of existing consulting offices and the acquisition of new offices, which also provides significant numbers of additional skilled personnel. Finally, the Company's aggressive brand development campaign, which reinforces the message that USWeb is a secure, reliable, high quality choice for the provision of Internet professional services, increases the Company's ability to access and influence key client decision makers.

STRATEGY

  The Company's objective is to become and remain the leading global Internet professional services firm. The Company's strategy to achieve this objective includes the following elements:

  Continue to Expand Network of Company-Owned Offices. The Company is continuing to build its network of Company-owned offices through acquisitions and internal growth. Acquisition efforts are focused on strategic and international opportunities. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisitions will provide USWeb with a substantial competitive advantage. As of June 30, 1998, USWeb had Company-owned offices in 35 locations across the United States, including Atlanta, Austin, Boston, Chicago, Detroit, Irvine, Los Angeles, Memphis, Milwaukee, New York, Phoenix, Pittsburgh, Santa Clara, San Francisco, San Jose, Seattle and Washington, D.C., as well as an office in Dusseldorf, Germany and an office near London in the United Kingdom. The Company intends to acquire additional entities on a strategic basis in both the U.S. and abroad.

  Strengthen Position as a Leading Internet Professional Services Firm. The Company is continuing to strengthen its position as a leading Internet professional services firm in order to provide clients with superior Internet solutions. The Company intends to continue investing significantly in identifying, reviewing and integrating the latest Internet technologies and accumulating and deploying the best demonstrated practices for developing and implementing Internet solutions. The Company is continuing to develop USWeb Business Solutions, partially pre-built Internet solutions that combine USWeb methodologies, services and reusable software and content objects with third-party software. The Company's consulting offices intend to continue leveraging the Company's nationwide presence, operational scale and professional marketing tools, which provide each consulting office with resources and credibility to convince client decision makers that USWeb can provide successful Internet solutions to meet the most demanding business needs. The Company also intends to remain focused on delivering the Internet solution best suited to a client's needs.

  Develop Additional Strategic Relationships. The Company intends to continue developing strategic relationships because they enable USWeb to enter new markets, gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. USWeb has developed a number of strategic relationships with leading Internet hardware, software and content companies, including Intel, Microsoft, Hewlett-Packard, Pandesic LLC (the Internet company from Intel and SAP), Sun Microsystems and Reuters. Collectively these relationships provide for co-marketing programs, joint research and development on leading implementations of Internet solutions, technical education, client feedback channels and hardware and software distribution rights.

  Leverage Operational Economies of Scale. USWeb provides certain operational and administrative services centrally, allowing the network of offices to benefit from the economies of scale created by a large operation while enabling the consulting offices to focus on their core competency of providing superior client services. These centrally provided services include business development programs, operations management guides, client support assistance, carrier-grade site hosting, human resources programs, financial reporting and forecasting, performance appraisals and standardized methodologies.

  Increase Outsourcing Service Offerings. USWeb intends to expand the range of its service offerings related to managing its clients' information technology operations. The Company believes that growing adoption of the Internet and its related technologies, often by companies whose core expertise does not include information technology, and growing complexity of electronic infrastructures, will result in an increase in the outsourcing of such services. The Company intends to leverage its relationships with leading technology companies to offer clients a variety of Internet application modules, which the Company will customize to the needs of each client. The Company further intends to maintain a data center where the client systems can be operated with high reliability and efficiency.

SERVICES

  The Company offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. In each consulting engagement, the client can contract for the specific services it requires, depending on the nature of the engagement and the capabilities of the client's organization. The Company bills most of its engagements on a time and materials basis, although it has delivered several solutions on a fixed-price basis and intends to increase the percentage of engagements provided on such a basis.

  INTERNET SOLUTION DEVELOPMENT AND DEPLOYMENT. The Company's Internet solution development and deployment methodology consists of six phases:

  Strategy Consulting. USWeb works closely with the client to conduct a thorough study of the client's strategic market position, business requirements and existing systems and capabilities to determine the ways in which Internet solutions can most improve the client's business processes. The Company then delivers its recommendations, which define the strategic basis for a specific Internet solution that takes into account the client's budget, timeline and available resources.

  Analysis and Design. Once the strategic groundwork has been established, the Company translates the client's strategic requirements into a system or process design architecture, a blueprint that defines the roles the system will perform to meet those requirements. By choosing USWeb, the Company's clients receive vendor-neutral solutions prepared by Internet-focused consultants. USWeb researches, tests and evaluates virtually all major Internet technologies and tools to design system and process architectures that successfully meet client needs. The Company's objective is to design, build and deploy a solution that is logically planned, scales well over time, is sufficiently secure, and is easy to use, administer and manage.

  Technology Development. In the development phase, the Company builds a testable version of the client's solution based on the blueprint produced in the analysis and design phase. The Company designs, codes, integrates and tests all necessary programs and components using a broad range of expertise, including object-based and relational database systems; electronic commerce systems; custom ActiveX, Java and C++ programming and host integration; implementation of third-party applications and security technologies; and integration of hardware, software and Internet access products. USWeb's experienced and professional graphic designers also work to create a compelling user interface for the solution to enable it to attract and hold the attention of the client's target audience while conforming to the client's brand image and marketing campaigns. In performing these functions, USWeb professionals benefit from access to an extensive library of re-usable software and content objects.

  Implementation and Integration. In the implementation phase, USWeb tests the solution created in the development phase and readies it to be deployed into a full production system. The Company delivers the system to the client, installs it, converts and initializes all necessary data, performs acceptance testing and puts the system into operation. The Company also integrates Intranet solutions with back-office legacy systems to ensure that each client's critical applications are secure and seamless. USWeb maintains third-party vendor relationships that offer its clients secure, state-of-the-art, high-availability Intranet, Extranet and Web site hosting and integrated services for relational databases, workgroup collaboration, streaming audio and video, management and monitoring, e-mail and secure electronic commerce.

  Audience Development. The Company can work with the client to develop a strategy for achieving its online marketing objectives by increasing Web site traffic, strengthening brand awareness and generating sales leads. The Company provides online media planning and purchasing services and advice regarding online public relations. The Company has also developed a proprietary audience creation methodology designed to optimize a Web site's search engine presence, increase site access through hyperlink recruitment and disseminate the client's key messages to Internet newsgroups, mailing lists and forums.

  Maintenance. USWeb can provide the client with ongoing support services for its Internet solutions, from content maintenance to site administration, for as long as the client wishes. The Company's technical staff can also assist clients on a case-by-case basis to resolve technical problems, provide assistance with the hosting environment, and deliver support for Internet solution software.

  EXAMPLES OF USWEB INTERNET SOLUTIONS. The following examples illustrate the Company's Internet solution development capabilities.

  Ingram Micro E-Commerce Extranet. Ingram Micro Inc. ("Ingram Micro"), a leading wholesale distributor of technology products and services, teamed with USWeb to build and deploy an e-commerce

Extranet for on-line distribution. The business-to-business commerce solution, called Auction Block, is a real-time, on-line bidding service that allows resellers to purchase new, unopened products that are not returnable to the manufacturer. USWeb developed a customized Java-based inventory auction system that automates inventory negotiation processes in real-time and integrated it with Ingram Micro's back-end database to facilitate user authentication and inventory tracking. This new Internet distribution channel has become a new source of revenues for Ingram Micro.

  Harley-Davidson Dealer Extranet. Harley-Davidson, a motorcycle manufacturer, was seeking ways to streamline two specific business processes: technical documentation distribution and warranty claims processing. To obtain instruction sheets, service bulletins or other technical documentation, dealers previously had to request the appropriate documents by telephone and then wait for Harley-Davidson to process the request manually and fax the documents back to the dealership. To process warranty claims, dealers previously had to mail such claims to Harley-Davidson and wait for them to be manually entered into a database and checked for errors through overnight batch processing. Both of these procedures were slow, inefficient and prone to errors. To improve these basic business processes, USWeb created an Extranet accessible via a Web browser that allows dealers to securely search, view and print technical documents at their convenience and submit warranty claims directly online. Using the Extranet has reduced turnaround time for documentation distribution and warranty claims processing, reduced the error rate and reduced overhead costs associated with providing information through paper forms or telephone support.

  Warner/Chappell SuperSite. Warner/Chappell, the largest music publishing company in the world, partnered with USWeb to develop a "supersite," or single site architecture, that integrates Internet, intranet and extranet capabilities. The site is the central gateway that provides multiple tiers of interaction and site functionality based on user identification and authentication among multiple user groups such as customers, partners, suppliers, and employees. Complementing Warner/Chappell's existing music licensing business, the supersite enables hundreds of thousands of songs in its catalog to be referenced, cross-indexed, and immediately accessed using intricate site interactivity and dynamic page creation. USWeb wove extensive archival search capabilities into the site, allowing clients various options to drill down and view information and therefore to make better, more informed purchasing decisions. The site's dynamic front end integrates with back-end legacy systems and a site maintenance interface to enable automatic publishing of up-to-the-minute information by site administrators. All information is entered via a browser-based, password-protected intranet application on the back end and is dynamically published in various sections throughout the site. Although primarily a business-to-business venue, the supersite also delivers a wealth of information to music aficionados, including new releases, music facts, updated singles, album chart ratings, articles by music-industry notables, and artist trivia. All visitors to the site may also access an online music store, which offers CDs, songbooks, instructional videos, online sheet music, and music publications. All of the sites information is entered through a centralized Intranet that uses WebObjects, Oracle Database, and a sophisticated search engine, integrated seamlessly with Warner/Chappell's existing legacy backend.

  The foregoing examples of the Company's Internet solutions show the breadth of the Company's Internet solution capabilities. Because each USWeb client and its needs is different from others, the Internet solutions in these examples may be more extensive and successful than others that do not achieve all the goals of a particular client. There can be no assurance that any particular client project will meet the client's objectives, stay within budgeted expense levels, be completed at the desired or scheduled date or otherwise allow the Company's clients to realize the intended benefits of a project. Promoting and positioning USWeb brands will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality, reliable and cost effective Internet solution strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance services. If clients do not perceive the Company's solutions or services as meeting their needs, or if the Company fails to market those solutions or services effectively, the Company will be unsuccessful in maintaining and strengthening its brands, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Uncertain Maintenance and Strengthening of USWeb Brands," "--Potential Liability to Clients" and "Management's Discussion and Analysis of Financial Condition and

Results of Operations," "--Risks Related to the Merger--Uncertain Market Acceptance of the Reinvent Communications Brand; Market Confusion Caused by Replacement of USWeb and CKS Group Brands."

CONSULTING OFFICE NETWORK DEVELOPMENT

  USWeb has established and is continuing to expand a network of consulting offices. As of June 30, 1998, the Company had 43 consulting offices, 35 of which were Company-owned and 8 of which were owned by Affiliates. The number of Affiliate offices has decreased over time because of acquisitions of Affiliates by USWeb, consolidation of offices and discontinuance of franchise relationships. The Company believes that in the fragmented market for providing Internet solutions, rapidly building a critical mass of strategic, technical and creative talent through both internal growth and acquisition will provide USWeb with a substantial competitive advantage. The Company promotes internal growth through expansion and improvement of the Strategy and Solutions Center, new and existing strategic partnerships, and rigorous management of business fundamentals.

  The Company is pursuing a selective acquisition program, particularly in strategic and international opportunities. The Company has frequently used a standardized transaction structure that includes a purchase price adjustment feature to provide target company management with an incentive to improve and expand their organizations. The Company also generally grants stock options to all employees of a target company to provide them with an incentive to contribute to the success of the overall USWeb organization.

  The Company has a team of professionals dedicated to identifying potential acquisition candidates and implementing the Company's acquisition methodology. This team identifies those Internet professional services firms that meet its acquisition criteria, engages in a series of meetings and due diligence activities with each candidate to explore whether it meets USWeb's criteria for growth potential and operating strategy, and completes the acquisition of a significant percentage of those candidates. The Company stresses to each desired candidate the advantages of merging with USWeb, including client recognition and acceptance of the USWeb brands, additional funding required to pursue profitably large, long-term client opportunities and strategic partnerships with leading hardware, software and content vendors. Following the closing of each acquisition, the Company moves rapidly to integrate the new subsidiary into USWeb operations by deploying a conversion team to integrate financial, marketing and operating procedures, providing access to USWeb Central, the Company's secure Intranet, and delivering a thorough orientation to all employees.

  The Company regularly evaluates potential acquisition candidates, is currently holding preliminary discussions with a number of such candidates and is in active negotiations with a number of such other candidates. If, after due diligence review and negotiation, such companies can be acquired on a basis considered fair to the Company and its stockholders, the Company may proceed with such acquisitions. The Company expects most of its future acquisitions to include the issuance of additional shares of the Company's Common Stock. The Company filed a "shelf" Registration Statement on Form S-4 of which this Prospectus is a part to register 16,666,667 shares of its Common Stock for use in future acquisitions. See "Risk Factors--Risks Related to Acquisitions," "--Management of Growth; Integration of Acquisitions," and "-- Dilution," "--Risks Related to the Combined Company, USWeb and CKS Group-- Risks Associated with Failure to Manage Growth; Integration of Other Acquired Businesses," "--Dilution, Earnings and Growth" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition of Internet Professional Services Firms."

  As of September 28, 1998, the Company had acquired or had signed acquisition agreements with the following companies:

                                      OFFICE              MONTH OF        NUMBER OF
    NAME                             LOCATIONS        CONSOLIDATION (1) EMPLOYEES (4)
    ----                      ----------------------- ----------------- -------------
    XCom Corporation........  San Francisco, CA            March 1997         37
                              San Diego, CA
    Cosmix Corporation......  Seattle, WA                  April 1997         30
    Fetch Interactive, Inc..  Milwaukee, WI                April 1997         37
    NewLink Corporation.....  Los Angeles, CA              April 1997         22
    NetWORKERS Corporation..  Santa Clara, CA                May 1997         33
    InterNetOffice, LLC.....  Atlanta, GA                    May 1997         33
                              Austin, TX
    Infopreneurs Inc........  Washington, D.C.              June 1997         39
    Netphaz Corporation.....  Phoenix, AZ                   June 1997         15
    Electronic Images, Inc..  Pittsburgh, PA                July 1997         64
    Multimedia Marketing &    Chicago, IL                   July 1997         15
     Design Inc.............
    DreamMedia, Inc. (2)....  Hollywood, CA               August 1997         26
    KandH, Inc. (2).........  Hollywood, CA               August 1997         --
    Internet Cybernautics,    Sausalito, CA            September 1997         44
     Inc....................
    Synergetix Systems        Long Island, NY          September 1997         14
     Integration, Inc.......
    Online Marketing Compa-   Detroit, MI              September 1997         13
     ny.....................
    Zendatta, Inc...........  San Mateo, CA            September 1997         15
    USWeb--Apex, Inc........  Houston, TX               November 1997         12
    W3-design...............  Culver City, CA           November 1997         30
    Reach Networks, Inc.....  New York, NY              November 1997         22
    InnoMate Online Market-   Dusseldorf, Germany       February 1998         25
     ing GmbH...............
    Utopia, Inc.............  Boston, MA                   March 1998         21
    Inter.logic.studios,      Atlanta, GA                  March 1998         46
     inc.(3)................
    Quest Interactive Media,  Memphis, TN                  March 1998         --
     Inc. (3)...............
    Ensemble Corporation....  Dallas, TX                   March 1998         58
    Ikonic Interactive,       San Francisco, CA            March 1998         78
     Inc....................  New York, N.Y.
    Xplora Limited..........  Windsor, United Kingdom      April 1998         33
    Kallista, Inc. .........  Chicago, IL                    May 1998         16
    Nutley Systems, Inc.
     (nSET).................  Seattle, WA                    May 1998         27
    Advanced Video Communi-
     cations (AVC)..........  Boston, MA                     May 1998          5
    USWeb San Jose..........  San Jose, CA                   May 1998          9
    Gray Peak Technologies,
     Inc. ..................  New York, NY                  June 1998        127
                              Boston, MA
                              Reston, VA
                              Iselin, NJ
                              Wanchoi, Hong Kong
    Tucker Network Technolo-
     gies...................  So. Norwalk, CT               July 1998         19
    Metrix Communications,
     Inc. ..................  St. Paul, MN                August 1998         52
                              Irvine, CA
    Probable Acquisitions
    CKS Group, Inc. ........  Cupertino, CA                   Pending        615

---------------------
(1) The Company consolidates the target entity's financial statements as of the date USWeb establishes effective control of the target entity, which date is generally in advance of the legal completion of the underlying merger.

(2) DreamMedia, Inc. and KandH, Inc. combined their operations into a single wholly owned subsidiary of the Company upon the consummation of the acquisitions. The combined entity had an aggregate of 26 employees. W3-design has also combined its operations with these entities.
(3) Inter.logic.studios, inc. and Quest Interactive Media, Inc. combined their operations into a single wholly owned subsidiary of the Company upon the consummation of the acquisitions. The combined entity had an aggregate of 46 employees.

(4) Represents the number of full-time employees as of April 30, 1998 or the date of acquisition if later.

  The Company believes that there are many other potential acquisition candidates in the U.S. and abroad that satisfy its acquisition criteria. The Company is currently discussing on a non-binding basis the acquisitions of several companies in the U.S. and abroad. To penetrate foreign markets, the Company may use joint ventures as well as acquisitions, so as to capitalize on a foreign partner's local knowledge and reputation as well as USWeb brands and central technical, marketing and administrative resources. The Company's acquisition strategy involves a number of risks and uncertainties, and there can be no assurance that the Company will be able to identify suitable acquisition candidates, acquire such companies on acceptable terms or integrate their operations successfully with those of the Company. As the Company issues stock to complete future acquisitions, there will be ownership dilution to existing stockholders. In addition, to the extent the Company chooses to pay cash consideration for such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all. See "Risk Factors--Risks Related to the Company--Risks Related to Acquisitions," "-- Dilution," "--Management of Growth; Integration of Acquisitions," "--Future Capital Needs; Uncertainty of Additional Financing," "--Risks Related to the Combined Company, USWeb and CKS Group," "--Dilution, Earnings and Growth" "-- Risks Associated with Failure to Manage Growth," "--Integration of Other Acquired Businesses" and "--Future Capital Needs; Uncertainty of Additional Financing."

  In addition to its Company-owned offices, as of June 30, 1998 USWeb had 5 Affiliates which collectively managed an aggregate of 8 consulting offices. Each Affiliate agreement typically grants a nonexclusive right to the Affiliate to maintain an office and advertise in a designated metropolitan area or territory. The Affiliate agreements, which have terms ranging from five to ten years, also include a nonexclusive license to use the Company's intellectual property and proprietary information, including USWeb brands, the Company's Internet solution development methodology and the Strategy and Solutions Center. In exchange for these rights, most Affiliates paid the Company an initial fee and all Affiliates make monthly royalty payments to the Company. Monthly royalties are equal to the greater of (i) a minimum monthly payment or (ii) the aggregate of a five percent royalty and a two percent marketing promotion payment, each based on the Affiliate's adjusted gross revenues. For the year ended December 31, 1997 and the six months ended June 30, 1998, initial fees and monthly royalty payments together represented 4% and less than 1%, respectively, of the Company's total revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Company selected a franchise business model as the first phase of its corporate development strategy because it enabled the Company to rapidly scale its operations and build its brand with relatively low risk and capital commitment while leveraging the existing infrastructure, expertise and client relationships of the Affiliates. The Company launched the second phase of its market entry strategy, the acquisition of those Affiliates and other Internet professional services firms that meet its acquisition criteria, in the first quarter of 1997. The Company last enrolled an Affiliate in March 1997 and does not intend to enter into any additional Affiliate agreements. The Company may also decide to terminate the Affiliate agreements of those Affiliates that do not meet the performance criteria required by such agreements to ensure their continuation. A significant number of Affiliates remain and the operation of franchises does entail certain risks to the Company's business. See "Risk Factors--Risks Related to the Company--Risks of Franchising."

CLIENTS

  The Company markets its services to medium-sized and large companies, which it defines as those with over 100 employees or $10 million in annual revenues. Such companies have several desirable characteristics as potential clients: a need for Internet solutions ranging from basic Web sites to complex and highly functional Intranets, substantial budgets devoted to information technology expenditures, and a relatively high willingness to adopt Internet-based strategies and solutions. The Company tailors its professional services to meet the specific needs of these clients. No individual customer accounted for more than 10% of the Company's total revenues for the year ended December 31, 1997 and the six months ended June 30, 1998. The Company's top 10 clients accounted for 31% and 23% of the Company's total revenues during such respective periods.

  The Company provides Internet professional services to clients in a variety of industries, as indicated by the selected clients set forth below, each of which was responsible for at least $50,000 in services revenues for the year ended December 31, 1997.

  Amgen                          Harley-Davidson          Real Estate Tax
  Bantam Doubleday Dell          Ingram Micro              Services
  Barnes & Noble                 Marcus & Millichap       Silicon Graphics
  Catalina Marketing             Microsoft                Thomasville
  Charles Schwab                 New York Magazine        Furniture
  Chevron                        Polk Audio               Time

                                                          Toshiba

  Clients typically begin their adoption of Internet solutions by establishing a basic Web site costing several thousand dollars and then implement increasingly powerful business solutions, which can include business critical, fully integrated Intranets or Extranets costing several million dollars. The Company's strategy is to provide clients with services at all stages of their adoption of Internet solutions. The Company targets clients whose Internet technology consulting needs will result in contracts ranging from $150,000 to $3,000,000 per engagement. The Company's 30 largest clients spent approximately $150,000 to $3,000,000 each for USWeb services, on a pro forma basis, for the year ended December 31, 1997.
                                                          World Economic Forum

USWEB INTERNET STRATEGY AND SOLUTIONS CENTER

  The Strategy and Solutions Center, located at the Company's headquarters in Santa Clara, California, is designed to provide clients with more effective Internet solutions by aggregating and redeploying the best methodologies, technologies and creative work delivered by USWeb consulting offices. The Company believes that the Strategy and Solutions Center provides USWeb consulting offices with a competitive advantage by giving them efficient, real time access to these assets, thereby allowing them to leverage the capabilities of the entire USWeb operation in their efforts on behalf of each client. The Strategy and Solutions Center is a centrally managed resource that can be made available to a large number of consulting offices through USWeb Central, the Company's secure Intranet.

  The Strategy and Solutions Center provides the following resources and programs for the USWeb Network and its clients:

  USWeb Technology Library. The Strategy and Solutions Center maintains and continually expands a technology library of proprietary reusable software and content objects developed during the course of client engagements. The Company believes that access to these assets helps reduce the costs of designing and implementing individual Internet solutions, improves the quality of client service and facilitates the Company's development of USWeb Business Solutions.

  USWeb Project Registry. The Strategy and Solutions Center has constructed a database in which each client engagement is summarized and registered, enabling each consulting office to find rapidly which offices have performed certain types of work. This project registry is used to facilitate the real-time distribution of engagement activity to those consulting offices best equipped to serve the client.

  USWeb Executive Briefing Program. The Strategy and Solutions Center has established a program that enables USWeb consulting offices to provide their key clients with executive seminars, solution demonstrations and discussions with senior USWeb executives on-site at the Strategy and Solutions Center. These sessions provide key client decision makers with first-hand experience on the ways Internet solutions can significantly improve business processes.


  In each area where methodologies, technologies and content are aggregated, the Company has implemented policies to ensure that confidential or proprietary client information and assets are accessible only by properly authorized personnel and not disclosed to unauthorized parties.

MARKETING

  The Company's marketing efforts are dedicated to demonstrating the benefits of Internet solutions, and the proven effectiveness of the USWeb organization in providing such solutions, to key decision makers in client organizations. The Company believes that a strong USWeb brand provides USWeb consulting offices with a competitive advantage over those Internet professional services firms whose brands may not be as well known or may not convey the same focused message of competence, security and results. The Company's marketing programs are also highly scalable because most advertising campaigns and marketing tools are developed by the Company's corporate marketing group and can be delivered to all of the consulting offices without requiring significant additional expenses.

  The Company's marketing program includes the following initiatives:

  Enhance USWeb Brands. The continued strengthening of the USWeb brands is crucial to the achievement of the Company's objective of becoming the most recognized provider of Internet professional services to medium-sized and large business clients. The Company's brand development programs are designed to reinforce the message that USWeb is a national company with a local presence that can provide a complete range of services to build and deploy business solutions and has a proven track record of doing so. The Company is continuing to build and differentiate its brands through the use of publicity campaigns that include Internet, print and radio advertising; national seminars and executive briefings; Internet broadcasts; extensive marketing tools and educational "white papers"; and co-marketing programs with strategic partners.

  Generate Client Leads. The Company's marketing campaigns are intended to generate client leads for its consulting offices in several ways. In addition, the Company has established a national account program to help manage the accounts of clients with multiple locations and direct service fulfillment to the consulting office best situated by geography and specialty to meet the client's needs.

  Develop Marketing and Sales Tools for Consulting Offices. The Company has developed a toolkit of marketing and sales materials to be used by consulting offices in their business generation efforts. These materials include brochures, reprints of articles, fact sheets, white papers, summary "success stories," PR handbooks, business development guides and client presentation templates and technologies. These materials are designed to increase the effectiveness of the sales and marketing efforts of the Company's consulting offices by providing them with centralized expert advice and consistent, professional marketing tools.

STRATEGIC RELATIONSHIPS

  The Company has entered into, and intends to continue entering into, strategic relationships with a limited number of leading Internet hardware, software and content companies. The Company believes that these relationships, which typically are non-exclusive, enable it to deliver clients more effective solutions with greater efficiency because the strategic relationships provide the Company with the opportunity to gain early access to leading-edge technology, cooperatively market products and services with leading technology vendors, cross-sell additional services and gain enhanced access to vendor training and support. The Company also believes that these relationships are important because they leverage the strong brand and technology positions of these market leaders.

  The Company has strategic relationships with the following companies:

[LOGO OF      Intel. In November 1997, the Company entered into a Relationship
 INTEL]       Agreement with Intel pursuant to which the Company and Intel will jointly define and develop a program designed to establish and promote end-to-end e-business solutions running on high-end Intel Architecture-based platforms. Activities under the program will range from creation of specific business solutions to joint advertising. These programs will be administered by representatives of each party. Intel purchased
$10.0 million of the Company's Common Stock in a private placement transaction which closed contemporaneously with the Company's initial public offering.

[LOGO OF
MICROSOFT]
              Microsoft. The Company and Microsoft have entered into a joint marketing and technical information sharing agreement. The companies are engaging in a jointly branded marketing campaign designed to increase demand for Microsoft's Internet software products and USWeb's professional services. Microsoft is also providing USWeb consulting offices with education and support in the use of Microsoft's Internet products, and the USWeb consulting offices are providing Microsoft with product feedback and customer reactions.

[LOGO OF
HEWLETT
PACKARD]
              Hewlett-Packard. The Company and Hewlett-Packard have entered into an agreement to launch collaborative marketing and technical support programs to offer business clients a complete set of Internet solutions. The companies are engaging in a joint branded marketing campaign designed to increase demand for Hewlett-Packard's Internet systems and USWeb's professional services. Hewlett-Packard is also providing USWeb consulting offices with education and support in the use of Hewlett-Packard's Internet systems and USWeb consulting offices are providing Hewlett-Packard with product feedback and client reactions.

[LOGO OF
PANDESIC]
              Pandesic. Intel and SAP have formed Pandesic LLC to deliver a comprehensive hardware, software and service solution for managing Internet-based electronic commerce. The Company and Pandesic have entered into a letter agreement regarding plans to implement a joint systems integration program, develop joint marketing and sales programs, build field development programs and conduct ongoing technical exchanges to ensure the proper deployment and efficient utilization of the Pandesic electronic commerce platform.


[LOGO OF SUN
MICROSYSTEMS]
              Sun Microsystems. The Company and Sun Microsystems have entered into an agreement enabling USWeb consulting offices to become authorized resellers of Sun NETRA network servers after having filed the appropriate documentation and attended required training classes. This marketing program enables USWeb affiliates to deliver a complete UNIX Intranet solution to a customers.

[LOGO OF
REUTERS]
              Reuters. The Company and Reuters have entered into a letter agreement regarding plans to develop USWeb Business Solutions that will integrate Reuters data feeds into corporate Intranet environments. The two parties also intend to develop joint sales and marketing programs.

  The contractual agreements regarding these strategic relationships do not cover the entire scope of the strategic relationship and are typically terminable at will by either party. In the event that any strategic relationship is discontinued, either in connection with termination of an agreement or otherwise, the Company's business, results of operations and financial condition may be materially adversely affected. See "Risk Factors-- Reliance Upon Key Strategic Relationships."

  In early 1998, the Company assisted in the formation of USWeb Learning, Inc., a separate company with the mission to become the leading provider of education and certification services relating to Internet technologies to address the shortage of technology professionals. USWeb Learning licensed the USWeb brands from the Company and the Company contributed certain training materials it has created. In April 1998, the Company made a minority equity investment in USWeb Learning and added management experience through board representation.

OPERATIONS

  The Company's organization includes its headquarters in Santa Clara, California and as of June 30, 1998, 41 Company-owned and Affiliate consulting offices in the U.S. and two international offices. Each consulting office is responsible for providing Internet professional services to its clients, either alone or in conjunction with one or more other offices. The managers of each office also make all client sales, engagement pricing, and staffing decisions for that office. However, the Company's executive officers take an active role in directing the activities of all consulting offices.

  USWeb headquarters manages the Strategy and Solutions Center, the Company's marketing campaigns, the strategic relationships with partner companies and the acquisition program. The Company's headquarters also provides consulting offices with operational support in financial management and reporting, human resources, office administration, and management performance improvement tools. USWeb also negotiates with product, office equipment and financing vendors to deliver quality products to its consulting offices at favorable prices. Finally, the Company has established relationships with leading Internet communications companies to provide clients with carrier-grade, highly reliable central hosting and value-added services such as shared databases, electronic commerce, and audio and video streaming.

  USWeb headquarters also manages USWeb Central, the Company's Intranet and the Company's primary channel for enterprise-wide interaction and communication. The Company developed and maintains USWeb Central in-house. USWeb Central provides Company-owned and Affiliate consulting offices with rapid, secure and efficient online access to each other and to all of the Company's centrally managed resources, such as the Strategy and Solutions Center libraries, sales and marketing tools, vendor information and operational assistance. The Company believes that USWeb Central is both scalable and critical to its strategy of strengthening its position as a leading Internet professional services firm, because USWeb Central is the primary mechanism by which the Company is able to aggregate and redeploy the best strategic, technical and creative work developed by the consulting offices.

COMPETITION

  The market for Internet professional services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition to persist, intensify and increase in the future. The Company's competitors can be divided into several groups: computer hardware and service vendors such as IBM, DEC and Hewlett-Packard; advertising and media agencies such as CKS, Foote, Cone & Belding and Ogilvy & Mather; Internet integrators and Web presence providers such as iXL, Organic Online, Poppe Tyson and Proxicom; large information technology consulting service providers such as Andersen Consulting, Cambridge Technology Partners and EDS; telecommunications companies such as AT&T and MCI; Internet and online service providers such as America Online, ICG Netcom and UUNet; and software vendors such as Lotus, Microsoft, Netscape, Novell and Oracle. Although only a few of these competitors have to date offered a full range of Internet professional services, several have announced their intention to offer comprehensive Internet technology solutions.

  The Company believes that the principal competitive factors in its market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price. Most of the Company's current and potential competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than the Company and could decide at any time to increase their resource commitments to the Company's market. In addition, the market for Internet solutions is relatively new and subject to continuing definition, and, as a result, the core business of certain of the Company's competitors may better position them to compete in this market as it matures. Competition of the type described above could materially adversely affect the Company's business, results of operations and financial condition.

  There are relatively low barriers to entry into the Company's business. For example, the Company has no patented technology that would preclude or inhibit competitors from entering the Internet professional services market. The Company expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creative or other advantages over those offered by the Company, which could have a material adverse effect on the Company's business, results of operations and financial condition. Moreover, in pursuing acquisition opportunities the Company may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than the Company. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. See "Risk Factors--Risks Related to the Company--Competition; Low Barriers to Entry."

EMPLOYEES

  As of June 30, 1998 the Company had 1,080 employees, of which 76 were located at the Company's headquarters in Santa Clara, California and 1,004 were located in consulting offices. The headquarters employees included 30 in sales and marketing, 5 in internet hosting services and 41 in finance and administration. None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages and believes its relationship with its employees is good. Competition for qualified personnel in the industry in which the Company competes is intense. The Company believes that its future success will depend in part on its continued ability to attract, hire or acquire and retain qualified employees. See "Risk Factors-- Risks Related to the Company--Recruitment and Retention of Internet Solutions Professionals," "--Dependence on Key Personnel," "--Risks Related to the Merger--Dependence on Key Personnel and Integration of Management" and "-- Risks Related to the Combined Company, USWeb and CKS Group--Recruitment and Retention of Consulting Professionals."

FACILITIES

  The Company's principal administrative, sales, marketing, training, and research and development facilities occupy approximately 27,100 square feet in a single building in Santa Clara, California, pursuant to a lease that expires in January 2007. All Company-owned offices also lease their facilities. The Company believes its current facilities are adequate to meet its needs for the foreseeable future. No facilities have been identified for acquisition in connection with potential acquisition candidates and the Company does not anticipate acquiring property or buildings in the foreseeable future.

LEGAL PROCEEDINGS

  As is typical for companies in USWeb's business and of USWeb's size, USWeb is from time to time the subject of lawsuits. USWeb does not believe that the outcome of any pending litigation is likely to be material to USWeb, but due to the inherent uncertainties of litigation, there is a risk that the outcome of pending or any future litigation could have a material adverse effect on the Company's business, financial condition, cash flows, or results of operations. For example, Inventa Corporation filed a complaint on September 25, 1998 in the United States District Court for the Northern District of California naming both USWeb and CKS Group as defendants and alleging that the names "Reinvent" and "Reinvent Communications" infringe the plaintiff's name and should therefore be enjoined from use. USWeb believes that the complaint is without merit and intends to defend itself vigorously. Also, Larmark Inc. filed a complaint on June 10, 1998 in the Superior Court of California for the County of Los Angeles naming USWeb as a defendant and alleging, among other claims, breach of contract against USWeb's former Affiliate, SystemLogic, in Santa Monica, California, and that USWeb is liable for the acts of this former franchisee. USWeb believes the claims against it are without substantial merit and intends to defend itself vigorously against the claims made.

           INFORMATION REGARDING PROPOSED MERGER WITH CKS GROUP

INTRODUCTION

  USWeb and CKS Group have entered into an Agreement and Plan of Reorganization, dated as of September 1, 1998 (the "Reorganization Agreement"), among USWeb, USWeb Acquisition Corporation 134, a wholly owned subsidiary of USWeb ("Merger Sub"), and CKS Group. Pursuant to the Reorganization Agreement, Merger Sub will merge with and into CKS Group, CKS Group will continue as the surviving corporation and will become a wholly owned subsidiary of USWeb, and each outstanding share of CKS Group Common Stock will be converted into the right to receive 1.5 shares USWeb Common Stock. In connection with the Reorganization Agreement, USWeb and CKS Group each granted the other a stock option to purchase up to 19.9% of the outstanding shares of Common Stock of the company granting the option on the date of exercise. Each stock option is exercisable following the announcement of an alternative business combination proposal involving the company granting the option and the occurrence of certain triggering events, none of which has occurred to date.

  A Joint Proxy Statement/Prospectus, which is a part of USWeb's Registration Statement on Form S-4 (File No. 333-63323) (the "Joint Proxy Statement/Prospectus") will be furnished to all stockholders of record of USWeb and CKS Group in connection with special meetings of the stockholders of USWeb and CKS Group which are expected to be held in late November 1998 (individually, the "USWeb Special Meeting" and the "CKS Group Special Meeting," respectively, and collectively, the "Special Meetings".) THIS PROSPECTUS IS NOT THE JOINT PROXY STATEMENT/PROSPECTUS WHICH WILL BE PROVIDED IN CONNECTION WITH THE SPECIAL MEETINGS. See "Risk Factors--Risks Related to CKS Merger" for a discussion of the risks related to the proposed combination of the Company with CKS Group. For more information regarding the Reorganization Agreement, the USWeb Option, the CKS Option and other matters relating to the CKS Merger, see USWeb's Registration Statement on Form S-4 (File No. 333-63323) and "Information Regarding Proposed Merger with CKS Group."

  In connection with the Joint Proxy Statement/Prospectus, the holders of CKS Group Common Stock will be asked at the CKS Group Special Meeting to approve and adopt the Reorganization Agreement and to approve the CKS Merger and the holders of USWeb Common Stock will be asked at the USWeb Special Meeting to approve the issuance of USWeb Common Stock in the CKS Merger and to approve certain amendments to USWeb's Amended and Restated Certificate of Incorporation (the "USWeb Certificate") to increase the number of authorized shares of USWeb Common Stock by 100 million shares to a total of 200 million shares and to change the name of the Combined Company to Reinvent Communications, Inc. As a result of the CKS Merger, CKS Group will become a wholly owned subsidiary of Reinvent Communications.

THE COMPANIES

 USWeb Corporation

  USWeb is a leading Internet professional services firm that provides Intranet, Extranet and Web site solutions and services to businesses. USWeb has built a network of consulting offices and what it believes to be one of the most recognized brands for Internet professional services. USWeb offers a comprehensive range of services to deliver Internet solutions designed to improve clients' business processes. USWeb's services include strategy consulting; analysis and design; technology development; implementation and integration; audience development; and maintenance. USWeb markets its services to medium-sized and large companies.

  USWeb was incorporated in Utah in December 1995 and changed its jurisdiction of incorporation to Delaware in December 1997. USWeb's principal executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054 and its telephone number at that address is (408) 987-3200. Its World Wide Web address is http://www.usweb.com.

 CKS Group, Inc.

  CKS Group is an international integrated marketing services and technology company headquartered in Cupertino, California. CKS Group specializes in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services and messages. The integrated marketing communication services CKS Group provides include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement services.

  CKS Group was incorporated in California in 1994 and changed its jurisdiction of incorporation to Delaware in December 1995. CKS Group's principal executive offices are located at 10441 Bandley Drive, Cupertino, California 95014, and its telephone number at that address is (408) 366-5100. Its World Wide Web address is http://www.cks.com.

 USWeb Acquisition Corporation 134

  Merger Sub is a corporation recently organized by USWeb for the purpose of effecting the CKS Merger. It has no material assets and has not engaged in any activities except in connection with the CKS Merger. Merger Sub's executive offices are located at 2880 Lakeside Drive, Suite 300, Santa Clara, California 95054, and its telephone number is (408) 987-3200.

THE MERGER

 Terms of the CKS Merger; Exchange Ratio

  At the Effective Time (as defined below in "--Certain Provisions of Reorganization Agreement") of the CKS Merger, upon the terms and subject to the conditions set forth in the Reorganization Agreement, Merger Sub will merge with and into CKS Group and CKS Group will continue as the surviving corporation and become a wholly owned subsidiary of USWeb. As a result of the CKS Merger, each outstanding share of CKS Group Common Stock, other than shares owned by Merger Sub, USWeb or any wholly owned subsidiary of USWeb, if any, will be converted into the right to receive 1.5 shares of USWeb Common Stock, and each CKS Group Stock Option will be assumed by USWeb and will become an option to purchase that number of shares of USWeb Common Stock as is equal (subject to rounding) to the number of shares of CKS Group Common Stock that were subject to such option immediately prior to the Effective Time, multiplied by the Exchange Ratio. The exercise price of each Assumed Option will be equal to the quotient determined by dividing the exercise price per share of CKS Group Common Stock at which such CKS Group Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, with the result rounded up to the nearest whole cent. Each of CKS Group's outstanding employee stock purchase plan options (each a "CKS Group ESPP Option") will also be assumed by USWeb at the Effective Time, and will have the same terms and conditions set forth in CKS Group's employee stock purchase plans except that: (i) the CKS Group ESPP Options will be exercisable for shares of USWeb Common Stock, (ii) the limit on the number of shares of USWeb Common Stock an employee may purchase pursuant to an assumed CKS Group ESPP Option is 3,750, determined by multiplying 2,500, the limit under the CKS Group employee stock purchase plans ("CKS Group ESPPs") by the Exchange Ratio, rounded down to the nearest whole share and (iii) the purchase price per share of USWeb Common Stock shall be equal to 85% of the lesser of (A) the quotient of the closing price of a share of CKS Common Stock on the first day of the applicable offering period divided by the Exchange Ratio, with the result rounded up to the nearest whole cent, or (B) the closing price of a share of USWeb Common Stock on the date on which the CKS Group ESPP Option is exercised, rounded up to the nearest whole cent.

  Based upon the capitalization of USWeb and CKS Group as of September 25, 1998, an aggregate of approximately 23,195,412 shares of USWeb Common Stock will be issued in connection with the CKS Merger, representing approximately 33.8% of the outstanding shares of USWeb Common Stock outstanding after giving effect to such issuance.

  On September 1, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq were $14.44 and $14.13, respectively. On September 28, 1998, the closing prices per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq were $12.38 and $17.38, respectively. Because the Exchange Ratio is fixed, the number of shares of USWeb Common Stock issued for each share of CKS Group Common Stock will not change, and changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the CKS Merger. USWeb stockholders and CKS Group stockholders are encouraged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively. See "Risk Factors--Risks Related to the CKS Merger--Risks Associated with Fixed Exchange Ratio" and "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group-- Volatility of Stock Price."

SPECIAL MEETING OF STOCKHOLDERS OF USWEB

 Expected Date and Purpose

  The USWeb Special Meeting is expected to be held in late November 1998. The purpose of the USWeb Special Meeting is to consider and vote upon proposals to approve (i) the issuance of shares of USWeb Common Stock to the stockholders of CKS Group pursuant to the Reorganization Agreement; (ii) an amendment to the USWeb Certificate to change the corporate name of USWeb to "Reinvent Communications, Inc." (which, if approved, will be effective only if the CKS Merger is consummated); and (iii) an amendment to the USWeb Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares.

 Record Date and Vote Required

  Only USWeb stockholders of record at the close of business on the record date, which has not been determined as of the date of this Prospectus (the "USWeb Record Date"), are entitled to notice of and to vote at the USWeb Special Meeting. Under the Delaware General Corporate Law ("DGCL"), the charter documents of USWeb and the rules of Nasdaq, the amendments to the USWeb Certificate require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of USWeb Common Stock, and the issuance of the shares of USWeb Common Stock pursuant to the Reorganization Agreement requires the affirmative vote of a majority of the total votes cast in person or by proxy regarding such proposal.

  As of the date of this Prospectus, there were approximately 850 stockholders of record of USWeb Common Stock and 45,378,636 shares of USWeb Common Stock outstanding, with each share entitled to one vote on each matter to be acted upon at the USWeb Special Meeting. As of the date of this Prospectus, there were no shares of USWeb Preferred Stock outstanding. USWeb does not expect the number of shares outstanding or the number of stockholders of record to change materially between the date of this Prospectus and the USWeb Record Date.

  As of the date of this Prospectus, the executive officers and directors of USWeb owned approximately 25.5% of the outstanding shares of USWeb Common Stock, representing approximately 25.5% the votes entitled to be cast by holders of USWeb securities entitled to vote together with USWeb Common Stock issued and outstanding as of the date of this Prospectus. Each of these executive officers and directors, Softven No. 2 and Crosspoint Venture Partners 1996 have entered into a Voting Agreement with CKS Group obligating such executive officer, director, or stockholder, among other things, to vote their respective shares of USWeb Common Stock in favor of the issuance of USWeb Common Stock pursuant to the Reorganization Agreement. These Voting Agreements cover approximately 25.5% of the votes entitled to be cast by holders of USWeb Common Stock at the USWeb Special Meeting.

 Recommendations of USWeb Board of Directors

  The USWeb Board, by unanimous vote of the directors at a special meeting of the USWeb Board on August 30, 1998, approved the Reorganization Agreement and the transactions contemplated thereby and determined that the CKS Merger is fair to, and in the best interests of, USWeb and its stockholders. After careful consideration, the USWeb Board recommends a vote in favor of approval of (i) the issuance of shares of USWeb Common Stock pursuant to the Reorganization Agreement; (ii) the amendment of the USWeb Certificate to change the corporate name of USWeb to "Reinvent Communications, Inc," (which, if approved, will be effective only if the CKS Merger is consummated); and
(iii) the amendment of the USWeb Certificate to increase the number of authorized shares of USWeb Common Stock by 100 million shares to 200 million shares. See "Risk Factors."

SPECIAL MEETING OF STOCKHOLDERS OF CKS GROUP

 Expected Date and Purpose

  The CKS Group Special Meeting is also expected to be held in late November 1998. The purpose of the CKS Group Special Meeting is to consider and vote upon a proposal to approve and adopt the Reorganization Agreement and to approve the CKS Merger.

 Record Date and Vote Required

  Only CKS Group stockholders of record at the close of business on the record date, which has not been determined as of the date of this Prospectus (the "CKS Group Record Date"), are entitled to notice of and to vote at the CKS Group Special Meeting. Under the DGCL, the Certificate of Incorporation of CKS Group (the "CKS Group Certificate") and the Bylaws of CKS Group (the "CKS Group Bylaws"), the affirmative vote of the majority of votes entitled to be cast by the holders of CKS Group Common Stock outstanding as of the CKS Group Record Date is required to approve and adopt the Reorganization Agreement and to approve the CKS Merger.

  As of the September 25, 1998, there were approximately 123 stockholders of record of CKS Group Common Stock and 15,463,608 shares of CKS Group Common Stock outstanding, with each share entitled to one vote on the matters to be acted upon at the CKS Group Special Meeting. It is not expected that the number of shares outstanding or the number of stockholders of record will materially change between the date of this Prospectus and the CKS Record Date.

  As of the September 25, 1998, the executive officers and directors of CKS Group owned approximately 19.1% of the outstanding shares of CKS Group Common Stock, representing approximately 19.1% of the votes entitled to be cast by holders of CKS Group Common Stock issued and outstanding as of the date of this Prospectus. Each of these executive officers and directors and the Interpublic Group of Companies, Inc. have entered into Voting Agreements with USWeb obligating them, among other things, to vote their shares of CKS Group Common Stock in favor of the CKS Merger. These Voting Agreements cover approximately 32% of the votes entitled to be cast by the holders of CKS Group Common Stock at the CKS Group Special Meeting.

 Recommendations of CKS Group Board of Directors

  The CKS Group Board at a special meeting of the CKS Group Board on September 1, 1998 unanimously approved the Reorganization Agreement and the transactions contemplated thereby, and determined that the CKS Merger is fair to, and in the best interests of, CKS Group and its stockholders. After careful consideration, the CKS Group Board unanimously recommended a vote in favor of approval and adoption of the Reorganization Agreement and approval of the CKS Merger. See "Risk Factors."

RISK FACTORS

  The completion of the CKS Merger and the performance of the Combined Company are subject to a number of significant risks and uncertainties. See "Risk Factors" for a discussion of certain factors pertaining to the CKS Merger and the combined businesses of USWeb and CKS Group.

REASONS FOR THE CKS MERGER

  The directors of CKS Group and USWeb have approved the Reorganization Agreement with the expectation that the proposed CKS Merger would provide Reinvent Communications with the potential to realize improved long-term operating and financial results and a stronger competitive position than their respective companies on a stand-alone basis. Reinvent Communications will be able to offer clients a spectrum of integrated Internet systems and marketing communications services from a single source. USWeb and CKS Group believe that this broad and deep range of expertise and experience, together with their combined and expanded management talent and business systems and processes, will establish Reinvent Communications as a leading partner for clients seeking to participate in and profit from the new business environment created by the emergence of the Internet. See "Risk Factors."

FAIRNESS OPINIONS

  Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered to the USWeb Board its oral opinion, subsequently confirmed in writing, to the effect that, as of August 30, 1998, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to USWeb.

  On September 1, 1998, Goldman Sachs & Co. ("Goldman Sachs") delivered to the CKS Group Board its oral opinion, subsequently confirmed in writing, to the effect that, as of September 1, 1998, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to the stockholders of CKS Group.

INCOME TAX TREATMENT

  The CKS Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss generally should be recognized by the holders of shares of CKS Group Common Stock on the exchange of their shares of CKS Group Common Stock solely for shares of USWeb Common Stock. As a condition to the consummation of the CKS Merger, each of USWeb and CKS Group will have received an opinion from its respective tax counsel to the effect that the CKS Merger will constitute a reorganization under Section 368(a) of the Code. However, all CKS Group stockholders are urged to consult their own tax advisors.

REGULATORY MATTERS

  Consummation of the CKS Merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). USWeb and CKS Group filed the notifications required under the HSR Act, as well as certain information required to be furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") on September 21, 1998 and September 22, 1998, respectively. In addition, all material filings, if any, required under foreign antitrust laws in connection with the consummation of the CKS Merger will be made by USWeb and CKS Group. The CKS Merger is also subject to satisfaction of the requirements of federal securities laws and applicable securities and "blue sky" laws of the various states.

ACCOUNTING TREATMENT

  The CKS Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with United States generally accepted accounting principles. Consummation of the CKS Merger is conditioned upon receipt by USWeb and CKS Group of letters at the closing of the Merger from PricewaterhouseCoopers LLP, USWeb's independent accountants, and KPMG Peat Marwick LLP, CKS Group's independent auditors, respectively, regarding each firms' concurrence with USWeb and CKS Group managements' conclusions, respectively, as to the appropriateness of pooling of interests accounting for the CKS Merger under Accounting Principles
Board Opinion No. 16 ("APB No. 16"), if consummated in accordance with the Reorganization Agreement.

CERTAIN PROVISIONS OF REORGANIZATION AGREEMENT

 Effective Time of the CKS Merger

  The CKS Merger will become effective upon the filing of a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by USWeb and CKS Group and specified in the Certificate of Merger (the "Effective Time"). Assuming all conditions to the CKS Merger are met or waived prior thereto, it is anticipated that the Closing Date of the CKS Merger (the "Closing Date") and Effective Time will be on or prior to December 1, 1998.

 Exchange of CKS Group Stock Certificates; Assumption of CKS Group Options

  Promptly after the Effective Time, USWeb, acting through ChaseMellon Shareholder Services, L.L.C. as its exchange agent (the "Exchange Agent"), will deliver to each CKS Group stockholder of record as of the CKS Record Date a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the CKS Merger, represented shares of CKS Group Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF CKS GROUP COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each outstanding CKS Group Stock Option and CKS Group ESPP Option will be assumed by USWeb as described above. OPTION AGREEMENTS NEED NOT BE SURRENDERED. IT IS NOT NECESSARY FOR HOLDERS OF USWEB COMMON STOCK TO SURRENDER CERTIFICATES REPRESENTING USWEB COMMON STOCK.

 Form S-8 Registration Statement

  Within two business days after the Closing Date, USWeb will file a Registration Statement on Form S-8 under the Securities Act covering the shares of USWeb Common Stock issuable with respect to the Assumed Options.

 Stock Ownership Following the CKS Merger

  Based upon the number of shares of CKS Group Common Stock outstanding as of September 25, 1998, an aggregate of approximately 23,195,412 shares of USWeb Common Stock will be issued to CKS Group stockholders in the CKS Merger, and USWeb will assume CKS Group Stock Options to purchase approximately 4,845,216 additional shares of USWeb Common Stock. Based upon the number of shares of USWeb Common Stock issued and outstanding as of September 25, 1998, and after giving effect to the issuance of USWeb Common Stock as described in the previous sentence, the former holders of CKS Group Common Stock outstanding immediately prior to the CKS Merger would be converted into, and have voting power with respect to, approximately 33.8% of the Combined Company's total issued and outstanding shares as of the Effective Time, and holders of former CKS Group Stock Options would hold options to purchase approximately 6.6% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such CKS Group Stock Options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either USWeb or CKS Group changes subsequent to September 25, 1998 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of USWeb or CKS Group at the Effective Time or the Combined Company at any time following the Effective Time.

 Board of Directors; Management Following the CKS Merger

  Pursuant to the Reorganization Agreement, the Board of Directors of Reinvent Communications following the CKS Merger (the "Combined Company Board") will initially consist of nine members, seven of whom are designees of USWeb, and two of whom are designees of CKS Group. The designees of USWeb will be Joseph Firmage, Tobin Corey, James Daley, Robert Hoff, Joseph Marengi, Gary Rieschel and Klaus Schwab, and the designees of CKS Group will be Mark Kvamme and Thomas Suiter. Jeffrey Ballowe, James Heffernan and Barry Rubenstein will be leaving the USWeb Board effective upon consummation of the CKS Merger.

  In addition, following the CKS Merger, the principal executive officers of the Combined Company will be as follows: Mark Kvamme, currently Chairman of the Board and Chief Executive Officer of CKS Group, will be Chairman of the Board of Reinvent Communications; Joseph Firmage, currently Chairman of the Board and Chief Executive Officer of USWeb, will be Chief Executive Officer of Reinvent Communications; Tobin Corey, currently President and Chief Operating Officer of USWeb, Thomas Suiter, currently Chief Creative Officer of CKS Group, Sheldon Laube, currently Chief Technical Officer of USWeb, and Carolyn Aver, currently Executive Vice President, Chief Financial Officer and Secretary of USWeb, will hold the same positions with Reinvent Communications.

 Conduct of Business Prior to the CKS Merger

  Pursuant to the Reorganization Agreement, until the earlier of the termination of the Reorganization Agreement pursuant to its terms or the Effective Time, each of CKS Group and USWeb has agreed, except (i) in the case of CKS Group, as indicated in the disclosure schedule delivered by CKS Group to USWeb in connection with the Reorganization Agreement and in the case of USWeb, as indicated in the disclosure schedule delivered by USWeb to CKS Group in connection with the Reorganization Agreement, or (ii) to the extent that the other shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. USWeb may continue to execute its acquisition program in the usual, regular and ordinary course; provided, however, that USWeb is obligated to obtain CKS Group's written consent prior to acquiring, agreeing to acquire or completing an acquisition if (i) the business to be acquired, without taking any other acquisition into account, would constitute a "significant subsidiary" of USWeb pursuant to the conditions specified in Rule 1-02(w) of SEC Regulation S-X, substituting 20 percent for 10 percent each place it appears therein or (ii) the aggregate number of shares of USWeb Common Stock issued in connection with all acquisitions after September 1, 1998 and prior to the Effective Time shall exceed 5,000,000. Each of USWeb and CKS Group have agreed to promptly notify the other of any material event involving its business or operations. Furthermore, USWeb and CKS Group have agreed that they will exchange monthly summary financial data and that their respective senior management groups will participate in informational meetings on a monthly basis.

 No Solicitation

  Under the terms of the Reorganization Agreement, except under certain limited circumstances, each of USWeb and CKS Group has agreed that it will not solicit or engage in certain other activities relating to, or which could result in, an acquisition proposal from a third party.

 Termination and Termination Fees

  The Reorganization Agreement may be terminated under certain circumstances, including, without limitation, by mutual written consent of USWeb and CKS Group authorized by their respective Boards of

Directors, and by either USWeb or CKS Group: (i) if the other party commits and fails to cure within the specified time certain breaches of any representation, warranty or covenant contained in the Reorganization Agreement; (ii) if consummation of the CKS Merger is prohibited by an order or other action of a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission; (iii) if the CKS Merger is not consummated on or before February 28, 1999 (except that the Reorganization Agreement cannot be terminated pursuant to this provision by a party whose action or failure to act has been a principal cause of the failure of the CKS Merger to occur on or before such date where such action or failure to act constitutes a breach of the Reorganization Agreement); however, such date may be extended by up to 90 days by either party by written notice to the other party if the CKS Merger would have been consummated but for the absence of one or more required approvals, consents, orders or authorizations of any governmental entity or any required third-party consent, waiver or approval, under the HSR Act or like foreign competition or merger control laws and regulations; (iv) if the other party shall have accepted certain acquisition proposals or if any such proposal has been recommended by the board of directors of the other party to its stockholders or the other party failed to include in its Proxy Statement a recommendation from its respective board of directors in favor of the CKS Merger; (v) if the required approval of the stockholders of CKS Group shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or any adjournment thereof (except that such right of termination shall not be available to CKS Group if the failure to obtain stockholder approval shall have been caused by action or inaction in material breach of the Reorganization Agreement); (vi) if the required approval of the stockholders of USWeb shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of the USWeb stockholders duly convened therefor or any adjournment thereof (except that such right of termination shall not be available to USWeb if the failure to obtain stockholder approval shall have been caused by action or inaction of USWeb in material breach of the Reorganization Agreement).

  Each of USWeb and CKS Group has agreed that if the CKS Merger is not consummated as a result of certain specified events, it will pay to the other party a termination fee of $12 million.

 Conditions to the CKS Merger

  The obligations of USWeb and CKS Group to consummate the CKS Merger are subject to certain conditions, including: (i) certain approvals by the stockholders of CKS Group and USWeb in connection with the CKS Merger; (ii) declaration by the SEC of the effectiveness of the Joint Proxy Statement/Prospectus; (iii) absence of any law or order prohibiting consummation of the CKS Merger; (iv) receipt by USWeb and CKS Group of opinions of their respective tax counsel that the CKS Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (v) receipt by USWeb and CKS Group of letters from their independent accountants regarding the firms' respective concurrence with USWeb and CKS Group managements' respective conclusions as to the appropriateness of pooling of interests accounting for the CKS Merger under APB No. 16; (vi) approval for listing on Nasdaq, upon notice of issuance, of the shares of USWeb Common Stock to be issued to CKS Group stockholders pursuant to the CKS Merger; (vii) the continued accuracy in all material respects of the representations and warranties given by the other party in the Reorganization Agreement;
(viii) performance by the other party in all material respects of all agreements and covenants required by the Reorganization Agreement; (ix) the absence of a material adverse change, event or effect with regard to the other party (with certain exceptions described elsewhere in the Joint Proxy Statement/Prospectus); and (x) the continued effectiveness of the "Holder Agreements" executed by certain directors, officers and stockholders of the other party. In addition, the obligations of USWeb to consummate the CKS Merger are subject to the continued effectiveness of certain non-competition agreements with Mr. Kvamme and Mr. Suiter.

 Stock Option Agreements

  As an inducement to USWeb to enter into the Reorganization Agreement, CKS Group entered into a Stock Option Agreement with USWeb dated as of September 1, 1998 (the "CKS Group Stock Option Agreement") pursuant to which CKS Group granted USWeb an option to purchase, under certain circumstances, a number of newly issued shares of CKS Group Common Stock equal to 19.9% of the issued and outstanding shares of CKS Group Common Stock as of the date of exercise of such option. Subject to certain conditions, the option granted under the CKS Group Stock Option Agreement becomes exercisable following the announcement of an alternative business combination proposal involving CKS Group and the occurrence of certain further triggering events, none of which has occurred as of the date of this Prospectus. When exercisable, the option granted under the CKS Group Stock Option Agreement may be exercised by delivery of the per-share exercise price in cash which is equal to the lower of (i) the Exchange Ratio multiplied by the closing price of USWeb Common Stock on the last trading day prior to the date of the CKS Group Stock Option Agreement or (ii) the average closing price of CKS Group Common Stock during the five trading-day period immediately prior to the first public announcement of an alternative business combination proposal. In general, the maximum net proceeds that may be retained by USWeb from termination fees payable under the Reorganization Agreement and the exercise of such stock option and the sale of the underlying stock is $18 million.

  As an inducement to CKS Group to enter into the Reorganization Agreement, USWeb entered into a Stock Option Agreement with CKS Group (the "USWeb Stock Option Agreement") pursuant to which USWeb granted CKS Group an option to purchase, under certain circumstances, a number of newly issued shares of USWeb Common Stock equal to 19.9% of the issued and outstanding shares of USWeb Common Stock as of the date of exercise of such option. Subject to certain conditions, the option granted under the USWeb Stock Option Agreement becomes exercisable following the announcement of an alternative business combination proposal involving USWeb and the occurrence of certain further triggering events, none of which has occurred as of the date hereof. When exercisable, the option granted under the USWeb Stock Option Agreement may be exercised by delivery of the per-share exercise price in cash which is equal to the lower of (i) the closing price of USWeb Common Stock on the last trading day before the date of the USWeb Stock Option Agreement or (ii) the average closing price of USWeb Common Stock during the five trading-day period immediately prior to the first public announcement of an alternative business combination proposal. In general, the maximum net proceeds that may be retained by CKS Group from termination fees payable under the Reorganization Agreement and the exercise of such stock option and the sale of the underlying stock is $18 million.

  Each Stock Option Agreement gives the option holder the right, under certain circumstances, to require the option grantor to repurchase all or any portion of the shares acquired thereunder.

 Holder Agreements

  Each executive officer and director and certain significant stockholders of USWeb have entered into an agreement (each a "USWeb Holder Agreement") restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of USWeb Common Stock and CKS Group Common Stock held by them to help ensure that the CKS Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Each executive officer and director and one significant stockholder of CKS Group have entered into an agreement (each a "CKS Group Holder Agreement") restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of CKS Group Common Stock held by them prior to the CKS Merger and the shares of USWeb Common Stock received by them in the CKS Merger to help ensure that the CKS Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

 Voting Agreements

  Each executive officer and director and certain significant stockholders of USWeb and CKS Group have entered into a voting agreement (each a "Voting Agreement"). Pursuant to these Voting Agreements, such persons have agreed to vote all shares of USWeb Common Stock or CKS Group Common Stock, as applicable, of which they have beneficial ownership or acquire beneficial ownership prior to the termination of the Voting Agreements, in the case of USWeb stockholders, in favor of (i) approval of the issuance of shares of USWeb Common Stock by virtue of the CKS Merger and (ii) certain amendments to the USWeb Certificate and, in the case of CKS Group stockholders, the approval and adoption of the Reorganization Agreement and approval of the CKS Merger. In addition, each such person has granted an irrevocable proxy to the Board of Directors of the other party to vote such persons' shares in accordance with the terms of the applicable Voting Agreement. USWeb has received Voting Agreements in respect of approximately 32.0% of the outstanding CKS Group Common Stock, and CKS Group has received Voting Agreements in respect of approximately 25.4% of the outstanding USWeb Common Stock as of September 1, 1998.

 Interests of Certain Persons in the CKS Merger

  Certain directors and executive officers of CKS Group have certain interests in the CKS Merger that are in addition to the interests of holders of CKS Group Common Stock generally. Each of the executive officers of CKS Group as of the date of the Joint Proxy Statement/Prospectus will hold a senior management position with Reinvent Communications following the CKS Merger. In addition, certain CKS Group executive officers--in particular, Carlton Baab, Robert Clarkson, Ian Small and Kimberly Johnson--have existing contractual arrangements under which they will receive certain financial benefits as a result of the CKS Merger. In addition, Pierre Lamond, a director of CKS Group, is the father-in-law of Mark Kvamme, the Chairman, President and Chief Executive Officer of CKS Group.

  Pursuant to the Reorganization Agreement, USWeb has agreed to indemnify each person who was an officer, director or employee of CKS Group against certain liabilities. In addition, USWeb has agreed to maintain, with certain limitations, the policies of directors' and officers' liability insurance maintained by CKS Group or to provide comparable coverage.

  The foregoing interests of the directors and certain members of management of CKS Group in the CKS Merger may mean that such persons have personal interests in the CKS Merger that may not be identical to the interests of other CKS Group stockholders.

  In addition to the foregoing interests, as of September 1, 1998, the executive officers and directors of CKS Group beneficially owned an aggregate of 3,208,524 shares of CKS Group Common Stock (including 249,437 shares of CKS Group Common Stock subject to CKS Group Options exercisable within 60 days of September 1, 1998). Based upon the closing sale price of USWeb Common Stock on September 28, 1998 of $12.38, and assuming the exercise of outstanding CKS Group Options exercisable within 60 days of September 1, 1998, the aggregate dollar value of USWeb Common Stock to be received in the CKS Merger by the executive officers and directors of CKS Group is approximately $39,721,500.

NO APPRAISAL RIGHTS

  CKS Group stockholders are not entitled to appraisal rights under the DGCL in connection with the CKS Merger. See "Approval of the CKS Merger and Related Transactions--No Appraisal Rights." Accordingly, CKS Group stockholders who do not wish to receive USWeb Common Stock in exchange for their shares of CKS Group Common Stock must liquidate their investment by selling their CKS Group Common Stock prior to the consummation of the CKS Merger.

MARKET AND PRICE DATA

  USWeb Common Stock is traded on Nasdaq under the symbol USWB. On September 1, 1998, the last trading day before public announcement of the execution of the Reorganization Agreement, the closing price of USWeb Common Stock as reported on Nasdaq was $14.44 per share. On September 10, 1998, the closing price of USWeb Common Stock as reported on Nasdaq was $8.75 per share. There can be no assurance as to the actual price of USWeb Common Stock prior to, at or at any time following the Effective Time of the CKS Merger, or in the event the CKS Merger is not consummated.

  CKS Group Common Stock is traded on Nasdaq under the symbol CKSG. On September 1, 1998, the last trading day before public announcement of the execution of the Reorganization Agreement, the closing price of CKS Group Common Stock as reported on Nasdaq was $14.13 per share. On September 10, 1998, the closing price of CKS Group Common Stock as reported on Nasdaq was $11.25 per share. There can be no assurance as to the actual price of CKS Group Common Stock prior to, or at the Effective Time of the CKS Merger, or in the event the CKS Merger is not consummated. In the event the CKS Merger is consummated, CKS Group Common Stock will no longer be traded on Nasdaq.

  The following table sets forth the closing price per share of USWeb Common Stock and CKS Group Common Stock on Nasdaq on September 1, 1998, the last full trading day prior to the public announcement of the signing of the Reorganization Agreement, and on September 28, 1998, the last practicable trading date for which information is available before the printing of this Prospectus, and the equivalent per share prices for CKS Group Common Stock based on the USWeb Common Stock trading prices multiplied by the Exchange Ratio of 1.5:

                                                                CKS
                                                        USWEB  GROUP
                                                        COMMON COMMON CKS GROUP
                                                        STOCK  STOCK  EQUIVALENT
                                                        ------ ------ ----------
   September 1, 1998................................... $14.44 $14.13   $21.66
   September 28, 1998.................................. $12.38 $17.38   $18.56

  Because the Exchange Ratio is fixed, the number of shares of the Combined Company's Common Stock issued for each share of CKS Group Common Stock will not change, and changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the CKS Merger. USWeb stockholders and CKS Group stockholders are encouraged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively. See "Risk Factors--Risks Related to the CKS Merger-- Risks Associated with Fixed Exchange Ratio" and "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Volatility of Stock Price."

RESTRICTIONS ON RESALE OF USWEB COMMON STOCK

  The shares of USWeb Common Stock issuable to stockholders of CKS Group upon consummation of the CKS Merger will be registered under the Securities Act. Such shares may be freely traded without restriction by those stockholders who are not deemed to be "affiliates" of USWeb or CKS Group, as that term is defined in the rules under the Securities Act.

  Shares of USWeb Common Stock received by those stockholders of CKS Group who are deemed to be affiliates of CKS Group may be resold without registration under the Securities Act only as permitted by Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Each person who may be deemed to be an affiliate of CKS Group has agreed not to offer, sell, pledge, transfer or otherwise dispose of any shares of USWeb Common Stock distributed pursuant to the CKS Merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided that an opinion of counsel, satisfactory to USWeb, has been provided to USWeb to the effect that no such registration is required in connection with the proposed transaction, or in an offering that is registered under the Securities Act. In addition, each person who may be deemed to be an affiliate of USWeb and CKS Group has agreed not to sell, transfer or otherwise dispose of, or reduce such person's interest in or risk relating to (i) any shares of USWeb Common Stock and CKS Group Common Stock beneficially owned or subsequently acquired or
(ii) any shares of USWeb Common Stock issued to such person in the CKS Merger or otherwise beneficially owned by such person, except in each case for amounts of CKS Group Common Stock and USWeb Common Stock not more than the de minimis amount permitted by the rules and releases of the SEC relating to pooling of interests accounting treatment, until the Combined Company has publicly released combined financial results of the Combined Company covering a period of at least 30 days of combined operations.

    SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA

  The following selected historical financial information of USWeb and CKS Group has been derived from their respective audited and unaudited historical financial statements and should be read in conjunction with such consolidated financial statements and notes thereto. The consolidated financial statements for USWeb for the two years ended December 31, 1996 and 1997 and for CKS Group for the three fiscal years ended November 30, 1995, 1996 and 1997 are included elsewhere in this Prospectus. The selected unaudited historical financial information as of June 30, 1998, and for the six month period ended June 30, 1998 for USWeb and as of May 31, 1998 and for the six month period ended May 31, 1998 for CKS Group has been derived from the unaudited consolidated financial statements of USWeb and CKS Group as of and for such periods which are included elsewhere in this Prospectus, and which, in the opinion of USWeb's management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of this unaudited interim financial information. The results of operations for these interim periods are not necessarily indicative of the results to be expected for the entire year. The selected pro forma combined financial information is derived from the unaudited pro forma combined financial information included in this Prospectus, and should be read in conjunction with such unaudited pro forma combined financial information and the notes thereto. For purposes of the pro forma operating data, CKS Group's consolidated financial statements for each of the three fiscal years in the period ended November 30, 1997, and for the six-month period ended May 31, 1998, have been combined with USWeb's consolidated financial statements for each of the two years in the period ended December 31, 1997, and the six month period ended June 30, 1998, respectively. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the CKS Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

             USWEB SELECTED HISTORICAL FINANCIAL INFORMATION

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  YEAR ENDED       SIX MONTHS
                                                 DECEMBER 31,         ENDED
                                               ------------------   JUNE 30,
                                                 1996      1997       1998
                                               --------  --------  -----------
                                                                   (UNAUDITED)
HISTORICAL CONSOLIDATED STATEMENT OF OPERA-
 TIONS DATA:
Total revenues................................ $  1,820  $ 19,278   $ 39,068
Loss from operations..........................  (13,965)  (54,493)   (78,459)
Net loss......................................  (13,808)  (58,336)   (77,230)
Net loss per share--basic and diluted.........   (10.35)    (7.98)     (2.45)
Weighted average shares.......................    1,334     7,312     31,580

                                                    DECEMBER 31,
                                                  -----------------  JUNE 30,
                                                    1996     1997      1998
                                                  --------  ------- -----------
                                                                    (UNAUDITED)
HISTORICAL CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and short-term invest-
 ments........................................... $  3,220  $44,145  $ 61,812
Working capital..................................       73   40,516    59,056
Total assets.....................................    7,482   79,250   259,866
Lease obligations, long-term portion.............      436      372     1,177
Total stockholders' equity (deficit).............  (12,492)  66,689   229,599

            CKS GROUP SELECTED HISTORICAL FINANCIAL INFORMATION

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   SIX MONTHS
                                  YEAR ENDED NOVEMBER 30,             ENDED
                          ----------------------------------------   MAY 31,
                           1993    1994    1995    1996     1997      1998
                          ------- ------- ------- ------- -------- -----------
                                                                   (UNAUDITED)
HISTORICAL CONSOLIDATED
 STATEMENT
 OF INCOME DATA:
Revenues................. $27,383 $44,761 $58,383 $88,248 $133,602   $71,998
Operating income.........   2,414   4,987   6,578  11,361   11,434     6,149
Net income...............   2,291   4,916   5,809  10,449    7,666     4,011
Pro forma net income(1)..   1,502   3,087   4,051   8,367    7,348       --
Net income per share:
  Basic..................     --      --      --      --       --      $0.26
  Diluted................     --      --      --      --       --      $0.25
Weighted average shares:
  Basic..................     --      --      --      --       --     15,303
  Diluted................     --      --      --      --       --     16,231
Pro forma net income per
 share(1):
  Basic.................. $  0.30 $  0.43 $  0.44 $  0.61 $   0.50   $   --
  Diluted................ $  0.18 $  0.32 $  0.36 $  0.58 $   0.47   $   --
Weighted average shares:
  Basic..................   4,934   7,112   9,176  13,646   14,633       --
  Diluted................   8,175   9,639  11,265  14,435   15,590       --

                                          NOVEMBER 30,
                            ----------------------------------------   MAY 31,
                             1993    1994    1995    1996     1997      1998
                            ------- ------- ------- ------- -------- -----------
                                                                     (UNAUDITED)
HISTORICAL CONSOLIDATED
 BALANCE
 SHEET DATA:
Cash, cash equivalents and
 marketable
 securities...............  $ 3,699 $ 4,314 $ 4,817 $57,280 $ 42,264  $ 38,888
Working capital...........    1,677   3,056   3,626  50,775   49,114    52,255
Total assets..............   11,175  20,596  23,659  95,476  146,473   141,402
Notes and lease obliga-
 tions, long-term
 portion..................      145     446     496     502      739       765
Total stockholders' equi-
 ty.......................    3,282   5,244   6,350  60,858   94,592    99,719

---------------------

(1) Pro forma net income and pro forma net income per share gives effect to the pro forma tax provision recorded to present CKS Group's acquisition of a partnership in January 1997, accounted for as a pooling of interests, as if the partnership had been a C corporation fully subject to income taxes. See
    Note 3 of Notes to Unaudited Pro Forma Combined Financial Information.

            SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                               (UNAUDITED)

                                                                    SIX MONTHS
                                         YEAR ENDED DECEMBER 31,      ENDED
                                        --------------------------   JUNE 30,
                                        1995(2) 1996(2)   1997(2)    1998(3)
                                        ------- -------  ---------  ----------
PRO FORMA COMBINED STATEMENT OF OPERA-
 TIONS DATA:
Revenue(4)............................. $37,931 $60,379  $ 166,317   $110,810
Income (loss) from operations..........   6,578  (2,604)  (196,635)   (73,116)
Net income (loss)......................   4,051  (5,441)  (204,822)   (74,077)
Net income (loss) per share(5):
  Basic................................ $  0.29 $ (0.25) $   (5.12)  $  (1.10)
  Diluted..............................    0.24   (0.25)     (5.12)     (1.10)
Weighted average shares(5):
  Basic................................  13,764  21,803     39,994     67,581
  Diluted..............................  16,898  21,803     39,994     67,581

                                                                       JUNE 30,
                                                                       1998(6)
                                                                       --------
PRO FORMA COMBINED BALANCE SHEET DATA(7):
Cash, cash equivalents and short-term investments..................... $101,754
Working capital.......................................................   95,845
Total assets..........................................................  423,058
Debt and leases obligations, long-term................................    1,942
Total stockholders' equity............................................  331,677

---------------------

(2) Includes CKS Group results for the years ended November 30, 1995, 1996 and 1997, respectively.

(3) Includes CKS Group results for the six-month period ended May 31 1998.

(4) Pro forma combined revenue reflects a reclassification of CKS Group's historical revenues which nets certain production revenues and related costs to conform to USWeb's accounting policies and basis of presentation. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $20.5 million, $29.7 million, $38.6 million and $17.7 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998. See Note 2 of Notes to Unaudited Pro Forma Combined Financial Information.

(5) See Note 4 of Notes to Unaudited Pro Forma Combined Financial Information for description of per share computation and weighted average shares outstanding computation.

(6) Includes CKS Group consolidated balance sheet data as of May 31, 1998.

(7) It is anticipated that USWeb will incur charges to operations related to the CKS Merger currently estimated to be $18.0 million, principally in the quarter in which the CKS Merger is consummated. These charges include direct transaction costs, primarily for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined balance sheet data, but is not reflected in the unaudited pro forma combined statement of operations data. This charge is a preliminary estimate only and is subject to change.

                            CKS GROUP BUSINESS

  The following sections provide information on the business of CKS Group on a stand-alone basis and does not describe the business of CKS Group if the CKS Merger is consummated. The following CKS Group Business section also contains forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding, without limitation, development and application of new media marketing communication services and products, and industry trends, CKS Group's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those factors set forth under "Risk Factors" and elsewhere in this Prospectus. See "Forward-Looking Statements."

BUSINESS

  CKS Group is an international integrated marketing services and technology company headquartered in Cupertino, California. CKS Group specializes in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services and messages. The integrated marketing communication services that CKS Group provides include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement services. CKS Group is a provider of integrated marketing communication programs that use advanced technology solutions and new media. New media is defined by CKS Group as media that delivers content to the end user in digital form, including the World Wide Web, the Internet, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks. New media services represented approximately 25.8%, 25.2% and 15.5% of CKS Group's revenues for fiscal years 1997, 1996 and 1995, respectively. The balance of CKS Group's revenue for such periods was derived from CKS Group's other integrated marketing communication services, including strategic corporate and product positioning, corporate identity and product branding, systems integration, environmental design, packaging, electronic commerce, collateral systems, advertising, direct marketing, consumer promotions, trade promotions and media placement.

  CKS Group was incorporated in California in 1994 and is the successor to three predecessor corporations, CKS Group Partners, Inc., CKS Group Pictures, Inc., and CKS Group Interactive, Inc., which are now wholly owned subsidiaries of CKS Group. CKS Group Partners, Inc. originally began business in 1987 with two employees as Cleary Communications. CKS Group Pictures, Inc. and CKS Group Interactive, Inc. were incorporated in 1994 and merged into CKS Group Partners, Inc. in January 1998. CKS Group was reincorporated in Delaware in December 1995. CKS Group acquired Schell/Mullaney, Inc. ("Schell/Mullaney") in August 1996; Donovan & Green, Inc. ("Donovan & Green") and McKinney & Silver ("M&S") in January 1997; CKS Group Holding (Deutschland) GmbH ("CKS Group GmbH"), formerly Electronische Publikationen GmbH and Gormley & Partners, Inc. ("Gormley") in March 1997; and SiteSpecific, Inc. ("SiteSpecific") in June 1997.

INDUSTRY BACKGROUND

  Several recent trends within the U.S. and international business communities are changing the marketing communications needs of businesses throughout the world. These trends include the following:

  . Shortening product life cycles and preparation times for marketing campaigns, which increase the need for rapid development and execution of marketing strategies.

  . Rapid growth of new media, such as the World Wide Web, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks, as an integral component of marketing communication strategy.

  . Increasing complexity of sophisticated digital delivery, storage and multimedia enhancement tools and technologies designed to improve the effectiveness of new media communications.

  . Advancements in electronic commerce technology and the technological sophistication required by large corporate web presences.

  . The development of narrowly focused media delivery vehicles, such as proprietary online services, the World Wide Web, satellite television and special interest magazines, which allow greater market segmentation, but demand coordination of multiple variations of marketing messages aimed at particular market subsegments.

  . Corporate downsizing, which has led many corporations to reduce the size of their in-house marketing departments, which in turn has led to an increased need to outsource the creation, coordination and implementation of such corporations' marketing strategies.

CKS GROUP STRATEGY

  CKS Group's overall strategy is to consistently deliver integrated marketing communication services and products to its clients through the creative use of advanced technology, breakthrough design and superior account management. CKS Group's goals are to expand its client base and continue to diversify upon its core strengths in order to further enhance its ability to provide high quality marketing solutions that must be developed quickly and efficiently. CKS Group's strategy also includes the following:

  CREATIVE EXCELLENCE. CKS Group attempts to provide creative solutions in all areas of marketing communications to meet or exceed the highest standards of service within each individual discipline. CKS Group has received numerous honors and awards, including Addy Awards, Margaret Larsen Awards for Design, Murphy Awards, Telly Awards and a Communication Arts Design Annual Award. In order to maintain high levels of creativity and quality, CKS Group places great importance on recruiting and retaining talented employees. CKS Group's investment in tools and technologies has been an important factor in recruiting and retaining talented employees who are attracted to CKS Group's technology-driven culture. In addition, CKS Group's integrated approach to marketing communications services attracts many highly qualified employees who are interested in applying their skills to more than one marketing discipline.

  UTILIZATION OF TECHNOLOGY AS A COMPETITIVE FACTOR. CKS Group seeks to capitalize on the fundamental changes in the marketing communication services marketplace by becoming the premier supplier of integrated marketing communications through the continued use of its advanced technology expertise. CKS Group employs its extensive information technology expertise and experience to provide clients with end-to-end new media content delivery solutions. The engineering staff includes individuals with extensive experience in computer systems, networking and relational database technology and provides a broad range of information technology services, such as systems database design, systems architectural design and performance tuning. These services enable clients to extend new media marketing content to include live audio and video event broadcasts over the World Wide Web, Internet commerce infrastructure and access to corporate intranets and commercial databases. CKS Group's programming staff is skilled in Java, PL/SQL, HTML, C/C++, Perl, Visual Basic and other programming languages, and Oracle, Microsoft SQL Server, Sybase and Informix database environments, as well as multimedia tools such as Director, JavaScript, QuickTime VR and various content distribution, or "push" technologies. Finally, CKS Group's engineering staff is experienced in integrating a wide variety of Internet-oriented software solutions.

  USE INTEGRATION AS A TOOL FOR BUILDING CLIENT RELATIONSHIPS. CKS Group has been able to utilize its integrated approach to marketing communication services as an effective tool in forming its present client relationships, and CKS Group believes that such integration will continue to serve this function in the future. CKS Group's client relationships have typically begun with a single assignment that might encompass corporate identity or packaging, a brochure or a World Wide Web site. Such single project relationships have allowed clients to experience CKS Group's services with minimal long-term risk. In many instances, with clients such as Fujitsu PC Corporation, Apple Computer, and Audi of America, Inc., CKS Group has been successful in expanding relationships beyond the single-project assignment to include additional projects in other marketing disciplines.

  CAPITALIZE ON LEADERSHIP POSITION AND MARKET OPPORTUNITIES IN NEW MEDIA. CKS Group has been and continues to be a leader in the development and application of new media marketing communication services and products. CKS Group believes that the proliferation of the Internet and other new media will continue to provide substantial opportunities to CKS Group. These opportunities have enabled companies to better focus their marketing messages and may ultimately result in one-on-one marketing to specific individuals. Towards this end, CKS Group seeks to provide clients with integrated new media design and development services as well as support in implementing and maintaining key content delivery technologies.

  GROW THROUGH ACQUISITIONS OF COMPLEMENTARY BUSINESSES. CKS Group seeks to acquire businesses that offer complementary marketing communication services, products and technologies. CKS Group evaluates potential acquisitions for their ability to add to CKS Group's new media capabilities, technological proficiency, creative excellence, management expertise and integrated marketing services skills. Other factors that CKS Group evaluates in considering potential acquisitions include a reputation for superb creative work both in specialties where CKS Group is particularly strong and in specialties that have not been CKS Group's historic strengths. Additional factors include the accessibility of proprietary technology and new media expertise, potential for geographic expansion, relationships with certain companies and clients and the degree to which the potential acquisition candidate shares CKS Group's vision of combining integrated marketing communications services with an understanding of technology. To date, CKS Group has completed the following acquisitions:

                        ACQUIRED ENTITY                      ACQUISITION DATE
                        ---------------                      ----------------
   Schell/Mullaney--a New York advertising and marketing
    firm specializing in marketing communication services
    for high technology clients.............................    August 1996
   Donovan & Green--a New York integrated marketing
    communications firm with a strong emphasis in
    environmental design, brand identity and imaging and the
    evolving discipline of information architecture.........   January 1997
   McKinney & Silver--a Raleigh, North Carolina advertising
    and marketing services firm.............................   January 1997
   CKS Group Holding (Deutschland)--an integrated marketing
    communications firm that provides direct marketing, ad-
    vertising, event marketing, public relations and channel
    marketing services in Germany, Switzerland and Austria..     March 1997
   Gormley & Partners--a Greenwich, Connecticut strategic
    corporate and product positioning strategy firm.........     March 1997
   SiteSpecific--a New York marketing communications firm
    specializing in new media and on-line network marketing
    services................................................      June 1997

  See "Risk Factors--Risks Related to the Combined Company, USWeb and CKS Group--Integration of Other Acquired Businesses" and "--Risks Related to Future Acquisitions."

CKS GROUP CLIENTS AND SERVICES

  CKS GROUP PROVIDES A BROAD RANGE OF MARKETING COMMUNICATION
SERVICES. Depending on the scope of the assignment, CKS Group's services to its clients range from execution of a discrete marketing project, such as designing product packaging, to taking responsibility for the overall marketing message through multiple methods. When CKS Group assumes responsibility for the overall marketing message, CKS Group works with the client to analyze the client's products or services and the market for those services and to evaluate the appropriate media to reach the desired market efficiently. CKS Group then creates and distributes various versions of the message through the chosen media. CKS Group's services include the following:

  . STRATEGIC CORPORATE AND PRODUCT POSITIONING Development of a unique selling proposition for either a company or product that differentiates it from the competition.

  . CORPORATE IDENTITY AND PRODUCT BRANDING Development of a creative look and feel that establishes a corporate or brand personality to differentiate it from the competition.

  . NEW MEDIA Development of media to be delivered to end users in digital form, including the World Wide Web, the Internet, proprietary online services, CDROMs, laptop PC presentations and interactive kiosks.

  . SYSTEMS INTEGRATION Development and execution of information technology services such as systems database design, systems architectural design and performance tuning, that enable clients to extend new media marketing content to include live audio and video broadcasts over the World Wide Web, Internet commerce infrastructure and access to corporate intranets and commercial databases.

  . ENVIRONMENTAL DESIGN Creative design, development and management of virtual and physical images as well as information and entertainment environments, including the development of public exhibition spaces and retail store formats.

  . PACKAGING Creative development, design and production of individual retail packages or integrated retail packaging systems.

  . ELECTRONIC COMMERCE Architecture, development, integration and implementation of complex and secure systems that enable clients to conduct business electronically.

  . COLLATERAL SYSTEMS Development and implementation of literature systems including, for example, individual brochures, flyers and data sheets.

  . ADVERTISING Broadcast and/or print advertising designed to generate awareness of a company, product, or service over an extended period of time.

  . DIRECT MARKETING Development of marketing programs designed to generate demand among a specific target audience within a limited time frame.

  . CONSUMER PROMOTIONS Marketing communications campaigns and merchandising materials designed to increase sales among consumers.

  . TRADE PROMOTIONS Marketing communications campaigns designed to provide information and incentives to specific industry trade groups in a limited time frame.

  . MEDIA PLACEMENT SERVICES Strategic planning, negotiation and purchase of both traditional and new media.

DEVELOPMENT OF NEW CLIENT RELATIONSHIPS

  CKS Group attracts new clients through a number of different methods. In December 1997, CKS Group established a new business development organization composed of senior executives from several of CKS Group's operating units. The charter of this organization is to pursue larger client relationships through a more centralized and focused sales effort. Additionally, CKS Group has relied heavily on referrals from existing clients to attract new clients. CKS Group's executive officers have historically engaged in numerous speaking tours and other presentations aimed at attracting new clients. These speaking tours have led directly to the formation of new client relationships by CKS Group as well as substantial press and other media coverage of CKS Group, which has indirectly assisted CKS Group in forming new client relationships. CKS Group also advertises its integrated marketing communication services in certain business magazines.

USE OF TECHNOLOGY

  CKS Group's founders' and many of its employees' prior experience in technology companies, along with the location of CKS Group's headquarters in Silicon Valley, have helped CKS Group to utilize technology as a major competitive advantage. CKS Group employs its extensive information technology expertise and experience in providing clients with end-to-end new media content creation and delivery solutions. CKS Group also acquires licenses to certain third-party software products and tools prior to the time such products and tools are generally available by acting as a beta site for pre-release versions of these products and tools. In addition, CKS Group employs technology to maximize its ability to provide high quality, integrated marketing communication services to its clients in a timely and cost-effective manner.

  ACCESS TO NEW TECHNOLOGIES. CKS Group's reputation as a technological innovator frequently allows it access to advanced media and communications technologies before such technologies are available to the general public or to CKS Group's competitors. In addition, CKS Group is frequently involved in alpha and beta test programs for pre-release versions of new information technologies. Early access to emerging technologies often allows CKS Group to provide innovative media and marketing solutions to its customers before CKS Group's competitors, and to more rapidly explore and exploit the benefits of such new technologies. As a result of these relationships, CKS Group's engineers and creative staff regularly interact with the persons who design and develop the new media tools CKS Group uses. CKS Group believes it enjoys an advantage over its competition in effectively utilizing advanced multimedia and communications technologies to deliver its clients' marketing messages.

  DIGITAL CONTENT. CKS Group has made a substantial investment in technology that allows all of its employees to share and utilize digital content as well as other Company and client information in an easy and efficient manner. A substantial portion of the work performed by most of CKS Group's offices are maintained in digital form on CDROMs. CKS Group has created an electronic network among its offices, which facilitates the sharing of information and allows each office to benefit from the experience and knowledge of other offices. CKS Group believes that its use of digital technology for the production and shipping of audio and video content, packaging and design assignments, frequent updating of content for whatever distribution medium being used, virtual sets, internal communication, and cost control enable CKS Group to provide superior solutions to its clients at lower costs than traditional marketing communication services companies.

  ELECTRONIC JOB JACKET SOFTWARE. The Electronic Job Jacket is a proprietary software system that CKS Group uses for internal purposes to track financial and other information relating to completed and open projects being worked on by CKS Group. CKS Group uses the Electronic Job Jacket in project bids to help estimate, based upon historical information from prior projects, the various resources that will be needed to complete the project. When a project commences, each person working on the project records, on a daily or weekly basis, the time spent on the project. This allows the account manager, individuals working on the account, CKS Group's executive officers and finance personnel to compare, at any time, CKS Group's performance against the estimates that formed the basis for CKS Group's project quote. The system allows CKS Group to evaluate, throughout a project, if its costs of performing the services are likely to exceed the revenue received, or result in lower margins than anticipated. By closely monitoring the information contained in the Electronic Job Jacket, CKS Group is better able to manage its projects. CKS Group can also obtain data on the cost of performing certain services, thereby improving its ability to prepare appropriate bids on future projects. Additionally, the Electronic Job Jacket is linked with CKS Group's accounting system, allowing CKS Group to obtain accurate information as to the extent of project completion for the purpose of recognizing revenues.

COMPETITION

  The markets for CKS Group's services are highly competitive and are characterized by pressures to reduce prices, incorporate new capabilities and accelerate job completion schedules.

  CKS Group faces competition from a number of sources. These sources include national and regional advertising agencies as well as specialized and integrated marketing communication firms. In addition, with respect to new media, many national advertising agencies have internally developed or acquired new media capabilities. New competitors that either provide integrated or specialized services (e.g., corporate identity and packaging, advertising services or World Wide Web site design) or are technologically proficient, especially in the new media arena, have emerged and are competing with CKS Group. Many of CKS Group's competitors or potential competitors have longer operating histories, longer client relationships and significantly greater financial, management, technology, development, sales, marketing and other resources than CKS Group. In addition, CKS Group's ability to maintain its existing client relationships and generate new clients depends, to a significant degree, on the quality of its services and its reputation among its clients and potential clients, compared with the quality of services provided by, and the reputations of, CKS Group's competitors. To the extent CKS Group loses clients to CKS Group's competitors because of dissatisfaction with CKS Group's services or CKS Group's reputation is adversely impacted for any other reason, CKS Group's business, financial condition and operating results could be materially adversely affected.

  There are relatively low barriers to entry into CKS Group's business. CKS Group has no significant proprietary technology that would preclude or inhibit competitors from entering the integrated marketing communication solutions market. CKS Group expects that it will face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer marketing communication services and products that provide significant performance, price, creative or other advantages over those offered by CKS Group, which could have a material adverse effect on CKS Group business, financial condition and operating results.

  The principal factors on which CKS Group competes are creative quality, client service, technological and new media sophistication, price and intangible factors such as the interpersonal skills of the individuals managing the client account. CKS Group believes that it competes favorably with respect to each of these factors.

                      COMPARATIVE MARKET PRICE DATA

  The table below sets forth, for the calendar quarters indicated, the reported high and low closing prices of USWeb Common Stock and CKS Group Common Stock as reported on Nasdaq.

                                                                     CKS GROUP
                                                        USWEB          COMMON
                                                   COMMON STOCK(1)    STOCK(2)
                                                   --------------- -------------
                                                    HIGH     LOW    HIGH   LOW
                                                   --------------- ------ ------
   1996 CALENDAR YEAR
   First Quarter..................................     --      --  37.250 25.000
   Second Quarter.................................     --      --  43.750 24.500
   Third Quarter..................................     --      --  31.500 23.625
   Fourth Quarter.................................     --      --  29.625 18.000
   1997 CALENDAR YEAR
   First Quarter..................................     --      --  35.500 21.000
   Second Quarter.................................     --      --  34.250 21.250
   Third Quarter..................................     --      --  44.250 29.625
   Fourth Quarter.................................  13.125   8.500 43.500 11.375
   1998 CALENDAR YEAR
   First Quarter..................................  23.000  10.125 23.250 13.813
   Second Quarter.................................  36.750  17.188 26.250 17.625
   Third Quarter (through September 28, 1998).....  29.250   8.438 22.750 10.688

---------------------

(1) USWeb's Common Stock began trading on Nasdaq on December 5, 1998.

(2) CKS Group's fiscal year ends November 30 of each year. The information set forth above is presented based on calendar year quarters.

  On September 1, 1998, the last full trading day prior to the public announcement of the execution and delivery of the Reorganization Agreement, the closing prices on Nasdaq were $14.44 per share of USWeb Common Stock and $14.13 per share of CKS Group Common Stock. On September 28, 1998, the closing prices on Nasdaq were $12.38 per share of USWeb Common Stock and $17.38 per share of CKS Group Common Stock.

  Because the Exchange Ratio is fixed, changes in the market price of USWeb Common Stock will affect the market value of the USWeb Common Stock to be received by stockholders of CKS Group in the CKS Merger. USWeb stockholders and CKS Group stockholders are urged to obtain current market quotations for USWeb Common Stock and CKS Group Common Stock prior to the USWeb Special Meeting and CKS Group Special Meeting, respectively.

  Neither USWeb nor CKS Group has paid cash dividends. USWeb and CKS Group currently intend that the Combined Company will retain earnings for development of its business and not distribute earnings to stockholders as dividends for the foreseeable future. The declaration and payment by the Combined Company of any future dividends and the amount thereof will depend upon the Combined Company's results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or senior securities and other factors deemed relevant by the Combined Company Board.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company, and their ages as of September 1, 1998, are as follows:

NAME                     AGE POSITION
----                     --- --------
Joseph Firmage.......... 27  Chairman of the Board and Chief Executive Officer
Tobin Corey............. 37  President
Carolyn Aver............ 39  Executive Vice President, Chief Financial Officer and Secretary
Sheldon Laube........... 48  Executive Vice President and Chief Technology Officer
Jeffrey Ballowe(1)...... 41  Director
James Daley............. 62  Director
James Heffernan......... 57  Director
Robert Hoff(1)(2)....... 46  Director
Joseph Marengi.......... 44  Director
Gary Rieschel(2)........ 41  Director
Barry Rubenstein........ 55  Director
Klaus Schwab............ 59  Director

---------------------

(1) Member of the Audit Committee.

(2)Member of the Compensation Committee.

  Mr. Joseph Firmage co-founded the Company in December 1995 and has served as its Chairman and Chief Executive Officer since that time. From August 1994 to December 1995, Mr. Firmage served as Vice President of Strategic Planning of the Systems Group of Novell. Prior to joining Novell, Mr. Firmage founded Serius Corporation ("Serius"), where he served as Chief Executive Officer from 1989 through 1993, when Serius was sold to Novell.

  Mr. Tobin Corey co-founded the Company in December 1995 and has served as its President since June 1996. Prior to June 1996, Mr. Corey served as its Executive Vice President, Marketing. From 1994 to December 1995, Mr. Corey served as Vice President of Marketing for the NetWare Products Division of Novell. From 1991 through 1994, Mr. Corey served as Director of Marketing for the Desktop Division of Novell.

  Ms. Carolyn Aver joined the Company in May 1998 as the Company's Executive Vice President, Chief Financial Officer and Secretary. From May 1997 to May 1998, Ms. Aver was Vice President and Chief Financial Officer of BackWeb Technologies, an Internet technology company. Prior to joining BackWeb Technologies, Ms. Aver acted as Vice President and Chief Financial Officer of ParcPlace-Digitalk from March 1993 to May 1997. Ms. Aver was also employed by AutoDesk, Inc. from October 1984 to March 1993 where she served in various capacities including Controller, Chief Financial Officer and Vice President, Finance.

  Mr. Sheldon Laube co-founded the Company and has served as its Executive Vice President and Chief Technology Officer since January 1996. From July 1995 through January 1996, Mr. Laube served as Chief Technology Officer for Novell. Prior to joining Novell, Mr. Laube was employed by Price Waterhouse LLP as a partner and served as Director of Information and Technology from 1986 to May 1995.

  Mr. Jeffrey Ballowe has served as a Director of the Company since February 1996. From March 1996 to December 1997, Mr. Ballowe served as President of the Ziff-Davis Interactive Media and Development Group. Prior to March 1996,
Mr. Ballowe served as President of the Ziff-Davis Interactive Media Group in

1995 and as President of the Ziff-Davis Marketing and Development Group in 1994. He became Group Vice President of the Ziff-Davis Business Media Group in 1993 and Vice President of the Ziff-Davis Worldwide Network of Direct Publications in 1991.

  Mr. James Daley has served as a Director of USWeb since July 1998. Mr. Daley held a variety of management and senior leadership roles during more than 35 years of service at Price Waterhouse ("PW"), one of the world's largest professional services firms. Most notably, Mr. Daley served as the firm's co-chairman and its chief operating officer from 1988 to 1995, during which time he was responsible for the significant growth of PW's Management Consulting Practice as well as the worldwide technology infrastructure used in PW's implementation of Lotus Notes. He graduated with honors from Ohio University with a Bachelor's degree in Business Administration.

  Mr. James Heffernan co-founded the Company in December 1995 and has served as a Director since that time. Since May 1998 Mr. Heffernan has also served as a consultant to the Company. From December 1995 to May 1998, Mr. Heffernan served as the Company's Executive Vice President, Chief Financial Officer and Secretary. From May 1993 to July 1994, he worked as an independent consultant and then joined Interlink Computer Sciences, Inc. in July 1994 as Chief Financial Officer, where he served until January 1996. From March 1992 to May 1993, Mr. Heffernan served as Chief Financial Officer and Chief Operating Officer of Serius. Mr. Heffernan has also served as an officer of several other technology companies, including Software Publishing Corp., Zital Inc. and Measurex Corp. Mr. Heffernan is a director of Savoir Technology Group, Inc.

  Mr. Robert Hoff has served as a Director of the Company since February 1996. He has been a general partner of Crosspoint Venture Partners, a private venture capital investment company, since September 1983. Mr. Hoff also serves as a director of PairGain Technologies, Inc. and Onyx Acceptance Corporation.

  Mr. Joseph Marengi has served as a Director of USWeb since August 1998. Mr. Marengi currently serves as senior vice president and group general manager for Dell Computer Corporation, a personal computer manufacturer. Prior to joining Dell, Mr. Marengi served as president and chief operating officer for Novell, Inc., a network software company. He joined Novell in 1989 through the acquisition of Excelan and quickly moved through successive promotions including executive vice president of worldwide sales and field operations. As executive vice president, he was directly responsible for setting up the major account, licensing and consulting programs, and for overseeing the company's international expansion. Mr. Marengi earned a bachelor's degree in public administration from the University of Massachusetts, Boston, and a master's degree in management from the University of Southern California, Los Angeles.


  Mr. Gary Rieschel has served as a Director of the Company since March 1996. Mr. Rieschel has been a Senior Vice President of SOFTBANK Holdings since January 1996. Prior to January 1996, Mr. Rieschel served as Vice President of Marketing for nCube from September 1994 to December 1995; as Director of Channel Sales for Cisco Systems from July 1993 to October 1994; and as General Manager, Asia for Sequent Computer from January 1989 to July 1993. Mr. Rieschel is a director of Concentric Networks and several privately held companies.

  Mr. Barry Rubenstein has served as a Director of the Company since May 1997. Mr. Rubenstein is President, a director and a shareholder of InfoMedia Associates, Ltd. which is a General Partner of the 21st Century Partnerships. Mr. Rubenstein is also Chief Executive Officer of Wheatley Partners, L.L.C., the General Partner of Wheatley Foreign Partners, L.P. Seneca Ventures and Woodland Venture Fund, each of which is an investment partnership. Prior to his experience as an investor, Mr. Rubenstein served as the founder of several technology companies, including Applied Digital Data Systems, Inc. and Cheyenne Software, Inc. Mr. Rubenstein also serves as a director of Infonautics, Inc., The Milbrook Press, Inc. and Source Media Inc.

  Mr. Klaus Schwab has served as Director of USWeb since June 1998. Mr. Schwab is president of the World Economic Forum, an international membership organization integrating leaders from business, government and academia into a partnership committed to improving the state of the world. He also serves as vice-chairman of the UN Committee for Development Planning and is a board member of the Earth Council, the Foundation Board of the UNESCO's World Foundation for AIDS Research and Prevention, as well as a member of the Board of Trustees of the Peres Center for Peace. Mr. Schwab has been a professor of Business Policy at the University of Geneva since 1972. He studied at the Swiss Federal Institute of Technology in Zurich; the University of Fribourg; and at Harvard University. Degrees include doctorates in Mechanical Engineering and Economics (summa cum laude).

  Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company.

BOARD COMMITTEES

  The Board of Directors has established an audit committee and a compensation committee. The audit committee, consisting of Mr. Ballowe and Mr. Hoff, recommends the selection of independent auditors to the Board of Directors, reviews the scope and results of the audit and other services provided by the Company's independent accountants, and reviews the Company's accounting practices and its systems of internal accounting controls (the "Audit Committee").

  The compensation committee, consisting of Mr. Hoff and Mr. Rieschel, reviews and approves the salaries, bonuses and other compensation payable to the Company's executive officers and administers and makes recommendations concerning the Company's employee benefit plans (the "Compensation Committee").

DIRECTOR COMPENSATION

  The Company reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of the Company. The Company currently does not pay fees to its directors for attendance at meetings. The Company also grants stock options to directors. See "--Employee Benefit Plans."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.

MANAGEMENT CONTINUITY AGREEMENTS

  The Company has entered into Management Continuity Agreements with each of Messrs. Firmage, Corey, Heffernan and Laube. Pursuant to the agreements with each of Messrs. Firmage, Corey and Heffernan, if the Company (a) terminates his employment without cause at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay to him equal to his 12 months' base compensation or (b) if the Company terminates his employment or he voluntarily terminates his employment at any time 60 days or less before or within 18 months after a change in control, the Company shall provide him severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, the Company shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability

(regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. The term of each of the agreements is for the period of each of Mr. Corey's, Mr. Heffernan's and Mr. Laube's at will employment.

  Pursuant to the agreement with Mr. Laube, if the Company terminates his employment without cause (a) at any time more than 60 days before or more than 18 months after a "change in control" (as defined in the agreement), the Company shall provide severance pay equal to his 12 months' base compensation or (b) at any time 60 days or less before or within 18 months after a change in control, the Company shall provide severance pay equal to the greater of his base compensation for the year immediately preceding or the year coinciding with the year of payment of such severance pay. In either case, the Company shall also provide health insurance coverage to the extent provided immediately prior to his termination until the earlier of 12 months following such termination or the date that he receives health insurance coverage from another employer. In the event of a change of control, the Company shall provide a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options. In the event that he is terminated as a result of death or disability (regardless of whether there is a change in control), any repurchase rights of the Company with respect to 50% of the shares that he holds shall lapse and options that he holds shall become vested as to an additional 50% of the shares subject to such options. In the event that he is terminated for good business reasons during the initial two-year period, he is entitled to receive severance pay equal to 24 months' base compensation together with a release of all repurchase rights over unvested stock and an acceleration of the vesting period for any unvested options (as defined in the agreement). In addition to his base compensation of $260,000, he is entitled to receive a quarterly bonus of $25,000 so long as he is employed by the Company.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

  The Company's Certificate of Incorporation, the Company's Bylaws, Section 145 of the Delaware General Corporation Law and the form of indemnification agreement entered into between the Company and certain of its directors and officers, subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Company has obtained directors' and officers' insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

  The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

  At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification is expected to be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the compensation paid by the Company during the fiscal years ended December 31, 1997 and December 31, 1996 to the Company's Chief Executive Officer and each of the Company's four other executive officers (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                  ANNUAL COMPENSATION          AWARDS
                                  ------------------------  ------------
                                                             SECURITIES
                                                             UNDERLYING  OTHER ANNUAL   ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY($)      BONUS($)    OPTIONS(#)  COMPENSATION  COMPENSATION
---------------------------  ---- ----------     ---------  ------------ ------------  ------------
Joseph Firmage...........    1997 $  200,000     $     --     105,000      $   --        $   168(3)
 Chairman and Chief          1996    200,000(1)        --         --       115,216(2)        140(3)
 Executive Officer and
 Director
Tobin Corey..............    1997    200,000           --     105,000          --        139,230(5)
 President                   1996    197,307(4)      5,582        --        48,787(2)        193(3)
James Heffernan..........    1997    200,000           --      60,000          --          1,571(3)
 Executive Vice              1996    191,667(4)        --         --           --          1,313(3)
 President, Chief
 Financial Officer,
 Secretary and Director
Sheldon Laube............    1997    259,992       100,000     30,000          --            816(3)
 Executive Vice President    1996    241,886(4)    100,000        --           --            508(3)
 and Chief Technology
 Officer
Kenneth Campbell (6).....    1997    126,641           --         --           --            668(3)
 Executive Vice              1996    220,000           --         --           --            840(3)
 President, Affiliate
 Operations

---------------------
(1) Does not include $16,666 earned in 1995 but not paid until 1996.
(2) Consists of payments made in reimbursement for relocation expenses for Mr. Firmage and Mr. Corey.
(3) Consists of life insurance premiums paid on behalf of Mr. Firmage, Mr. Corey, Mr. Heffernan, Mr. Laube and Mr. Campbell.
(4) The annual base salaries for Mr. Corey, Mr. Heffernan and Mr. Laube are $200,000, $200,000 and $260,000, respectively. The figures listed represent payment for actual employment during 1996, which was slightly less than 12 months.
(5) Consists of $230 of life insurance premiums paid on behalf of Mr. Corey and $139,000 of loan forgiveness. See "Certain Transactions."
(6) Mr. Campbell resigned from the Company effective July 29, 1997. See "Certain Transactions" for a description of the terms of the Company's agreement with Mr. Campbell. The annual base salary for Mr. Campbell was $220,000. The figure listed represents payment for actual employment during 1997, which was slightly less than seven months.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

  The following table sets forth the stock options granted during the fiscal year ended December 31, 1997 to each of the Named Officers:

                                    INDIVIDUAL GRANTS (1)
                         -------------------------------------------
                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                         ANNUAL RATES OF
                         SECURITIES   OPTIONS                             STOCK PRICE
                         UNDERLYING  GRANTED TO                        APPRECIATION FOR
                          OPTIONS   EMPLOYEES IN EXERCISE               OPTION TERM (3)
                          GRANTED      FISCAL     PRICE   EXPIRATION ---------------------
NAME                       (#)(1)     YEAR (2)   ($/SH.)     DATE     5% ($)     10% ($)
----                     ---------- ------------ -------- ----------  ------   -----------
Joseph Firmage..........  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
Tobin Corey.............  105,000       6.4%      $9.75    11/13/07  $ 643,831 $ 1,631,594
James Heffernan.........   60,000       3.7%      $9.75    11/13/07  $ 367,903 $   932,339
Sheldon Laube...........   30,000       1.8%      $9.75    11/13/07  $ 183,952 $   466,170
Kenneth Campbell(4).....      --        --          --          --         --          --

---------------------
(1) These options were granted under the Company's 1996 Equity Compensation Plan (the "1996 Equity Plan"). Options granted under the 1996 Equity Plan generally have a ten-year term and become exercisable in annual 25% increments commencing on the first anniversary of the original grant date, with full exercisability occurring on the fourth anniversary date. The per share exercise price is the estimated fair market value of the Company's Common Stock on the date of grant. The 1996 Equity Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change in control," as defined in the 1996 Equity Plan.
(2) Based on options to purchase an aggregate of 1,635,653 shares granted to employees during 1997 under the 1996 Equity Plan.
(3) Potential realizable value is based on an assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the SEC and do not reflect the Company's estimate of its future stock price.
(4) Mr. Campbell resigned from the Company effective July 29, 1997. See "Certain Transactions" for a description of the terms of the Company's agreement with Mr. Campbell.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

  The following table sets forth, for each of the Named Officers, information with respect to stock options exercised during the fiscal year ended December 31, 1997 and stock options held at fiscal year end:

                                                            NUMBER OF SECURITIES               VALUE OF UNEXERCISED IN-
                                                           UNDERLYING UNEXERCISED                  THE-MONEY OPTIONS
                            SHARES                     OPTIONS AT FISCAL YEAR END (#)         AT FISCAL YEAR END ($) (2)
                         ACQUIRED ON       VALUE       -----------------------------------    --------------------------------
          NAME           EXERCISE (#) REALIZED ($) (1)  EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
          ----           ------------ ---------------- --------------    -----------------    -------------     --------------
Joseph Firmage..........     --             --                       --               105,000               --                 --
Tobin Corey.............     --             --                       --               105,000               --                 --
James Heffernan.........     --             --                       --                60,000               --                 --
Sheldon Laube...........     --             --                       --                30,000               --                 --
Kenneth Campbell........     --             --                       --                   --                --                 --

---------------------
(1) Market value of underlying securities on the exercise date minus the exercise price.
(2) Market value of underlying securities at December 31, 1997 minus the exercise price.

EMPLOYEE BENEFIT PLANS

 1996 Stock Option Plan

  The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors in December 1995 and approved by the stockholders in December 1996. The 1996 Plan will terminate in December 2005 unless terminated earlier by the Board of Directors. The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company and its subsidiaries. A total of 600,000 shares of Common Stock were reserved for issuance pursuant to the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee appointed by the Board, in a manner that satisfies the legal requirements relating to the administration of stock plans under all applicable laws (the "Administrator"). The 1996 Plan is currently administered by the Board of Directors. The Company does not intend to issue any additional options under the 1996 Plan.

  The exercise price of options granted under the 1996 Plan is determined by the Administrator. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant. The maximum term of an option granted under the 1996 Plan may not exceed ten years from the date of grant (five years in the case of a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock). In the event of termination of an optionee's employment or consulting arrangement, an option may only be exercised, to the extent vested as of the date of termination, for a period not to exceed 90 days (12 months, in the case of termination as a result of death or disability) following the date of termination. Options granted under the 1996 Plan are not generally transferable by the optionee, and may be exercised during the life of the optionee only by the optionee.

  The 1996 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option shall be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.

  The 1996 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option shall be fully exercisable until 10 days prior to such transaction. To the extent the option has not been exercised, such option will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, the Company had outstanding options to purchase 43,367 shares of Common Stock under the 1996 Plan having a weighted average exercise price of $0.77 per share. As of August 30, 1998, options to purchase an aggregate of 370,199 shares of Common Stock under the 1996 Plan had been exercised.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). The 1996 Equity Plan was approved by the Board of Directors in October

1996 and by the stockholders in December 1996 and amended in September and November 1997 and May 1998. Unless terminated sooner by the Board of Directors, the 1996 Equity Plan will terminate automatically in December 2006. A total of 7,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Committee has the authority to amend, suspend or terminate the 1996 Equity Plan, provided that no such action may impair the rights of any optionee under the 1996 Equity Plan unless mutually agreed. Notwithstanding the foregoing, no existing employee, director or consultant may be granted options to purchase more than an aggregate of 150,000 shares of Common Stock in any fiscal year and no newly hired employee, director or consultant may be granted options to purchase more than an aggregate of 300,000 shares of Common Stock in any fiscal year. The 1996 Equity Plan also provides for certain non-employee directors to receive a one-time initial option grant of 25,000 shares that becomes exercisable over 48 months so long as the individual remains a director and for all non-employee directors to receive option grants for 7,000 shares that become exercisable over 12 months upon their reelection each year.

  Unless otherwise determined by the Administrator, options and SPRs granted under the 1996 Equity Plan are not generally transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1996 Equity Plan must generally be exercised within three months of the end of the optionee's status as an employee or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. In the case of SPRs, unless the Committee determines otherwise, the restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to such restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years.

  The 1996 Equity Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company's assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1996 Equity Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 10 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, the Company had outstanding options to purchase 3,340,968 shares of Common Stock under the 1996 Equity Plan having a weighted average exercise price of $14.96 per share. As of August 30, 1998, 65,588 options to purchase shares of Common Stock under the 1996 Equity Plan had been exercised.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") was approved by the Board of Directors in February 1997 and amended in July and November 1997 and May 1998. The 1997 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. Unless terminated sooner by the Board of Directors, the 1997 Plan will terminate automatically in February 2007. A total of 20,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares, (ii) 4% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

  The 1997 Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"). The Administrator has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that such action may not impair the rights of any optionee under the 1997 Plan unless mutually agreed.

  Options and SPRs granted under the 1997 Plan are generally not transferable by the optionee, and each option or SPR is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1997 Plan must generally be exercised within three months after the end of optionee's status as an employee, director or consultant of the Company, or within 12 months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term.

  In the case of SPRs, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the exercise price must at least be equal to the fair market value of the Common

Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent or any subsidiary, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years.

  The 1997 Plan provides that in the event of a merger of the Company with or into another corporation, or a sale of substantially all of the Company's assets, each option and SPR shall be assumed or an equivalent option substituted for by the successor corporation. If the outstanding options or SPRs are not assumed or substituted for by the successor corporation, the optionee shall have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If an option or SPR becomes exercisable in full in the event of a merger or sale of assets, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable for a period of 15 days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

  The 1997 Plan provides that in the event of a proposed dissolution or liquidation, the Administrator may provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which it would not otherwise be exercisable. If the Administrator makes an option or SPR exercisable in full in the event of a proposed dissolution or liquidation, the Administrator shall notify the optionee that the option or SPR shall be fully exercisable until 15 days prior to such transaction. To the extent the option or SPR has not been exercised, such option or SPR will terminate immediately prior to the consummation of such proposed action.

  As of August 30, 1998, the Company had outstanding options to purchase 10,397,183 shares of Common Stock under the 1997 Plan having a weighted average exercise price of $13.40 per share. As of August 30, 1998, 1,381,821 options to purchase shares of Common Stock under the 1997 Plan had been exercised.

 1997 Employee Stock Purchase Plan

  The Company's 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors in September 1997 and amended in May 1998. A total of 3,000,000 shares of Common Stock has been reserved for issuance under the ESPP, plus annual increases equal to the lesser of (i) 50,000 shares, (ii) 4% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

  The ESPP, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except for the first such offering period which commences on the first trading day on or after the effective date of this Offering and ends on the last trading day on or before October 31, 1999.

  Employees are eligible to participate if they are customarily employed by the Company or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, no employee may be granted an option to purchase under the ESPP who (i) immediately after grant owns stock possessing 5% or holds equivalent outstanding options or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) whose rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock for each calendar year. The ESPP permits participants to purchase Common Stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings, overtime and commissions but excludes payments for shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 2,500 shares.

  Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the ESPP is 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

  Rights granted under the ESPP are generally not transferable by a participant unless otherwise provided under the ESPP. The ESPP provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each outstanding option may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the offering period then in progress will be shortened and a new exercise date will be set. The ESPP will terminate by its own terms in September 2007. The Board of Directors has the authority to amend or terminate the ESPP, except that no such action may adversely affect any outstanding rights to purchase stock under the ESPP.

 Assumed Company Options

  As of August 30, 1998, the Company had outstanding options for 532,636 shares of Common Stock that were assumed in connection with acquisitions and have a weighted average exercise price of $4.82 per share.

 Affiliate Warrant Program

  In June 1996, the Company established the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates and to create performance incentives for such Affiliates. Under the Program, each Affiliate that signed an Affiliate agreement on or before March 31, 1997 was granted a warrant to purchase shares of the Company's Common Stock upon execution of the Affiliate agreement and earns additional warrants to purchase shares of Common Stock at the rate of one share of Common Stock per $50 of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the Affiliate agreement. Warrants vest 25% after one year and then ratably each month over the following 36 month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of this offering or any acquisition of the Company. A total of 333,333 shares of Common Stock has been reserved for issuance under the Program, and the Company does not intend to increase this amount. As of August 30, 1998, the Company had issued warrants under the program to purchase an aggregate of 295,168 shares of Common Stock at a weighted average exercise price of $2.38 per share. See Note 10 to Consolidated Financial Statements.

                             CERTAIN TRANSACTIONS

  Since its inception, the Company has issued, in private placement transactions, shares of Preferred Stock as follows: 6,172,833 shares of Series A Preferred Stock at $1.62 per share, 3,103,333 shares of Series B Preferred Stock at $2.01 per share and 2,818,193 shares of Series C Preferred Stock at $6.21 per share. In connection with the issuance of Series C Preferred Stock, the Company issued warrants (the "Series C Warrants") to purchase an aggregate of 704,549 shares of Series C Preferred Stock at an exercise price of $7.50 per share. Each such share of Preferred Stock converted into one share of Common Stock upon the closing of the Company's initial public offering in December 1997. The holders of such shares of converted Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued upon conversion thereof. See "Description of Capital Stock-- Registration Rights." The following table sets forth the number of shares of Preferred Stock, Series C Warrants and Common Stock purchased by the Company's directors, five percent stockholders and their respective affiliates:

                             SERIES A        SERIES B        SERIES C     SERIES C  COMMON
        INVESTOR          PREFERRED STOCK PREFERRED STOCK PREFERRED STOCK WARRANTS   STOCK
        --------          --------------- --------------- --------------- --------  -------
Crosspoint Venture
 Partners (1)...........     1,233,333             --          48,309      12,077   500,000
SOFTVEN No. 2 Investment
 Enterprise
 Partnership (2)........     4,625,000       3,103,333            --          --        --
21st Century
 Communications
 Partners, L.P. (3).....           --              --         805,153     201,288       --
The Cutler Group (4)....       308,333             --          24,892       6,223   958,982

---------------------
(1) Robert Hoff, a general partner of Crosspoint Venture Partners, serves on the Company's Board of Directors.
(2) Jeffrey Ballowe and Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serve on the Company's Board of Directors.
(3) Includes 545,893 shares of Series C Preferred Stock and warrants to purchase 136,473 shares of Series C Preferred Stock held by 21st Century Communications Partners, L.P., 185,668 shares of Series C Preferred Stock and warrants to purchase 46,417 shares of Series C Preferred Stock held by 21st Century Communications T-E Partners, L.P., and 73,591 shares of Series C Preferred Stock and warrants to purchase 18,398 shares of Series C Preferred Stock held by 21st Century Communications Foreign Partners, L.P., each of which is an affiliate of 21st Century Communications Partners, L.P., a general partnership of which Barry Rubenstein, who serves on the Company's Board of Directors, is a general partner. Mr. Rubenstein disclaims beneficial ownership of such shares.
(4) Includes 24,892 shares of Series C Preferred Stock, 533,333 shares of Common Stock and warrants to purchase 6,223 shares of Series C Preferred Stock held by Storie Partners, an affiliate of The Cutler Group. Frank Cutler, principal of The Cutler Group, has a shared ownership interest in these shares and warrants. Also includes 8,982 shares of Common Stock held by Frank Cutler, principal of the Cutler Group.

  In December 1995, the Company entered into Restricted Stock Purchase Agreements with each of Joseph Firmage, Tobin Corey, James Heffernan and Kenneth Campbell. In January 1996, the Company entered a Restricted Stock Purchase Agreement with Sheldon Laube. Pursuant to these Restricted Stock Purchase Agreements, Messrs. Firmage, Corey, Heffernan, Laube and Campbell acquired the number of shares of the Company's Common Stock set forth opposite their names in the table below:

                                                                SHARES OF COMMON
       EXECUTIVE OFFICER                                         STOCK ACQUIRED
       -----------------                                        ----------------
       Joseph Firmage..........................................    1,779,993
       Tobin Corey.............................................      932,360
       James Heffernan.........................................      762,549
       Sheldon Laube...........................................      762,549
       Kenneth Campbell........................................      762,549

  The shares of Common Stock subject to the Restricted Stock Purchase Agreements were issued in exchange for cash. The Restricted Stock Purchase Agreements provide the Company the right to repurchase at the original purchase price all shares of Common Stock not released from such right of repurchase, and 1/48th of the shares issued under the Restricted Stock Purchase Agreements are released from the Company's right of repurchase each month after the date of purchase. Further, the Company retains a right of first refusal to purchase any shares issued pursuant to a Restricted Stock Purchase Agreement until 90 days after the effective date of this offering.

  The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent allowed by Delaware law. See "Management--Limitation on Liability and Indemnification Matters."

  The Company has entered into Management Continuity Agreements with Messrs. Firmage, Corey, Heffernan and Laube. See "Management--Employment Agreements."

  In January 1996, the Company extended a loan of $70,000 (with interest accruing at 5% per annum) to Tobin Corey, to cover the expenses of Mr. Corey's relocation to California from Utah (the "Corey Loan"). In July 1997, the Company forgave the Corey Loan, together with accrued interest and a tax gross-up, for a total amount forgiven of $139,000.

  In August 1997, the Company entered into a General Release Agreement with Kenneth Campbell (the "Campbell Release Agreement"). Pursuant to the terms of the Campbell Release Agreement, Mr. Campbell shall receive an amount equal to his base salary of $220,000, payable semimonthly over the 12 month period beginning August 1, 1997. In addition, on Mr. Campbell's termination date, the Company paid Mr. Campbell $15,229, an amount equal to the value of his accrued and unused vacation. Further, pursuant to the terms of the Campbell Release Agreement, the Company accelerated vesting of certain shares of Common Stock held by Mr. Campbell so that, as of the date of the Campbell Release Agreement, Mr. Campbell held 413,047 shares. The Company repurchased the remaining 349,502 shares of Common Stock held by Mr. Campbell at a price of $0.0003 per share.

  In November 1997, the Company granted the following options to executive officers pursuant to the 1996 Equity Plan: 105,000 shares to Joseph Firmage, 105,000 shares to Tobin Corey, 60,000 shares to James Heffernan and 30,000 shares to Sheldon Laube. Each option has an exercise price of $9.75 per share and becomes exercisable over 36 to 60 months.

                          PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of USWeb Common Stock as of September 1, 1998 for (i) each person or entity who is known by USWeb to beneficially own more than 5% of the outstanding USWeb Common Stock, (ii) each of USWeb's directors, (iii) each USWeb Named Executive Officer and (iv) all directors and executive officers of USWeb as a group:

DIRECTORS, USWEB NAMED
EXECUTIVE OFFICERS, 5%
STOCKHOLDERS
 AND ALL USWEB EXECUTIVE
OFFICERS AND DIRECTORS AS A      NUMBER OF SHARES        PERCENT OF SHARES
GROUP                         BENEFICIALLY OWNED (1) BENEFICIALLY OWNED (1)(2)
---------------------------   ---------------------- -------------------------
SOFTVEN No. 2 Investment En-
 terprise Partnership........        5,458,320                 12.08%
 24-1 Nihonbashi-Hakozakicho
 Chuo-Ku
 Tokyo, 103 Japan
Gary Rieschel (2) ...........        5,458,320                 12.08
Barry Rubenstein (3).........        2,723,802                  6.03
Robert Hoff (4) .............        1,543,719                  3.41
Crosspoint Venture Partners
 (4).........................        1,543,719                  3.41
Joseph Firmage (5)...........          816,866                  1.80
Tobin Corey (6) .............          610,772                  1.35
Sheldon Laube (7) ...........          562,449                  1.24
Jeffrey Ballowe (8)..........           44,167                     *
James Heffernan .............          396,609                     *
James Daley (9) .............           35,000                     *
Joseph Marengi (10) .........           30,000                     *
Klaus Schwab (11) ...........           25,000                     *
Carolyn Aver (12) ...........          330,000                     *
All executive officers and
 directors as a group
 (11 persons) (13)...........       12,576,704                 27.40%

---------------------

  * less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of USWeb Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 1, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage beneficial ownership is based on 45,194,264 shares of USWeb Common Stock outstanding as of September 1, 1998. Does not include shares issuable pursuant to an option granted to CKS Group to purchase USWeb Common Stock representing 19.9% of the Company's Common Stock. The CKS option is not currently exercisable, but could become exercisable if USWeb were to announce an alternative business combination or in certain other events. See "Information Regarding Proposed Merger with CKS Group--Introduction."

 (2) Consists of 5,458,324 shares of USWeb Common Stock held by SOFTVEN No. 2 Investment Enterprise Partnership. Gary Rieschel, Executive Managing Director of SOFTBANK Holdings, an affiliate of SOFTVEN No. 2 Investment Enterprise Partnership, serves on the USWeb Board. Mr. Rieschel disclaims beneficial ownership of such shares.

 (3) Includes 359,436 shares and warrants to purchase 136,473 shares held by 21st Century Communications Partners, L.P., 122,229 shares and warrants to purchase 46,417 shares held by 21st Century Communications T-E Partners, L.P., 48,489 shares and warrants to purchase 18,398 shares held by 21st Century Communications Foreign Partners, L.P., 1,533,489 shares and warrants to purchase 110,710 shares held by Wheatley Partners, L.P., 140,321 shares and warrants to purchase 10,062 shares held by Wheatley Foreign Partners, L.P. and 163,155 shares held by Woodland Partners. Mr. Rubenstein is President of InfoMedia Associates, Ltd., a general partner of 21st Century Communications Partners, L.P., 21st Century Communications T-E Partners, L.P. and 21st Century Communications Foreign Partners, L.P. Mr. Rubenstein is also a member and CEO of Wheatley Partners, LLC, a general partner of Wheatley Partners, L.P., Wheatley Foreign Partners, L.P. and Woodland Partners. Mr. Rubenstein disclaims beneficial ownership of such shares.

 (4) Includes warrants to purchase 12,077 shares held by Crosspoint Venture Partners. Mr. Hoff is a general partner of Crosspoint Venture Partners. Mr. Hoff disclaims beneficial ownership of all such shares.

 (5) Includes 105,000 shares representing options exercisable for USWeb Common Stock within 60 days.

 (6) Includes 105,000 shares representing options exercisable for USWeb Common Stock within 60 days.

 (7) Includes 30,000 shares representing options exercisable for USWeb Common Stock within 60 days.

 (8) Includes options exercisable within 60 days for 40,000 shares of USWeb Common Stock within 60 days.

 (9) Represents options exercisable within 60 days for 35,000 shares of USWeb Common Stock within 60 days.

(10) Represents options exercisable within 60 days for 30,000 shares of USWeb Common Stock within 60 days.

(11) Represents options exercisable within 60 days for 25,000 shares of USWeb Common Stock within 60 days.

(12) Represents options exercisable within 60 days for 330,000 shares of USWeb Common Stock.

(13) See notes (2)-(12) above.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the capital stock of the Company and certain provisions of the Company's Certificate of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws.

  The authorized capital stock of the Company is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of undesignated Preferred Stock, par value $0.001 per share. The Company is also requesting its stockholders to consider and approve an amendment to the USWeb Certificate to increase the number of authorized shares of Common Stock by 100,000,000 shares to 200,000,000 shares. See "Information Regarding Proposed Merger with CKS Group--Special Meeting of Stockholders of USWeb."

COMMON STOCK

  As of September 28, 1998 there were 45,378,636 shares of Common Stock outstanding held of record by approximately 850 stockholders.

  The holders of Common Stock are entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. The stockholders do not have a right to take action by written consent nor may they cumulate votes in connection with the election of directors subject to preferences that may be applicable to any then outstanding Preferred Stock holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, if any. The Common Stock has no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of the offering will be, fully paid and nonassessable. The rights of holders of Common Stock are subject to, and may be adversely affected by, the rights of any series of Preferred Stock which the Company may issue in the future.

PREFERRED STOCK

  The Company has 1,000,000 shares of undesignated Preferred Stock authorized, none of which were issued or outstanding as of September 28, 1998. The Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions thereof, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the Common Stock without any further action by the stockholders. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company with any further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS

  As of June 30, 1998, the Company had warrants outstanding to purchase 3,032,476 shares of its Common Stock at a weighted average exercise price per share of $17.84.

  No fractional shares of Common Stock will be issued in connection with the exercise of warrants. In the event a holder of warrant fails to exercise the warrants prior to their expiration, the warrants will expire and the holder thereof will have no further rights with respect to such warrants.

  A holder of warrants will not have any rights, privileges or liabilities as a stockholder of the Company prior to exercise of the warrants. The Company is required to keep available a sufficient number of authorized shares of Common Stock to permit exercise of the warrants.

  The exercise price of the warrants and the number of shares issuable upon exercise of the warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. See "Management--Affiliate Warrant Program."

REGISTRATION RIGHTS

  The holders of approximately 14 million shares of Common Stock, including approximately 2.9 million shares of Common Stock issuable upon the conversion of outstanding warrants, are entitled to certain rights with respect to the registration of such shares under the Securities Act. Under the terms of the agreement between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. Further, holders may require the Company to file additional registration statements on Form S-3 at the Company's expense. These rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration in certain circumstances.

CERTAIN ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF
INCORPORATION, BYLAWS AND DELAWARE LAW

 General

  Certain provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. These provisions of Delaware law and the Company's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of the Company (including unsolicited takeover attempts), even though such a transaction may offer the Company's stockholders the opportunity to sell their stock at a price above the prevailing market price. The Certificate of Incorporation allows the Company to issue Preferred Stock with rights senior to those of the Common Stock and other rights that could adversely affect the interests of holders of Common Stock, which could decrease the amount of earnings or assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock, as well as having the anti-takeover effect discussed above. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law."

 Delaware Takeover Statute

  The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in a "business combination" with certain persons ("Interested Stockholders") for three years following the date any such person becomes an Interested Stockholder. Interested Stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a business combination includes, among other things, (i) a merger or consolidation, (ii) the sale, lease exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to a transaction that effects a pro rata distribution to all stockholders of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  Section 203 does not apply to a business corporation if (i) before a person becomes an Interested Stockholder, the board of directors of the corporation approves the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination, or (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commences, other than certain the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

 Certificate of Incorporation and Bylaws

  The Company's Bylaws also require that special meetings of the stockholders of the Company may be called only by the Board of Directors, the Chief Executive Officer of the Company or by any person or persons holding shares representing at least 20% of the outstanding capital stock. The Company's Bylaws also require advance written notice, which must be received by the Secretary of the Company not less than 90 days prior to the meeting, by a stockholder of a proposal or directors nomination which such stockholder desires to present at an annual or special meeting of stockholders. The Company's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring hostile takeover or delaying or preventing changes in control or management of the Company.

  The Company's Bylaws provide that the authorized number of directors may be changed by an amendment to the Bylaws adopted by the Board of Directors or by the stockholders. Vacancies in the Board of Directors may be filled either by holders of a majority of the Company's voting stock or a majority of directors in office, although less than a quorum. See "Risk Factors--Effect of Certain Charter Provisions; Antitakeover Effects of Incorporation, Bylaws and Delaware Law."

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar of the USWeb Common Stock is ChaseMellon Shareholder Services, L.L.C., and its telephone number is (415) 743-1423.

                             PLAN OF DISTRIBUTION

  The Company will issue the Common Stock from time to time in connection with acquisition by the Company of other businesses, assets or securities. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of the Shares by the Company, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.

                            RESTRICTIONS ON RESALE

  The Common Stock offered hereby is registered under the Securities Act, but this registration does not cover resale or distribution by the person who receives Common Stock issued by the Company in its acquisitions. Affiliates of entities acquired by the Company who do not become affiliates of the Company may not resell Common Stock registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding and (ii) the average weekly reported volume of trading of such shares of Common Stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Stock for at least two years, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired and do not become affiliates of the Company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell Common Stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of the Common Stock under Rule 145 will be subject to the Company having satisfied its reporting requirements under the Securities Exchange Act of 1934, as amended, for specified periods prior to the time of sale.


                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Attorneys employed by Wilson Sonsini Goodrich & Rosati, or investment partnerships of which they are beneficial owners, hold approximately 500 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements of USWeb Corporation at December 31, 1996 and 1997, and for the years then ended, have been included in this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The consolidated financial statements of CKS Group, Inc. as of November 30, 1997 and 1996, and for each of the years in the three-year period ended November 30, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

  The financial statements of McKinney & Silver as of December 31, 1995 and 1996 and for the years ended December 31, 1995 and 1996, not separately presented in this Prospectus, have been audited by Ernst & Young LLP, independent auditors whose report thereon appears herein. Such financial statements, to the extent they have been included in the financial statements of CKS Group, Inc., have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             USWEB CORPORATION

                       INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Overview..................................................................   F-5
Unaudited pro forma combined balance sheet as of June 30, 1998............   F-7
Unaudited pro forma combined statement of operations......................   F-8
Unaudited pro forma combined statement of operations - years ended
 December 31, 1995 and 1996...............................................   F-9
Unaudited pro forma combined statement of operations - year ended December
 31, 1997.................................................................  F-10
Unaudited pro forma combined statement of operations - six months ended
 June 30, 1998............................................................  F-11
Notes to unaudited pro forma combined financial information...............  F-12
USWEB CORPORATION
Report of Independent Accountants.........................................  F-14
Consolidated Balance Sheet................................................  F-15
Consolidated Statement of Operations......................................  F-16
Consolidated Statement of Stockholders' Equity (Deficit)..................  F-17
Consolidated Statement of Cash Flows......................................  F-18
Notes to Consolidated Financial Statements................................  F-19
USWEB SAN FRANCISCO (FORMERLY XCOM CORPORATION)
Report of Independent Accountants.........................................  F-37
Balance Sheet.............................................................  F-38
Statement of Operations...................................................  F-39
Statement of Shareholders' Equity.........................................  F-40
Statement of Cash Flows...................................................  F-41
Notes to Financial Statements.............................................  F-42
USWEB MILWAUKEE (FORMERLY FETCH INTERACTIVE, INC.)
Report of Independent Accountants.........................................  F-45
Balance Sheet.............................................................  F-46
Statement of Operations...................................................  F-47
Statement of Stockholders' Deficit........................................  F-48
Statement of Cash Flows...................................................  F-49
Notes to Financial Statements.............................................  F-50
USWEB LA METRO (FORMERLY NEWLINK CORPORATION)
Report of Independent Accountants.........................................  F-54
Balance Sheet.............................................................  F-55
Statement of Operations...................................................  F-56
Statement of Shareholders' Equity.........................................  F-57
Statement of Cash Flows...................................................  F-58
Notes to Financial Statements.............................................  F-59
USWEB ATLANTA (FORMERLY INTERNETOFFICE, LLC)
Report of Independent Accountants.........................................  F-62
Balance Sheet.............................................................  F-63
Statement of Operations...................................................  F-64
Statement of Stockholders' Equity.........................................  F-65
Statement of Cash Flows...................................................  F-66
Notes to Financial Statements.............................................  F-67
USWEB DC (FORMERLY INFOPRENEURS INC.)
Report of Independent Accountants.........................................  F-70
Consolidated Balance Sheet................................................  F-71

                             USWEB CORPORATION

                                                                           PAGE
                                                                           -----
USWEB DC (FORMERLY INFOPRENEURS INC.--CONT.)
Consolidated Statement of Operations......................................  F-72
Consolidated Statement of Stockholders' Deficit...........................  F-73
Consolidated Statement of Cash Flows......................................  F-74
Notes to Consolidated Financial Statements................................  F-75
USWEB PITTSBURGH (FORMERLY ELECTRONIC IMAGES, INC.)
Report of Independent Accountants.........................................  F-78
Balance Sheet.............................................................  F-79
Statement of Operations...................................................  F-80
Statement of Shareholders' Equity.........................................  F-81
Statement of Cash Flows...................................................  F-82
Notes to Financial Statements.............................................  F-83
USWEB CHICAGO METRO (FORMERLY MULTIMEDIA MARKETING & DESIGN INC.)
Report of Independent Accountants.........................................  F-88
Balance Sheet.............................................................  F-89
Statement of Operations...................................................  F-90
Statement of Shareholders' Equity.........................................  F-91
Statement of Cash Flows...................................................  F-92
Notes to Financial Statements.............................................  F-93
USWEB HOLLYWOOD (FORMERLY KANDH, INC.)
Report of Independent Accountants.........................................  F-95
Balance Sheet.............................................................  F-96
Statement of Operations...................................................  F-97
Statement of Shareholders' Equity.........................................  F-98
Statement of Cash Flows...................................................  F-99
Notes to Financial Statements............................................. F-100
USWEB HOLLYWOOD (FORMERLY DREAMMEDIA, INC.)
Report of Independent Accountants......................................... F-101
Balance Sheet............................................................. F-102
Statement of Operations................................................... F-103
Statement of Shareholders' Equity......................................... F-104
Statement of Cash Flows................................................... F-105
Notes to Financial Statements............................................. F-106
USWEB MARIN (FORMERLY INTERNET CYBERNAUTICS, INC.)
Report of Independent Accountants......................................... F-108
Balance Sheet............................................................. F-109
Statement of Operations................................................... F-110
Statement of Shareholders' Equity (Deficit)............................... F-111
Statement of Cash Flows................................................... F-112
Notes to Financial Statements............................................. F-113
USWEB LONG ISLAND (FORMERLY SYNERGETIX SYSTEMS INTEGRATION, INC.)
Report of Independent Accountants......................................... F-118
Balance Sheet............................................................. F-119
Statement of Operations................................................... F-120
Statement of Shareholders' Equity......................................... F-121

                             USWEB CORPORATION

                                                                          PAGE
                                                                          -----
USWEB LONG ISLAND (FORMERLY SYNERGETIX SYSTEMS INTEGRATION, INC.--CONT.)
Statement of Cash Flows.................................................. F-122
Notes to Financial Statements............................................ F-123
USWEB DETROIT (FORMERLY ONLINE MARKETING COMPANY)
Report of Independent Accountants........................................ F-127
Balance Sheet............................................................ F-128
Statement of Operations.................................................. F-129
Statement of Shareholders' Equity (Deficit).............................. F-130
Statement of Cash Flows.................................................. F-131
Notes to Financial Statements............................................ F-132
USWEB SAN MATEO (FORMERLY ZENDATTA, INC.)
Report of Independent Accountants........................................ F-135
Balance Sheet............................................................ F-136
Statement of Operations.................................................. F-137
Statement of Shareholders' Equity........................................ F-138
Statement of Cash Flows.................................................. F-139
Notes to Financial Statements............................................ F-140
USWEB LA CENTRAL (FORMERLY W3-DESIGN)
Report of Independent Accountants........................................ F-142
Balance Sheet............................................................ F-143
Statement of Operations.................................................. F-144
Statement of Shareholders' Equity........................................ F-145
Statement of Cash Flows.................................................. F-146
Notes to Financial Statements............................................ F-147
USWEB HOUSTON (FORMERLY USWEB-APEX, INC.)
Report of Independent Accountants........................................ F-150
Combined Balance Sheet................................................... F-151
Combined Statement of Operations......................................... F-152
Combined Statement of Shareholders' Equity............................... F-153
Combined Statement of Cash Flows......................................... F-154
Notes to Combined Financial Statements................................... F-155
USWEB NEW YORK CENTRAL (FORMERLY REACH NETWORKS, INC.)
Report of Independent Accountants........................................ F-157
Consolidated Balance Sheet............................................... F-158
Consolidated Statement of Operations..................................... F-159
Consolidated Statement of Stockholders' Equity (Deficit)................. F-160
Consolidated Statement of Cash Flows..................................... F-161
Notes to Consolidated Financial Statements............................... F-162
INTER.LOGIC.STUDIOS, INC.
Report of Independent Accountants........................................ F-169
Balance Sheet............................................................ F-170
Statement of Operations.................................................. F-171
Statement of Shareholders' Equity........................................ F-172
Statement of Cash Flows.................................................. F-173
Notes to Financial Statements............................................ F-174

                             USWEB CORPORATION

                                                                           PAGE
                                                                           -----
QUEST INTERACTIVE MEDIA, INC.
Report of Independent Accountants......................................... F-177
Balance Sheet............................................................. F-178
Statement of Operations................................................... F-179
Statement of Shareholders' Deficit........................................ F-180
Statement of Cash Flows................................................... F-181
Notes to Financial Statements............................................. F-182
ENSEMBLE CORPORATION
Report of Independent Accountants......................................... F-185
Balance Sheet............................................................. F-186
Statement of Operations................................................... F-187
Statement of Shareholders' Equity......................................... F-188
Statement of Cash Flows................................................... F-189
Notes to Financial Statements............................................. F-190
IKONIC INTERACTIVE, INC.
Report of Independent Accountants......................................... F-195
Balance Sheet............................................................. F-196
Statement of Operations................................................... F-197
Statement of Shareholders' Deficit........................................ F-198
Statement of Cash Flows................................................... F-199
Notes to Financial Statements............................................. F-200
USWEB SAN JOSE
Report of Independent Accountants......................................... F-205
Balance Sheet............................................................. F-206
Statement of Operations................................................... F-207
Statement of Shareholder's Equity (Deficit)............................... F-208
Statement of Cash Flows................................................... F-209
Notes to Financial Statements............................................. F-210
GRAY PEAK TECHNOLOGIES, INC.
Report of Independent Accountants......................................... F-213
Balance Sheet............................................................. F-214
Statement of Operations................................................... F-215
Statement of Changes in Stockholders' Equity (Deficit).................... F-216
Statement of Cash Flows................................................... F-217
Notes to Financial Statements............................................. F-218
CKS GROUP, INC.
Reports of Independent Auditors........................................... F-225
Consolidated Balance Sheets............................................... F-227
Consolidated Statements of Income......................................... F-228
Consolidated Statements of Stockholders' Equity........................... F-229
Consolidated Statements of Cash Flows..................................... F-230
Notes to Consolidated Financial Statements................................ F-231

            UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On September 1, 1998, USWeb Corporation ("USWeb") entered into an agreement to merge with CKS Group, Inc. ("CKS Group") in a transaction to be accounted for as a pooling of interests. Under terms of the agreement, all issued and outstanding shares of CKS Group will be exchanged for shares of USWeb Common Stock on a ratio whereby each share of CKS Group Common Stock will be exchanged for 1.5 shares of USWeb Common Stock.

  During the period from March 16, 1997 to June 30, 1998, USWeb completed the acquisitions of thirty-one Internet consulting services firms in various transactions accounted for as purchases. During the period from July 1, 1998 to August 17, 1998, USWeb completed the acquisition of two additional Internet consulting firms in separate transactions also accounted for as purchases. Collectively, the companies acquired through June 30, 1998 accounted for as purchases are referred to herein as the "Acquired Entities" and the companies acquired subsequent to June 30, 1998 are referred to herein as the "Subsequently Acquired Entities." The aggregate purchase price of the Acquired Entities was approximately $239.0 million.

  The acquisition prices of the Acquired Entities were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon the fair values of such assets and liabilities on the dates of the acquisitions. Approximately $12.4 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. Approximately $34.9 million of the acquisition price was allocated to in-process technology. Because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use, these amounts were immediately charged to operations. Approximately $11.1 million of the aggregate purchase price was allocated to existing technology and is being amortized over the estimated useful lives of six months. Approximately $11.2 million of the purchase price was allocated to workforce in place. The purchase price in excess of identified tangible and intangible assets, in the amount of $169.4 million, was allocated to goodwill. As a result of the rapid technological changes occurring in the Internet industry, goodwill resulting from these acquisitions is being amortized, on an entity-by-entity basis, over the respective estimated useful lives of twelve to thirty-six months. As a result of the intense competition for qualified Internet professionals and related turnover of workforce, recorded workforce in place is being amortized, on an entity-by-entity basis, over its estimated useful life of forty-two months.

  Between January 31, 1997 and June 17, 1997, CKS Group acquired two entities in the advertising industry under separate transactions that were accounted for as pooling of interests. The aggregate consideration for these transactions was 1,082,399 shares of CKS Group Common Stock. Accordingly, the historical financial statements of CKS Group for all periods have been restated to give retroactive effect to these acquisitions.

  During the period from August 1, 1996 to March 12, 1997, CKS Group acquired four entities in the advertising industry under separate transactions that were accounted for as purchases. The total acquisition prices of the acquired companies were allocated, on an entity-by-entity basis, to the assets acquired, including tangible and intangible assets and liabilities assumed based upon their fair values on the dates of the acquisitions. Approximately $3.5 million of the aggregate purchase was allocated to identified net tangible assets consisting primarily of cash, accounts receivable, property and equipment, and accounts payable. The historical carrying amounts of such assets approximated their fair values on the dates of acquisition. The purchase price in excess of identified tangible assets, in the amount of $24.4 million, was allocated to goodwill. Such goodwill is considered by CKS Group management to be primarily associated with its customer base, brand recognition, and workforce in place. Consistent with similar mergers within the advertising industry, goodwill is being amortized, on an entity-by-entity basis, over its estimated useful life of twenty years. The results of operations of the four entities acquired by CKS Group are included in the consolidated results of operations of CKS Group from the dates of their respective acquisitions.

  The accompanying unaudited pro forma combined balance sheet gives effect to the Merger of USWeb and CKS Group, and the Subsequently Acquired Entities, as if such transactions occurred on June 30, 1998. The unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of USWeb as of June 30, 1998, the unaudited consolidated balance sheet of CKS Group as of May 31, 1998, and the unaudited balance sheets of the Subsequently Acquired Entities.

  The accompanying unaudited pro forma combined statement of operations presents the results of operations of USWeb for the years ended December 31, 1996 and 1997 and the six-month period ended June 30, 1998, combined with the statement of operations of CKS Group for the three years ended November 30, 1997, and the six-month period ended May 31, 1998, as if USWeb and CKS Group had merged at the beginning of such periods. Additionally, the pro forma combined statement of operations reflects the acquisition by USWeb of the Acquired Entities as if such entities had been acquired on January 1, 1997.

  The operating results of USWeb and CKS Group for any period are not necessarily indicative of the results for any subsequent period.

                             USWEB CORPORATION

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               JUNE 30, 1998

                              (IN THOUSANDS)

                                              SUBSEQUENTLY
                                                ACQUIRED   ADJUSTMENTS      PRO FORMA
                          USWEB    CKS GROUP    ENTITIES    (NOTE 4)        COMBINED
                         --------  ---------- ------------ -----------      ---------
         ASSETS
Current assets:
  Cash and cash equiva-
   lents................ $ 15,549   $ 21,625     $1,054      $   --         $ 38,228
  Short-term invest-
   ments................   46,263     17,263        --           --           63,526
  Accounts receivable,
   net..................   25,078     50,022      2,713          --           77,813
  Deferred income taxes.      --       1,514        --           --            1,514
  Other current assets..    1,256      2,749        198          --            4,203
                         --------   --------     ------      -------        --------
    Total current as-
     sets...............   88,146     93,173      3,965          --          185,284
  Property and equip-
   ment, net............   10,506      5,735        289          --           16,530
  Intangible assets,
   net..................  157,339     35,100        --        17,536 (A)     209,975
  Deferred income taxes.      --       7,394        --           --            7,394
  Other assets..........    3,875        --         --           --            3,875
                         --------   --------     ------      -------        --------
                         $259,866   $141,402     $4,254      $17,536        $423,058
                         ========   ========     ======      =======        ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...... $  5,177   $ 26,084     $  358      $   --         $ 31,619
  Accrued expenses......   20,593      8,652        587       18,000 (C)      47,832
  Deferred revenue......      745      4,162        281          --            5,188
  Debt and leases,
   current..............    2,575        373        --           --            2,948
  Income taxes payable..      --       1,647        205          --            1,852
                         --------   --------     ------      -------        --------
    Total Current Lia-
     bilities...........   29,090     40,918      1,431       18,000          89,439
Debt and leases, long-
 term...................    1,177        765        --           --            1,942
                         --------   --------     ------      -------        --------
                           30,267     41,683      1,431       18,000          91,381
                         --------   --------     ------      -------        --------
Stockholders' equity:
  Common Stock..........       39         15         18            5 (A)(B)       77
  Additional paid-in
   capital..............  378,934     81,305      1,772       21,326 (A)(B)  483,337
  Retained earnings
   (deficit)............ (149,374)    18,399      1,033      (21,795)(B)(C) (151,737)
                         --------   --------     ------      -------        --------
    Total stockholders'
     equity ............  229,599     99,719      2,823         (464)        331,677
                         --------   --------     ------      -------        --------
                         $259,866   $141,402     $4,254      $17,536        $423,058
                         ========   ========     ======      =======        ========

    See accompanying notes to Pro Forma Combined Financial Information

                             USWEB CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   YEAR ENDED DECEMBER 31,    SIX MONTHS ENDED
                                  --------------------------      JUNE 30,
                                   1995    1996      1997           1998
                                  ------- -------  ---------  ----------------
Revenues:
  Services....................... $37,931 $58,559  $ 165,914      $110,440
  Other..........................     --    1,820        403           370
                                  ------- -------  ---------      --------
    Total revenues...............  37,931  60,379    166,317       110,810
                                  ------- -------  ---------      --------
Cost of revenues:
  Services.......................  22,208  34,082    107,375        71,206
  Other..........................     --      208      1,294           388
  Stock compensation.............     --      --      14,392         7,196
                                  ------- -------  ---------      --------
    Total cost of revenues.......  22,208  34,290    123,061        78,790
                                  ------- -------  ---------      --------
Gross profit.....................  15,723  26,089     43,256        32,020
                                  ------- -------  ---------      --------
Operating expenses:
  Marketing, sales and support...     909  14,938     34,963        16,277
  General and administrative.....   8,236  13,681     41,167        24,891
  Acquired technology............     --      --      34,980           --
  Stock compensation.............     --      --      26,464        25,800
  Amortization of intangible as-
   sets..........................     --       74    102,317        38,168
                                  ------- -------  ---------      --------
    Total operating expenses.....   9,145  28,693    239,891       105,136
                                  ------- -------  ---------      --------
Income (loss) from operations....   6,578  (2,604)  (196,635)      (73,116)
Interest income..................     385   2,612      2,528         2,704
Interest expense.................      89    (341)    (1,080)         (780)
Impairment of investment.........     --      --      (4,000)          --
                                  ------- -------  ---------      --------
Income (loss) before income tax-
 es..............................   6,874    (333)  (199,187)      (71,192)
Provision for income taxes--Note
 3...............................   2,823   5,108      5,635         2,885
                                  ------- -------  ---------      --------
Net income (loss)--Note 3........ $ 4,051 $(5,441) $(204,822)     $(74,077)
                                  ======= =======  =========      ========
Pro forma net income (loss) per
 share:
  Basic.......................... $  0.29 $ (0.25) $   (5.12)     $  (1.10)
                                  ======= =======  =========      ========
  Diluted........................ $  0.24 $ (0.25) $   (5.12)     $  (1.10)
                                  ======= =======  =========      ========
Weighted average shares:
  Basic..........................  13,764  21,803     39,994        67,581
                                  ======= =======  =========      ========
  Diluted........................  16,898  21,803     39,994        67,581
                                  ======= =======  =========      ========

    See accompanying notes to Pro Forma Combined Financial Information

                             USWEB CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           YEAR ENDED DECEMBER 31, 1995      YEAR ENDED DECEMBER 31, 1996
                          ------------------------------    -------------------------------
                                     CKS GROUP USWEB/CKS               CKS GROUP  USWEB/CKS
                            USWEB    PRO FORMA PRO FORMA      USWEB    PRO FORMA  PRO FORMA
                          HISTORICAL (NOTE 3)  COMBINED     HISTORICAL (NOTE 3)   COMBINED
                          ---------- --------- ---------    ---------- ---------  ---------
Revenues:
 Services...............   $    --    $37,931   $37,931      $    --   $ 58,559   $ 58,559
 Other..................        --        --        --          1,820       --       1,820
                           --------   -------   -------      --------  --------   --------
  Total revenues........        --     37,931    37,931         1,820    58,559     60,379
                           --------   -------   -------      --------  --------   --------
Cost of revenues:
 Services...............        --     22,208    22,208           --     34,082     34,082
 Other..................        --        --        --            208       --         208
                           --------   -------   -------      --------  --------   --------
  Total cost of reve-
   nues.................        --     22,208    22,208           208    34,082     34,290
                           --------   -------   -------      --------  --------   --------
Gross profit............        --     15,723    15,723         1,612    24,477     26,089
                           --------   -------   -------      --------  --------   --------
Operating expenses:
 Marketing, sales and
  support...............        --        909       909        12,764     2,174     14,983
 General and administra-
  tive..................        --      8,236     8,236         2,813    10,868     13,681
 Amortization of intan-
  gible assets..........        --        --        --            --         74         74
                           --------   -------   -------      --------  --------   --------
  Total operating ex-
   penses...............        --      9,145     9,145        15,577    13,116     28,693
                           --------   -------   -------      --------  --------   --------
Income (loss) from oper-
 ations.................        --      6,578     6,578       (13,965)   11,361     (2,604)
Interest income.........        --        385       385           215     2,397      2,612
Interest expense........        --        (89)      (89)          (58)     (283)      (341)
                           --------   -------   -------      --------  --------   --------
Income (loss) before
 income taxes...........        --      6,874     6,874       (13,808)   13,475       (333)
Provision for income
 taxes--Note 3..........        --      2,823     2,823           --      5,108      5,108
                           --------   -------   -------      --------  --------   --------
Net income (loss)--Note
 3......................   $    --    $ 4,051   $ 4,051      $(13,808) $  8,367   $ (5,441)
                           ========   =======   =======      ========  ========   ========
Pro forma net income
 (loss) per share:
 Basic..................   $    --    $  0.44   $  0.29      $ (10.35) $   0.61   $  (0.25)
                           ========   =======   =======      ========  ========   ========
 Diluted................   $    --    $  0.36   $  0.24      $ (10.35) $   0.58   $  (0.25)
                           ========   =======   =======      ========  ========   ========
Weighted average shares:
 Basic..................        --      9,176    13,764 (D)     1,334    13,646     21,803 (D)
                           ========   =======   =======      ========  ========   ========
 Diluted................        --     11,265    16,898 (D)     1,334    14,435     21,803 (D)
                           ========   =======   =======      ========  ========   ========

    See accompanying notes to Pro Forma Combined Financial Information

                             USWEB CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1997

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          ----------------------------------------------------------
                                                                                      CKS GROUP  USWEB/CKS
                                     ACQUIRED      (E)                                PRO FORMA  PRO FORMA
                          HISTORICAL ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  (NOTE 3)   COMBINED
                          ---------- --------  ------------ -----------    ---------  ---------  ---------
Revenues:
 Services...............   $ 18,366  $ 71,803    $(18,366)   $    (913)(G) $  70,890  $ 95,024   $ 165,914
 Other..................        912       --          --          (509)(G)       403       --          403
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total revenues.......     19,278    71,803     (18,366)      (1,422)       71,293    95,024     166,317
                           --------  --------    --------    ---------     ---------  --------   ---------
Cost of revenues:
 Services...............     13,468    50,299     (13,468)      (1,050)(G)    49,249    58,126     107,375
 Other..................      1,294       --          --           --          1,294       --        1,294
 Stock compensation ....      2,420       --       (2,420)      14,392 (F)    14,392       --       14,392
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total cost of reve-
    nues................     17,182    50,299     (15,888)      13,342        64,935    58,126     123,061
                           --------  --------    --------    ---------     ---------  --------   ---------
Gross profit............      2,096    21,504      (2,478)     (14,764)        6,358    36,898      43,256
                           --------  --------    --------    ---------     ---------  --------   ---------
Operating expenses:
 Marketing, sales and
  support...............     20,672    13,895      (2,261)         --         32,306     2,657      34,963
 General and administra-
  tive..................     10,271    14,867      (3,291)         --         21,847    19,320      41,167
 Acquired technology ...      9,472       --       (9,472)      34,980 (F)    34,980       --       34,980
 Stock compensation ....      6,698       --       (6,698)      26,464 (F)    26,464       --       26,464
 Amortization of intan-
  gible assets..........      9,476       --       (9,476)      98,830 (F)    98,830     3,487     102,317
                           --------  --------    --------    ---------     ---------  --------   ---------
   Total operating ex-
    penses..............     56,589    28,762     (31,198)     160,274       214,427    25,464     239,891
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) from oper-
 ations.................    (54,493)   (7,258)     28,720     (175,038)     (208,069)   11,434    (196,635)
Interest income.........        233       182          (1)         --            414     2,114       2,528
Interest expense........        (76)     (479)         40          --           (515)     (565)     (1,080)
Impairment of Invest-
 ment...................     (4,000)      --          --           --         (4,000)      --       (4,000)
                           --------  --------    --------    ---------     ---------  --------   ---------
Income (loss) before in-
 come taxes.............    (58,336)   (7,555)     28,759     (175,038)     (212,170)   12,983    (199,187)
Provisions for income
 taxes-Note 3...........        --        --          --           --            --      5,635       5,635
                           --------  --------    --------    ---------     ---------  --------   ---------
Net income (loss)-Note
 3......................   $(58,336) $ (7,555)   $ 28,759    $(175,038)    $(212,170) $  7,348   $(204,822)
                           ========  ========    ========    =========     =========  ========   =========
Pro forma net income
 (loss) per share:
 Basic..................   $  (7.98)                                       $  (11.76) $   0.50   $   (5.12)
                           ========                                        =========  ========   =========
 Diluted................   $  (7.98)                                       $  (11.76) $   0.47   $   (5.12)
                           ========                                        =========  ========   =========
Weighted average shares:
 Basic..................      7,312                                           18,044    14,633      39,994 (D)
                           ========                                        =========  ========   =========
 Diluted................      7,312                                           18,044    15,590      39,994 (D)
                           ========                                        =========  ========   =========

    See accompanying notes to Pro Forma Combined Financial Information

                             USWEB CORPORATION

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      SIX MONTHS ENDED JUNE 30, 1998

                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  USWEB
                          ----------------------------------------------------------             USWEB/CKS
                                     ACQUIRED      (E)                                CKS GROUP  PRO FORMA
                          HISTORICAL ENTITIES  ELIMINATIONS ADJUSTMENTS    PRO FORMA  HISTORICAL COMBINED
                          ---------- --------  ------------ -----------    ---------  ---------- ---------
Revenues:
 Services...............   $ 38,698  $26,837     $(9,393)    $    --       $ 56,142    $54,298   $110,440
 Other..................        370      --          --           --            370        --         370
                           --------  -------     -------     --------      --------    -------   --------
   Total revenues.......     39,068   26,837      (9,393)         --         56,512     54,298    110,810
                           --------  -------     -------     --------      --------    -------   --------
Cost of revenues:
 Services...............     25,138   18,660      (6,506)         --         37,292     33,914     71,206
 Other..................        388      --          --           --            388        --         388
 Stock compensation.....      5,257      --       (5,257)       7,196 (F)     7,196        --       7,196
                           --------  -------     -------     --------      --------    -------   --------
   Total cost of
    revenues............     30,783   18,660     (11,763)       7,196        44,876     33,914     78,790
                           --------  -------     -------     --------      --------    -------   --------
Gross profit............      8,285    8,177       2,370       (7,196)       11,636     20,384     32,020
                           --------  -------     -------     --------      --------    -------   --------
Operating expenses:
 Marketing, sales and
  support...............     10,971    5,466      (1,492)         --         14,945      1,332     16,277
 General and
  administrative........      9,349    4,855      (1,420)         --         12,784     12,107     24,891
 Acquired technology....     22,612      --      (22,612)         --            --         --         --
 Stock compensation.....     22,384      --      (22,384)      25,800 (F)    25,800        --      25,800
 Amortization of
  intangible assets.....     21,428      --      (21,428)      37,372 (F)    37,372        796     38,168
                           --------  -------     -------     --------      --------    -------   --------
   Total operating
    expenses............     86,744   10,321     (69,336)      63,172        90,901     14,235    105,136
                           --------  -------     -------     --------      --------    -------   --------
Income (loss) from
 operations.............   (78,459)   (2,144)     71,706      (70,368)      (79,265)     6,149    (73,116)
Interest income.........      1,432      141         --           --          1,573      1,131      2,704
Interest expense........       (203)    (229)         36          --           (396)      (384)      (780)
                           --------  -------     -------     --------      --------    -------   --------
Income (loss) before
 income taxes...........    (77,230)  (2,232)     71,742      (70,368)      (78,088)     6,896    (71,192)
Provision for income
 taxes..................        --       --          --           --            --       2,885      2,885
                           --------  -------     -------     --------      --------    -------   --------
Net income (loss).......   $(77,230) $(2,232)    $71,742     $(70,368)     $(78,088)   $ 4,011   $(74,077)
                           ========  =======     =======     ========      ========    =======   ========
Net income (loss) per
 share:
 Basic..................   $  (2.45)                                       $  (1.75)   $  0.26   $  (1.10)
                           ========                                        ========    =======   ========
 Diluted................   $  (2.45)                                       $  (1.75)   $  0.25   $  (1.10)
                           ========                                        ========    =======   ========
Weighted average shares:
 Basic..................     31,580                                          44,626     15,303     67,581 (D)
                           ========                                        ========    =======   ========
 Diluted................     31,580                                          44,626     16,231     67,581 (D)
                           ========                                        ========    =======   ========

    See accompanying notes to Pro Forma Combined Financial Information

                            USWEB CORPORATION

       NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. PERIODS PRESENTED

  USWeb's fiscal year ends on December 31. CKS Group's fiscal year ends on November 30. The accompanying unaudited pro forma combined statement of operations information gives effect to the merger of USWeb and CKS Group as if such merger occurred as of the beginning of the earliest year presented. The accompanying unaudited pro forma combined statement of operations information also gives effect to the acquisition by USWeb of thirty-three Internet consulting business, acquired between March 17, 1997 and August 17, 1998, as if such acquisitions occurred on January 1, 1997. USWeb was incorporated on December 5, 1995 and had no significant operations during the year ended December 31, 1995. Certain immaterial transactions, which occurred between USWeb's date of incorporation and December 31, 1995, have been included in the results of operations for the year ended December 31, 1996. The pro forma combined statement of operations for the year ended December 31, 1995 reflects the results of operations of CKS for the fiscal year ended November 30, 1995. The pro forma combined statement of operations for the year ended December 31, 1996, reflects the results of operations of USWeb for the year ended December 31, 1996, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1996. The pro forma combined statement of operations for the year ended December 31, 1997, reflects the results of operations of USWeb for the year ended December 31, 1997, combined with the results of operations of CKS Group for the fiscal year ended November 30, 1997, and the results of operations of the Acquired Entities for their respective years ended December 31, 1997. The pro forma combined statement of operations for the six-months ended June 30, 1998, reflect the results of operations of USWeb for the six-months ended June 30, 1998, combined with the results of operations of CKS Group for the six-months ended May 31, 1998, and the results of operations of the Acquired Entities for their respective six-months periods ended June 30, 1998.

  The pro forma combined balance sheet as of June 30, 1998, combines the assets, liabilities and stockholders' equity of USWeb at June 30, 1998 with the assets, liabilities and stockholders' equity of CKS Group as of May 31, 1998, and the assets liabilities and stockholders' equity of the Subsequently Acquired Entities, acquired as if such entities had been acquired on June 30, 1998.

2.CONFORMING ADJUSTMENTS

  The historical statement of operations information of CKS Group for the three years ended November 30, 1997, and for the six-months ended May 31, 1998, has been reclassified to conform to USWeb's accounting policies and basis of presentation. Such reclassifications included the netting of certain production revenues and related costs, which were separately disclosed in CKS Group's historical financial statements, and the classification of certain costs between operating expense categories. The effect of netting certain production revenues and related costs was to decrease both revenues and cost of revenues by $20.5 million, $29.7 million, $38.6 million and $17.7 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1998, respectively.

3. CKS GROUP PRO FORMA STATEMENT OF OPERATIONS

  CKS Group's statement of operations for the years ended December 31, 1995, 1996 and 1997 represents its historical results except for the provision for income taxes and net income. The provision for income taxes represents the pro forma provision for income taxes of CKS Group for the years ended December 31, 1995, 1996 and 1997. In January 1997 CKS Group acquired, in a transaction accounted for as a pooling of interests, a partnership whose earnings were taxed at the individual partner level; therefore no provision for income taxes had been recorded for income attributable to the partnership. The pro forma income tax provision of CKS Group, and the resulting pro forma net income of CKS Group, is presented as if the partnership had been a C corporation fully subject to income taxes for all periods presented. The pro forma provision for income taxes relates solely to the taxable income generated by CKS Group during the periods presented and totalled $0.3 million, $2.1 million and $1.8 million in the years ended December 31, 1995, 1996 and 1997, respectively.

                            USWEB CORPORATION

4. THE FOLLOWING ADJUSTMENTS WERE APPLIED TO THE HISTORICAL FINANCIAL STATEMENTS OF USWEB, CKS GROUP AND THE ACQUIRED ENTITIES TO ARRIVE AT THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

    (A) To record identified intangible assets related to the acquisition of the Acquired Entities that were acquired subsequent to June 30, 1998 and to reflect the charge to earnings associated with acquired in-process technology.

    (B) To eliminate the historical stockholders' equity of the Acquired Entities that were acquired subsequent to June 30, 1998 and to reflect the issuance of USWeb Common Stock.

    (C) To record the accrual of estimated costs resulting from the merger of USWeb and CKS Group. It is estimated that the Company will incur approximately $18.0 million in merger-related charges, to be incurred principally in the quarter in which the merger is consummated. These costs include direct transactions costs, primarily for financial advisory services, legal and accounting fees and other related costs. Such amounts exclude future costs associated with the integration and combination of the companies, which are expected to include costs of duplicative facilities and other related costs. This charge is a preliminary estimate and actual charges could be materially different.

    (D) Basic and diluted weighted average shares outstanding were calculated based upon the pro forma basic and diluted shares weighted average outstanding of USWeb for each respective period, increased by the historical basic and diluted shares weighted average shares outstanding of CKS Group for each respective period, as adjusted for the 1.5 to 1 exchange ratio.

    (E) To eliminate items of income and expense related to the Acquired Entities which are included in the consolidated results of operations of USWeb from the date of respective acquisition to December 31, 1997 and June 30, 1998, respectively.

    (F) To record one-time charges for acquired in-process technology, stock compensation and amortization of intangible assets resulting from the acquisitions of the Acquired Entities for the periods presented. Such amounts have been included in the pro forma combined results of operations due to USWeb's historical pattern of acquiring companies.

    (G) To eliminate intercompany revenues and related expenses associated with the Acquired Entities that had previously been Affiliates of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of USWeb Corporation

  In our opinion, the accompanying consolidated balance sheet, and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Corporation and its subsidiaries at December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

San Jose, California
January 20, 1998

                               USWEB CORPORATION

                           CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  DECEMBER 31,
                                                ------------------   JUNE 30,
                                                  1996      1997       1998
                                                --------  --------  -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  3,220  $ 44,145   $  15,549
  Short-term investments......................       --        --       46,263
  Accounts receivable, net....................       137     7,903      25,078
  Other current assets........................        54       657       1,256
                                                --------  --------   ---------
    Total current assets......................     3,411    52,705      88,146
Property and equipment, net...................     1,084     6,202      10,506
Intangible assets, net........................       --     19,019     157,339
Investment in affiliate.......................     2,850       --          --
Other assets..................................       137     1,324       3,875
                                                --------  --------   ---------
                                                $  7,482  $ 79,250   $ 259,866
                                                ========  ========   =========
     LIABILITIES, MANDATORILY REDEEMABLE
 CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS'
               EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $    906  $  2,923   $   5,177
  Accrued expenses............................     2,190     7,997      20,593
  Deferred revenue ...........................       --        470         745
  Debt and lease obligations, current.........       242       799       2,575
                                                --------  --------   ---------
    Total current liabilities.................     3,338    12,189      29,090
Lease obligations, long-term..................       436       372       1,177
                                                --------  --------   ---------
                                                   3,774    12,561      30,267
                                                --------  --------   ---------
Commitments and contingencies (Notes 1 and 11)
Mandatorily Redeemable Convertible Preferred
 Stock (Note 7)...............................    16,200       --          --
                                                --------  --------   ---------
Stockholders' equity (deficit):
  Preferred Stock, $0.001 par value, 1,000,000
   shares authorized;
   no shares issued and outstanding...........       --        --          --
  Common Stock, $0.001 par value, 100,000,000
   shares authorized;
   6,381,000, 33,811,085 and 42,698,649 shares
   issued
   and outstanding............................         2        29          39
  Additional paid-in capital..................     2,714   138,804     378,934
  Note receivable.............................    (1,400)      --          --
  Accumulated deficit.........................   (13,808)  (72,144)   (149,374)
                                                --------  --------   ---------
    Total stockholders' equity (deficit)......   (12,492)   66,689     229,599
                                                --------  --------   ---------
                                                $  7,482  $ 79,250   $ 259,866
                                                ========  ========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            YEAR ENDED       SIX MONTHS ENDED
                                           DECEMBER 31,          JUNE 30,
                                         ------------------  ------------------
                                           1996      1997      1997      1998
                                         --------  --------  --------  --------
                                                                (UNAUDITED)
Revenues:
  Services.............................  $    --   $ 18,366  $  2,245  $ 38,698
  Other................................     1,820       912       694       370
                                         --------  --------  --------  --------
    Total revenues.....................     1,820    19,278     2,939    39,068
                                         --------  --------  --------  --------
Cost of revenues:
  Services.............................       --     13,468     2,170    25,138
  Other................................       208     1,294       211       388
  Stock compensation (Note 9)..........       --      2,420       347     5,257
                                         --------  --------  --------  --------
    Total cost of revenues.............       208    17,182     2,728    30,783
                                         --------  --------  --------  --------
Gross profit...........................     1,612     2,096       211     8,285
                                         --------  --------  --------  --------
Operating expenses:
  Marketing, sales and support.........    12,764    20,672     8,335    10,971
  General and administrative...........     2,813    10,271     3,762     9,349
  Acquired in-process technology (Note
   1)..................................       --      9,472     2,848    22,612
  Stock compensation (Note 9)..........       --      6,698       948    22,384
  Amortization of intangible assets
   (Note 1)............................       --      9,476     1,578    21,428
                                         --------  --------  --------  --------
    Total operating expenses...........    15,577    56,589    17,471    86,744
                                         --------  --------  --------  --------
Loss from operations...................   (13,965)  (54,493)  (17,260)  (78,459)
Interest income........................       215       233        65     1,432
Interest expense.......................       (58)      (76)      (48)     (203)
Impairment of investee carried at cost.       --     (4,000)   (4,000)      --
                                         --------  --------  --------  --------
Net loss...............................  $(13,808) $(58,336) $(21,243) $(77,230)
                                         ========  ========  ========  ========
Net loss per share:
  Basic and diluted (Note 2)...........  $ (10.35) $  (7.98) $ (5.74)  $  (2.45)
                                         ========  ========  ========  ========
  Weighted average shares outstanding
   (Note 2)............................     1,334     7,312     3,701    31,580
                                         ========  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  TOTAL
                            COMMON STOCK     ADDITIONAL             ACCUMU-   STOCKHOLDERS'
                          ------------------  PAID-IN      NOTE      LATED       EQUITY
                            SHARES    AMOUNT  CAPITAL   RECEIVABLE  DEFICIT     (DEFICIT)
                          ----------  ------ ---------- ---------- ---------  -------------
Issuance of Common
 Stock..................   5,000,000  $ --    $      1   $   --    $     --     $      1
Issuance of Common Stock
 for trade name rights..      66,667    --         --        --          --          --
Conversion of notes
 payable into
 Common Stock...........     500,000      1        499       --          --          500
Issuance of Common Stock
 for note receivable....     533,333      1      1,999    (2,000)        --          --
Collection of note
 receivable.............         --     --         --        600         --          600
Exercise of stock
 options................     281,000    --          30       --          --           30
Issuance of Affiliate
 warrants...............         --     --         169       --          --          169
Stock compensation
 expense................         --     --          16       --          --           16
Net loss................         --     --         --        --      (13,808)    (13,808)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1996...................   6,381,000      2      2,714    (1,400)    (13,808)    (12,492)
Exercise of stock
 options................     103,079    --         500       --          --          500
Common Stock issued for
 acquired businesses....   7,949,683      8     41,384       --          --       41,392
Issuance of Common
 Stock, net ............   7,638,889      7     51,202       --          --       51,209
Conversion of
 Mandatorily Redeemable
 Convertible Preferred
 Stock..................  12,094,359     12     32,478       --          --       32,490
Repurchase of Common
 Stock..................    (355,925)   --         --        --          --          --
Issuance of Affiliate
 warrants...............         --     --         150       --          --          150
Collection of note
 receivable.............         --     --         --      1,400         --        1,400
Stock compensation
 expense................         --     --      10,376       --          --       10,376
Net loss................         --     --         --        --      (58,336)    (58,336)
                          ----------  -----   --------   -------   ---------    --------
Balance December 31,
 1997...................  33,811,085     29    138,804       --      (72,144)     66,689
Common Stock issued for
 acquired businesses
 (Unaudited)............   6,434,033      7    164,018       --          --      164,025
Options assumed through
 acquisitions...........         --     --      11,860       --          --       11,860
Issuance of Common
 Stock, net (Unaudited)
 .......................   1,791,655      2     31,639       --          --       31,641
Exercise of stock
 options and warrants
 (Unaudited)............     719,546      1      4,790       --          --        4,791
Repurchase of Common
 Stock (Unaudited)......     (57,670)   --          (7)      --          --           (7)
Issuance of warrants
 (Unaudited)............         --     --      12,610       --          --       12,610
Stock compensation
 expense (Unaudited)....         --     --      15,220       --          --       15,220
Net loss (Unaudited)....         --     --         --        --      (77,230)    (77,230)
                          ----------  -----   --------   -------   ---------    --------
Balance June 30, 1998
 (Unaudited)............  42,698,649  $  39   $378,934   $   --    $(149,374)   $229,599
                          ==========  =====   ========   =======   =========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEAR ENDED       SIX MONTHS ENDED
                                              DECEMBER 31,          JUNE 30,
                                            ------------------  ------------------
                                              1996      1997      1997      1998
                                            --------  --------  --------  --------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.................................. $(13,808) $(58,336) $(21,243) $(77,230)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
   Depreciation and amortization...........      263     1,464       367     1,876
   Provision for doubtful accounts.........      --        819       471       222
   Stock, option and warrant costs and
    expenses...............................      185    10,376     1,354    27,788
   Discounted sale of Common Stock.........      --      1,250       --        --
   Amortization of intangible assets.......      --      9,476     1,577    21,428
   Acquired in-process technology..........      --      9,472     2,848    22,612
   Impairment of investee carried at cost..      --      4,000     4,000       --
   Changes in assets and liabilities:
    Accounts receivable....................     (137)   (4,080)     (444)  (10,011)
    Other current assets...................      (54)     (187)      (77)      448
    Other assets...........................     (137)     (690)      226    (1,579)
    Accounts payable.......................      906       177       132      (460)
    Accrued expenses.......................    2,190     2,194     2,005    (2,310)
    Deferred revenues......................      --        470       --       (119)
                                            --------  --------  --------  --------
     Net cash used in operating activities.  (10,592)  (23,595)   (8,784)  (17,335)
                                            --------  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.....   (1,059)   (3,335)   (1,009)   (3,131)
 Cash received from acquisitions, net of
  cash used................................      --      1,129       (93)    1,919
 Purchase of investment in affiliate.......   (2,850)   (1,150)   (1,150)     --
 Purchase of short-term investments........      --        --        --    (54,635)
 Proceeds from activities/sales of short-
  term investments.........................      --        --        --      8,373
                                            --------  --------  --------  --------
     Net cash used in investing activities.   (3,909)   (3,356)   (2,252)  (47,474)
                                            --------  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of Mandatorily
  Redeemable Convertible Preferred Stock...   16,200    16,290    16,290       --
 Proceeds from issuance of Common Stock....       31    50,459       --     35,968
 Proceeds from bank borrowings.............      --      2,000       --        --
 Repayment of bank borrowings..............      --     (2,000)      --        --
 Proceeds from issuance of notes payable...      500       --        --        --
 Proceeds from collection of note
  receivable...............................      600     1,400     1,400       --
 Proceeds from capital lease financing.....      599       431       --      1,507
 Principal payments on capital lease.......     (209)     (704)     (541)   (1,262)
                                            --------  --------  --------  --------
     Net cash provided by financing
      activities...........................   17,721    67,876    17,149    36,213
                                            --------  --------  --------  --------
Increase in cash and cash equivalents......    3,220    40,925     6,113   (28,596)
Cash and cash equivalents, beginning of
 period....................................      --      3,220     3,220    44,145
                                            --------  --------  --------  --------
Cash and cash equivalents, end of period... $  3,220  $ 44,145  $  9,333  $ 15,549
                                            ========  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               USWEB CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1--THE COMPANY:

  USWeb Corporation ("USWeb" or the "Company") was incorporated in Utah on December 6, 1995 ("inception") and reincorporated in Delaware on December 2, 1997. Through a nationwide network of wholly-owned subsidiaries and franchised Affiliates, the Company provides Internet professional services including strategy consulting, analysis and design, technology development, implementation and integration, audience development and maintenance.

  During the year ended December 31, 1997, the Company recognized the acquisition of all the outstanding stock of nineteen businesses, including certain franchised Affiliates, ("Acquired Entities") in separate transactions in exchange for shares of the Company's Common Stock. The Acquired Entities as of December 31, 1997 are as follows:

                                                                          COMMON   RECOGNIZED
                                                          EFFECTIVE       SHARES    PURCHASE
ACQUIRED ENTITY                                              DATE         ISSUED     PRICE
---------------                                       ------------------ --------- ----------
XCom Corporation..................................... March 16, 1997       383,209  $ 1,609
Cosmix Corporation................................... April 1, 1997        119,774      503
Fetch Interactive, Inc. ............................. April 1, 1997        464,838    1,397
NewLink Corporation.................................. April 1, 1997        425,700    1,537
InterNetOffice, LLC.................................. May 1, 1997          510,646    1,578
NetWORKERS Corporation............................... May 1, 1997          135,415      569
Infopreneurs Inc. ................................... June 1, 1997       1,008,169    3,173
Netphaz Corporation.................................. June 1, 1997         235,205      776
Electronic Images, Inc. ............................. July 1, 1997       1,665,525    6,205
Multimedia Marketing & Design Inc. .................. July 24, 1997        332,536    1,397
KandH, Inc. ......................................... August 29, 1997      151,624    1,023
DreamMedia, Inc. .................................... August 29, 1997      359,094    2,424
Internet Cybernautics, Inc .......................... September 29, 1997   447,183    4,025
Synergetix Systems Integration, Inc. ................ September 30, 1997   151,716    1,365
Online Marketing Company............................. September 30, 1997    95,730      861
Zendatta, Inc. ...................................... September 30, 1997   176,360    1,587
W3-design............................................ November 5, 1997     410,274    3,473
USWeb--Apex, Inc. ................................... November 5, 1997     365,029    3,285
Reach Networks, Inc. ................................ November 13, 1997    511,656    4,605
                                                                         ---------  -------
                                                                         7,949,683  $41,392
                                                                         =========  =======

  The acquisitions have been accounted for using the purchase method of accounting, and accordingly, the recognized purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. Approximately $3,425 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximated their fair values. Approximately $9,472 was allocated to in-process technology and was immediately charged to operations because such in-process technology had not reached the stage of technological feasibility at the acquisition dates and had no alternative future use. Approximately $3,610 was allocated to existing technology and is being amortized over its estimated useful life of six months. The purchase price in excess of the fair value of identified tangible and intangible assets and liabilities assumed in the amount of $24,885 was allocated to goodwill and is being amortized over its estimated useful life of one to two years. See Note 2.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The acquisitions of the Acquired Entities have been primarily structured as tax free exchanges of stock, therefore, the differences between the recognized fair values of the acquired assets, including intangible assets, and their historical tax bases is not deductible for income tax purposes.

  The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined, based upon a number of considerations. For acquisitions recognized through July 24, 1997, the fair value of the Company's Common Stock was estimated to be $4.20 per share, determined primarily by reference to the $15,811 amount allocated to 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock (excluding approximately $1,690 allocated to detachable warrants to acquire 704,549 shares of Series C Mandatorily Redeemable Convertible Preferred Stock). See Note 7. For acquisitions recognized from August 29, 1997 through November 13, 1997, the fair value of the Company's Common Stock was estimated to be $6.75 to $9.00 per share based upon a number of factors, including growth in the Company's business and the private sale, in October, 1997, of 222,222 shares of Common Stock to an independent third party at a price of $9.00 per share. See Note 8.

  The various purchase agreements require that fifty percent of the shares issuable at the acquisition dates be placed in escrow for a period of twelve months. The shares placed in escrow will either be issued to the previous owners of the acquired entities or returned to the Company based upon the results of the purchase price adjustments, as defined for each Acquired Entity. The Company has excluded from the recognized purchase price calculations approximately 818,500 shares that it estimates are not probable of issuance at the end of the respective escrow periods. Additionally, the purchase price adjustment for each Acquired Entity allows for the issuance of additional stock-based consideration in the event an Acquired Entity's valuation calculated at the six and twelve month dates following the acquisition increases. The number of additional shares that are potentially issuable at the completion of the six and twelve month valuation periods is not presently known, however, management estimates that approximately 418,000 additional shares are probable of issuance at the completion of the respective valuation periods. Any purchase price changes resulting from such adjustments will be recognized at the then fair value of the shares as adjustments to goodwill and will be amortized over the remaining period of expected benefit. As of December 31, 1997, no adjustments have been made to the escrow shares for any acquisition.

  The terms of the signed definitive agreements for each acquisition provide for the transfer of effective control of the target entity on dates that precede the legal consummation of the transaction and physical exchange of consideration. On the designated effective dates, the Company (1) assumes effective control and the risks and rewards of ownership including the rights to all revenues and responsibility for all operating costs and expenses,
(2) the target company employees become employees of the Company and (3) the terms of purchase price adjustment provisions become effective. For business acquisitions recognized through December 31, 1997, the purchase accounting effects and operating results of transactions occurring between the designated effective dates and the legal closing dates were not material.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The following unaudited pro forma consolidated amounts give effect to these acquisitions as if they occurred on January 1, 1996, and on January 1, 1997 (or date of inception, if later).

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1997
                                                       ----------  -----------
                                                            (UNAUDITED)
Revenues.............................................. $   19,765  $    34,812
Net loss..............................................    (57,069)     (84,939)
Net loss per share:
 Basic and diluted.................................... $    (9.24) $     (8.04)
 Weighted average shares outstanding..................  6,175,000   10,571,000

  Prior to June 30, 1997 the Company had invested $4,000 for less than 20% investment in Utopia, Inc. ("Utopia") an Internet consulting company located in Boston, Massachusetts. The Company's investment was accounted for on the cost basis. Through June 30, 1997 Utopia had incurred significant losses, was experiencing significant cash flow deficits and had a net asset deficiency. During June 1997, the Company determined that it was unlikely that the Company would recover any of its investment in Utopia and, accordingly, recorded an impairment loss equal to the carrying amount of its investment.

  On October 9, 1997, the Company entered into a non-binding term sheet to purchase specified assets of Utopia. Under the preliminary terms of the arrangement, the Company would acquire selected computer hardware and software assets and would agree to enter at will employment agreements with most Utopia employees. In addition, the Company would obtain all rights and responsibilities relating to specified Utopia customer contracts effective October 1, 1997. In consideration for the acquired net assets the Company would agree to assume a note payable to Utopia's former majority shareholder in the amount of $3,000. The Company has determined that the acquisition, if consummated, will be accounted for as an acquisition of a business. The Company will account for the acquisition using the purchase method of accounting, and, accordingly, the purchase price will be allocated to the various assets, including intangible assets acquired and liabilities assumed on the basis of their fair values at the date of acquisition. Substantially all of the purchase price is expected to be allocated to goodwill and will be amortized over its estimated useful life of one year.

  The note payable to be assumed by the Company would be payable in cash on October 1, 1998 and would bear interest at a referenced prime rate plus 1%. Beginning ninety days subsequent to the closing of the Company's public offering, the note would be convertible, at the option of the holder, into restricted shares of the Company's Common Stock based upon the fair value of such stock at the conversion date.

  The purchase price consideration would be subject to adjustment at six and twelve month intervals subsequent to the closing, based upon the standard valuation formula used in the Company's acquisition program. The increase in value, if any, attributable to the period subsequent to the closing would be payable in shares of and options to purchase shares of the Company's Common Stock.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Use of Estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Principles of Consolidation

  The accompanying financial statements, include the consolidated accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  The Company's financial statements as of December 31, 1995 and for the period from December 6, 1995 ("Inception") through December 31, 1995 reflect immaterial transactions; such activities have been included in the 1996 financial statements to facilitate presentation.

 Cash and Cash Equivalents

  All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Intangible Assets

  Goodwill resulting from the acquisition of Internet technology businesses is estimated by management to be primarily associated with the acquired workforce and technological know how. As a result of the rapid technological changes occurring in the Internet industry and the intense competition for qualified Internet professionals, recorded goodwill is amortized on the straight-line basis over the estimated periods of benefit, which range from one to two years. For certain acquisitions where the Company expects to issue additional shares at the end of the 12 month purchase price adjustment periods, amortization rates have been increased to reflect amortization of the total expected consideration based upon the estimated fair value of the incremental shares at the end of the purchase price adjustment periods.

  At each balance sheet date, the Company assesses the value of recorded goodwill for possible impairment based upon a number of factors, including turnover of the acquired workforce and the undiscounted value of expected future operating cash flows in relation to its net investment in each subsidiary. Since inception, the Company has not recorded any provisions for possible impairment of intangible assets.

  Completed technologies obtained through acquisition or merger are capitalized and amortized on the straight-line basis over the estimated period of benefit of six months.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  Costs of in-process technology acquired prior to the achievement of technological feasibility determined using the working model approach, and any costs associated with internally developed proprietary technologies prior to the achievement of technological feasibility determined using the working model approach are expensed in the period incurred.

 Investments

  Investments where the Company has an equity interest of less than 20% and does not have the ability to exert significant influence are accounted for using the cost method. At each balance sheet date, the Company assesses the value recorded for cost-based investments and recognizes any identified impairment.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements (including both fixed price and time and materials agreements), initial franchise fees, monthly royalties from Affiliates and hosting service fees. The initial franchise fee was waived for the first ten Affiliates and was set at $25 for the next 40 Affiliates and $50 thereafter. The Company last entered into a franchise agreement in March 1997 and does not expect to enter into any additional franchise agreements.

  Service revenues are recognized over the period of each engagement using primarily the percentage of completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

  Revenues from Affiliates are included in Other Revenues and are recognized in accordance with Statement of Financial Accounting Standards No. 45, "Accounting for Franchise Fee Revenue." Initial franchise fees, including area franchise sales which do not depend significantly on the number of individual franchises to be established, are recognized when all obligations required by the franchise agreement have been substantially performed and no other material conditions or obligations exist. Initial franchise fees are recognized as received because all obligations required by the franchise agreement are substantially performed concurrently with the signing of the franchise agreement. Monthly royalties are determined by aggregating a five percent royalty and a two percent marketing promotion fee, each of which is calculated based on each Affiliate's adjusted gross revenues, as defined, and are recognized as the fees are earned and become receivable from the Affiliate.

  Revenues from web-site hosting services are included in Other Revenues, have been insignificant to date and are recognized monthly as services are provided.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the years ended December 31, 1996 and 1997 totaled $3,223 and $4,060, respectively.

 Affiliate Warrants

  The fair value of warrants granted to Affiliates upon the execution of a franchise agreement are measured at the grant date using the Black-Scholes formula and are recognized when material, over the three year vesting period as a cost of revenues. The fair value of warrants to be granted upon the achievement of future Affiliate revenues (AGR Warrants) are measured on the date such warrants are earned using the Black-Scholes formula. When material, the fair value of AGR Warrants is charged to cost of revenues over the three year vesting period beginning with the month such warrants are earned. The exercise price of all warrants issued and issuable to an individual Affiliate is fixed at the time of signing of the related franchise agreement. Warrant costs in excess of the present value of expected future franchise fees and royalties, less any direct costs, would be recognized immediately. See Note 10--Affiliate Warrant Program.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Net Loss Per Share and Supplemental Pro Forma Net Loss Per Share

  The Company computes net loss per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share" and SEC Staff Accounting Bulletin No. 98. Under SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. The weighted average shares used to compute basic net loss per share include outstanding shares of Common Stock from the date of issuance and shares vested under stock bonus arrangements computed for each period by dividing cumulative amortization of deferred compensation expense by the weighted average price of the Company's Common Stock during the period. The computation excludes (i) for the year ended December 31, 1997, 2,051,000 equivalent acquisition-related shares held in escrow ("Acquisition Shares"), (ii) for the years ended December 31, 1996 and 1997, 4,286,000 and 2,830,000, respectively, of equivalent shares of Common Stock subject to repurchase rights ("Restricted Shares") and (iii) for the years ended December 31, 1996 and 1997, 5,375,000 and 10,278,000, respectively, of equivalent shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock") prior to their conversion into Common Stock on December 5, 1997. In addition, the calculation of diluted net loss per share excludes Common Stock issuable upon exercise of employee stock options and upon exercise of outstanding warrants, as their effect in all periods presented is antidilutive.

  In future periods, the weighted average shares used to compute basic and diluted earnings per share are expected to include (i) Acquisition Shares as they are released from escrow, generally 12 months from the date of acquisition, and (ii) Restricted Shares as the repurchase rights lapse over the remaining restriction period. In addition, the weighted average shares used to compute diluted earnings per share will include the incremental shares of Common Stock relating to outstanding options and warrants to the extent such incremental shares are dilutive. The Company believes that the Acquisition Shares are probable of issuance and that the remaining purchase rights on Restricted Shares will lapse upon the continued employment by the owners of such shares. The following table presents the unaudited supplemental pro forma net loss per share giving effect to the inclusion of the Acquisition Shares and Restricted Shares in the determination of weighted average shares outstanding. Such supplemental pro forma net loss per share should not be considered in isolation or as a substitute for other information prepared in accordance with generally accepted accounting principles:

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          --------------------
                                                            1996       1997
                                                          --------- ----------
                                                              (UNAUDITED)
Supplemental pro forma net loss per share:
Net loss................................................. $(13,808) $  (58,336)
Net loss per share:
 Basic and diluted....................................... $  (2.46) $    (4.78)
 Weighted average shares outstanding..................... 5,620,000 12,193,000

 Reverse Stock Split

  In December 1997, the Board of Directors approved a one-for-three reverse stock split of the outstanding shares of Common Stock. All share and per share information have been retroactively adjusted to reflect the reverse stock split.

 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company believes the risk with respect to trade receivables is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is highly diversified. The Company has not experienced any significant credit losses to date.

 Recent Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of the both statements are required for fiscal years beginning after December 15, 1997. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company does not expect the adoption of SFAS No. 130 or SFAS No. 131 to have any financial impact on its consolidated financial statements and is currently assessing the impact of the disclosure provisions of the new pronouncements.

  The Company complies with the provisions of Emerging Issues Task Force Issue No. 96-18 ("EITF 96-18") with respect to stock options granted to non-employees who are consultants to the Company. EITF 96-18 requires variable plan accounting with respect to such non-employee stock options, whereby compensation associated with such options is measured on the date such options vest, and incorporates the current fair market value of the Company's Common Stock into the option valuation model. Compensation expenses associated with such non-employee stock options granted to date have not been significant.


 Interim Results (Unaudited)

  The accompanying interim financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

include only normal recurring adjustments, necessary to present fairly the financial position as of June 30, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30,1997 and 1998. The financial data and other information disclosed in these notes to condensed consolidated financial statements related to these periods are unaudited. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

NOTE 3--SUPPLEMENTAL CASH FLOW INFORMATION:

                                                   YEAR ENDED   SIX MONTHS ENDED
                                                  DECEMBER 31,      JUNE 30,
                                                 -------------- ----------------
                                                  1996   1997    1997     1998
                                                 ------ ------- ------- --------
                                                                  (UNAUDITED)
Supplemental disclosures:
  Cash paid for interest........................ $   58 $    76 $    52 $    188
Non-cash financing and investing activities:
  Common Stock issued for note receivable.......  2,000     --      --       --
  Notes payable converted into Common Stock.....    500     --      --       --
  Equipment acquired through capital lease......    288     578     --       --
  Common Stock issued for acquisitions..........    --   40,263  11,102  176,798
  Common stock issued for services..............    --    1,250     --       --
  Assumption of liabilities for acquisition.....    --      --      --     4,976

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 4--BALANCE SHEET COMPONENTS:

                                                    DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1996     1997       1998
                                                   ------  --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable.........................  $  137  $  8,722   $ 27,131
     Less: allowance for doubtful accounts.......     --       (819)    (2,053)
                                                   ------  --------   --------
                                                   $  137  $  7,903   $ 25,078
                                                   ======  ========   ========
   Property and equipment, net:
     Computers and equipment.....................  $1,149  $  6,490   $ 11,788
     Furniture and fixtures......................     124       834      1,418
     Leasehold improvements......................      74       605        903
                                                   ------  --------   --------
                                                    1,347     7,929     14,109
     Less: accumulated depreciation and amortiza-
      tion.......................................    (263)   (1,727)    (3,603)
                                                   ------  --------   --------
                                                   $1,084  $  6,202   $ 10,506
                                                   ======  ========   ========
   Intangible assets, net:
     Goodwill....................................  $  --   $ 24,885   $167,099
     Purchased technology........................     --      3,610      9,944
     Workforce in-place..........................                       11,200
                                                   ------  --------   --------
                                                      --     28,495    188,243
     Less: accumulated amortization..............     --     (9,476)   (30,904)
                                                   ------  --------   --------
                                                   $  --   $ 19,019   $157,339
                                                   ======  ========   ========
   Accrued expenses:
     Compensation and benefits...................  $  549  $  1,900   $  5,641
     Accrued financing costs.....................     --      1,450      1,200
     Marketing costs.............................   1,271     1,155      1,727
     Professional fees...........................     --        466      2,567
     Other.......................................     370     3,026      9,458
                                                   ------  --------   --------
                                                   $2,190  $  7,997   $ 20,593
                                                   ======  ========   ========

NOTE 5--NOTES PAYABLE:

  In January 1996, the Company received $500 in exchange for unsecured convertible promissory notes. The notes were part of a bridge financing arrangement associated with the Series A financing, were payable on demand and bore interest at 6% per annum. The notes were repayable, at the option of the holder, by the issuance of the Company's Common or Preferred Stock. In February 1996 in connection with the Series A financing, the holder exercised its conversion option and the notes were extinguished through the issuance of 500,000 shares of the Company's Common Stock.

  On October 6, 1997, the Company entered into a credit facility with a bank that allows the Company to borrow up to a maximum of $3,000 to finance various equipment purchases. Advances accrue interest at the bank's prime lending rate plus 1% (9.5% at December 31, 1997) and are repayable over a thirty-six month period. As of December 31, 1997, borrowings outstanding under the credit facility approximated $431. The credit facility is secured by the assets of the Company and expires on September 29, 2001. In addition, the bank requires the Company to comply with certain financial covenants relating to profitability and cash flow ratios; the Company was in compliance with all covenants at December 31, 1997.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  In November 1997, the Company obtained a bridge loan facility from a bank. Under the terms of the facility the Company borrowed $2,000 (the maximum amount available), which was secured by substantially all of the Company's assets. The loan accrued interest at the bank's prime rate plus 1%. On December 10, 1997, the Company repaid the outstanding amount, plus interest of $14.

NOTE 6--INCOME TAXES:

  No provision for income taxes has been recognized for the years ended December 31, 1997 and 1996, as the Company incurred net operating losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $17,000 at December 31, 1997, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  The Company's various acquisitions have been structured as tax free stock exchanges, therefore, the differences between the historical bases and the fair value recognized by the Company, including intangible assets, are not deductible for income tax purposes.

  At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $42,000 and $26,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2012. The Company's ability to utilize net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 7--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  At December 31, 1996, a total of 9,329,500 shares of Mandatorily Redeemable Convertible Preferred Stock were authorized for issuance, of which 6,226,167 and 3,103,333 shares were designated as Series A and Series B, respectively. In 1996, the Company issued 6,172,833 shares of Series A and 3,103,333 shares of Series B Mandatorily Redeemable Convertible Preferred Stock ("Series A" and "Series B") for cash at $1.62 and $2.01 per share, respectively. In 1997, the Company authorized an additional 3,400,000 shares of Mandatorily Redeemable Convertible Preferred Stock designated as Series C and issued 2,818,193 shares of Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C") for cash at $6.21 per share. Holders of Series A, Series B and Series C were entitled to receive noncumulative dividends at the annual rate of $0.10, $0.12 and $0.37 per share, respectively, or, if greater (as determined on an as-converted basis), an amount equal to that paid on the outstanding shares of Common Stock, when, as and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation (but not upon a merger, sale or acquisition of the Company), holders of Series A, Series B and Series C were entitled to a per share distribution in preference to holders of Common Stock equal to the original issue price of $1.62, $2.01, and $6.21, respectively, plus any declared but unpaid dividends. On December 5, 1997, the Company completed its initial public offering of its Common Stock. At that time, all of the Company's Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 12,094,359 shares of Common Stock.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


NOTE 8--STOCKHOLDERS' EQUITY:

 Preferred Stock

  The Company is authorized to issue 100,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value Preferred Stock, and the Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof.

 Common Stock

  During 1996, 5,000,000 shares of Common Stock were purchased by the Company's five founders ("the Founders Shares"). In the event that any one of the founders ceased to be an employee of the Company, the Company had the right to repurchase ("the Repurchase Right"), at the original purchase price, a declining percentage of the shares issued. During August 1997, a Company Founder terminated his employment. In connection with the termination the Company accelerated the vesting of 111,205 shares of Founder's Stock and accordingly recognized a charge in the amount of $1,080. Additionally, 349,502 shares of unvested Founder's Stock were repurchased by the Company at their original issuance price of $.0003 per share. In the event of a change in control of the Company, the Founders Shares shall become immediately vested in full and the Repurchase Rights shall lapse.

  On September 30, 1997, the Company sold 222,222 shares of Common Stock in a private transaction to an independent third party in exchange for a note receivable in the amount of $2,000. On October 14, 1997, the note receivable was collected in full.

  On December 5, 1997, the Company completed its initial public offering of 5,750,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $38,309. In addition, the Company sold 1,666,666 shares of Common Stock to Intel Corporation in a private placement that closed contemporaneously with the Offering. Net proceeds to the Company aggregated approximately $9,650. In connection with the discounted sale of Common Stock to Intel Corporation, the Company recognized a $1,250 non-cash charge that is included in marketing, sales and support expense.

 Warrants

  In connection with the lease of its facility in January 1996, the Company issued warrants to purchase 20,000 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in February 2006. No warrants had been exercised at December 31, 1997.

  In connection with a master lease agreement in May 1996, the Company issued warrants to purchase 33,333 shares of Series A at $1.62 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in May 2001. No warrants had been exercised at December 31, 1997.

  In July 1996, the Company issued warrants to purchase 18,055 shares of Common Stock at $0.90 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in July 2001. No warrants had been exercised at December 31, 1997.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  In December 1996, the Company issued warrants to purchase 33,333 shares of Common Stock at $3.75 per share to an individual employed as a consultant to the Company. The fair value of the warrants was not material on the date of grant. The warrants are exercisable at any time prior to their expiration in December 2001. No warrants had been exercised at December 31, 1997.

  In connection with the issuance of the Series C shares, the Company issued warrants to purchase a total of 704,549 shares of Series C at $7.50 per share. Upon completion of the Company's initial public offering, these warrants were exchanged for warrants to purchase Common Stock. The warrants are exercisable at any time prior to their expiration in May 2000. Approximately $1,690 of the proceeds received from the issuance of Series C were allocated to the Series C warrants. The accretion of the amount allocated to the Series C warrants for the year ended December 31, 1997 was immaterial. No warrants had been exercised at December 31, 1997.

NOTE 9--STOCK-BASED COMPENSATION:

  At December 31, 1997, the Company has three stock-based compensation plans, which are described below. The Company applies APB No. 25 and related Interpretations and SFAS No. 123 with respect to grants to other than employees in accounting for its plans. During the period from June through October 1996, the Company granted options to purchase an aggregate of 98,667 shares of Common Stock at exercise prices ranging from $0.30 to $0.90 per share and recorded $165 of unearned compensation relating to such options. This amount is being amortized over the four-year vesting period of the related options. Had compensation cost for the Company's three stock-based compensation plans been determined based on the minimum and fair values at the grant dates for awards under those plans consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------- --------
Net Loss:
  As reported.............................................. $(13,808) $(58,336)
  Pro forma................................................  (13,815)  (59,281)
Net loss per share:
  Basic and diluted, as reported........................... $ (10.35) $  (7.98)
  Basic and diluted, pro forma.............................   (10.36)    (8.11)

 STOCK OPTION PLANS

 1996 Stock Option Plan

  The Company has reserved an aggregate of 600,000 shares of Common Stock for issuance under its 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for grants of options to employees and consultants (including officers and directors) of the Company, its parent and its subsidiaries.

  The exercise price of options granted under the 1996 Plan is determined by the 1996 Plan Administrator, as defined. With respect to incentive stock options granted under the 1996 Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  Each option outstanding under the 1996 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Plan generally have a term of ten years.

 1996 Equity Compensation Plan

  The Company's 1996 Equity Compensation Plan (the "1996 Equity Plan") provides for the granting to employees of incentive stock options, and for the granting to employees and consultants of nonstatutory stock options and stock purchase rights ("SPRs"). A total of 2,000,000 shares of Common Stock are currently reserved for issuance pursuant to the 1996 Equity Plan.

  The 1996 Equity Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  Each option outstanding under the 1996 Equity Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by the Company. Options generally vest, assuming continued service by the optionee as an employee or consultant, at the rate of 25% of the shares subject to the option on the first anniversary of the commencement of vesting date and 1/48th of the shares each month thereafter, such that all shares under the option vest in full four years from the date of commencement of vesting, assuming continued service as an employee or consultant. Options outstanding under the 1996 Equity Plan generally have a term of ten years.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

  The repurchase option shall lapse at a rate determined by the 1996 Equity Plan Administrator. The exercise price of all incentive stock options granted under the 1996 Equity Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1996 Equity Plan is determined by the 1996 Equity Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1996 Equity Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 1997 Acquisition Stock Option Plan

  The Company's 1997 Acquisition Stock Option Plan (the "1997 Plan") provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and SPRs to employees, directors and consultants. A total of 10,000,000 shares of Common Stock, plus annual increases equal to the lesser of (i) 400,000 shares,
(ii) 5% of the outstanding shares, or (iii) a lesser amount determined by the Board of Directors, are currently reserved for issuance pursuant to the 1997 Plan.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  The 1997 Plan Administrator, as defined, has the power to determine the terms of the options or SPRs granted, including the exercise price of the option or SPR, the number of shares subject to each option or SPR, the exercisability thereof, and the form of consideration payable upon such exercise.

  The restricted stock purchase agreement pursuant to which the SPR is exercised shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase option shall lapse at a rate determined by the Administrator.

  The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of nonstatutory stock options and SPRs granted under the 1997 Plan is determined by the 1997 Plan Administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation", the exercise price must at least be equal to the fair market value of the Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding capital stock of the Company, its parent and its subsidiaries, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of all other options granted under the 1997 Plan may not exceed ten years. As of December 31, 1997, no SPRs had been granted.

 Fair Value Estimates

  For purposes of complying with the disclosure provisions of SFAS No. 123, prior to the Company's initial public offering in December 1997, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes option pricing model. Except for the volatility assumption, which was only used under the Black-Scholes model, the following weighted-average assumptions were used for grants during the years ended December 31, 1996 and 1997.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                                1996     1997
                                                               ------- ---------
Dividend yield................................................ 0.0%     0.0%
Volatility.................................................... 0.0%    60.0%
Risk-free interest rate....................................... 6.1%    6.0%-6.2%
Expected life................................................. 4 years 4 years

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


  A summary of the status of the Company's three fixed stock option plans as of December 31, 1996 and 1997, and changes during the years then ended is presented below:

                                       1996                      1997
                              ------------------------ -------------------------
                                           WEIGHTED                  WEIGHTED
                                           AVERAGE                   AVERAGE
      FIXED STOCK OPTIONS      SHARES   EXERCISE PRICE  SHARES    EXERCISE PRICE
      -------------------     --------  -------------- ---------  --------------
   Outstanding at beginning
    of period...............       --       $ --         234,833       1.84
   Granted..................   567,500        .83      9,559,746       8.11
   Exercised................  (281,000)       .10       (103,079)      4.85
   Canceled.................   (51,667)       .22       (199,097)      6.21
                              --------                 ---------
   Outstanding at end of pe-
    riod....................   234,833       1.84      9,492,403       8.03
                              ========                 =========
   Options exercisable at
    end of period...........   234,833                 2,698,610
                              ========                 =========
   Weighted-average minimum
    and fair values of
    options granted during
    the period..............  $    .07                 $    1.47
                              ========                 =========

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                            ------------------------------------------- --------------------------
                                            WEIGHTED
                                            AVERAGE         WEIGHTED                   WEIGHTED
           RANGE OF           NUMBER       REMAINING        AVERAGE       NUMBER       AVERAGE
       EXERCISE PRICES      OUTSTANDING CONTRACTUAL LIFE EXERCISE PRICE EXERCISABLE EXERCISE PRICE
       ---------------      ----------- ---------------- -------------- ----------- --------------
   $.03....................      4,688     8.1 years         $ .03           4,688      $ .03
   $.30....................     69,167     8.4 years           .30          69,167        .30
   $.90....................     29,167     8.7 years           .90          29,167        .90
   $3.75...................      9,834     8.8 years          3.75           9,834       3.75
   $6.75 to $9.75..........  9,379,547     9.2 years          8.12       2,585,754       8.51
                             ---------                                   ---------
                             9,492,403                                   2,698,610
                             =========                                   =========

 Acquisition Stock Bonus Plan

  During the year ended December 31, 1997, the Company agreed to issue bonuses contingent on future employment that are payable only in shares of Common Stock to employees previously employed by Acquired Entities (each a "New Employee").

  Under the agreements, the stock bonuses vest over a thirty-six month period from the date of first employment by the Company and will be paid at the conclusion of the vesting period. However, to the extent that a New Employee's status as an employee is terminated, the New Employee will be entitled only to the vested portion of the stock bonus and such bonus shall become due and payable upon such New Employee's termination. The aggregate stock bonus for awards through December 31, 1997, totaled $62,118, and will be paid in shares of Common Stock at the fair market value of the Common Stock at the date of issuance. Stock bonus awards are recognized as compensation expense over the thirty-six month vesting periods and comprise stock compensation expense in the accompanying consolidated financial statements.

 Employee Stock Purchase Plan

  In September 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). A total of 1,000,000 shares of Common Stock have been reserved for issuance under this

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

plan. Terms of the plan permit eligible employees to purchase Common Stock through payroll deductions of up to 15% of the employee's compensation. Amounts deducted and accumulated by the participant are used to purchase shares of the Company's Common Stock at 85% of the lower of the fair value of the Common Stock at the beginning or the end of the offering period, as defined. During the year ended December 31, 1997, the weighted average fair value of rights granted under the Plan was $2.86 per share. There were no shares issued under the Purchase Plan during 1997.

NOTE 10--AFFILIATE WARRANT PROGRAM:

  In June 1996, the Company adopted the Affiliate Warrant Program (the "Program") with the intent of attracting new Affiliates to the USWeb network and to create performance incentives for such Affiliates. Under the Program, each Affiliate was granted a warrant to purchase a fixed number of shares of the Company's Common Stock upon execution of the franchise agreement (a "Signing Warrant") and earns warrants ("AGR Warrants") to purchase additional shares of Common Stock at the rate of one share of Common Stock per fifty dollars of Affiliate adjusted gross revenue, as defined. The exercise price of all warrants issued and issuable to an individual Affiliate was set at the time of signing of the franchise agreement. Warrants vest 25% after one year and then ratably each month over the remaining thirty-six month period. Warrants are exercisable for a maximum period of five years from the effective date of the Affiliate agreement. Warrants may not be exercised prior to the earlier of the closing of an initial public offering of the Company's Common Stock or an acquisition of the Company. A total of 333,333 shares of Common Stock have been reserved for issuance under the Program. No Signing Warrants are available for grant after March 31, 1997. However, all Affiliates entering into an Affiliate agreement prior to of such date will continue to be entitled to AGR Warrants upon generating qualifying revenues until such time when no warrants remain available for grant.

  During the years ended December 31, 1996 and 1997, the Company issued Signing Warrants to purchase shares of Common Stock, AGR Warrants to purchase shares of Common Stock and recognized costs estimated using the Black-Scholes formula as follows:

   DESCRIPTION                                          1996           1997
   -----------                                     -------------- --------------
   Signing Warrants............................... 106,834 shares   4,000 shares
   AGR Warrants...................................  17,918 shares 138,532 shares
   Estimated cost.................................           $167           $150

NOTE 11--COMMITMENTS AND CONTINGENCIES:

  The Company and its subsidiaries lease facilities under non-cancelable operating leases which expire through 2011. The leases provide for escalating monthly payments which are being charged to operations ratably over the lease terms. In addition to the minimum lease payments, the Company is responsible for property taxes, insurance and certain other operating costs. The Company also leases certain equipment under long-term lease agreements that are classified as capital leases. These capital leases terminate at various dates through January 2002.

  Total equipment acquired under capitalized leases was as follows:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1996    1997
                                                                  -----  ------
   Computers and equipment....................................... $ 702  $1,234
   Furniture and fixtures........................................   108     154
                                                                  -----  ------
                                                                    810   1,388
   Less: accumulated depreciation................................  (214)   (877)
                                                                  -----  ------
                                                                  $ 596  $  511
                                                                  =====  ======

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The Company has a master lease agreement with a leasing company which expires in 1999. The agreement provides a line of credit of $600 for capital equipment purchases. At December 31, 1997, approximately $1 was available under this agreement for equipment purchases.

  Future minimum lease payments under all non-cancelable operating and capital leases as of December 31, 1997 are as follows:

   YEAR ENDING
    DECEMBER                                                   OPERATING CAPITAL
       31,                                                      LEASES   LEASES
   -----------                                                 --------- -------
    1998.....................................................   $ 2,556   $ 466
    1999.....................................................     2,505     309
    2000.....................................................     2,297      30
    2001.....................................................     2,080      10
    2002.....................................................     1,775       1
    Thereafter...............................................     6,857     --
                                                                -------   -----
   Total minimum payments....................................   $18,070     816
                                                                =======
   Less: amount representing interest........................               (76)
                                                                          -----
   Present value of capital lease obligations................               740
   Less: current portion.....................................              (368)
                                                                          -----
   Lease obligations, long-term..............................             $ 372
                                                                          =====

  Rent expense under operating leases totaled $278 and $1,429 for the years ended December 31, 1996 and 1997, respectively.

  From time to time, in the normal course of business, the Company is party to various legal claims, actions and complaints. Although the ultimate resolution of legal proceedings cannot be predicted with certainty, management believes that the ultimate outcome of these matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

  During the period from January 1, 1998 to August 17, 1998, the Company recognized the acquisition of all the outstanding stock of InnoMate Online Marketing GMBH, Inter.logic.studios, inc., Quest Interactive Media, Inc., Ensemble Corporation, Ikonic Interactive, Inc., Xplora Limited, Kallista, Inc., USWeb San Jose, Gray Peak Technologies, Inc., Nutley Systems, Inc.
(nSET), Advanced Video Communications, Tucker Network Technologies, Inc., and Metrix Communications, Inc. in separate transactions in exchange for a total of 8,524,689 shares of the Company's Common Stock and the assumption of certain stock options for an aggregate purchase price of $196,336, excluding acquisition expenses. Additionally, the Company recognized the acquisition of Utopia (see Note 1) whereby the Company acquired various assets in exchange for the assumption by the Company of specified liabilities and payment of a promissory note for an aggregate purchase price of $4,976.

  The acquisitions will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired liabilities assumed on the basis of their fair values. Approximately $8,917 of the aggregate recognized purchase price was allocated to net tangible assets consisting primarily of cash, accounts receivable, property and equipment and accounts payable. The historical carrying amounts of such net assets approximate their fair values.

                               USWEB CORPORATION

              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Approximately $25,509 was allocated to in-process technology and will be immediately charged to operations because such in-process technology have not reached the stage of technological feasibility at the acquisition dates and have no alternative future use. Approximately $7,448 was allocated to existing technology and will be amortized over its estimated useful life of six months. Approximately $11,200 of the purchase price was allocated to workforce in place and will be amortized over its estimated useful life of forty-two months. The purchase price in excess of identified tangible and intangible assets and liabilities assumed in the amount of $148,238 was allocated to goodwill and will be amortized over its estimated useful life of one to two years.

  On April 7, 1998, the Company completed a follow-on offering whereby the Company sold 1,581,216 shares of Common Stock. Net proceeds to the Company from the follow-on offering aggregated approximately $31,151, after deducting underwriters' discount and expenses of the offering. In addition, various option and warrant holders who participated as selling stockholders in the offering exercised 387,118 stock options and 56,547 common stock warrants. Net proceeds to the Company from the exercise of stock options and common stock warrants aggregated approximately $2,698.

  On April 20, 1998, the Company's Board of Directors authorized an additional 5,000,000, 10,000,000 and 2,000,000 shares of Common Stock for issuance under the 1996 Equity Plan, 1997 Plan, and the Purchase Plan, respectively.

  In May 1998, the Company entered into a strategic alliance with NBC Multimedia, Inc., (NBC) to expand production capabilities for NBC's interactive properties and services. As part of the strategic alliance, the Company was awarded a multi-year contract, where revenues earned under the contract are expected to approximate $10,000. In connection with the strategic alliance, the Company issued warrants to NBC allowing them to purchase 1,600,000 and 500,000 shares of the Company's Common Stock at $22.50 and $25.43 per share, respectively. Warrants to purchase 1,050,000 shares are exercisable at any time prior to their expiration in November 1999. Warrants to purchase the remaining shares (1,050,000 shares) are subject to cancellation, or if previously exercised, are subject to repurchase at the original exercise price, in the event that the agreement is cancelled by NBC prior to May 2002. The warrants subject to cancellation or repurchase are exercisable for a period extending from the date of grant to one month beyond the date when the Company's cancellation or repurchase rights lapse. The cancellation or repurchase rights lapse as follows: 525,000 shares in November 1999, 315,000 shares in May 2000, 105,000 shares in May 2001 and 105,000 shares in May 2002. No warrants had been exercised at June 30, 1998. The fair value of the warrants on the date of grant totaled $12,568, which has been recorded as Stock Compensation in the Company's Condensed Consolidated Statement of Operations for the six months ended June 30, 1998. The warrants which are subject to cancellation or repurchase will be subject to revaluation at each balance sheet date until such cancellation or repurchase rights lapse.

  On September 1, 1998, the Company entered into an agreement to acquire all of the outstanding stock of CKS Group, Inc. (CKS Group) in a transaction expected to be accounted for as a pooling of interests. Under terms of the agreement, each outstanding share of CKS Group's Common Stock will be exchanged for 1.5 shares of the Company's Common Stock. Additionally, the Company would assume all outstanding options to purchase CKS Group's Common Stock and will assume CKS Group's employee stock purchase plan, adjusted for the 1.5 to 1 ratio. The transaction, which requires regulatory approval, as well as approval by both companies' shareholders, is expected to close in the Company's fourth quarter.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Francisco

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Francisco (formerly XCom Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

San Jose, California
September 17, 1997

                              USWEB SAN FRANCISCO

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $281,000
  Accounts receivable..............................................    194,000
  Other current assets.............................................     41,000
                                                                      --------
    Total current assets...........................................    516,000
Property and equipment, net........................................     37,000
                                                                      --------
                                                                      $553,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 62,000
  Accrued expenses.................................................    118,000
  Unearned revenues................................................     63,000
  Current portion of notes payable.................................     37,000
                                                                      --------
    Total current liabilities......................................    280,000
Notes payable, long-term portion...................................    170,000
                                                                      --------
                                                                       450,000
                                                                      --------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred Stock: no par value, 1,000,000 shares authorized;
   340,000 shares issued and outstanding...........................         --
  Common Stock: no par value, 500,000 shares authorized;
   285,000 shares issued and outstanding...........................     26,000
  Retained earnings................................................     77,000
                                                                      --------
    Total shareholders' equity.....................................    103,000
                                                                      --------
                                                                      $553,000
                                                                      ========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Revenues...........................................................  $1,042,000
Cost of revenues...................................................     502,000
                                                                     ----------
  Gross profit.....................................................     540,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     251,000
  General and administrative.......................................     148,000
                                                                     ----------
    Total operating expenses.......................................     399,000
                                                                     ----------
Income before income taxes.........................................     141,000
Provision for income taxes.........................................     (64,000)
                                                                     ----------
Net income.........................................................  $   77,000
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                            CONVERTIBLE
                          PREFERRED STOCK    COMMON STOCK                TOTAL
                          ----------------- --------------- RETAINED SHAREHOLDERS'
                           SHARES   AMOUNT  SHARES  AMOUNT  EARNINGS    EQUITY
                          --------- ------- ------- ------- -------- -------------
Balance at December 31,
 1995...................         --  $  --       -- $    -- $    --    $     --
Issuance of Preferred
 Stock to Founders......    340,000     --       --      --      --          --
Issuance of Common Stock
 to Founders............         --     --  270,000  16,000      --      16,000
Issuance of Common Stock
 for cash and other net
 assets.................         --     --   15,000  10,000      --      10,000
Net Income..............         --     --       --      --  77,000      77,000
                          ---------  -----  ------- ------- -------    --------
Balance at December 31,
 1996...................    340,000  $  --  285,000 $26,000 $77,000    $103,000
                          =========  =====  ======= ======= =======    ========




   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                            STATEMENT OF CASH FLOWS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income........................................................  $  77,000
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization...................................     13,000
   Changes in assets and liabilities:
    Accounts receivable............................................   (156,000)
    Other current assets...........................................    (44,000)
    Accounts payable...............................................     12,000
    Accrued expenses...............................................    118,000
    Unearned revenues..............................................     63,000
                                                                     ---------
     Net cash provided by operating activities.....................     83,000
                                                                     ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT.........................    (13,000)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock............................      4,000
 Proceeds from note payable........................................    207,000
                                                                     ---------
     Net cash provided by financing activities.....................    211,000
                                                                     ---------
Net increase in cash and cash equivalents..........................    281,000
Cash and cash equivalents at beginning at period...................         --
                                                                     ---------
Cash and cash equivalents at end of period.........................  $ 281,000
                                                                     =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
 Issuance of Common Stock for net assets...........................  $  22,000
                                                                     =========
SUPPLEMENTAL INFORMATION:
 Cash paid for income taxes........................................  $   7,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                              USWEB SAN FRANCISCO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Francisco (the "Company"), formerly XCom Corporation, specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training. The Company was incorporated in California on May 25, 1995 and recognized immaterial financing and operating transactions from that date through December 31, 1995, which have been included in the Company's financial statements for the year ended December 31, 1996.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network, which included the San Francisco, CA and New York, NY locations. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 13% of revenue. Approximately 22% of accounts receivable at December 31, 1996 was due from two customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $3,000.

                              USWEB SAN FRANCISCO

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
     Property and equipment, net:
       Computers and equipment.....................................   $ 45,000
       Furniture and fixtures......................................      2,000
                                                                      --------
                                                                        47,000
       Less: Accumulated depreciation..............................    (10,000)
                                                                      --------
                                                                      $ 37,000
                                                                      ========
     Accrued expenses:
       Accrued income taxes........................................   $ 57,000
       Accrued payroll.............................................     43,000
       Other.......................................................     18,000
                                                                      --------
                                                                      $118,000
                                                                      ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  At December 31, 1996, the Company had non-interest bearing notes payable to three of its employees totaling $15,000. Additionally, notes payable to relatives of the shareholders and employees of the Company totaled $42,000 at December 31, 1996. On December 18, 1996, the Company signed a promissory note from a private investor in the amount of $150,000. The note is payable no later than one year from the date of execution. Interest accrues at a specified interest rate (8.25% at December 31, 1996).

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1996 totaled $64,000 and was composed of federal income taxes of $48,000 and various state and municipal income taxes of $16,000. Taxes payable at

                              USWEB SAN FRANCISCO

December 31, 1996 totaled $57,000. The Company had no significant deferred tax assets or liabilities at December 31, 1996. The Company's effective tax rate for the year ended December 31, 1996 differed from the expected federal tax rate primarily as a result of state and local income taxes.

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $45,000 and are included in cost of revenues.

 Operating Leases

  Rent expense under month-to-month rental agreements for the year ended December 31, 1996 totaled $20,000. In March 1997, the Company entered into noncancelable operating leases for new office facilities which expire in 2002, require the payment of insurance and maintenance and have required rental payments of approximately $120,000 per year.

  Future minimum lease payments related to office facilities and equipment under noncancelable operating leases are as follows:

       YEAR ENDED                                                      OPERATING
      DECEMBER 31,                                                      LEASES
      ------------                                                     ---------
       1997..........................................................  $151,000
       1998..........................................................   148,000
       1999..........................................................   139,000
       2000..........................................................   122,000
       2001..........................................................   121,000
                                                                       --------
       Total minimum lease payments..................................  $681,000
                                                                       ========

NOTE 6--CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of convertible Preferred Stock. During 1996 the Company issued 340,000 shares to the Founders. Compensation expense related to the issuance of the shares was not material.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 500,000 shares of Common Stock. During the year ended December 31, 1996, the Company issued 270,000 shares of Common Stock to the Founders and sold 15,000 shares to a third party in exchange for cash and assets valued at $10,000. Compensation expense related to the issuance of shares to the Founders was not material.

NOTE 8--SUBSEQUENT EVENTS:

  On March 16, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock and Preferred Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb Milwaukee

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb Milwaukee (formerly Fetch Interactive, Inc.) at June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 12, 1997

                                USWEB MILWAUKEE

                                 BALANCE SHEET

                                                       JUNE 30,     MARCH 31,
                                                         1996         1997
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $     7,000  $    30,000
  Accounts receivable................................     139,000      271,000
  Costs in excess of billings........................      22,000       23,000
  Other current assets...............................      20,000      138,000
                                                      -----------  -----------
    Total current assets.............................     188,000      462,000
Property and equipment, net..........................     160,000      138,000
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $    96,000  $   152,000
  Accrued expenses...................................      23,000      281,000
  Unearned revenue...................................      65,000      142,000
  Notes payable......................................   1,277,000    1,548,000
  Current portion of capital lease obligations.......      79,000       86,000
                                                      -----------  -----------
    Total current liabilities........................   1,540,000    2,209,000
Capital lease obligations, long-term portion.........     114,000       94,000
                                                      -----------  -----------
                                                        1,654,000    2,303,000
                                                      -----------  -----------
Commitments and contingencies (Note 6)
Stockholders' deficit:
  Common Stock: no par value, 2,500 shares
   authorized;
   1,179 shares issued and outstanding...............
  Additional paid-in capital.........................     218,000      218,000
  Accumulated deficit................................  (1,524,000)  (1,921,000)
                                                      -----------  -----------
    Total stockholders' deficit......................  (1,306,000)  (1,703,000)
                                                      -----------  -----------
                                                      $   348,000  $   600,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF OPERATIONS

                                                             NINE MONTHS
                                            YEAR ENDED     ENDED MARCH 31,
                                             JUNE 30,   ----------------------
                                               1996        1996        1997
                                            ----------  ----------  ----------
                                                             (UNAUDITED)
Revenues................................... $1,745,000  $1,190,000  $1,927,000
Cost of revenues...........................  1,179,000     810,000   1,583,000
                                            ----------  ----------  ----------
  Gross profit.............................    566,000     380,000     344,000
                                            ----------  ----------  ----------
Operating expenses:
  Marketing, sales and support.............    292,000     173,000     355,000
  General and administrative...............    359,000     242,000     282,000
                                            ----------  ----------  ----------
    Total operating expenses...............    651,000     415,000     637,000
                                            ----------  ----------  ----------
Loss from operations.......................    (85,000)    (35,000)   (293,000)
Interest expense-related party.............   (132,000)   (102,000)   (104,000)
                                            ----------  ----------  ----------
Net loss................................... $ (217,000) $ (137,000) $ (397,000)
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                      COMMON STOCK                    TOTAL
                                     --------------- ACCUMULATED  STOCKHOLDERS'
                                     SHARES  AMOUNT    DEFICIT       DEFICIT
                                     ------ -------- -----------  -------------
Balance at June 30, 1995............ 1,179  $218,000 $(1,307,000)  $(1,089,000)
Net loss............................                    (217,000)     (217,000)
                                     -----  -------- -----------   -----------
Balance at June 30, 1996............ 1,179   218,000  (1,524,000)   (1,306,000)
Net loss (Unaudited)................                    (397,000)     (397,000)
                                     -----  -------- -----------   -----------
Balance at March 31, 1997
 (Unaudited)........................ 1,179  $218,000 $(1,921,000)  $(1,703,000)
                                     =====  ======== ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                            STATEMENT OF CASH FLOWS

                                                               NINE MONTHS
                                               YEAR ENDED    ENDED MARCH 31,
                                                JUNE 30,   --------------------
                                                  1996       1996       1997
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................... $(217,000)  $(137,000) $(397,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization...............    68,000      47,000     50,000
 Changes in assets and liabilities:
  Accounts receivable.........................  (103,000)   (143,000)  (132,000)
  Costs in excess of billings.................    (5,000)     17,000     (1,000)
  Other current assets........................    16,000      14,000   (118,000)
  Accounts payable............................    71,000      79,000     56,000
  Accrued expenses............................     8,000       7,000    258,000
  Unearned revenue............................    50,000     (15,000)    77,000
                                               ---------   ---------  ---------
    Net cash used in operating activities.....  (112,000)   (131,000)  (207,000)
                                               ---------   ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT....   (52,000)    (32,000)   (28,000)
                                               ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable......   228,000     211,000    271,000
 Repayment of notes payable...................   (32,000)    (32,000)        --
 Principal payments on capital leases.........   (49,000)    (30,000)   (13,000)
                                               ---------   ---------  ---------
    Net cash provided by financing activities.   147,000     149,000    258,000
                                               ---------   ---------  ---------
Net (decrease) increase in cash and cash
 equivalents..................................   (17,000)    (14,000)    23,000
Cash and cash equivalents at beginning of
 period.......................................    24,000      24,000      7,000
                                               ---------   ---------  ---------
Cash and cash equivalents at end of period.... $   7,000   $  10,000  $  30,000
                                               =========   =========  =========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Property and equipment acquired under capital
  leases...................................... $ 121,000   $  34,000  $      --
                                               =========   =========  =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest....................... $ 136,000   $ 102,000  $ 104,000
                                               =========   =========  =========
 Cash paid for income taxes................... $      --   $      --  $      --
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                USWEB MILWAUKEE

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Milwaukee (the "Company"), formerly Fetch Interactive, Inc., was incorporated in Wisconsin on June 19, 1970 and is principally engaged in providing computer consulting, multimedia and data processing services to customers located throughout the United States.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb"), to become a part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, hosting service fees and data processing.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Costs in excess of billings represents the costs of services performed in advance of related billings. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements, hosting services and data processing are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended June 30, 1996, sales to two customers accounted for 27% and 23% of revenues. Approximately 50% of accounts receivable at June 30, 1996 was due from three customers.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of March 31, 1997 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

                                USWEB MILWAUKEE

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the nine months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the nine months ended March 31, 1996 and 1997. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the nine months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ended June 30, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                          JUNE 30,    MARCH 31,
                                                            1996        1997
                                                          ---------  -----------
                                                                     (UNAUDITED)
   Computers and equipment............................... $ 521,000   $ 540,000
   Furniture and fixtures................................   219,000     228,000
   Leasehold improvements................................   110,000     110,000
                                                          ---------   ---------
                                                            850,000     878,000
   Less: Accumulated depreciation and amortization.......  (690,000)   (740,000)
                                                          ---------   ---------
                                                          $ 160,000   $ 138,000
                                                          =========   =========

NOTE 3--NOTES PAYABLE:

                                                          JUNE 30,   MARCH 31,
                                                            1996       1997
                                                         ---------- -----------
                                                                    (UNAUDITED)
   Demand note payable to the Company's majority
    stockholder, bearing interest at 10%................ $  702,000 $  973,000
   Demand note payable to a member of the immediate
    family of the Company's majority stockholder,
    bearing interest at 9.4%............................    375,000    375,000
   Demand note payable to a third party, bearing
    interest at 9.5%....................................    200,000    200,000
                                                         ---------- ----------
                                                         $1,277,000 $1,548,000
                                                         ========== ==========

                                USWEB MILWAUKEE

NOTE 4--RELATED PARTY TRANSACTIONS:

  During 1996, approximately 27% of the Company's revenues were derived from services to one company that is owned by the Company's majority stockholder. Additionally, at June 30, 1996, two notes payable were outstanding to related parties (see Note 3). Interest expense to related parties during fiscal 1996 was approximately $101,000.

NOTE 5--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred a net operating loss for the year ended June 30, 1996. At June 30, 1996, the Company had approximately $1,186,000 of federal net operating loss carryforwards which expire in varying amounts through 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $403,000 at June 30, 1996, consist primarily of net operating loss carryforwards and book reserves and accrued expenses which are not currently deductible for tax purposes. The Company has provided a full valuation allowance on recorded deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 6--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the nine months ended March 31, 1997 totaled $14,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires on April 30, 2007. The lease requires payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended June 30, 1996 totaled $74,000.

                                USWEB MILWAUKEE

  Future minimum lease payments under capital and noncancelable operating leases, as of June 30, 1996 are as follows:

   YEAR ENDED                                               CAPITAL  OPERATING
    JUNE 30,                                                 LEASES    LEASES
   ----------                                               -------- ----------
     1997.................................................. $ 98,000 $  148,000
     1998..................................................   84,000    159,000
     1999..................................................   35,000    162,000
     2000..................................................    6,000    149,000
     2001..................................................       --    147,000
     Thereafter............................................       --    869,000
                                                            -------- ----------
    Total minimum lease payments...........................  223,000 $1,634,000
                                                                     ==========
    Less: amount representing interest.....................   30,000
                                                            --------
    Present value of capitalized lease obligations.........  193,000
    Less: current portion..................................   79,000
                                                            --------
    Long-term portion of capitalized lease obligations..... $114,000
                                                            ========

  Property and equipment under capital lease is as follows:

                                                                      JUNE 30,
                                                                        1996
                                                                      ---------
   Computer equipment................................................ $ 177,000
   Furniture and fixtures............................................    38,000
                                                                      ---------
                                                                        215,000
   Less: Accumulated depreciation....................................  (113,000)
                                                                      ---------
                                                                      $ 102,000
                                                                      =========

NOTE 7--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

  Immediately prior to the agreement date, notes payable and related accrued interest payable totaling $1,548,000 were converted into equity.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of USWeb LA Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Metro (formerly NewLink Corporation) at December 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 17, 1997

                                 USWEB LA METRO

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,000    $ 12,000
  Accounts receivable.................................     95,000     110,000
  Other current assets................................     33,000      39,000
                                                         --------    --------
    Total current assets..............................    188,000     161,000
Property and equipment, net...........................     13,000      22,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $  6,000
  Accrued expenses....................................     51,000      10,000
  Unearned revenue....................................         --       6,000
                                                         --------    --------
    Total current liabilities.........................     57,000      22,000
Notes payable.........................................     14,000          --
                                                         --------    --------
                                                           71,000      22,000
                                                         --------    --------
Commitments and contingencies (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000 shares
   authorized;
   10,000 shares issued and outstanding...............     10,000      10,000
  Additional paid-in capital..........................     80,000      80,000
  Retained earnings...................................     40,000      71,000
                                                         --------    --------
    Total shareholders' equity........................    130,000     161,000
                                                         --------    --------
                                                         $201,000    $183,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF OPERATIONS

                                                                THREE MONTHS
                                                  YEAR ENDED   ENDED MARCH 31,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................   $560,000   $168,000 $203,000
Cost of revenues................................    135,000     32,000   59,000
                                                   --------   -------- --------
  Gross profit..................................    425,000    136,000  144,000
                                                   --------   -------- --------
Operating expenses:
  Marketing, sales and support..................     38,000      7,000   14,000
  General and administrative....................     28,000      4,000    9,000
                                                   --------   -------- --------
    Total operating expenses....................     66,000     11,000   23,000
                                                   --------   -------- --------
Income from operations..........................    359,000    125,000  121,000
Interest income, net............................         --         --    1,000
                                                   --------   -------- --------
Income before income taxes......................    359,000    125,000  122,000
Provision for income taxes......................     (1,000)        --   (3,000)
                                                   --------   -------- --------
Net income......................................   $358,000   $125,000 $119,000
                                                   ========   ======== ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                              COMMON STOCK  ADDITIONAL                TOTAL
                             --------------  PAID-IN   RETAINED   SHAREHOLDERS'
                             SHARES AMOUNT   CAPITAL   EARNINGS      EQUITY
                             ------ ------- ---------- ---------  -------------
Balance at December 31,
 1995.......................  1,000 $ 1,000  $ 8,000   $   9,000    $  18,000
Issuance of Common Stock to
 Founders...................  9,000   9,000   72,000          --       81,000
Shareholder distribution....     --      --       --    (327,000)    (327,000)
Net income..................     --      --       --     358,000      358,000
                             ------ -------  -------   ---------    ---------
Balance at December 31,
 1996....................... 10,000  10,000   80,000      40,000      130,000
Shareholder distribution
 (Unaudited)................     --      --       --     (88,000)     (88,000)
Net income (Unaudited)......     --      --       --     119,000      119,000
                             ------ -------  -------   ---------    ---------
Balance at March 31, 1997
 (Unaudited)................ 10,000 $10,000  $80,000   $  71,000    $ 161,000
                             ====== =======  =======   =========    =========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB LA METRO

                            STATEMENT OF CASH FLOWS

                                                              THREE MONTHS
                                               YEAR ENDED   ENDED MARCH 31,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..................................  $ 358,000   $125,000  $ 119,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization..............      7,000         --      3,000
  Changes in assets and liabilities:
   Accounts receivable.......................    (95,000)        --    (15,000)
   Other current assets......................    (24,000)    (7,000)    (8,000)
   Accounts payable..........................     (3,000)    (4,000)        --
   Accrued expenses..........................     44,000     (4,000)   (41,000)
   Unearned revenue..........................         --         --      6,000
                                               ---------   --------  ---------
     Net cash provided by operating
      activities.............................    287,000    110,000     64,000
                                               ---------   --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment.......    (57,000)        --    (10,000)
                                               ---------   --------  ---------
     Net cash provided by (used in) investing
      activities.............................     57,000         --    (10,000)
                                               ---------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Shareholder distribution....................   (265,000)   (14,000)   (88,000)
 Shareholder loan proceeds...................     11,000         --         --
 Repayment of notes payable..................         --         --    (14,000)
 Proceeds from issuance of Common Stock......     81,000         --         --
                                               ---------   --------  ---------
     Net cash used in financing activities...   (173,000)   (14,000)  (102,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     57,000     96,000    (48,000)
Cash and cash equivalents at beginning of
 period......................................      3,000      3,000     60,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  60,000   $ 99,000  $  12,000
                                               =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB LA METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb LA Metro (the "Company"), formerly NewLink Corporation, was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on July 25, 1995 and later elected an S Corporation tax status effective January 1, 1996.

  During July, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 and for the year then ended, one customer accounted for 92% of the Company's accounts receivable balance and 94% of the Company's total revenues, respectively.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $2,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

                                USWEB LA METRO

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, other current assets, accounts payable, and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $13,000      $19,000
     Furniture and fixtures............................     1,000        5,000
                                                          -------      -------
                                                           14,000       24,000
   Less: Accumulated depreciation......................    (1,000)      (2,000)
                                                          -------      -------
                                                          $13,000      $22,000
                                                          =======      =======
   Accrued expenses:
     Payroll...........................................   $49,000      $ 5,000
     Other.............................................     2,000        5,000
                                                          -------      -------
                                                          $51,000      $10,000
                                                          =======      =======

                                USWEB LA METRO

NOTE 3--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $10,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. Rent expense for the year ended December 31, 1996 and the three month period ended March 31, 1997 totaled $5,000 and $2,000, respectively.

  Future minimum lease payments under noncancelable operating as of December 31, 1996 total $6,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended December 31, 1996, the Company sold a total of 9,000 shares of Common Stock to the Founder of the Company and two other current owners.

  During 1996 the company made distributions to a shareholding, totaling $327,000. This distribution included $62,000 of property and equipment.

NOTE 5--SUBSEQUENT EVENTS:

  On April 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of USWeb Atlanta

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Atlanta (formerly InterNetOffice, LLC) at December 31, 1996 and the results of its operations and its cash flows for the period from May 7, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                 USWEB ATLANTA

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 11,000    $ 48,000
  Accounts receivable.................................     75,000     148,000
  Other current assets................................      7,000      18,000
                                                         --------    --------
    Total current assets..............................     93,000     214,000
Property and equipment, net...........................     10,000      18,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 26,000    $102,000
  Related party payable...............................     76,000      52,000
  Accrued expenses....................................        --       17,000
                                                         --------    --------
    Total current liabilities.........................    102,000     171,000
                                                         --------    --------
Commitments and contingencies (Note 4)
Stockholders' equity:
  Common Stock: no par value, 841,507 shares
   authorized; 525,000 and 841,507 shares issued and
   outstanding........................................      1,000       1,000
  Retained earnings...................................        --       60,000
                                                         --------    --------
    Total stockholders' equity........................      1,000      61,000
                                                         --------    --------
                                                         $103,000    $232,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................   $224,000     $276,000
Cost of revenues......................................    198,000      167,000
                                                         --------     --------
 Gross profit.........................................     26,000      109,000
                                                         --------     --------
Operating expenses:
 Marketing, sales and support.........................      8,000       10,000
 General and administrative...........................     18,000       39,000
                                                         --------     --------
    Total operating expenses..........................     26,000       49,000
                                                         --------     --------
Net income............................................   $     --     $ 60,000
                                                         ========     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                           -------------- RETAINED STOCKHOLDERS'
                                           SHARES  AMOUNT EARNINGS    EQUITY
                                           ------- ------ -------- -------------
Issuance of Common Stock.................. 525,000 $1,000 $    --     $ 1,000
                                           ------- ------ -------     -------
Balance at December 31, 1996.............. 525,000  1,000      --       1,000
Issuance of Common Stock (Unaudited)...... 316,507     --      --          --
Net income (Unaudited)....................      --     --  60,000      60,000
                                           ------- ------ -------     -------
Balance at March 31, 1997 (Unaudited)..... 841,507 $1,000 $60,000     $61,000
                                           ======= ====== =======     =======



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                       MAY 7, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................   $     --     $ 60,000
Adjustments to reconcile net income to
 net cash provided by operating activities:
 Depreciation and amortization........................      1,000           --
 Changes in assets and liabilities:
  Accounts receivable.................................    (75,000)     (73,000)
  Other current assets................................     (7,000)     (11,000)
  Accounts payable....................................     26,000       76,000
  Related party payable...............................     76,000      (24,000)
  Accrued expenses....................................         --       17,000
                                                         --------     --------
Net cash provided by operating activities.............     21,000       45,000
                                                         --------     --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT................    (11,000)      (8,000)
                                                         --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES FROM THE
 ISSUANCE OF COMMON STOCK.............................      1,000           --
                                                         --------     --------
Net increase in cash and cash equivalents.............     11,000       37,000
Cash and cash equivalents at beginning of period......         --       11,000
                                                         --------     --------
Cash and cash equivalents at end of period............   $ 11,000     $ 48,000
                                                         ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB ATLANTA

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Atlanta (the "Company"), formerly InterNetOffice, LLC, was incorporated in Georgia as a limited liability company on May 7, 1996 for the purpose of providing Internet development and consulting services. Following the Company's formation, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") and in June 1996 began operating as a franchisee under that agreement.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 64% of revenues. Approximately 77% of accounts receivable at December 31, 1996 were due from two customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $3,000 and $1,000, respectively.

                                 USWEB ATLANTA

 Income Taxes

  The Company has elected to be taxed as a limited liability company (LLC), pursuant to the Internal Revenue Code. This election provides for all profits and losses to be recognized in the shareholders' personal income tax returns. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, related party receivables and payables, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the three months then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 4,000      $12,000
     Furniture and fixtures............................     7,000        6,000
     Leasehold improvements............................        --        1,000
                                                          -------      -------
                                                           11,000       19,000
     Less: Accumulated depreciation and amortization...    (1,000)      (1,000)
                                                          -------      -------
                                                          $10,000      $18,000
                                                          =======      =======
   Accrued expenses:
     Payroll and related expenses......................   $    --       $8,000
     Other.............................................        --        9,000
                                                          -------      -------
                                                          $    --      $17,000
                                                          =======      =======

NOTE 3--RELATED PARTY TRANSACTIONS:

  During the period from May 7, 1996 (inception) through December 31, 1996, the Company shared office space and had all personnel functions performed by a related party, NetOffice, Inc. The office space and all related costs were allocated between the companies based on a relative square-footage space formula. In the opinion of management, the formula represents a reasonable allocation of expenses to the Company.

  At December 31, 1996, approximately $76,000 of the Company's trade payables were payable to a related party, and less than $1,000 of receivables were due from a related party.

                                 USWEB ATLANTA

  The following is a summary of related party transactions for the period December 31, 1996:

     Personnel related expense........................................ $140,000
                                                                       ========
     Rent expense..................................................... $ 27,000
                                                                       ========
     Equipment and other facilities expense........................... $ 38,000
                                                                       ========

NOTE 4--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company was required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1996 totaled $15,000 and are included in cost of revenues.

 Operating Leases

  The Company has no material operating leases at March 31, 1997. Rent expense for the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997 totaled $27,000 and $10,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorized the Company to issue Common Stock, no par value. During the period from May 7, 1996 (inception) through December 31, 1996 and the three months ended March 31, 1997, the Company issued 525,000 and 316,507 shares, respectively, of Common Stock to the founders of the Company, employees and other nonrelated parties. A portion of the shares sold are subject to a right of repurchase by the Company which lapses generally over a four year period from the earlier of grant date or employee hire date, as applicable. At March 31, 1997, there were 316,507 shares subject to repurchase. Compensation expense related to share issuances was not material for the year ended December 31, 1996 or for the three months ended March 31, 1997.

NOTE 6--SUBSEQUENT EVENTS:

  On May 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USWeb DC

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of USWeb DC (formerly Infopreneurs Inc.) and its subsidiary at December 31, 1996 and the results of their operations and their cash flows for the period from June 30, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                    USWEB DC

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $ 206,000    $   3,000
  Accounts receivable.................................         --      157,000
  Other current assets................................     24,000       57,000
                                                        ---------    ---------
    Total current assets..............................    230,000      217,000
Property and equipment, net...........................      3,000       60,000
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable....................................  $  16,000    $ 119,000
  Accrued expenses....................................         --        5,000
  Customer deposits...................................         --       60,000
  Line of credit......................................     93,000       85,000
  Notes payable.......................................    169,000      150,000
                                                        ---------    ---------
    Total current liabilities.........................    278,000      419,000
                                                        ---------    ---------
Stockholders' deficit:
  Common stock: no par value, 3,000 shares authorized;
   2,060 and 2,076 shares issued and outstanding......    150,000      165,000
  Accumulated deficit.................................   (195,000)    (307,000)
                                                        ---------    ---------
    Total stockholders' deficit.......................    (45,000)    (142,000)
                                                        ---------    ---------
                                                        $ 233,000    $ 277,000
                                                        =========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                       PERIOD FROM
                                                       JUNE 3, 1996
                                                       (INCEPTION)  THREE MONTHS
                                                         THROUGH       ENDED
                                                       DECEMBER 31,  MARCH 31,
                                                           1996         1997
                                                       ------------ ------------
                                                                    (UNAUDITED)
Revenues..............................................  $  26,000    $ 184,000
Cost of revenues......................................     45,000      160,000
                                                        ---------    ---------
  Gross profit (loss).................................    (19,000)      24,000
                                                        ---------    ---------
Operating expenses:
  Marketing, sales and support........................     72,000       72,000
  General and administrative..........................     99,000       63,000
                                                        ---------    ---------
    Total operating expenses..........................    171,000      135,000
                                                        ---------    ---------
Loss from operations..................................   (190,000)    (111,000)
Interest expense......................................     (5,000)      (1,000)
                                                        ---------    ---------
Net loss..............................................  $(195,000)   $(112,000)
                                                        =========    =========



  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                       COMMON STOCK                   TOTAL
                                      --------------- ACCUMULATED STOCKHOLDERS'
                                      SHARES  AMOUNT    DEFICIT      DEFICIT
                                      ------ -------- ----------- -------------
Common Stock issued to Founders...... 1,980  $     --  $      --    $      --
Common Stock issued for notes
 payable.............................    20        --         --           --
Common Stock issued for cash.........    60   150,000         --      150,000
Net loss.............................    --        --   (195,000)    (195,000)
                                      -----  --------  ---------    ---------
Balance at December 31, 1996......... 2,060   150,000   (195,000)     (45,000)
Conversion of debt to equity
 (Unaudited).........................     6    15,000         --       15,000
Issuance of Restricted Stock
 (Unaudited).........................    10        --         --           --
Net loss (Unaudited).................    --        --   (112,000)    (112,000)
                                      -----  --------  ---------    ---------
Balance at March 31, 1997
 (Unaudited)......................... 2,076  $165,000  $(307,000)   $(142,000)
                                      =====  ========  =========    =========




  The accompanying notes are an integral part of these consolidated financial statements.

                                    USWEB DC

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                      PERIOD FROM
                                                      JUNE 3, 1996
                                                      (INCEPTION)  THREE MONTHS
                                                        THROUGH       ENDED
                                                      DECEMBER 31,  MARCH 31,
                                                          1996         1997
                                                      ------------ ------------
                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................  $(195,000)   $(112,000)
 Adjustments to reconcile net loss to
  net cash used in operating activities:
  Depreciation and amortization......................      1,000        6,000
  Changes in assets and liabilities:
   Accounts receivable...............................         --     (157,000)
   Other current assets..............................    (25,000)     (34,000)
   Accounts payable..................................     16,000      103,000
   Accrued expenses..................................         --        5,000
   Customer deposits.................................         --       60,000
                                                       ---------    ---------
     Net cash used in operating activities...........   (203,000)    (129,000)
                                                       ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT...............     (3,000)     (62,000)
                                                       ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............    150,000           --
 Proceeds from note payable..........................    213,000           --
 Advances on line of credit..........................     93,000       85,000
 Repayment of notes payable..........................    (44,000)      (4,000)
 Repayment of advances on line of credit.............         --      (93,000)
                                                       ---------    ---------
     Net cash provided by (used in) financing
      activities.....................................    412,000      (12,000)
                                                       ---------    ---------
Net increase (decrease) in cash......................    206,000     (203,000)
Cash at beginning of period..........................         --      206,000
                                                       ---------    ---------
Cash at end of period................................  $ 206,000    $   3,000
                                                       =========    =========
NONCASH FINANCING ACTIVITIES:
 Conversion of debt to equity........................  $      --    $  15,000
                                                       =========    =========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest..............................  $   5,000    $   1,000
                                                       =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   USWEB DC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb DC (the "Company"), formerly Infopreneurs Inc., and its subsidiary USWeb DC, Inc., were incorporated in Delaware on June 3, 1996 and September 13, 1996, respectively. The Company provides Internet and intranet consulting, web site development, and hosting services. The Company had two franchise agreements with USWeb Corporation ("USWeb"): USWeb DC and USWeb Philadelphia.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Significant Customers

  During the period from June 3, 1996 (inception) through December 31, 1996, sales to three customers accounted for 49%, 30%, and 21% of total revenues.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization as of December 31, 1996 totaled $1,000.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the period from June 3, 1996 (inception) through December 31, 1996 and for the three months ended March 31, 1997 totaled $8,000 and $19,000, respectively.

 Principles of Consolidation

  The accompanying consolidated financial statements include the consolidated accounts of the Company and it wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                                   USWEB DC

 Fair Value of Financial Instruments

  The Company's financial instruments, including notes payable and accounts payable, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Interim Financial Information

  The accompanying financial statements as of March 31, 1997 and for the three months ended March 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997. The financial data and other information disclosed in these notes to financial statements at March 31, 1997 and for the period then ended are unaudited. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  MARCH 31,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Computers and equipment.............................    $3,000      $64,000
   Furniture and fixtures..............................        --        1,000
   Leasehold improvements..............................        --           --
                                                           ------      -------
                                                            3,000       65,000
   Less: Accumulated depreciation and amortization.....        --       (5,000)
                                                           ------      -------
                                                           $3,000      $60,000
                                                           ======      =======

NOTE 3--DEBT:

  During June 1996, the Company negotiated a line of credit with a bank in the amount of $100,000 and a working capital loan in the amount of $48,000. Both were personally guaranteed by the founders of the Company and were secured by substantially all the assets of the Company. During the period from June 3, 1996 (inception) through December 31, 1996, the Company was advanced $93,000 on the line of credit. Interest on borrowings under the line of credit and working capital loan accrue at 10% per annum. Prior to December 31, 1996, the Company repaid $44,000 of principal on the working capital loan plus accrued interest. During January 1997, the Company repaid the outstanding balance of $93,000, plus accrued interest, upon the expiration of the line of credit.

  During April 1997, the Company renegotiated its working capital loan in the amount of $48,000 and expiring April 15, 2000. The loan is secured by the fixed assets acquired with the proceeds of the loan funds and requires the Company to maintain compliance with certain covenants. As of September 18, 1997, the Company had repaid $34,000 of the principal amount, plus accrued interest.

                                   USWEB DC

  During September 1996, the Company obtained a $15,000 demand loan used for the acquisition of the Philadelphia franchise. In connection with the loan, 20 shares of no par value common stock were granted to the lender. The allocation of proceeds to the shares of common stock and resulting non-cash interest expense were not material to the period ended December 31, 1996 or the three months ended March 31, 1997.

  During December 1996, the Company obtained a loan from a related party in the amount of $150,000, which is payable one year from the date of execution. The loan was secured by the Company's outstanding common stock. Interest accrues at a specified prime rate (8.25% at December 31, 1996). The note payable plus accrued interest was paid by USWeb Corporation in August 1997.

NOTE 4--INCOME TAXES:

  No provision for federal and state income taxes has been recognized as the Company has incurred net operating losses from June 3, 1996 (inception) through December 31, 1996. At December 31, 1996, the Company had approximately $194,000 of federal net operating loss carryforwards which expire in 2011 available to offset future taxable income. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

  Deferred tax assets, aggregating approximately $75,000 at December 31, 1996, consist primarily of net operating loss carryforwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding realization based upon the weight of currently available information.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000 shares of no par value Common Stock. During the period from June 3, 1996 (inception) through December 31, 1996, the Company issued a total of 2,000 shares of Common Stock to the Founders and affiliates of the Company and sold 60 shares of Common Stock to a related party. Compensation expense related to share issuances for the period ended December 31, 1996 and the three months ended March 31, 1997 was not material.

NOTE 6--SUBSEQUENT EVENTS:

 Equity transactions

  During February 1997, the following equity transactions occurred: ten shares of restricted common stock were granted to an employee, which vest on the earlier of a change in control in the Company or February 14, 1998, and the outstanding debt of $15,000 incurred in connection with the acquisition of the Philadelphia franchise from USWeb was converted into 6 shares of common stock. During May 1997, the Company sold 24 shares of common stock for $156,000. In connection with the sale of such shares, the Company agreed to repurchase the shares at their original issue price if the Company had not completed its then anticipated merger with USWeb on or prior to September 30, 1997.

 Acquisition

  On June 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Pittsburgh

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Pittsburgh (formerly Electronic Images, Inc.) at January 31, 1996 and 1997, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
September 18, 1997

                                USWEB PITTSBURGH

                                 BALANCE SHEET

                                                  JANUARY 31,
                                             ---------------------  APRIL  30,
                                                1996       1997        1997
                                             ---------- ----------  -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents................. $  251,000 $  578,000  $   24,000
  Accounts receivable, net..................    712,000    662,000   1,232,000
  Costs in excess of billings...............     84,000     76,000     151,000
  Deferred income taxes.....................     51,000     42,000      42,000
  Other current assets......................     13,000     50,000      16,000
                                             ---------- ----------  ----------
    Total current assets....................  1,111,000  1,408,000   1,465,000
Note receivable--affiliate..................    187,000         --     134,000
Property and equipment, net.................    570,000    989,000     950,000
Other assets................................         --     36,000      90,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................... $  187,000 $  160,000  $   86,000
  Accrued expenses..........................    204,000    244,000     410,000
  Current portion of note payable...........         --     85,000      85,000
                                             ---------- ----------  ----------
    Total current liabilities...............    391,000    489,000     581,000
Note payable--long term portion.............         --    272,000     249,000
Note payable--affiliate.....................         --     17,000          --
                                             ---------- ----------  ----------
                                                391,000    778,000     830,000
Commitments (Note 5)
Shareholders' equity:
  Common Stock: $1.00 par value, 10,000
   shares authorized; 5,000, 5,263 and 5,263
   shares issued and outstanding............      5,000      5,000       5,000
  Additional paid-in capital................     45,000    130,000     130,000
  Note receivable from shareholder..........         --    (63,000)    (62,000)
  Retained earnings.........................  1,427,000  1,583,000   1,736,000
                                             ---------- ----------  ----------
    Total shareholders' equity..............  1,477,000  1,655,000   1,809,000
                                             ---------- ----------  ----------
                                             $1,868,000 $2,433,000  $2,639,000
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF OPERATIONS

                                  YEAR ENDED          THREE MONTHS ENDED
                                  JANUARY 31,              APRIL 30,
                             ----------------------  ----------------------
                                1996        1997        1996        1997
                             ----------  ----------  ----------  ----------
                                                          (UNAUDITED)
Revenues.................... $5,664,000  $5,996,000  $1,822,000  $1,504,000
Cost of revenues............  4,111,000   4,719,000   1,114,000   1,042,000
                             ----------  ----------  ----------  ----------
  Gross profit..............  1,553,000   1,277,000     708,000     462,000
                             ----------  ----------  ----------  ----------
Operating expenses:
  Marketing, sales and sup-
   port.....................    212,000     302,000      49,000      75,000
  General and administra-
   tive.....................    809,000     689,000     159,000     124,000
                             ----------  ----------  ----------  ----------
    Total operating ex-
     penses.................  1,021,000     991,000     208,000     199,000
                             ----------  ----------  ----------  ----------
Income from operations......    532,000     286,000     500,000     263,000
Interest expense, net.......     (1,000)    (14,000)     (4,000)     (6,000)
Other income................      5,000          --          --          --
                             ----------  ----------  ----------  ----------
Income before income taxes..    536,000     272,000     496,000     257,000
Income tax provision........    218,000     116,000     211,000     104,000
                             ----------  ----------  ----------  ----------
Net income.................. $  318,000  $  156,000  $  285,000  $  153,000
                             ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                           NOTE
                          COMMON STOCK  RECEIVABLE  ADDITIONAL                TOTAL
                          -------------    FROM      PAID-IN    RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHAREHOLDER  CAPITAL    EARNINGS     EQUITY
                          ------ ------ ----------- ---------- ---------- -------------
Balance at January 31,
 1995...................  5,000  $5,000  $     --    $ 45,000  $1,109,000  $1,159,000
Net income..............     --      --        --          --     318,000     318,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1996...................  5,000   5,000        --      45,000   1,427,000   1,477,000
                          -----  ------  --------    --------  ----------  ----------
Issuance of Common Stock
 for note receivable
 from shareholder.......    263      --   (85,000)     85,000          --          --
Payment on note
 receivable from
 shareholder............     --      --    22,000          --          --      22,000
Net income..............     --      --        --          --     156,000     156,000
                          -----  ------  --------    --------  ----------  ----------
Balance at January 31,
 1997...................  5,263   5,000   (63,000)    130,000   1,583,000   1,655,000
                          -----  ------  --------    --------  ----------  ----------
Payment on note
 receivable from
 shareholder
 (Unaudited)............     --      --     1,000          --          --       1,000
Net income (Unaudited)..     --      --        --          --     153,000     153,000
                          -----  ------  --------    --------  ----------  ----------
Balance as of April 30,
 1997 (Unaudited).......  5,263  $5,000  $(62,000)   $130,000  $1,736,000  $1,809,000
                          =====  ======  ========    ========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                USWEB PITTSBURGH

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                  YEAR ENDED JANUARY 31,         APRIL 30,
                                  ------------------------  --------------------
                                     1996         1997        1996       1997
                                  -----------  -----------  ---------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income.....................  $   318,000  $   156,000  $ 285,000  $ 153,000
 Adjustments to reconcile net
  income to net cash provided by
  (used in) operating
  activities:
  Depreciation and amortization.      223,000      414,000     87,000    123,000
  Deferred income taxes.........           --        9,000         --         --
  Changes in assets and
   liabilities:
   Accounts receivable..........     (198,000)      50,000   (265,000)  (570,000)
   Costs in excess of billings..       (4,000)       8,000    (54,000)   (75,000)
   Other current assets.........      (12,000)     (37,000)     2,000     34,000
   Other assets.................           --      (36,000)        --    (54,000)
   Accounts payable.............       83,000      (27,000)  (106,000)   (74,000)
   Accrued expenses.............       36,000       40,000    284,000    166,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) operating activities...      446,000      577,000    233,000   (297,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT......     (480,000)    (833,000)  (170,000)   (84,000)
                                  -----------  -----------  ---------  ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Principal payments on note
  payable.......................           --      (43,000)        --    (23,000)
 Change in note
  receivable/payable--affiliate.      281,000      204,000   (281,000)  (151,000)
 Proceeds from issuance of note
  payable.......................           --      400,000         --         --
 Payments received on note
  receivable from shareholder...           --       22,000         --      1,000
                                  -----------  -----------  ---------  ---------
    Net cash provided by (used
     in) financing activities...      281,000      583,000   (281,000)  (173,000)
                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash
 and cash equivalents...........      247,000      327,000   (218,000)  (554,000)
Cash and cash equivalents at
 beginning of period............        4,000      251,000    251,000    578,000
                                  -----------  -----------  ---------  ---------
Cash and cash equivalents at end
 of period......................  $   251,000  $   578,000  $  33,000  $  24,000
                                  ===========  ===========  =========  =========
SUPPLEMENTAL NONCASH INVESTING
 AND FINANCING ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable...............  $        --  $    85,000  $      --  $      --
                                  ===========  ===========  =========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest.......................  $     1,000  $    16,000  $      --  $   7,000
                                  ===========  ===========  =========  =========
 Income taxes...................  $   171,000  $   182,000  $  75,000  $  19,000
                                  ===========  ===========  =========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB PITTSBURGH

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Pittsburgh (the "Company"), formerly Electronic Images, Inc., was incorporated in Pennsylvania on December 24, 1987 and is engaged in full service digital design and multi-media production specializing in digital media communications. The Company, through June 30, 1997, was a majority owned subsidiary of Unicorn Creative Services, Ltd. (the "Parent"). See Note 9.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended January 31, 1996, sales to two customers accounted for 56% and 22% of revenues. During the year ended January 31, 1997, sales to two customers accounted for 58% and 15% of revenues. Approximately 85% and 71% of accounts receivable at January 31, 1996 and 1997, respectively, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining lease term, not to exceed five years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB PITTSBURGH

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of April 30, 1997 and the statements of operations and of cash flows for the three-month periods ended April 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the three months ended April 30, 1997 are not necessarily indicative of the results to be expected for the year ending January 31, 1998.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                    JANUARY 31,
                                               ---------------------  APRIL 30,
                                                  1996       1997       1997
                                               ---------- ---------- -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment.................. $1,222,000 $2,016,000 $2,095,000
     Furniture and fixtures...................    166,000    204,000    204,000
     Leasehold improvements...................    150,000    151,000    156,000
                                               ---------- ---------- ----------
                                                1,538,000  2,371,000  2,455,000
     Less: accumulated depreciation...........    968,000  1,382,000  1,505,000
                                               ---------- ---------- ----------
                                               $  570,000 $  989,000 $  950,000
                                               ========== ========== ==========
   Accrued expenses:
     Payroll and related expenses............. $       -- $   30,000 $    8,000
     Income taxes.............................    128,000     22,000    103,000
     Payables under customer rebate program...     70,000    190,000    297,000
     Other....................................      6,000      2,000      2,000
                                               ---------- ---------- ----------
                                               $  204,000 $  244,000 $  410,000
                                               ========== ========== ==========

                               USWEB PITTSBURGH

NOTE 3--RELATED PARTY TRANSACTIONS:

  In July 1996, the Company issued 263 shares of Common Stock to an officer upon exercise of stock options in exchange for two promissory notes. The first note, for $60,000 is due on January 31, 1999 and accrues interest at the rate of 5.88% per year. The second note, for $25,000 is due on June 30, 2001 and accrues interest at the rate of 6.58% per year. The shares are subject to repurchase by the Company, at the Company's then book value per share, if the officer's employment is terminated.

  The Company provides services to various customers who are members in the parent consolidated group. Revenue from these companies totaled approximately $1,263,000 and $1,441,000 for the years ended January 31, 1996 and 1997, respectively. Revenue from these companies for the three months ended April 30, 1996 and 1997 totaled approximately $617,000 and $443,000, respectively.

  The Parent provides services to its consolidated group and allocates expenses incurred to its members. Expenses allocated to the Company during the years ended January 31, 1996 and 1997 totaled $469,000 and $381,000, respectively, and were included in general and administrative expenses.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended January 31, 1996 and 1997 and the three months ended April 30, 1996 and 1997:

                                                YEAR ENDED       THREE MONTHS
                                                JANUARY 31,     ENDED APRIL 30,
                                             ----------------- -----------------
                                               1996     1997     1996     1997
                                             -------- -------- -------- --------
                                                                  (UNAUDITED)
   Current:
     Federal................................ $164,000 $ 81,000 $176,000 $ 87,000
     State..................................   54,000   26,000   35,000   17,000
                                             -------- -------- -------- --------
                                              218,000  107,000  211,000  104,000
                                             -------- -------- -------- --------
   Deferred:
     Federal................................       --    2,000       --       --
     State..................................       --    7,000       --       --
                                             -------- -------- -------- --------
                                                   --    9,000       --       --
                                             -------- -------- -------- --------
   Income Tax Provision..................... $218,000 $116,000 $211,000 $104,000
                                             ======== ======== ======== ========

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                              THREE MONTHS
                                              YEAR ENDED          ENDED
                                              JANUARY 31,       APRIL 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income taxes, net of federal bene-
    fit......................................     7%      7%       7%       7%
   Nondeductible expense and other...........    --       2%      --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    41%     43%      41%      41%
                                              =====   =====   ======   ======

                               USWEB PITTSBURGH

  Deferred tax assets consists of the following as of January 31, 1996 and 1997 and April 30, 1997:

                                                       JANUARY 31,
                                                     ---------------  APRIL 30,
                                                      1996    1997      1997
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.................. $35,000 $25,000   $25,000
     Reserves not currently deductible..............  16,000  17,000    17,000
                                                     ------- -------   -------
   Total deferred tax assets........................ $51,000 $42,000   $42,000
                                                     ======= =======   =======

NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2001. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended January 31, 1996 and 1997 and the six month period ended April 30, 1997 totaled $252,000, $192,000 and $41,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1998.............................................................  $145,000
    1999.............................................................   135,000
    2000.............................................................   124,000
    2001.............................................................   106,000
                                                                       --------
    Total minimum lease payments.....................................  $510,000
                                                                       ========

NOTE 6--NOTES PAYABLE:

  Effective February 1, 1996, the Company entered into a bank loan which bears interest at the prime interest rate, plus 0.25% per annum. The bank's prime interest rate was 8.25% at January 31, 1997. There was $357,000 and $334,000 outstanding under the loan, at January 31, 1997 and April 30, 1997. In May 1997, the bank loan was converted into a five year term loan bearing interest at the bank's prime interest rate, plus 2.25% per annum. The bank loan was obtained as part of a credit facility of the Parent's consolidated group and is secured by property and equipment. The term loan requires principal payments of $85,000 per year with the balance due in 2002. The term loan was repaid in full in September 1997.

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. During the year ended January 31, 1997, the Company sold 263 shares of Common Stock to an employee of the Company. See Note 3.

NOTE 8--STOCK OPTION PLAN:

  In June 1996, the Company adopted the Electronic Images, Inc. Corporate Stock Purchase Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors.

                               USWEB PITTSBURGH

  The Company made one grant of options under this Plan to a single employee during the year ended January 31, 1997. The option was immediately exercised as described in Note 3. There were no option grants under the Plan during the three months ended April 30, 1997. Had compensation cost for the grant of options been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Company's net income would not reflect a material change.

NOTE 9--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

NOTE 10--RETIREMENT PLANS:

  The Company has elected to contribute $34,000 and $1,000 to an Employee Stock Ownership Plan ("ESOP") for the years ended January 31, 1996 and 1997, respectively. The plan was established by the Parent in 1984 and includes the stock of the Parent.

  During the year ended January 31, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. For the year ended January 31, 1997 the Company elected to contribute $30,000 to the Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Chicago Metro

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Chicago Metro (formerly Multimedia Marketing & Design Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                              USWEB CHICAGO METRO

                                 BALANCE SHEET

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents............................   $ 36,000    $110,000
  Accounts receivable .................................    142,000       6,000
  Other current assets.................................      5,000          --
                                                          --------    --------
    Total current assets...............................    183,000     116,000
Property and equipment, net............................     70,000      71,000
Other assets...........................................      1,000          --
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................................   $ 24,000     $27,000
  Payroll taxes payable................................     19,000       3,000
  Deferred revenue.....................................      9,000      22,000
                                                          --------    --------
    Total current liabilities..........................     52,000      52,000
Loan from shareholder..................................         --      48,000
                                                          --------    --------
                                                            52,000     100,000
                                                          --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,500 shares authorized;
  1 share issued and outstanding.......................         --          --
  Retained earnings....................................    202,000      87,000
                                                          --------    --------
    Total shareholders' equity.........................    202,000      87,000
                                                          --------    --------
                                                          $254,000    $187,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF OPERATIONS

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED     JUNE  30,
                                                  DECEMBER 31, ----------------
                                                      1996      1996     1997
                                                  ------------ ------- --------
                                                                 (UNAUDITED)
Revenues.........................................   $602,000   $98,000 $327,000
Cost of revenues.................................    256,000    47,000  226,000
                                                    --------   ------- --------
  Gross profit...................................    346,000    51,000  101,000
                                                    --------   ------- --------
Operating expenses:
  Marketing, sales and support...................     97,000     7,000   47,000
  General and administrative.....................     70,000    18,000   25,000
                                                    --------   ------- --------
    Total operating expenses.....................    167,000    25,000   72,000
                                                    --------   ------- --------
Income from operations...........................    179,000    26,000   29,000
Interest income .................................         --        --    1,000
                                                    --------   ------- --------
Net income.......................................   $179,000   $26,000 $ 30,000
                                                    ========   ======= ========


   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                         COMMON STOCK                 TOTAL
                         ------------- RETAINED   SHAREHOLDERS'
                         SHARES AMOUNT EARNINGS      EQUITY
                         ------ ------ ---------  -------------
Balance at December 31,
 1995...................    1    $--   $  41,000    $  41,000
Distribution to share-
 holder.................   --     --     (18,000)     (18,000)
Net income..............   --     --     179,000      179,000
                          ---    ---   ---------    ---------
Balance at December 31,
 1996...................    1     --     202,000      202,000
                          ---    ---   ---------    ---------
Distribution to
 shareholder
 (Unaudited)............   --     --    (145,000)    (145,000)
Net income (Unaudited)..   --     --      30,000       30,000
                          ---    ---   ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......    1    $--   $  87,000    $  87,000
                          ===    ===   =========    =========



   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                            STATEMENT OF CASH FLOWS

                                                               SIX MONTH
                                               YEAR ENDED    ENDED JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 179,000   $ 26,000  $  30,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     22,000      9,000     18,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (136,000)    (6,000)   136,000
   Other current assets......................     (5,000)       --       5,000
   Other assets..............................     (2,000)       --       1,000
   Accounts payable..........................     22,000      7,000      3,000
   Payroll taxes payable.....................     19,000     (1,000)   (16,000)
   Deferred revenue..........................      9,000     13,000     13,000
                                               ---------   --------  ---------
    Net cash provided by operating
     activities..............................    108,000     48,000    190,000
                                               ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF
 PROPERTY AND EQUIPMENT......................    (62,000)   (38,000)   (19,000)
                                               ---------   --------  ---------
CASH FLOWS USED IN FINANCING ACTIVITIES:
 Payments on loan from shareholder...........    (24,000)   (15,000)       --
 Distribution to shareholder.................    (18,000)       --    (145,000)
 Proceeds from issuance of note payable to
  shareholder................................        --         --      48,000
                                               ---------   --------  ---------
    Net cash used in financing activities....    (42,000)   (15,000)   (97,000)
                                               ---------   --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................      4,000     (5,000)    74,000
Cash and cash equivalents at beginning of
 period......................................     32,000     32,000     36,000
                                               ---------   --------  ---------
Cash and cash equivalents at end of period...  $  36,000   $ 27,000  $ 110,000
                                               =========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                              USWEB CHICAGO METRO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Chicago Metro (the "Company"), formerly Multimedia Marketing & Design Inc., was incorporated in Illinois on April 7, 1995, and is a professional services firm providing companies with a single source for Internet and Internet solutions. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price development agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenue represents the amount of revenues received in advance of services being performed. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to three customers accounted for 21%, 14% and 14% of revenues. Approximately 53%, 11% and 10% of accounts receivable at December 31, 1996, was due from three customers.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and loans from shareholder, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                              USWEB CHICAGO METRO

 Income Taxes

  The Company elected to be taxed as on S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of the shareholder.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $90,000     $104,000
     Furniture and fixtures............................     7,000       12,000
                                                          -------     --------
                                                           97,000      116,000
     Less: accumulated depreciation....................    27,000       45,000
                                                          -------     --------
                                                          $70,000     $ 71,000
                                                          =======     ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1999. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $14,000, $1,000, and $13,000, respectively.

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $26,000
    1998.............................................................    26,000
    1999.............................................................    13,000
                                                                        -------
    Total minimum lease payments.....................................   $65,000
                                                                        =======

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,500 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On July 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly KandH, Inc.) at August 29, 1997 and the results of its operations and its cash flows for the period from March 5, 1997 (Inception) to August 29, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                                 BALANCE SHEET

                                                                      AUGUST 29,
                                                                         1997
                                                                      ----------
                                 ASSETS
   Current assets:
     Cash............................................................  $ 11,000
     Accounts receivable.............................................   123,000
                                                                       --------
                                                                       $134,000
                                                                       ========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities:
     Accounts payable................................................  $ 21,000
     Income tax payable..............................................     2,000
                                                                       --------
       Total current liabilities.....................................    23,000
                                                                       --------
   Shareholders' equity:
     Common Stock: $1.00 par value, 1,000 shares authorized,
      issued and outstanding.........................................     1,000
     Shareholder note receivable.....................................    (1,000)
     Retained earnings...............................................   111,000
                                                                       --------
       Total shareholders' equity....................................   111,000
                                                                       --------
                                                                       $134,000
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF OPERATIONS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   Revenues.......................................................   $339,000
   Cost of revenues...............................................    154,000
                                                                     --------
     Gross profit.................................................    185,000
                                                                     --------
   Operating expenses:
     Marketing, sales and support.................................     64,000
     General and administrative...................................      8,000
                                                                     --------
       Total operating expenses...................................     72,000
                                                                     --------
   Income from operations before taxes............................    113,000
   Provision for income taxes.....................................      2,000
                                                                     --------
   Net income.....................................................   $111,000
                                                                     ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                                 NOTE
                                COMMON STOCK  RECEIVABLE               TOTAL
                                -------------    FROM     RETAINED SHAREHOLDERS'
                                SHARES AMOUNT SHAREHOLDER EARNINGS    EQUITY
                                ------ ------ ----------- -------- -------------
Issuance of Common Stock....... 1,000  $1,000   $(1,000)  $    --    $    --
Net income.....................   --      --        --     111,000    111,000
                                -----  ------   -------   --------   --------
Balance at August 29, 1997..... 1,000  $1,000   $(1,000)  $111,000   $111,000
                                =====  ======   =======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                             (formerly KandH, Inc.)

                            STATEMENT OF CASH FLOWS

                                                                    PERIOD FROM
                                                                   MARCH 5, 1997
                                                                    (INCEPTION)
                                                                      THROUGH
                                                                    AUGUST 29,
                                                                       1997
                                                                   -------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income....................................................   $ 111,000
    Adjustments to reconcile net income to net cash
     used in operating activities:
     Changes in assets and liabilities:
      Accounts receivable.........................................    (123,000)
      Accounts payable............................................      21,000
      Income tax payable..........................................       2,000
                                                                     ---------
        Net cash used in operating activities.....................    (100,000)
                                                                     ---------
   Net increase in cash...........................................      11,000
   Cash at beginning of period....................................          --
                                                                     ---------
   Cash at end of period..........................................   $  11,000
                                                                     =========
   SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
    Issuance of Common Stock for shareholder note receivable......   $   1,000
                                                                     =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                            (formerly KandH, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly KandH, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in Florida on March 5, 1997 and elected an S Corporation tax status.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable and accounts payable, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from one major customer. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of August 29, 1997, one customer accounted for 91% of the Company's accounts receivable balance and 43% of total revenues.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The August 29, 1997 current provision for income taxes represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the period ended August 29, 1997.

NOTE 2--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from March 5, 1997 (Inception) through August 29, 1997, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 3--SUBSEQUENT EVENTS:

  On August 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Hollywood

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Hollywood (formerly DreamMedia, Inc.) at December 31, 1996 and the results of its operations and its cash flows from April 3, 1996 (Inception) to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 29, 1997

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 21,000    $ 12,000
  Accounts receivable.................................     36,000      63,000
  Inventory...........................................        --       55,000
  Other assets........................................     12,000      36,000
                                                         --------    --------
    Total current assets..............................     69,000     166,000
Property and equipment, net...........................    163,000     158,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $  6,000    $ 61,000
  Accrued expenses....................................      2,000      31,000
  Amounts due to related party (Note 3)...............    129,000      91,000
                                                         --------    --------
    Total current liabilities.........................    137,000     183,000
                                                         --------    --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares
   authorized,
   issued and outstanding ............................      1,000       1,000
  Retained earnings...................................     94,000     140,000
                                                         --------    --------
  Total shareholders' equity..........................     95,000     141,000
                                                         --------    --------
                                                         $232,000    $324,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF OPERATIONS

                                                        PERIOD FROM
                                                          APRIL 3,
                                                            1996
                                                        (INCEPTION)  SIX MONTHS
                                                          THROUGH       ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Revenues..........................................   $204,000    $380,000
     Cost of revenues..................................     72,000     257,000
                                                          --------    --------
       Gross profit....................................    132,000     123,000
                                                          --------    --------
     Operating expenses:
       Marketing, sales and support....................        --       35,000
       General and administrative......................     37,000      41,000
                                                          --------    --------
         Total operating expenses......................     37,000      76,000
                                                          --------    --------
     Income from operations............................     95,000      47,000
     Provision for income taxes........................      1,000       1,000
                                                          --------    --------
     Net income........................................   $ 94,000    $ 46,000
                                                          ========    ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                            COMMON STOCK               TOTAL
                                            ------------- RETAINED SHAREHOLDERS'
                                            SHARES AMOUNT EARNINGS    EQUITY
                                            ------ ------ -------- -------------
Issuance of Common Stock for cash.......... 1,000  $1,000 $    --    $  1,000
Net income.................................   --      --    94,000     94,000
                                            -----  ------ --------   --------
Balance at December 31, 1996............... 1,000  $1,000   94,000     95,000
Net income (Unaudited).....................   --      --    46,000     46,000
                                            -----  ------ --------   --------
Balance at June 30, 1997 (Unaudited)....... 1,000  $1,000 $140,000   $141,000
                                            =====  ====== ========   ========




   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                            STATEMENT OF CASH FLOWS

                                                       PERIOD FROM
                                                      APRIL 3, 1996
                                                       (INCEPTION)  SIX MONTHS
                                                         THROUGH       ENDED
                                                      DECEMBER 31,   JUNE 30,
                                                          1996         1997
                                                      ------------- -----------
                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income..........................................   $  94,000    $ 46,000
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation.......................................      33,000      34,000
  Changes in assets and liabilities:
   Accounts receivable...............................     (36,000)    (27,000)
   Inventory.........................................         --      (55,000)
   Other assets......................................     (11,000)    (24,000)
   Accounts payable..................................       6,000      55,000
   Accrued expenses..................................       2,000      29,000
                                                        ---------    --------
     Net cash provided by (used in) operating activi-
      ties...........................................      88,000      58,000
                                                        ---------    --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 ACQUISITION OF PROPERTY AND EQUIPMENT PURCHASES.....    (196,000)    (29,000)
                                                        ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock..............       1,000         --
 Due to related party................................     128,000     (38,000)
                                                        ---------    --------
     Net cash provided by (used in) financing
      activities.....................................     129,000     (38,000)
                                                        ---------    --------
Net increase in cash.................................      21,000      (9,000)
Cash at beginning of period..........................         --       21,000
                                                        ---------    --------
Cash at end of period................................   $  21,000    $ 12,000
                                                        =========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Hollywood (the "Company"), formerly DreamMedia, Inc., was formed to provide professional consulting services relating to Internet and intranet technologies. The Company was incorporated in California on April 3, 1996 and elected an S Corporation tax status. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  For certain of the Company's financial instruments, including accounts receivable, inventory, other assets, accounts payable, accrued expenses and due to related party, the carrying amounts approximate fair value due to the relatively short maturity of these instruments.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of December 31, 1996 two customers accounted for 99% of the Company's accounts receivable balance, and 79% of the Company's total revenues.

 Income Taxes

  The Company has been elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents a 1.5% franchise tax imposed by the State of California.

  The December 31, 1996 current provision for income tax represents applicable state franchise taxes. The California S Corporation provisions require the payment of a 1.5% franchise tax on taxable income for the year ended December 31, 1996.

                                USWEB HOLLYWOOD
                          (formerly DreamMedia, Inc.)

                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


 Interim Financial Information

  The accompanying financial statements as of June 30, 1997 and for the period from April 3, 1996 (Inception) through June 30, 1996 and the six months ended June 30, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
     Computer equipment................................   $174,000    $203,000
     Furniture and fixtures............................     22,000      22,000
                                                          --------    --------
     Less: accumulated depreciation....................    (33,000)    (67,000)
                                                          --------    --------
                                                          $163,000    $158,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

 Shareholder Note Payable

  In July 1996, the Company purchased furniture and equipment valued at $196,000 from an affiliate in exchange for a note payable. The note accrued interest at the rate of 6.5% per annum payable upon maturity. The balance plus accrued interest was repaid in October 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under month-to-month operating leases. Rent paid for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $7,333 and $8,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000 shares of $1.00 par value Common Stock. During the period from April 3, 1996 (Inception) through December 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On August 29, 1997 USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Marin

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Marin (formerly Internet Cybernautics, Inc.) at December 31, 1995 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 17, 1997

                                  USWEB MARIN

                                 BALANCE SHEET

                                                   DECEMBER 31,
                                                -------------------   JUNE  30,
                                                  1995      1996        1997
                                                --------  ---------  -----------
                                                                     (UNAUDITED)
                    ASSETS
Current assets:
  Cash and cash equivalents...................  $  1,000  $ 170,000   $ 122,000
  Accounts receivable, net....................    24,000    405,000     404,000
  Costs in excess of billings.................        --         --      57,000
  Other current assets........................     5,000     14,000      17,000
                                                --------  ---------   ---------
    Total current assets......................    30,000    589,000     600,000
Property and equipment, net...................     7,000     49,000     331,000
Other assets..................................        --         --      44,000
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................  $ 12,000  $  40,000   $ 167,000
  Accrued expenses............................    34,000    309,000     595,000
  Deferred revenues...........................        --    120,000          --
  Short-term borrowings.......................        --         --     350,000
                                                --------  ---------   ---------
    Total current liabilities.................    46,000    469,000   1,112,000
                                                --------  ---------   ---------
Commitments (Note 5)
Shareholders' equity:
  Series A Preferred Stock: no par value,
   5,500,00 shares
   authorized; no shares issued or outstand-
   ing........................................        --         --          --
  Common Stock: No par value, 18,500,000
   shares authorized; 1,169,632, 1,601,818 and
   1,930,239 shares issued and
   outstanding................................    56,000    395,000     707,000
  Additional paid-in capital..................        --    471,000     471,000
  Note receivable from shareholder............        --    (25,000)         --
  Deferred stock compensation.................        --   (438,000)   (390,000)
  Accumulated deficit.........................   (65,000)  (234,000)   (925,000)
                                                --------  ---------   ---------
    Total shareholders' equity (deficit)......    (9,000)   169,000    (137,000)
                                                --------  ---------   ---------
                                                $ 37,000  $ 638,000   $ 975,000
                                                ========  =========   =========

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF OPERATIONS

                                          YEAR ENDED        SIX MONTHS ENDED
                                         DECEMBER 31,           JUNE 30,
                                      -------------------  -------------------
                                        1995      1996       1996      1997
                                      --------  ---------  -------- ----------
                                                               (UNAUDITED)
Revenues............................. $ 55,000  $ 970,000  $279,000 $1,591,000
Cost of revenues.....................   42,000    418,000    69,000  1,183,000
                                      --------  ---------  -------- ----------
  Gross profit.......................   13,000    552,000   210,000    408,000
                                      --------  ---------  -------- ----------
Operating expenses:
  Marketing, sales and support.......   27,000    180,000    92,000    373,000
  General and administrative.........   51,000    541,000    61,000    726,000
                                      --------  ---------  -------- ----------
    Total operating expenses.........   78,000    721,000   153,000  1,099,000
                                      --------  ---------  -------- ----------
Net income (loss).................... $(65,000) $(169,000) $ 57,000 $ (691,000)
                                      ========  =========  ======== ==========



   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                           NOTE                                  TOTAL
                             COMMON STOCK    ADDITIONAL RECEIVABLE    DEFERRED               SHAREHOLDERS'
                          ------------------  PAID-IN      FROM        STOCK     ACCUMULATED    EQUITY
                           SHARES    AMOUNT   CAPITAL   SHAREHOLDER COMPENSATION   DEFICIT     (DEFICIT)
                          --------- -------- ---------- ----------- ------------ ----------- -------------
Balance at December 31,
 1994...................         -- $     --  $     --   $     --    $      --    $      --    $      --
Issuance of Common Stock
 for cash...............  1,169,632   56,000        --         --           --           --       56,000
Net loss................         --       --        --         --           --      (65,000)     (65,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1995...................  1,169,632   56,000        --         --           --      (65,000)      (9,000)
Issuance of Common Stock
 for cash...............    369,326  292,000        --         --           --           --      292,000
Issuance of Common Stock
 for services...........     30,552   22,000        --         --           --           --       22,000
Issuance of Common Stock
 for note receivable
 from shareholder.......     32,308   25,000        --    (25,000)          --           --           --
Deferred stock
 compensation...........         --       --   471,000         --     (471,000)          --           --
Amortization of deferred
 stock compensation              --       --        --         --       33,000           --       33,000
Net loss................         --       --        --         --           --     (169,000)    (169,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance at December 31,
 1996...................  1,601,818  395,000   471,000    (25,000)    (438,000)    (234,000)     169,000
Issuance of Common Stock
 for cash (Unaudited)...    328,421  312,000        --         --           --           --      312,000
Amortization of deferred
 stock compensation
 (Unaudited)............         --       --        --         --       48,000           --       48,000
Payment on note
 receivable from
 shareholder
 (Unaudited)............         --       --        --     25,000           --           --       25,000
Net loss (Unaudited)....         --       --        --         --           --     (691,000)    (691,000)
                          --------- --------  --------   --------    ---------    ---------    ---------
Balance as of June 30,
 1997 (Unaudited).......  1,930,239 $707,000  $471,000   $     --    $(390,000)   $(925,000)   $(137,000)
                          ========= ========  ========   ========    =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                            STATEMENT OF CASH FLOWS

                                           YEAR ENDED        SIX MONTHS ENDED
                                          DECEMBER 31,          JUNE  30,
                                       -------------------  -------------------
                                         1995      1996       1996      1997
                                       --------  ---------  --------  ---------
                                                               (UNAUDITED)
CASH FLOWS USED IN OPERATING
 ACTIVITIES:
 Net income..........................  $(65,000) $(169,000) $ 57,000  $(691,000)
 Adjustments to reconcile net loss to
  net cash used in operating
  activities:
  Stock Compensation.................        --     33,000        --     48,000
  Depreciation and amortization......        --      6,000     2,000     38,000
  Provision for doubtful accounts....        --     30,000        --     15,000
  Noncash exchange for services......        --     22,000        --         --
  Changes in assets and liabilities:
   Accounts receivable...............   (24,000)  (411,000)  (76,000)   (14,000)
   Costs in excess of billings.......        --         --        --    (57,000)
   Other current assets..............    (5,000)    (9,000)   (5,000)    (3,000)
   Other assets......................        --         --        --    (44,000)
   Accounts payable..................    12,000     28,000    20,000    127,000
   Accrued expenses..................    34,000    275,000    (8,000)   286,000
   Deferred revenues.................        --    120,000        --   (120,000)
                                       --------  ---------  --------  ---------
    Net cash used in operating
     activities......................   (48,000)   (75,000)  (10,000)  (415,000)
                                       --------  ---------  --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION OF
 PROPERTY AND EQUIPMENT..............    (7,000)   (48,000)  (12,000)  (320,000)
                                       --------  ---------  --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of Common Stock............    56,000    292,000    64,000    312,000
 Proceeds from short-term borrowing..        --         --        --    350,000
 Collection of note receivable from
  shareholder........................        --         --        --     25,000
                                       --------  ---------  --------  ---------
    Net cash provided by financing
     activities......................    56,000    292,000    64,000    687,000
                                       --------  ---------  --------  ---------
Net increase (decrease) in cash and
 cash equivalents....................     1,000    169,000    42,000    (48,000)
Cash and cash equivalents at
 beginning of period.................        --      1,000     1,000    170,000
                                       --------  ---------  --------  ---------
Cash and cash equivalents at end of
 period..............................  $  1,000  $ 170,000    43,000    122,000
                                       ========  =========  ========  =========
SUPPLEMENTAL NONCASH ACTIVITY:
 Issuance of common stock for
  shareholder
  note receivable....................  $     --  $  25,000  $     --  $      --

   The accompanying notes are an integral part of these financial statements.

                                  USWEB MARIN

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Marin (the "Company"), formerly Internet Cybernautics, Inc., was incorporated in Wyoming on August 17, 1995 and is engaged in full service digital design and multi-media production specializing in digital media communications. On July 9, 1997, the Company amended its articles of incorporation and filed as a Delaware corporation. See Note 8.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for agreement adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of revenues received in advance of services being performed.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1995, sales to four customers accounted for 23%, 14%, 14% and 13%of revenues. During the year ended December 31, 1996, sales to two customers accounted for 25% and 10% of revenues. Approximately 48% of accounts receivable at December 31, 1996 was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses and short term borrowings, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                  USWEB MARIN

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31,1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                     DECEMBER 31,
                                                   ----------------   JUNE 30,
                                                    1995     1996       1997
                                                   ------- --------  -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts Receivable.......................... $24,000 $435,000   $449,000
     Less: allowance for bad debt.................      --  (30,000)   (45,000)
                                                   ------- --------   --------
                                                   $24,000 $405,000   $404,000
                                                   ======= ========   ========
   Property and equipment:
     Equipment.................................... $ 6,000 $ 51,000   $352,000
     Furniture and fixtures.......................   1,000    4,000     17,000
                                                   ------- --------   --------
                                                     7,000   55,000    369,000
     Less: accumulated depreciation...............      --   (6,000)   (38,000)
                                                   ------- --------   --------
                                                   $ 7,000 $ 49,000   $331,000
                                                   ======= ========   ========
   Accrued expenses:
     Payroll and related expenses................. $21,000 $142,000   $469,000
     Customer Deposits............................      --   99,000         --
     Other........................................  13,000   68,000    126,000
                                                   ------- --------   --------
                                                   $34,000 $309,000   $595,000
                                                   ======= ========   ========

                                  USWEB MARIN

NOTE 3--SHORT-TERM BORROWINGS AND CREDIT FACILITY:

  The Company maintains a working capital line of credit with a bank that allows borrowings of up to 80 percent of eligible accounts receivable with a maximum borrowing of $500,000. Borrowings under the line bear interest at 1.5 percent above the bank's prime rate (8.0 percent at June 30, 1997). At June 30, 1997, there was $350,000 of borrowings outstanding.

NOTE 4--INCOME TAXES:

  The Company files separate company tax returns. For the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 there was no provision for income taxes recorded.

  Deferred tax assets consist of the following as of December 31, 1995 and 1996 and June 30, 1997:

                                                   DECEMBER 31,
                                                 ------------------   JUNE 30,
                                                   1995      1996       1997
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   Deferred tax assets:
     Depreciation and amortization.............  $    --   $ 10,000   $  15,000
     Reserves not currently deductible.........       --     10,000      10,000
     Loss carryforwards........................    26,000    48,000     275,000
                                                 --------  --------   ---------
     Gross deferred tax assets.................    26,000    68,000     300,000
     Valuation allowance.......................   (26,000)  (68,000)   (300,000)
                                                 --------  --------   ---------
                                                 $    --   $    --    $     --
                                                 ========  ========   =========

  No deferred provision or benefit for income taxes has been recorded as the Company is in a net deferred tax asset position for which a full valuation has been provided as management believes that it is more likely than not, based on available evidence, that the deferred tax assets will not be realized.

  At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $925,000, which expire in 2010. The income tax benefit from the utilization of net operating loss carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three year period.


NOTE 5--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 2000. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the years ended December 31, 1995 and 1996 and the six month periods ended June 30, 1996 and 1997 totaled $4,000, $27,000, $5,000 and
$46,000, respectively.

                                  USWEB MARIN

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................  $ 93,000
    1998.............................................................    79,000
    1999.............................................................    79,000
    2000.............................................................    13,000
                                                                       --------
    Total minimum lease payments.....................................  $264,000
                                                                       ========

NOTE 6--COMMON STOCK AND CONVERTIBLE PREFERRED STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 18,500,000 shares of no par value Common Stock and 5,500,000 shares of Convertible Preferred Stock.

NOTE 7--STOCK OPTION PLAN:

  In August 1995, the Company adopted the Combined Incentive and Nonstatutory Stock Option Plan (the "Plan"). The Plan provides for the granting of non-qualified stock options to employees as determined by the Company's Board of Directors. Under the plan, options vest at a rate of 20% at the end of the first year after grant and one forty-eighth ( 1/48th) percent each month thereafter. Options expire seven years from the date granted.

  During the year ended December 31, 1995 and the six month period ended June 30, 1996, respectively, no compensation costs were recognized in connection with option grants. During the year ended December 31, 1996 the Company granted options to certain employees with exercise prices below fair value, as a result, compensation costs of $33,000 and $48,000 were recorded for the year ended December 31, 1996 and the six month period ended June 30, 1997, respectively. Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates, as described in SFAS 123, the Company's net income (loss) would have been as follows:

                                             YEAR ENDED       SIX MONTHS ENDED
                                            DECEMBER 31,          JUNE 30,
                                         -------------------  -----------------
                                           1995      1996      1996     1997
                                         --------  ---------  ------- ---------
                                                                 (UNAUDITED)
     Net income (loss):
       As reported...................... $(65,000) $(169,000) $57,000 $(691,000)
                                         ========  =========  ======= =========
       Pro forma........................ $(78,000) $(199,000) $42,000 $(704,000)
                                         ========  =========  ======= =========

  Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumption used for grants:

                                          YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31,          JUNE 30,
                                         ---------------   -------------------
                                          1995     1996      1996       1997
                                         ------   ------     ----       ----
                                                              (UNAUDITED)
     Expected lives, in years...........    5.0      5.0        5.0        5.0
     Risk free interest rates...........    6.0%     6.2%       6.1%       6.4%
     Dividend yield.....................    0.0%     0.0%       0.0%       0.0%
     Stock price volatility.............    0.0%     0.0%       0.0%       0.0%

                                  USWEB MARIN

  A summary of stock option activity is as follows:

                                                             WEIGHTED- WEIGHTED-
                                                              AVERAGE   AVERAGE
                                                             EXERCISE    FAIR
                                                    SHARES     PRICE     VALUE
                                                   --------- --------- ---------
     Outstanding at December 31, 1994.............       --    $ --
       Granted.................................... 3,000,000    0.15     $0.02
                                                   ---------   -----
     Outstanding at December 31, 1995............. 3,000,000    0.15
       Granted.................................... 1,180,173    0.21      0.05
                                                   ---------   -----
     Outstanding at December 31, 1996............. 4,180,173    0.17
       Granted (Unaudited)........................    40,000    0.95      0.26
                                                   ---------   -----
     Outstanding at June 30, 1997 (Unaudited)..... 4,220,173   $0.18
                                                   =========   =====

  At June 30, 1997, 1,592,792 shares were exercisable and the options outstanding had a weighted-average remaining contractual life of 5.5 years.

NOTE 8--SUBSEQUENT EVENTS:

  In June 1997, the Company entered into a Common Stock Option Repurchase Agreement with one of its former employees whereby the Company will pay $150,000 for the purchase of all of the employee's vested options.

  On July 9, 1997, the Company amended its articles of incorporation and filed as Delaware corporation. Subsequent to this reincorporation, all issued and outstanding shares of the Company's Common Stock were exchanged for an equivalent number of Series A Preferred Stock in August 1997.

  In July, 1997, the Company established a defined contribution 401(k) plan (the "Plan") for substantially all of its employees. Under the Plan, employees may contribute up to 10% of their gross wages. The Company will, at its discretion, match a percentage of the employee contribution. To date the Company has not declared a matching contribution.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Long Island

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Long Island (formerly Synergetix Systems Integration, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                               USWEB LONG ISLAND

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................   $ 42,000    $ 57,000
  Accounts receivable, net............................    178,000     190,000
  Inventory...........................................     10,000         --
                                                         --------    --------
    Total current assets..............................    230,000     247,000
Property and equipment, net ..........................     15,000      12,000
Other assets, net.....................................     28,000      21,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 46,000    $124,000
  Accrued expenses....................................     61,000      98,000
  Unearned revenue....................................     17,000       9,000
  Note payable .......................................     98,000         --
  Note payable--related party ........................        --       23,000
                                                         --------    --------
    Total liabilities.................................    222,000     254,000
                                                         --------    --------
Commitments (Note 6)
Shareholders' equity:
  Common Stock: no par value, 200 shares authorized;
   150 and 100 shares issued and outstanding at
   December 31, 1996 and June 30, 1997, respectively..      9,000       9,000
  Treasury stock, at cost.............................        --      (51,000)
  Retained earnings...................................     42,000      68,000
                                                         --------    --------
    Total shareholders' equity .......................     51,000      26,000
                                                         --------    --------
                                                         $273,000    $280,000
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, ------------------
                                                    1996       1996      1997
                                                ------------ --------  --------
                                                                (UNAUDITED)
Revenues.......................................   $818,000   $472,000  $431,000
Cost of revenues...............................    781,000    432,000   328,000
                                                  --------   --------  --------
  Gross profit.................................     37,000     40,000   103,000
                                                  --------   --------  --------
Operating expenses:
  Marketing, sales and support.................     43,000     21,000    27,000
  General and administrative...................     49,000     21,000    39,000
                                                  --------   --------  --------
    Total operating expenses...................     92,000     42,000    66,000
                                                  --------   --------  --------
Income (loss) from operations..................    (55,000)    (2,000)   37,000
Interest expense, net..........................     11,000      4,000    11,000
                                                  --------   --------  --------
Net income (loss)..............................   $(66,000)  $ (6,000) $ 26,000
                                                  ========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                       STATEMENT OF SHAREHOLDERS' EQUITY

                          COMMON STOCK  TREASURY STOCK                 TOTAL
                          ------------- ---------------  RETAINED  SHAREHOLDERS'
                          SHARES AMOUNT SHARES  AMOUNT   EARNINGS     EQUITY
                          ------ ------ ------ --------  --------  -------------
Balance at January 1,
 1996...................   150   $9,000  --    $    --   $108,000    $117,000
Net loss................   --       --   --         --    (66,000)    (66,000)
                           ---   ------  ---   --------  --------    --------
Balance at December 31,
 1996...................   150    9,000  --         --     42,000      51,000
Purchase of treasury
 stock (Unaudited)......   (50)     --    50    (51,000)      --      (51,000)
Net income (Unaudited)..   --       --   --         --     26,000      26,000
                           ---   ------  ---   --------  --------    --------
Balance at June 30, 1997
 (Unaudited)............   100   $9,000   50   $(51,000) $ 68,000    $ 26,000
                           ===   ======  ===   ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996      1997
                                              ------------ --------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $(66,000)  $ (6,000) $  26,000
 Adjustments to reconcile net income (loss)
  to cash provided by (used in) operating
  activities:
  Depreciation and amortization..............     13,000      5,000     11,000
  Changes in operating assets and
   liabilities:
   Accounts receivable.......................     12,000     10,000    (12,000)
   Inventory.................................    (10,000)       --      10,000
   Other assets..............................    (25,000)       --         --
   Accounts payable..........................     46,000     27,000     78,000
   Accrued expenses..........................     24,000     22,000     37,000
   Unearned revenue..........................    (22,000)   (20,000)    (8,000)
                                                --------   --------  ---------
 Net cash provided by (used in) operating
  activities.................................    (28,000)    38,000    142,000
                                                --------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.......    (13,000)   (12,000)    (1,000)
                                                --------   --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from note payable..................     75,000     25,000        --
 Repayment of note payable...................     (8,000)    (5,000)   (98,000)
 Repayment of note payable to related party..        --         --      (2,000)
 Purchase of treasury stock from former
  shareholder................................        --         --     (26,000)
                                                --------   --------  ---------
  Net cash provided (used in) by financing
   activities................................     67,000     20,000   (126,000)
                                                --------   --------  ---------
Net increase in cash.........................     26,000     46,000     15,000
Cash at beginning of period..................     16,000     16,000     42,000
                                                --------   --------  ---------
Cash at end of period........................   $ 42,000   $ 62,000  $  57,000
                                                ========   ========  =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 Issuance of note payable to former
  shareholder................................   $    --    $    --   $  25,000
                                                ========   ========  =========
CASH PAID DURING THE PERIOD FOR:
 Interest....................................   $ 10,000   $  4,000  $  10,000
                                                ========   ========  =========

   The accompanying notes are an integral part of these financial statements.

                               USWEB LONG ISLAND

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT POLICIES:

 The Company

  USWeb Long Island (the "Company"), formerly Synergetix Systems Integration, Inc., was incorporated in the state of New York on November 3, 1989. The Company provides professional consulting services relating to software design and integration and document imaging.

  During September 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recognized in the period such items are identified. Unearned revenues represent the amount of revenues received in advance of services being performed. Revenue from time and materials agreements are recognized and billed as the services are rendered.

 Inventory

  Inventory, which consists principally of purchased computer hardware, is stated at the lower of cost or market value, cost being determined on the first-in, first-out method.

 Other Assets

  Franchise fees paid to USWeb are amortized to cost of revenues over two years. Accumulated amortization totaled $3,000 and $10,000 as of December 31, 1996 and June 30, 1997, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of three years for computer equipment and seven years for office equipment.

 Concentration of Credit Risk and Significant Customers

  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash with high quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk exist with respect to trade receivables. The Company performs periodic credit evaluations of its customers' financial condition and does not require collateral or other security.

                               USWEB LONG ISLAND

  The portion of total revenue that was derived from major customers was as follows:

                                                                     SIX MONTHS
                                                         YEAR ENDED     ENDED
                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Customer A.......................................      17%         --
      Customer B.......................................      14%         --
      Customer C.......................................      12%         --
      Customer D.......................................     --            35%
      Customer E.......................................     --            19%
      Customer F.......................................     --            12%

  At December 31, 1996, Customer A represented 44% of net accounts receivable. At June 30, 1997, Customers D and E represented 42% and 19%, respectively, of net accounts receivable.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash, accounts receivable, notes and accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Computers and equipment..........................   $26,000      $27,000
      Furniture and fixtures...........................    12,000       12,000
                                                          -------      -------
                                                           38,000       39,000
      Less: accumulated depreciation...................   (23,000)     (27,000)
                                                          -------      -------
                                                          $15,000      $12,000
                                                          =======      =======

  Depreciation expense was $10,000 for the year ended December 31, 1996 and $4,000 for the six months ended June 30, 1997, respectively.

                               USWEB LONG ISLAND

NOTE 3--ACCRUED EXPENSES:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
      Payroll and related taxes........................   $17,000      $23,000
      Other............................................    44,000       75,000
                                                          -------      -------
          Total........................................   $61,000      $98,000
                                                          =======      =======

  Included in other accrued expenses are credit card liabilities of $29,000 and $61,000 at December 31, 1996 and June 30, 1997, respectively. Interest on these liabilities accrue at an annual rate ranging from 6% to 18%.

NOTE 4--NOTE PAYABLE:

  The Company has a line of credit with its lender for $100,000. Borrowings under this line bear interest at prime plus 3.75% and are collateralized by the personal assets of a shareholder. Interest expense for the year ended December 31, 1996 and for the six months ended June 30, 1997 totaled $3,000 and $4,000, respectively.

  In May 1997, the Company repaid and closed its $100,000 line of credit with its lender.

NOTE 5--NOTE PAYABLE - RELATED PARTY:

  In May 1997, the Company repurchased 50 shares of common stock from a stockholder for $51,000, consisting of $26,000 in cash and a promissory note of $25,000. The promissory note is payable in twelve equal monthly installments of approximately $2,000 commencing June 1997. Interest accrues at an annual rate of 8.5%. This note was repaid in September 1997.

NOTE 6--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalty expense for the six months ended June 30, 1997 totaled $24,000 and is included in cost of revenues. There was no royalty expense for the year ended December 31, 1996.

 Operating Leases

  The Company leases a car and an office facility under noncancelable operating leases which expire in January 1998 and November 1999, respectively. Future minimum lease payments under these leases are as follows:

       YEAR ENDING
      DECEMBER 31,
      ------------
       1997...........................................................  $ 42,000
       1998...........................................................    39,000
       1999...........................................................    36,000
                                                                        --------
                                                                        $117,000
                                                                        ========

                               USWEB LONG ISLAND

  Rent expense for the year ended December 31, 1996 and the for six month period ended June 30, 1997 totaled $36,000, and $18,000, respectively.

NOTE 7--SUBSEQUENT EVENTS:

  On September 30, 1997, the Company and US Web reached an agreement whereby USWeb agreed to acquire all of outstanding shares of the Company's common stock, at which time the Company became a wholly owned subsidiary of US Web.

  In September 1997, the Company issued two unsecured promissory notes of $99,000 and $26,000 respectively, in exchange for accounts payable, to investors who are related to a stockholder of the Company. These notes are non-interest bearing and are due in December 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb Detroit

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb Detroit (formerly Online Marketing Company, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 24, 1997

                                 USWEB DETROIT

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $16,000     $    --
  Accounts receivable, net............................    38,000       77,000
                                                         -------     --------
    Total current assets..............................    54,000       77,000
Property and equipment, net...........................    36,000       37,000
Other assets..........................................     1,000        4,000
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========
    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable....................................   $33,000     $ 79,000
  Accrued expenses....................................     9,000       16,000
  Note payable--affiliates............................    10,000       10,000
  Current portion of capital lease obligation ........     7,000        7,000
                                                         -------     --------
    Total current liabilities.........................    59,000      112,000
Capital lease obligation, net of current portion......    12,000        8,000
                                                         -------     --------
                                                          71,000      120,000
                                                         -------     --------
Commitments (Note 4)
Shareholders' equity (deficit):
  Common Stock: $1.00 par value, 60,000 shares
   authorized; 3,000 shares issued and outstanding....     3,000        3,000
  Retained earnings (accumulated deficit).............    17,000       (5,000)
                                                         -------     --------
    Total shareholders' equity (deficit) .............    20,000       (2,000)
                                                         -------     --------
                                                         $91,000     $118,000
                                                         =======     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF OPERATIONS

                                                                SIX MONTHS
                                                 YEAR ENDED   ENDED JUNE 30,
                                                DECEMBER 31, -----------------
                                                    1996       1996     1997
                                                ------------ -------- --------
                                                                (UNAUDITED)
Revenues.......................................   $476,000   $218,000 $306,000
Cost of revenues...............................    264,000    100,000  230,000
                                                  --------   -------- --------
  Gross profit.................................    212,000    118,000   76,000
                                                  --------   -------- --------
Operating expenses:
  Marketing, sales and support.................     96,000     43,000   40,000
  General and administrative...................    113,000     35,000   57,000
                                                  --------   -------- --------
    Total operating expenses...................    209,000     78,000   97,000
                                                  --------   -------- --------
Income (loss) from operations..................      3,000     40,000  (21,000)
Interest expense, net..........................     (2,000)        --   (1,000)
                                                  --------   -------- --------
Net income (loss)..............................   $  1,000   $ 40,000 $(22,000)
                                                  ========   ======== ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                       RETAINED       TOTAL
                                       COMMON STOCK    EARNINGS   SHAREHOLDERS'
                                       ------------- (ACCUMULATED    EQUITY
                                       SHARES AMOUNT   DEFICIT)     (DEFICIT)
                                       ------ ------ ------------ -------------
Balance at December 31, 1995.......... 3,000  $3,000   $ 16,000     $ 19,000
Net income............................    --      --      1,000        1,000
                                       -----  ------   --------     --------
Balance at December 31, 1996.......... 3,000   3,000     17,000       20,000
Net loss (Unaudited)..................    --      --    (22,000)     (22,000)
                                       -----  ------   --------     --------
Balance as of June 30, 1997 (Unau-
 dited)............................... 3,000  $3,000   $ (5,000)    $ (2,000)
                                       =====  ======   ========     ========



   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                            STATEMENT OF CASH FLOWS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, ------------------
                                                     1996       1996      1997
                                                 ------------ --------  --------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................    $  1,000   $ 40,000  $(22,000)
 Adjustments to reconcile net income to net
  cash used in operating activities:
  Depreciation and amortization................       8,000      3,000     8,000
  Provision for doubtful accounts..............       8,000        --        --
  Changes in assets and liabilities:
   Accounts receivable.........................     (26,000)   (41,000)  (39,000)
   Other current assets........................      (1,000)        --        --
   Other assets................................       1,000     (2,000)   (3,000)
   Accounts payable............................      28,000     12,000    46,000
   Accrued expenses............................       9,000      6,000     7,000
                                                   --------   --------  --------
    Net cash provided by (used in) operating
     activities................................      28,000     18,000    (3,000)
                                                   --------   --------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........     (22,000)   (15,000)   (9,000)
                                                   --------   --------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR THE
 PRINCIPAL PAYMENTS ON CAPITAL LEASE OBLIGATION
 ..............................................      (4,000)        --    (4,000)
                                                   --------   --------  --------
Net increase (decrease) in cash and cash
 equivalents...................................       2,000      3,000   (16,000)
Cash and cash equivalents at beginning of
 period........................................      14,000     14,000    16,000
                                                   --------   --------  --------
Cash and cash equivalents at end of period.....    $ 16,000   $ 17,000  $     --
                                                   ========   ========  ========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING
 ACTIVITY:
 Acquisition of property and equipment under
  capital lease obligation.....................    $ 23,000   $ 23,000  $     --
                                                   ========   ========  ========
CASH PAID DURING THE PERIOD FOR:
 Interest......................................    $  1,000   $     --  $  1,000
                                                   ========   ========  ========

   The accompanying notes are an integral part of these financial statements.

                                 USWEB DETROIT

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb Detroit (the "Company"), formerly Online Marketing Company, Inc., was incorporated in Michigan on June 9, 1995, and is engaged in full service internet technology integration specializing in web page and intranet design, production and maintenance, primarily in the Metro-Detroit area. The Company, through September 30, 1997, was wholly owned by three shareholders. See Note 6.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to one customer accounted for 10% of revenues. Approximately 10% of accounts receivable at December 31, 1996, was due from one customer.

 Property and Equipment

  Property and equipment are stated at cost. Assets held under capital leases are recorded at the present value of the minimum lease payments at lease inception. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable, notes and lease obligations payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                                 USWEB DETROIT

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the tax returns of its shareholders. Accordingly, no provision for income tax is made in these financial statements.

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Accounts receivable, net:
     Accounts receivable...............................   $ 46,000    $ 77,000
     Less: allowance for doubtful accounts.............     (8,000)        --
                                                          --------    --------
                                                          $ 38,000    $ 77,000
                                                          ========    ========
   Property and equipment, net:
     Computers and equipment...........................   $ 41,000    $ 47,000
     Furniture and fixtures............................      5,000       8,000
                                                          --------    --------
                                                            46,000      55,000
     Less: accumulated depreciation....................    (10,000)    (18,000)
                                                          --------    --------
                                                          $ 36,000    $ 37,000
                                                          ========    ========

NOTE 3--RELATED PARTY TRANSACTIONS:

  In 1995, the Company borrowed $5,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable upon demand. Subsequent to year-end and concurrent with the US Web transaction in September 1997, this note was converted to equity.

  In 1995, the Company borrowed $5,000 under a note payable to a party related to a shareholder of the Company. The note is non-interest bearing, unsecured and payable on December 31, 1997.

NOTE 4--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities and certain equipment under noncancelable operating leases which expire in 1998 and 1999, respectively. The leases require payment of property taxes, insurance, maintenance and utilities. The Company also has operating lease agreements relating to certain equipment which expire at various dates. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $32,000, $15,000, and $19,000, respectively.

                                 USWEB DETROIT

  Future minimum lease payments under noncancelable operating leases are as follows:

   YEAR ENDED                                                          OPERATING
  DECEMBER 31,                                                          LEASES
  ------------                                                         ---------
    1997.............................................................   $45,000
    1998.............................................................    22,000
    1999.............................................................     4,000
                                                                        -------
    Total minimum lease payments.....................................   $71,000
                                                                        =======

 Capital leases

  In 1996, the Company leased certain computer equipment under a non-cancelable capital lease with a remaining term in excess of one year. The lease is personally guaranteed by an officer of the Company. Future minimum lease commitments under the capital lease are as follows for years ending December 31:

   YEAR ENDED                                                           CAPITAL
  DECEMBER 31,                                                          LEASES
  ------------                                                          -------
    1997..............................................................  $ 9,000
    1998..............................................................    8,000
    1999..............................................................    4,000
                                                                        -------
    Total minimum lease payments......................................   21,000
    Less: amount representing interest................................   (2,000)
                                                                        -------
    Present value of capital lease obligation.........................   19,000
    Less: current portion.............................................   (7,000)
                                                                        -------
    Long-term obligation at December 31, 1996.........................  $12,000
                                                                        =======

  The cost and related accumulated depreciation of assets under capital lease was $23,000 and $5,000, respectively, at December 31, 1996.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000 shares of $1 par value Common Stock.

NOTE 6--SUBSEQUENT EVENTS:

 Subsequent events

  In August 1997, the Company borrowed $55,000 under a note payable to a shareholder of the Company. The note was non-interest bearing, unsecured and payable on demand. Concurrent with the USWeb transaction on September 30, 1997, this note was converted to equity.

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb San Mateo

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Mateo (formerly Zendatta, Inc.) at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 15, 1997

                                USWEB SAN MATEO

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE  30,
                                                           1996        1997
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $107,000    $ 60,000
  Accounts receivable, net............................    157,000     153,000
  Costs in excess of billings.........................     19,000      36,000
                                                         --------    --------
    Total current assets..............................    283,000     249,000
Property and equipment, net...........................     74,000      65,000
Other assets..........................................      6,000      32,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $ 21,000    $ 94,000
  Accrued expenses....................................     47,000       9,000
                                                         --------    --------
    Total current liabilities.........................     68,000     103,000
                                                         --------    --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: no par value, 1,000,000 shares autho-
   rized; 2,000 shares issued and outstanding.........     20,000      20,000
  Additional paid-in capital..........................     14,000          --
  Retained earnings...................................    261,000     223,000
                                                         --------    --------
    Total shareholders' equity........................    295,000     243,000
                                                         --------    --------
                                                         $363,000    $346,000
                                                         ========    ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF OPERATIONS

                                                              SIX MONTHS ENDED
                                                  YEAR ENDED      JUNE 30,
                                                 DECEMBER 31, -----------------
                                                     1996       1996     1997
                                                 ------------ -------- --------
                                                                 (UNAUDITED)
Revenues........................................  $1,010,000  $367,000 $695,000
Cost of revenues................................     663,000   166,000  513,000
                                                  ----------  -------- --------
  Gross profit..................................     347,000   201,000  182,000
                                                  ----------  -------- --------
Operating expenses:
  Marketing, sales and support..................      16,000    15,000   32,000
  General and administrative....................      74,000    23,000  138,000
                                                  ----------  -------- --------
    Total operating expenses....................      90,000    38,000  170,000
                                                  ----------  -------- --------
Income from operations..........................     257,000   163,000   12,000
Income tax provision............................       6,000     2,000       --
                                                  ----------  -------- --------
Net income......................................  $  251,000  $161,000 $ 12,000
                                                  ==========  ======== ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL               TOTAL
                               --------------  PAID-IN   RETAINED  SHAREHOLDERS'
                               SHARES AMOUNT   CAPITAL   EARNINGS     EQUITY
                               ------ ------- ---------- --------  -------------
Balance at December 31, 1995.  2,000  $20,000  $ 14,000  $ 10,000    $ 44,000
Net income...................     --       --        --   251,000     251,000
                               -----  -------  --------  --------    --------
Balance at December 31, 1996.  2,000   20,000    14,000   261,000     295,000
                               -----  -------  --------  --------    --------
Distribution to shareholders
 (Unaudited).................     --       --   (14,000)  (50,000)    (64,000)
Net income (Unaudited).......     --       --        --    12,000      12,000
                               -----  -------  --------  --------    --------
Balance as of June 30, 1997
 (Unaudited).................  2,000  $20,000  $     --  $223,000    $243,000
                               =====  =======  ========  ========    ========



   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                            STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1996       1996       1997
                                              ------------ ---------  --------
                                                              (UNAUDITED)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
 Net income..................................  $ 251,000   $ 161,000  $ 12,000
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization..............     16,000       3,000    16,000
  Changes in assets and liabilities:
   Accounts receivable.......................   (157,000)   (174,000)    4,000
   Costs in excess of billings...............    (19,000)         --   (17,000)
   Other assets..............................     (5,000)         --   (26,000)
   Accounts payable..........................     20,000      42,000    73,000
   Accrued expenses..........................     47,000      14,000   (38,000)
                                               ---------   ---------  --------
    Net cash provided by operating
     activities..............................    153,000      46,000    24,000
                                               ---------   ---------  --------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (74,000)    (31,000)   (7,000)
                                               ---------   ---------  --------
CASH FLOWS USED IN FINANCING ACTIVITIES FOR
 THE DISTRIBUTION TO SHAREHOLDERS............         --          --   (64,000)
                                               ---------   ---------  --------
Net increase (decrease) in cash and cash
 equivalents.................................     79,000      15,000   (47,000)
Cash and cash equivalents at beginning of
 period......................................     28,000      28,000   107,000
                                               ---------   ---------  --------
Cash and cash equivalents at end of period...  $ 107,000   $  43,000  $ 60,000
                                               =========   =========  ========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN MATEO

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  USWeb San Mateo (the "Company"), formerly Zendatta, Inc., was incorporated in California on October 30, 1995 and is engaged in software development and consulting, specializing in enterprise applications for internet, intranet and extranet environments. See Note 5.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage of completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time and materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant Customers

  During the year ended December 31, 1996, sales to four customers accounted for 33%, 19%, 18% and 12% of revenues. Approximately 38%, 27% and 24% of accounts receivable at December 31, 1996 was due from three customer.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Fair Value of Financial Instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

 Income Taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. The provision for income taxes represents 1.5% franchise tax imposed by the State of California.

                                USWEB SAN MATEO

 Interim Financial Information

  The accompanying balance sheet as of June 30, 1997 and the statements of operations and of cash flows for the six-month periods ended June 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  JUNE 30,
                                                            1996        1997
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment:
     Computers and equipment...........................   $ 90,000    $ 92,000
     Furniture and fixtures............................         --       5,000
                                                          --------    --------
                                                            90,000      97,000
     Less: accumulated depreciation....................    (16,000)    (32,000)
                                                          --------    --------
                                                          $ 74,000    $ 65,000
                                                          ========    ========
   Accrued expenses:
     Payroll and related expenses......................   $ 41,000    $  9,000
     Income taxes......................................      6,000          --
                                                          --------    --------
                                                          $ 47,000    $  9,000
                                                          ========    ========

NOTE 3--COMMITMENTS:

 Operating Leases

  The Company leases its office facilities under noncancelable operating leases which expire in 1997. The leases require payment of property taxes, insurance, maintenance and utilities. Rent expense for the year ended December 31, 1996 and the six month periods ended June 30, 1996 and 1997 totaled $33,000, $6,000 and $33,000, respectively.

  Future minimum lease payments under noncancelable operating leases are $64,000 for the year ended December 31, 1997.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 1,000,000 shares of no par value Common Stock.

NOTE 5--SUBSEQUENT EVENTS:

  On September 30, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of common stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of USWeb LA Central

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb LA Central (formerly W3-design) at March 31, 1996 and 1997 and the results of its operations and its cash flows for the period from April 7, 1995 (Inception) to March 31, 1996 and for the year ended March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
October 31, 1997

                                USWEB LA CENTRAL

                                 BALANCE SHEET

                                                    MARCH 31,
                                                ----------------- SEPTEMBER 30,
                                                  1996     1997       1997
                                                -------- -------- -------------
                                                                   (UNAUDITED)
                    ASSETS
Current Assets:
  Cash......................................... $  2,000 $  9,000   $186,000
  Accounts receivable..........................  173,000  462,000    347,000
                                                -------- --------   --------
    Total current assets.......................  175,000  471,000    533,000
Property and equipment, net....................   45,000  139,000    150,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable............................. $ 19,000 $ 15,000   $177,000
  Accrued expenses.............................    9,000   17,000      3,000
  Unearned revenue.............................      --   146,000        --
  Loan from officer............................      --    12,000        --
  Income taxes payable.........................    9,000   49,000     83,000
                                                -------- --------   --------
    Total current liabilities..................   37,000  239,000    263,000
Deferred income taxes..........................   75,000  114,000    114,000
                                                -------- --------   --------
                                                 112,000  353,000    377,000
                                                -------- --------   --------
Commitments (Note 4)
Shareholders' equity:
  Common stock; 10,000 shares authorized; 1,000
   shares issued and outstanding...............    1,000    1,000      1,000
  Additional paid-in capital...................    3,000    3,000      3,000
  Retained earnings............................  104,000  253,000    302,000
                                                -------- --------   --------
    Total shareholders' equity.................  108,000  257,000    306,000
                                                -------- --------   --------
                                                $220,000 $610,000   $683,000
                                                ======== ========   ========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF OPERATIONS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)              SIX MONTHS ENDED
                                   THROUGH MARCH YEAR ENDED    SEPTEMBER 30,
                                        31,      MARCH 31,  -------------------
                                       1996         1997      1996      1997
                                   ------------- ---------- -------- ----------
                                                                (UNAUDITED)
Revenues..........................   $537,000    $1,438,000 $631,000 $1,282,000
Cost of revenues..................    169,000       566,000  221,000    574,000
                                     --------    ---------- -------- ----------
  Gross profit....................    368,000       872,000  410,000    708,000
Operating expenses:
  Marketing, sales and support....     76,000       311,000  138,000    263,000
  General and administrative ex-
   penses.........................    104,000       322,000  141,000    364,000
                                     --------    ---------- -------- ----------
    Total operating expenses......    180,000       633,000  279,000    627,000
                                     --------    ---------- -------- ----------
Income from operations............    188,000       239,000  131,000     81,000
Interest income...................        --          3,000    1,000      1,000
                                     --------    ---------- -------- ----------
Income before income taxes........    188,000       242,000  132,000     82,000
Provision for income taxes........     84,000        93,000   53,000     33,000
                                     --------    ---------- -------- ----------
Net income........................   $104,000    $  149,000 $ 79,000 $   49,000
                                     ========    ========== ======== ==========


                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                               --------------  PAID-IN   RETAINED SHAREHOLDERS'
                               SHARES AMOUNTS  CAPITAL   EARNINGS    EQUITY
                               ------ ------- ---------- -------- -------------
Issuance of Common Stock...... 1,000  $1,000    $3,000   $    --    $  4,000
Net income....................   --      --        --     104,000    104,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1996..... 1,000   1,000     3,000    104,000    108,000
Net income....................   --      --        --     149,000    149,000
                               -----  ------    ------   --------   --------
Balance at March 31, 1997..... 1,000   1,000     3,000    253,000    257,000
Net income (Unaudited)........   --      --        --      49,000     49,000
                               -----  ------    ------   --------   --------
Balance at September 30, 1997
 (Unaudited).................. 1,000  $1,000    $3,000   $302,000   $306,000
                               =====  ======    ======   ========   ========



                See accompanying notes to financial statements.

                                USWEB LA CENTRAL

                            STATEMENT OF CASH FLOWS

                                    PERIOD FROM
                                   APRIL 7, 1995
                                    (INCEPTION)               SIX MONTHS ENDED
                                      THROUGH    YEAR ENDED    SEPTEMBER 30,
                                     MARCH 31,   MARCH 31,   -------------------
                                       1996         1997       1996      1997
                                   ------------- ----------  --------  ---------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVI-
 TIES:
Net income.......................    $ 104,000   $ 149,000   $ 79,000  $  49,000
Adjustments to reconcile net
 income to net cash provided by
 operating activities:
  Deferred income taxes..........       75,000      39,000        --         --
  Depreciation...................        8,000      37,000     17,000     25,000
  Changes in operating assets and
   liabilities:
    Accounts receivable..........     (173,000)   (289,000)   (28,000)   115,000
    Accounts payable.............       19,000      (4,000)    47,000    163,000
    Accrued expenses.............        9,000       7,000     16,000    (14,000)
    Billings in excess of fees
     and expenditures............          --      146,000        --    (146,000)
    Income taxes payable.........        9,000      40,000     53,000     34,000
                                     ---------   ---------   --------  ---------
  Net cash provided by operating
   activities....................       51,000     125,000    184,000    226,000
                                     ---------   ---------   --------  ---------
CASH FLOWS USED IN INVESTING
 ACTIVITIES FOR THE ACQUISITION
 OF PROPERTY AND EQUIPMENT.......      (53,000)   (130,000)   (37,000)   (37,000)
                                     ---------   ---------   --------  ---------
CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
Proceeds from issuance of common
 stock...........................        1,000         --         --         --
Additional paid-in capital.......        3,000         --         --         --
Proceeds from officer loan.......          --       12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
  Net cash provided by financing
   activities....................        4,000      12,000        --     (12,000)
                                     ---------   ---------   --------  ---------
Net increase (decrease) in cash..        2,000       7,000    147,000    177,000
Cash at beginning of period......          --        2,000      2,000      9,000
                                     ---------   ---------   --------  ---------
Cash at end of period............    $   2,000   $   9,000   $149,000  $ 186,000
                                     =========   =========   ========  =========
CASH PAID DURING THE PERIOD FOR:
  Income taxes...................    $           $     --    $         $
                                     =========   =========   ========  =========


                See accompanying notes to financial statements.

                               USWEB LA CENTRAL

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY AND SIGNIFICANT ACCOUNTING POLICIES:

  USWeb LA Central (the "Company"), formerly W3-design, was incorporated in California on April 7, 1995 as a dedicated group of information architects who build Web-based communities for major corporations in North America.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from two customers totaling 85% and 28% at March 31, 1996 and 1997, respectively. The Company performs ongoing credit evaluation of its customers and generally does not require collateral. For the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997, five customers accounted for 41% and 27% of the Company's total revenues, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements.

  Service revenues from fixed-price development agreements are recognized under the completed-contract method whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

  Unearned revenues represents the amount of revenues received in advance of services being performed.

 Income Taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax laws; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair Value of Financial Instruments

  The Company's financial instruments, including accounts receivable, notes and accounts payable, accrued expenses and billings in excess of fees and expenditures have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

                               USWEB LA CENTRAL

 Interim Financial Information

  The accompanying balance sheet as of September 30, 1997 and the statements of operations and of cash flows for the six-month periods ended September 30, 1996 and 1997, are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended September 30, 1997 are not necessarily indicative of the results to be expected for the year ending March 31, 1998.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                   MARCH 31,
                                                -----------------  SEPTEMBER 30,
                                                 1996      1997        1997
                                                -------  --------  -------------
                                                                    (UNAUDITED)
   Computers and equipment..................... $47,000  $152,000    $177,000
   Furniture and fixtures......................   6,000    32,000      43,000
                                                -------  --------    --------
                                                 53,000   184,000     220,000
   Less: accumulated depreciation..............  (8,000)  (45,000)    (70,000)
                                                -------  --------    --------
                                                $45,000  $139,000    $150,000
                                                =======  ========    ========

NOTE 3--INCOME TAXES:

  The Company files separate company tax returns. The provision for income taxes consists of the following for the years ended March 31, 1996 and 1997 and the six months ended September 30, 1996 and 1997:

                                                                   SIX MONTHS
                                                   YEAR ENDED    ENDED SEPTEMBER
                                                    MARCH 31,          30,
                                                 --------------- ---------------
                                                  1996    1997    1996    1997
                                                 ------- ------- ------- -------
                                                                   (UNAUDITED)
   Current:
     Federal.................................... $ 8,000 $46,000 $45,000 $28,000
     State......................................   1,000   8,000   8,000   5,000
                                                 ------- ------- ------- -------
                                                   9,000  54,000  53,000  33,000
                                                 ------- ------- ------- -------
   Deferred:
     Federal....................................  64,000  35,000     --      --
     State......................................  11,000   4,000     --      --
                                                 ------- ------- ------- -------
                                                  75,000  39,000     --      --
                                                 ------- ------- ------- -------
   Income tax provision......................... $84,000  93,000 $53,000 $33,000
                                                 ======= ======= ======= =======

  A reconciliation of the federal income tax rate to the effective tax rate follows:

                                                               SIX MONTHS
                                              YEAR ENDED          ENDED
                                               MARCH 31,      SEPTEMBER 30,
                                              -------------   ---------------
                                              1996    1997     1996     1997
                                              -----   -----   ------   ------
                                                               (UNAUDITED)
   Statutory rate............................    34%     34%      34%      34%
   State income tax, net of federal benefit..     7%      4%       6%       6%
   Nondeductable expenses and other..........     3%     --       --       --
                                              -----   -----   ------   ------
   Effective income tax rate.................    44%     38%      40%      40%
                                              =====   =====   ======   ======

                               USWEB LA CENTRAL

  As of March 31, 1996 and 1997, the Company had total deferred tax liabilities of $75,000 and $114,000, respectively, consisting primarily of a conversion from the cash to accrual method of accounting.

NOTE 4--COMMITMENTS:

  The Company maintains an executive office and an operating office in Culver City, California and New York, New York, respectively, under month-to-month operating leases. The Company is generally responsible for maintaining public liability and property damage insurance on the leased property and is also responsible for certain operating expenses and property taxes.

  Rent expense for the period from April 7, 1995 (Inception) through March 31, 1996 and for the year ended March 31, 1997 and the six month period ended September 30, 1997 totaled $15,000, $37,000, and $42,000, respectively.

NOTE 5--COMMON STOCK:

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 10,000 shares of $1 par value Common Stock. For the period from April 7, 1995 (Inception) through March 31, 1996, the Company sold 1,000 shares of Common Stock to the founders of the Company.

NOTE 6--SUBSEQUENT EVENTS:

  On October 1, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of USWeb Houston

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of USWeb Houston (formerly USWeb-Apex, Inc. and Apex Business Solutions, a sole proprietorship) at September 30, 1997 and the results of their operations and their cash flows from December 5, 1996 (Inception) to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
November 4, 1997

                                 USWEB HOUSTON

                             COMBINED BALANCE SHEET

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
                              ASSETS
Current assets:
  Cash and cash equivalents.......................................   $ 19,000
  Accounts receivable.............................................    175,000
  Other current assets............................................      3,000
                                                                     --------
    Total current assets..........................................    197,000
Property and equipment, net.......................................     40,000
                                                                     --------
                                                                     $237,000
                                                                     ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................   $ 36,000
  Accrued expenses................................................     49,000
                                                                     --------
    Total current liabilities.....................................     85,000
                                                                     --------
Commitments (Note 3)
Shareholders' equity:
  Common Stock: $1.00 par value, 1,000 shares authorized,
   issued and outstanding.........................................      1,000
  Additional paid in capital......................................      6,000
  Retained earnings...............................................    145,000
                                                                     --------
    Total shareholders' equity....................................    152,000
                                                                     --------
                                                                     $237,000
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF OPERATIONS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
Revenues.......................................................     $820,000
Cost of revenues...............................................      407,000
                                                                    --------
  Gross profit.................................................      413,000
                                                                    --------
Operating expenses:
  Marketing, sales and support.................................       76,000
  General and administrative...................................      192,000
                                                                    --------
    Total operating expenses...................................      268,000
                                                                    --------
Net income.....................................................     $145,000
                                                                    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                                COMMON STOCK  ADDITIONAL              TOTAL
                                -------------  PAID-IN   RETAINED SHAREHOLDERS'
                                SHARES AMOUNT  CAPITAL   EARNINGS    EQUITY
                                ------ ------ ---------- -------- -------------
Issuance of Common Stock to
 Founders...................... 1,000  $1,000   $  --    $    --    $  1,000
Contribution from shareholder..   --      --     6,000        --       6,000
Net income.....................   --      --              145,000    145,000
                                -----  ------   ------   --------   --------
Balance at September 30, 1997.. 1,000  $1,000   $6,000   $145,000   $152,000
                                =====  ======   ======   ========   ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                        COMBINED STATEMENT OF CASH FLOWS

                                                                  PERIOD FROM
                                                                DECEMBER 5, 1996
                                                                 (INCEPTION) TO
                                                                 SEPTEMBER 30,
                                                                      1997
                                                                ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................    $ 145,000
 Adjustments to reconcile net income to
  net cash provided by operating activities:
  Depreciation and amortization................................       29,000
  Changes in assets and liabilities:
   Accounts receivable.........................................     (175,000)
   Other current assets........................................       (3,000)
   Accounts payable............................................       36,000
   Accrued expenses............................................       49,000
                                                                   ---------
     Net cash provided by operating activities.................       81,000
                                                                   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR THE
 ACQUISITION OF PROPERTY AND EQUIPMENT.........................      (69,000)
                                                                   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of Common Stock........................        1,000
 Proceeds from shareholder contribution........................        6,000
                                                                   ---------
     Net cash used in financing activities.....................        7,000
                                                                   ---------
Net increase in cash and cash equivalents......................       19,000
Cash and cash equivalents at beginning of period...............          --
                                                                   ---------
Cash and cash equivalents at end of period.....................    $  19,000
                                                                   =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB HOUSTON

                    NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb Houston (the "Company") is principally engaged in providing Internet technology integration services.

 Principles of Consolidation

  USWeb Houston is comprised of the combined accounts of USWeb-Apex, Inc. which was incorporated on December 15, 1996 and Apex Business Solutions, a sole proprietorship. The sole shareholder of USWeb-Apex, Inc. also owns Apex Business Solutions. (Note 6)

  During December, 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to become part of USWeb's Affiliate network.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

  The Company derives its revenues from consulting service agreements, web development, and computer hardware and software sales.

  Consulting service revenues are recognized and billed as services are provided. Web development revenues are recognized upon contract completion whereby income is recognized only when the contract is substantially completed and all costs and related revenues are deferred in the balance sheet until that time. Computer hardware and software sales revenues are recognized upon delivery of goods. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  The Company is potentially subject to a concentration of credit risk from its trade receivables, as a significant portion is due from three major customers. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. As of September 30, 1997, these customers accounted for 64% of the Company's accounts receivable balance and 14% of the Company's total revenues.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income Taxes

  USWeb-Apex, Inc. has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns. Apex Business Solutions is a sole proprietorship with all profits or losses recognized in the owner's personal income tax returns.

                                 USWEB HOUSTON

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                   SEPTEMBER 30,
                                                                       1997
                                                                   -------------
   Property and equipment, net:
     Computers and equipment .....................................   $ 51,000
     Furniture and fixtures.......................................     18,000
                                                                     --------
                                                                       69,000
     Less: accumulated depreciation...............................    (29,000)
                                                                     --------
                                                                     $ 40,000
                                                                     ========
   Accrued expenses:
     Payroll and related taxes....................................   $ 35,000
     Franchise Fees...............................................      7,000
     Sales Taxes..................................................      7,000
                                                                     --------
                                                                     $ 49,000
                                                                     ========

NOTE 3--COMMITMENTS:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties from Inception to September 30, 1997 totaled $19,000 and are included in cost of revenues.

 Operating Leases

  The Company leases its office facilities under a noncancelable operating lease which expires in November, 1997. Rent expense from Inception to September 30, 1997 totaled $18,000. Future minimum lease payments under this noncancelable operating lease as of September 30, 1997 total $4,000.

NOTE 4--COMMON STOCK:

  The Company's Articles of Incorporation authorized the Company to issue 1,000 shares of $1 par value Common Stock. At Inception the Company sold a total of 1,000 shares of Common Stock to the Founder of the Company.

NOTE 5--RELATED PARTY TRANSACTIONS:

  The Company has performed services on behalf of another USWeb affiliate. The transaction totaling $25,000 was accounted for at arms length with no special terms.

NOTE 6--SUBSEQUENT EVENTS:

  On October 29, 1997, USWeb reached an agreement to acquire all of the Company's outstanding shares of Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of USWeb New York Central

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of USWeb New York Central (formerly Reach Networks, Inc.) and its subsidiaries at April 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result for the outcome of this uncertainty.

Price Waterhouse LLP

New York, New York
November 4, 1997

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                           CONSOLIDATED BALANCE SHEET

                                                 APRIL 30,
                                           ----------------------   JULY 31,
                                              1996       1997         1997
                                           ---------- -----------  -----------
                                                                   (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $   40,160 $     3,331  $     8,896
 Accounts receivable, net of allowance for
  doubtful accounts of $92,336, $35,723
  and $21,812, respectively...............    852,192     116,267       93,686
 Unbilled costs and accrued earnings......         --      38,000      111,704
 Other receivables and prepayments .......     90,979      21,954       42,204
                                           ---------- -----------  -----------
    Total current assets..................    983,331     179,552      256,490
Equipment, net............................    964,864     425,843      394,973
Investment................................     25,000      25,000       25,000
Other assets..............................     16,997      16,559       17,560
                                           ---------- -----------  -----------
    Total assets.......................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========
      LIABILITIES AND STOCKHOLDERS'
             EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.........................  1,593,559   1,703,334    1,823,830
 Accrued expenses.........................     63,194     202,301      215,109
 Deferred revenue.........................     25,000      51,667      122,723
 Loans payable to stockholders............    192,499     192,890      214,710
                                           ---------- -----------  -----------
    Total current liabilities.............  1,874,252   2,150,192    2,376,372
Deferred tax liability....................      1,460          --           --
Commitments (Note 9)
Stockholders' equity:
 Preferred stock ($0.01 par value; 1,000
  shares authorized, none issued and
  outstanding)............................         --          --           --
 Common stock ($0.01 par value; 20,000
  shares authorized; 1,500 shares issued
  and outstanding, respectively)..........         15          15           15
 Additional paid-in capital...............     70,567      70,567       70,567
 Retained earnings (accumulated deficit)..     43,898  (1,573,820)  (1,752,931)
                                           ---------- -----------  -----------
    Total stockholders' equity (deficit)..    114,480  (1,503,238)  (1,682,349)
                                           ---------- -----------  -----------
    Total liabilities and stockholders'
     equity (deficit)..................... $1,990,192 $   646,954  $   694,023
                                           ========== ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                          THREE MONTHS ENDED
                                 YEAR ENDED APRIL 30,          JULY 31,
                                -----------------------  ---------------------
                                   1996        1997         1996       1997
                                ----------  -----------  ----------  ---------
                                                             (UNAUDITED)
Revenues....................... $7,440,453  $ 6,465,099  $1,635,943  $ 567,583
Cost of revenues...............  5,024,629    4,683,703   1,178,556    431,910
                                ----------  -----------  ----------  ---------
  Gross Profit.................  2,415,824    1,781,396     457,387    135,673
                                ----------  -----------  ----------  ---------
Operating expenses:
  General and administrative...  1,662,554    1,779,733     342,481    203,590
  Product development..........    542,001      732,276      99,883     21,511
  Selling and marketing........    451,328      423,328      92,587     84,155
  Product line discontinuance..         --      454,654          --         --
                                ----------  -----------  ----------  ---------
    Total operating expenses...  2,655,883    3,389,991     534,951    309,256
                                ----------  -----------  ----------  ---------
    Loss from operations.......   (240,059)  (1,608,595)    (77,564)  (173,583)
                                ----------  -----------  ----------  ---------
Other income (expense):
  Interest income..............      2,678        3,031       1,212         --
  Interest expense.............     (1,200)     (10,694)     (1,330)    (5,528)
                                ----------  -----------  ----------  ---------
    Total other income (ex-
     pense)....................      1,478       (7,663)       (118)    (5,528)
    Loss before income taxes...   (238,581)  (1,616,258)    (77,682)  (179,111)
Provision (benefit) for income
 taxes.........................    (52,344)       1,460          --         --
                                ----------  -----------  ----------  ---------
    Net loss................... $ (186,237) $(1,617,718) $  (77,682) $(179,111)
                                ==========  ===========  ==========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                      AMOUNT
                                                    OUTSTANDING
                                                        ON         RETAINED        TOTAL
                          COMMON STOCK  ADDITIONAL OFFICER STOCK   EARNINGS    SHAREHOLDERS'
                          -------------    PAID      PURCHASE    (ACCUMULATED     EQUITY
                          SHARES AMOUNT  CAPITAL     AGREEMENT     DEFICIT)      (DEFICIT)
                          ------ ------ ---------- ------------- ------------  -------------
Balance at April 30,
 1995...................  1,500   $15    $70,567     $(10,378)   $   230,135    $   290,339
Forgiveness of amount
 outstanding on officer
 stock purchase
 agreement..............     --    --         --       10,378             --         10,378
Net loss................     --    --         --           --       (186,237)      (186,237)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1996...................  1,500    15     70,567           --         43,898        114,480
Net loss................     --    --         --           --     (1,617,718)    (1,617,718)
                          -----   ---    -------     --------    -----------    -----------
Balance at April 30,
 1997...................  1,500    15     70,567           --     (1,573,820)    (1,503,238)
Net loss................     --    --         --           --       (179,111)      (179,111)
                          -----   ---    -------     --------    -----------    -----------
Balance at July 31, 1997
 (Unaudited)............  1,500   $15    $70,567     $     --    $(1,752,931)   $(1,682,349)
                          =====   ===    =======     ========    ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                             USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           THREE MONTHS ENDED
                                   YEAR ENDED APRIL 30,         JULY 31,
                                   ----------------------  -------------------
                                     1996        1997        1996      1997
                                   ---------  -----------  --------  ---------
                                                              (UNAUDITED)
Net cash flows from operating ac-
 tivities
  Net loss........................ $(186,237) $(1,617,718) $(77,682) $(179,111)
  Adjustments to reconcile net
   loss to net cash provided by
   operating activities
    Product line discontinuance...        --      360,154        --         --
    Depreciation and amortization.   254,701      288,077    70,187     29,178
    Provision for doubtful ac-
     counts.......................    81,036      193,773        --         --
    Stock grant compensation......    10,378           --        --         --
    Changes in operating assets
     and liabilities
      Accounts receivable.........  (248,731)     542,152  (224,280)    22,581
      Unbilled costs and accrued
       earnings...................        --      (38,000)       --    (73,704)
      Deferred taxes..............    68,756       (1,460)   (1,460)        --
      Other receivables and pre-
       payments...................    (4,075)      69,025    11,678    (20,250)
      Accounts payable............   610,082      109,775   231,233    120,496
      Accrued expenses............  (210,000)     139,107    87,122     12,808
      Deferred revenue............  (211,576)      26,667        --     71,056
      Income taxes................  (143,062)          --        --         --
      Other assets................       861          438        --     (1,001)
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   operating activities...........    22,133       71,990    96,798    (17,947)
                                   ---------  -----------  --------  ---------
Cash flows from investing activi-
 ties
  Capital expenditures............  (406,915)    (109,210)  (19,174)     1,692
  Purchase of investment..........   (25,000)          --        --         --
                                   ---------  -----------  --------  ---------
  Net cash used in investing ac-
   tivities.......................  (431,915)    (109,210)  (19,174)     1,692
                                   ---------  -----------  --------  ---------
Cash flows from financing activi-
 ties
  Net increase (decrease) in
   borrowings from stockholders...   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
  Net cash provided by (used in)
   financing activities...........   170,109          391   (42,165)    21,820
                                   ---------  -----------  --------  ---------
Net increase (decrease) in cash
 and cash equivalents.............  (239,673)     (36,829)   35,459      5,565
Cash and cash equivalents, begin-
 ning of period...................   279,833       40,160    40,160      3,331
                                   ---------  -----------  --------  ---------
Cash and cash equivalents, end of
 period........................... $  40,160  $     3,331  $ 75,619  $   8,896
                                   =========  ===========  ========  =========
Cash paid during the period for:
  Interest........................ $      --  $     6,394  $     --  $      --
                                   =========  ===========  ========  =========
  Income taxes.................... $  33,240  $       267  $    267  $      --
                                   =========  ===========  ========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OF THE COMPANY AND BASIS OF PRESENTATION

  USWeb New York Central (the "Company"), formerly Reach Networks, Inc., was incorporated in 1993 under the laws of the State of Delaware and during 1993 merged with its predecessor, Reach Networks, Inc., a New York Corporation, incorporated in 1988. The Company, a provider of communications software and services, was primarily engaged in the development, marketing, licensing and maintenance of private on-line networks based on Internet standards that were targeted towards business organizations and associations. The Company developed and maintained private on-line networks for customers in the United States, Europe and Asia.

  During 1997, the Company's management shifted the Company's product focus to provide solutions to complex information flows through the use of Internet technologies. During 1997 the Company began to derive significant revenues from custom application and website development and design, systems integration and support services including web/server hosting and management.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses for the years ended April 30, 1996 and 1997. At April 30, 1997 the Company had an accumulated deficit of $1,573,820 and a working capital deficit of $1,970,640. Such losses have primarily resulted from the decreasing demand for private on-line networks and the transition by the Company to becoming a provider of Internet solutions. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations as they come due. The Company has a pending merger agreement with USWeb Corporation ("USWeb") and a pending stock purchase agreement with unaffiliated parties and it believes that when and if such arrangements are consummated will provide sufficient funding to meet its planned business objectives (Note 11). These financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of consolidation

  The consolidated financial statements include the accounts of Reach Networks, Inc. and its wholly owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. Losses of majority-owned subsidiaries are not allocated to minority interests if such allocation results in the minority interest becoming negative. To date, the Company's majority-owned subsidiaries have incurred cumulative operating losses and no allocation of losses has been made in excess of the original capital contributions of the minority interests.

 Revenue recognition

  License fees are recognized upon delivery of the Company's online network products and the completion of all significant vendor obligations. Network management and website hosting fees are recognized as services are performed. Fees derived from long-term network or website management contracts are recognized ratably over the life of the underlying contracts.

  Communication fees received by the Company for providing network access as well as incremental charges, which generally consist of faxing and mailing services, are recognized upon performance of the service.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Development fees from short-term projects to customize the Company's proprietary software, custom software development on behalf of customers and website development are recognized using the completed contract method. These short-term projects were generally less than nine months in duration. The Company records a current asset for network development projects in process on the reporting date when the accumulated costs exceed related billings or a current liability when the excess accumulated billings exceed related costs. Unbilled costs and accrued earnings consist primarily of services performed which were not billed at the end of the period.

 Product development expenses

  Software development costs are accounted for in accordance with Statement of Financial Accounting Standards No. 86, ("SFAS No. 86"), "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Software development costs incurred after the establishment of technological feasibility are capitalized and amortized to cost of revenues on a straight-line basis over the expected useful life of the software. Product development costs incurred prior to the attainment of technological feasibility are expensed as incurred. As of April 30, 1996 and 1997, the Company had no capitalized software development costs.

 Advertising costs

  Advertising costs are expensed as incurred. Advertising costs included in selling and marketing expenses were $90,498 for the year ended April 30, 1996. No significant advertising costs were incurred subsequent to fiscal 1996.

 Cash and cash equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Equipment

  Equipment is stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the respective assets. Amortization of leasehold improvements is provided on the shorter of the useful life of the improvement or the remaining lease term.

 Income taxes

  Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Fair Value of Financial Instruments

  The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and loans payable to stockholders approximate their fair values due to the relatively short maturity of these investments.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Data

  The unaudited financial data at July 31, 1997 and for the three months ended July 31, 1996 and 1997 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of operations and cash flows. The results of operations for the three months ended July 31, 1997 are not necessarily indicative of the operating results to be expected for the entire year ending April 30, 1998.

3. SIGNIFICANT CUSTOMERS AND CONCENTRATION OF RISKS

  The Company is dependent on a limited number of customers for a substantial portion of its revenues. One customer accounted for approximately 39% and 34% of revenues in 1996 and 1997, respectively and approximately 25% and 20% of accounts receivable as of April 30, 1996 and 1997, respectively. In connection with the discontinuation of its private on-line network products the Company terminated service to such customer in 1998. A second customer, which accounted for 29% and 14% of revenues in 1996 and 1997, respectively, and 24% of accounts receivable as of April 30, 1996 did not renew its contract that expired in March 1997. A third customer accounted for 10% of revenues in 1996 none of which was outstanding as of April 30, 1996. A fourth customer accounted for 22% of revenues in 1997 and 28% of accounts receivable as of April 30, 1997.

  Financial instruments which potentially subject the Company concentrations of credit risk are primarily cash, accounts receivable, accounts payable and loans payable to stockholders. The Company generally does not require collateral and its trade receivables are unsecured.

4. EQUIPMENT

  Equipment is comprised of:

                                   ESTIMATED       APRIL 30,
                                  USEFUL LIFE ---------------------   JULY 31,
                                    (YEARS)      1996       1997        1997
                                  ----------- ----------  ---------  -----------
                                                                     (UNAUDITED)
Network equipment and computers.        5     $1,144,965  $ 519,620   $ 517,928
Furniture and fixtures..........       10        145,490    146,037     146,037
Software licenses...............        3        175,245     62,323      62,323
Leasehold improvements..........                  52,127     52,127      52,127
                                              ----------  ---------   ---------
  Total equipment...............               1,517,827    780,107     778,415
Less--accumulated depreciation
 and amortization...............                (552,963)  (354,264)   (383,442)
                                              ----------  ---------   ---------
  Net equipment.................              $  964,864  $ 425,843   $ 394,973
                                              ==========  =========   =========

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


5. LOANS PAYABLE TO STOCKHOLDERS

  The Company has loans payable to stockholders, who are also employees of the Company, which represent amounts owed for funds loaned to the Company and deferred salaries. Loans payable to stockholders are comprised as follows:

                                                       APRIL 30,
                                                   -----------------  JULY 31,
                                                     1996     1997      1997
                                                   -------- -------- -----------
                                                                     (UNAUDITED)
Borrowings from stockholders...................... $168,298 $167,390  $180,390
Deferred salary...................................   23,001   20,000    28,792
Accrued interest..................................    1,200    5,500     5,528
                                                   -------- --------  --------
                                                   $192,499 $192,890  $214,710
                                                   ======== ========  ========

  During 1996 and 1997, the interest rate on loans from stockholders averaged 9% and 10%, respectively. Interest expense on loans payable to stockholders amounted to $1,200 and $10,694 in 1996 and 1997, respectively.

6. INCOME TAXES

  The (benefit) provision for income taxes consisted of the following:

                                                                   THREE MONTHS
                                                                       ENDED
                                                    APRIL 30,        JULY 31,
                                                 ----------------- ------------
                                                   1996      1997   1996   1997
                                                 ---------  ------ ------ ------
                                                                    (UNAUDITED)
Current
  Federal....................................... $ (75,320) $  --  $  --  $  --
  State and local...............................   (45,780)    --     --     --
                                                 ---------  ------ ------ ------
                                                  (121,100)    --     --     --
Deferred
  Federal.......................................    68,756   1,460    --     --
  State and local...............................       --      --     --     --
                                                 ---------  ------ ------ ------
    (Benefit) provision for income taxes........ $ (52,344) $1,460    --     --
                                                 =========  ====== ====== ======

  A reconciliation of the statutory federal income tax rate to the effective income tax rate follows:

                                                             THREE MONTHS
                                           YEAR ENDED            ENDED
                                            APRIL 30,          JULY 31,
                                           --------------    ----------------
                                           1996     1997      1996      1997
                                           -----    -----    ------    ------
                                                              (UNAUDITED)
Statutory rate............................   (34)%    (34)%     (34)%     (34)%
State income taxes, net of federal bene-
 fit......................................   (13)%    (13)%     (13)%     (13)%
Nondeductible expense and other...........     2 %     (3)%      --        --
Valuation Allowance.......................    24 %     50 %      47 %      47 %
                                           -----    -----    ------    ------
Effective income tax rate.................    21 %     --        --        --
                                           =====    =====    ======    ======

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


  Deferred income taxes at April 30, 1996 and 1997 and July 31, 1997 consisted of the following:

                                                      APRIL 30,
                                                  ------------------  JULY 31,
                                                    1996      1997      1997
                                                  --------  -------- -----------
                                                                     (UNAUDITED)
Current deferred tax assets
   Allowance for doubtful accounts...............  $31,544  $ 16,794  $ 10,251
  Accrued expenses...............................       --    44,415    44,415
                                                  --------  --------  --------
                                                    31,544    61,209    54,666
Noncurrent deferred tax assets
   Equipment write-off...........................       --   169,272   169,272
  Net operating loss.............................   81,118   611,000   705,000
                                                  --------  --------  --------
                                                    81,118   780,272   874,272
                                                  --------  --------  --------
Noncurrent deferred tax liabilities..............   57,460   125,490   130,396
                                                  --------  --------  --------
Net deferred tax asset...........................   55,202   715,991   798,542
Less: valuation allowance........................   56,662   715,991   798,542
                                                  --------  --------  --------
  Net deferred tax asset (liability)............. $ (1,460) $     --  $     --
                                                  ========  ========  ========

  In consideration of the Company's losses during 1996 and 1997 and the uncertainty of its ability to utilize deferred tax benefits in the future, the Company has recorded a valuation allowance for deferred tax benefits in excess of net operating loss amounts that can be carried back to prior years for federal and state income tax purposes. The Company has net operating loss carryforwards of approximately $1,300,000 and $1,500,000 at April 30, 1997 and July 31, 1997, which begin to expire in 2011. These losses are subject to limitation on future years utilization should certain ownership changes occur (Note 11).

7. EMPLOYEE STOCK GRANTS AND ISSUANCES

  In October 1993, the Company issued 150 shares of common stock to an officer of the Company in return for a non-recourse promissory note in the principal amount of $20,756. One-half the principal amount of the note was to be automatically forgiven on each of the first and second anniversary dates of the issuance date of the note, provided the officer continued to be an employee. As of April 30, 1996, the note has been forgiven in its entirety and the Company has recorded compensation expense of $10,378 in the year ending April 30, 1996.

8. STOCK OPTION PLAN AND DEFINED CONTRIBUTION PLAN

 Stock option plan

  During 1995, the Company implemented an employee stock option plan whereby options to purchase up to 100 shares of common stock may be granted to key employees, directors and consultants. As of April 30, 1997 there have been no options granted under the plan.

 Defined contribution plan

  Company employees may participate in an employee savings plan maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code ("IRC"). Eligible participants may contribute a percentage of their pretax salaries, subject to certain IRC limitations. The plan provides for employer matching contributions to be made at the discretion of the Company. There were no discretionary amounts contributed to the plan during the years ended April 30, 1996 and 1997 and three months ended July 31, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. COMMITMENTS

 Network access agreement

  Pursuant to a non-cancelable agreement expiring in fiscal 1998, the Company committed to monthly minimum usage levels with its network access provider. The annual minimum usage commitments amount to $600,000 and $150,000 in 1997 and 1998, respectively. The Company's actual network access usage significantly exceeded the contractually required minimums for each of the years ended April 30, 1996 and 1997. In May 1997, the Company and the network access provider mutually agreed to terminate the agreement.

 Leases

  The Company leases its facilities and certain office equipment under non-cancelable operating leases. Future rental payments on a fiscal year basis under operating leases with initial terms in excess of one year are as follows:

       1998............................................................ $133,056
       1999............................................................  132,944
       2000............................................................  131,712
       2001............................................................   89,633
       2002............................................................      --
                                                                        --------
                                                                        $487,345
                                                                        ========

  Rent expense approximated $157,900 and $189,000, for the years ended April 30, 1996 and 1997, respectively.

 Employment contracts

  The Company has entered into employment agreements with certain employees and officers, who are also stockholders of the Company. The agreements provide for payments, upon termination of the employee, of an amount equal to 50% of the employee's annual base salary.

10. DISCONTINUED PRODUCT LINES

  During 1997 the Company discontinued its private on-line network products and services and abandoned the related network computer equipment and software licenses having a net book value of $360,154. Approximately $7,361,000 and $4,365,000 of the Company's revenues in 1996 and 1997 were generated from private on-line network products and services.

  The Company also terminated one of its employees, who instituted litigation against the Company claiming breach of contract. In October of 1997 the Company and the employee, who is a stockholder, entered into a settlement agreement, which is contingent upon completion of the USWeb share exchange (Note 11). The Company has accrued the costs associated with the pending settlement as of April 30, 1997, which are expected to be less than $100,000.

  Additionally, the Company discontinued development of a private on-line network for the architectural industry in which the Company incurred development and administrative expenses which are included in product development and general and administration expenses, in the amount of $572,000 during the year ended April 30, 1997.

                            USWEB NEW YORK CENTRAL
                        (FORMERLY REACH NETWORKS, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. SUBSEQUENT EVENTS

  In October 1997, the Company issued 265 shares of its common stock to certain employees and consultants with immediate vesting in consideration of current services being performed.

  In October of 1997 the Company entered into a merger agreement with USWeb whereby the stockholders of the Company will exchange their shares of common stock for shares of USWeb and the Company will become a wholly-owned subsidiary of USWeb. The closing of the share exchange is subject to certain conditions, which can be waived by USWeb, including the attainment of a specified working capital level. As of November 3, 1997 the Company has not met the working capital requirement. The number of shares to be issued by USWeb is subject to adjustment during the first year subsequent to the completion of the share exchange based on the Company's performance. The Company also entered into a stock purchase agreement during October 1997 with unaffiliated third parties whereby the Company will issue and sell 793.82 shares of its common stock at a price of $1,259.73 per share, providing gross proceeds of $1,000,000. The issuance and sale will be executed contemporaneously with the closing of the USWeb share exchange.

  During September of 1997, the Company entered into an agreement to sell a subsidiary to a former employee which had developed a product for the digital delivery of information over the Internet using a "push" technology. The subsidiary had ceased operations in February 1997 and had generated minimal revenue. The Company received a note, secured by the stock of the subsidiary, in the principal amount of $500,000. The note is payable in four equal quarterly installments commencing September 30, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Inter.logic.studios, inc.

  In our opinion, the accompanying balance sheet and the related statement of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Inter.logic.studios, inc. at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 24, 1998

                           INTER.LOGIC.STUDIOS, INC.

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................   $ 87,000
  Accounts receivable..............................................    531,000
  Deferred contract costs..........................................     60,000
  Prepaid expenses and other current assets........................     13,000
  Loan to employees................................................      8,000
                                                                      --------
    Total current assets...........................................    699,000
Property and equipment, net........................................    154,000
                                                                      --------
                                                                      $853,000
                                                                      ========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................   $ 41,000
  Deferred revenue.................................................    110,000
  Notes payable, current portion...................................     36,000
  Accrued expenses.................................................      2,000
                                                                      --------
    Total current liabilities......................................    189,000
                                                                      --------
Note payable, less current portion.................................     42,000
                                                                      --------
Commitments (Note 4)
Shareholders' equity:
  Common Stock, $0.01 par value, 6,000,000 shares authorized;
   3,900,000 shares issued and outstanding.........................      2,000
  Retained earnings................................................    620,000
                                                                      --------
    Total shareholders' equity.....................................    622,000
                                                                      --------
                                                                      $853,000
                                                                      ========


   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Revenues...........................................................  $1,712,000
Cost of revenues...................................................     808,000
                                                                     ----------
  Gross profit.....................................................     904,000
                                                                     ----------
Operating expenses:
  Sales, general and administrative................................     336,000
                                                                     ----------
Net income from operations                                              568,000
Interest expense, net..............................................      (3,000)
                                                                     ----------
Net income.........................................................  $  565,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK                 TOTAL
                                        ---------------- RETAINED  SHAREHOLDERS'
                                         SHARES   AMOUNT EARNINGS     EQUITY
                                        --------- ------ --------  -------------
Balance at December 31, 1996........... 3,900,000 $2,000 $226,000    $228,000
Distribution to shareholders...........        --     -- (171,000)   (171,000)
Net income.............................        --     --  565,000     565,000
                                        --------- ------ --------    --------
Balance at December 31, 1997........... 3,900,000 $2,000 $620,000    $622,000
                                        ========= ====== ========    ========





   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 565,000
 Adjustments to reconcile net income to net cash provided by oper-
  ating activities:
  Loss on disposal of property and equipment......................      4,000
  Depreciation and amortization...................................     26,000
  Changes in current assets and liabilities:
   Accounts receivable............................................   (407,000)
   Prepaid expenses and other current assets......................    (68,000)
   Accounts payable...............................................     32,000
   Deferred revenue...............................................    110,000
   Accrued expenses...............................................     16,000
                                                                    ---------
    Net cash provided by operating activities.....................    278,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans to employees                                                    (7,000)
 Purchase of property and equipment...............................    (98,000)
                                                                    ---------
    Net cash used in investing activities.........................   (105,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable......................................    132,000
 Repayment of notes payable.......................................    (54,000)
 Distributions to shareholders....................................   (171,000)
                                                                    ---------
    Net cash used in financing activities.........................    (93,000)
                                                                    ---------
Net increase in cash and cash equivalents.........................     80,000
Cash and cash equivalents at beginning of year....................      7,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $  87,000
                                                                    =========
SUPPLEMENTAL DISCLOSURES:
 Interest paid....................................................  $   4,000
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                           INTER.LOGIC.STUDIOS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Inter.logic.studios, inc., (the "Company"), was incorporated in Georgia on September 5, 1995 and provides professional consulting services including internet technology integration, web page and intranet design, production and maintenance.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues from fixed-price development agreements are recognized under the completed- contract method whereby income is recognized only when the contract is substantially competed and all costs and related revenues are deferred in the balance sheet until that time. Provisions for agreement adjustments and losses are recorded in the period such items are identified.

 Significant customers

  At December 31, 1997, two customers accounted for 25% and 63% of total accounts receivable, respectively, and 43% and 28% of revenue, respectively, for the year ended December 31, 1997.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line basis over the estimated useful lives of the assets respective assets, which range from five to seven years.

 Income taxes

  The Company has elected to be taxed as an S Corporation, pursuant to the Internal Revenue Code. This election provides for all profits or losses to be recognized in the shareholders' personal income tax returns.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Property and equipment:
     Computer equipment............................................   $181,000
     Furniture and fixtures........................................     24,000
     Office equipment..............................................      8,000
                                                                      --------
                                                                       213,000
     Less: Accumulated depreciation and amortization...............    (59,000)
                                                                      --------
                                                                      $154,000
                                                                      ========

NOTE 3--NOTES PAYABLE:

  During the year ended December 31, 1998, the Company borrowed $132,000 under notes payable which bear interest at 10.5% and are secured by computer equipment. The outstanding note payable balance of

                           INTER.LOGIC.STUDIOS, INC.

$78,000 at December 31, 1997 is due in monthly installments of principal and interest of $3,000 through February 2000.

  Principal and interest payments under this note payable are as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
     1998.............................................................. $36,000
     1999..............................................................  36,000
     2000..............................................................   6,000
                                                                        -------
                                                                        $78,000
                                                                        =======

NOTE 4--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating leases with various expiration dates through 2003. Rent expense for the year ended December 31, 1997 was $53,000. Future minimum lease payments under noncancelable operating at December 31, 1997 are as follows:

   YEAR ENDING                                                        OPERATING
   DECEMBER 31,                                                        LEASES
   ------------                                                       ---------
     1998............................................................ $105,000
     1999............................................................   36,000
     2000............................................................    4,000
     2001............................................................    4,000
     2002............................................................    4,000
     Thereafter......................................................    1,000
                                                                      --------
     Total minimum lease payments.................................... $154,000
                                                                      ========

NOTE 5--SUBSEQUENT EVENTS:

 Equity Transactions

  On January 1, 1998 the Company amended its Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to 6,000,000 and decrease the par value of the Company's stock to $0.01 per share. The Company declared a 2,600-for-one Common Stock dividend to its shareholders. The financial statements have been retroactively restated to reflect this stock dividend.

  On January 31, 1998, the Company declared a dividend in the amount of $124,000, which was paid during February 1998 and March 1998. The financial statements have been retroactively restated to reflect this stock dividend.

 Stock Option Plan

  On January 1, 1998, the Company adopted a Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. The Company has reserved 400,000 shares of Common Stock for issuance under the Plan.

                           INTER.LOGIC.STUDIOS, INC.

  The exercise price of options granted under the Plan is determined by the Plan Administrator, as defined. With respect to incentive stock options granted under the Plan, the exercise price must be at least equal to the fair market value per share of the Common Stock on the date of grant, and the exercise price of any incentive stock option granted to a participant who owns more than 10% of the voting power of the Company's outstanding capital stock must be equal to at least 110% of fair market value of the Common Stock on the date of grant.

  Options outstanding under the Plan have a term of ten years, except for those issued to participants who own more than 10% of the voting power of the Company's outstanding capital stock, which have a term of five years.

  During February and March 1998, the Company granted 219,600 stock options with exercise prices of $0.30 per share. These options automatically vested upon completion of the Acquisition (see Acquisition below).

 Note Payable

  On March 19, 1998, the Company borrowed $25,000 under a bank loan which bears interest at 10.5%. Principal and accrued interest on this loan are due on April 20, 1998.

 Acquisition

  On March 24, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 294,495 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS


  To the Board of Directors and Shareholders of Quest Interactive Media, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Quest Interactive Media, Inc. at March 31, 1997 and January 31, 1998, and the results of its operations and its cash flows for the year ended March 31, 1997 and the ten months ended January 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                         QUEST INTERACTIVE MEDIA, INC.

                                 BALANCE SHEET

                                                         MARCH 31,  JANUARY 31,
                                                           1997        1998
                                                         ---------  -----------
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $   3,000   $      --
  Accounts receivable, net..............................    65,000     123,000
                                                         ---------   ---------
    Total current assets................................    68,000     123,000
Property and equipment, net.............................    15,000      32,000
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========
         LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................... $  49,000   $  70,000
  Accrued liabilities...................................   189,000     283,000
  Current portion of notes payable......................     5,000       5,000
  Unearned revenue......................................        --      42,000
  Other current liabilities.............................     9,000          --
                                                         ---------   ---------
    Total current liabilities...........................   252,000     400,000
Notes payable...........................................    20,000      15,000
                                                         ---------   ---------
                                                           272,000     415,000
                                                         ---------   ---------
Shareholders' deficit:
  Common Stock, no par value, 10,000 shares authorized;
   5,600 shares issued and outstanding..................        --          --
  Accumulated deficit...................................  (189,000)   (260,000)
                                                         ---------   ---------
    Total shareholders' deficit.........................  (189,000)   (260,000)
                                                         ---------   ---------
                                                         $  83,000   $ 155,000
                                                         =========   =========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF OPERATIONS

                                                            TEN MONTHS ENDED
                                                 YEAR ENDED    JANUARY 31,
                                                 MARCH 31,  ------------------
                                                    1997      1997      1998
                                                 ---------- --------  --------
                                                         (UNAUDITED)
Net revenues....................................  $286,000  $198,000  $481,000
Cost of net revenues............................   154,000   112,000   236,000
                                                  --------  --------  --------
  Gross profit..................................   132,000    86,000   245,000
                                                  --------  --------  --------
Operating expenses:
  General and administrative....................   163,000   135,000   264,000
  Marketing, sales and support..................    17,000    15,000    51,000
                                                  --------  --------  --------
    Total operating expenses....................   180,000   150,000   315,000
                                                  --------  --------  --------
Loss from operations............................   (48,000)  (64,000)  (70,000)
Interest expense................................     2,000     1,000     1,000
                                                  --------  --------  --------
Net loss........................................  $(50,000) $(65,000) $(71,000)
                                                  ========  ========  ========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                         COMMON STOCK                  TOTAL
                                         ------------- ACCUMULATED SHAREHOLDERS'
                                         SHARES AMOUNT   DEFICIT      DEFICIT
                                         ------ ------ ----------- -------------
Balance at March 31, 1996............... 5,600   $--    $(139,000)   $(139,000)
Net loss................................    --    --      (50,000)     (50,000)
                                         -----   ---    ---------    ---------
Balance at March 31, 1997............... 5,600    --     (189,000)    (189,000)
Net loss................................    --            (71,000)     (71,000)
                                         -----   ---    ---------    ---------
Balance at January 31, 1998............. 5,600   $--    $(260,000)   $(260,000)
                                         =====   ===    =========    =========



   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                            STATEMENT OF CASH FLOWS

                                                             TEN MONTHS ENDED
                                                  YEAR ENDED    JANUARY 31,
                                                  MARCH 31,  ------------------
                                                     1997      1997      1998
                                                  ---------- --------  --------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................   $(50,000) $(65,000) $(71,000)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization.................      5,000     5,000     8,000
  Changes in current assets and liabilities:
   Accounts receivable, net.....................    (36,000)    8,000   (58,000)
   Accounts payable.............................     30,000    20,000    21,000
   Accrued liabilities..........................     65,000    44,000    94,000
   Unearned revenue.............................         --        --    42,000
   Other current liabilities....................         --        --    (9,000)
                                                   --------  --------  --------
    Net cash provided by operating activities...     14,000    12,000    27,000
                                                   --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment.............    (18,000)  (20,000)  (25,000)
                                                   --------  --------  --------
    Net cash used in investing activities.......    (18,000)  (20,000)  (25,000)
                                                   --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from (repayment of) note payable......      7,000    10,000    (5,000)
                                                   --------  --------  --------
    Net cash provided by (used in) financing ac-
     tivities...................................      7,000    10,000    (5,000)
                                                   --------  --------  --------
Net increase (decrease) in cash and cash equiva-
 lents..........................................      3,000     2,000    (3,000)
Cash and cash equivalents at beginning of peri-
 od.............................................         --        --     3,000
                                                   --------  --------  --------
Cash and cash equivalents at end of period......   $  3,000  $  2,000  $     --
                                                   ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMA-
 TION:
 Interest paid..................................   $  2,000  $  1,000  $  1,000
                                                   ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

                         QUEST INTERACTIVE MEDIA, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Quest Interactive Media, Inc., (the "Company") provides web site design and maintenance, database design and management and software customization services to clients in the United States, primarily in the Southeast. The Company was incorporated in Tennessee on March 27, 1995.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  Service revenues are recognized over the period of each engagement using primarily the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of cash received in advance of services being performed.

 Interim financial information

  The accompanying interim financial statements for the ten months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and reflect all adjustments which, include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the ten months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable. The Company places its cash in a checking account with a high quality financial institution. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

  The following table summarizes the revenues from customers in excess of 10% of the total revenues:

                                                                 TEN MONTHS
                                                                    ENDED
                                                      YEAR ENDED JANUARY 31,
                                                      MARCH 31,  -------------
                                                         1997    1997    1998
                                                      ---------- -----   -----
                                                           (UNAUDITED)
   Customer A........................................     28%       26%     38%
   Customer B........................................     26%       28%     --
   Customer C........................................     10%       14%     --
   Customer D........................................     11%       --      --

                         QUEST INTERACTIVE MEDIA, INC.

  The following table summarizes the receivable balances as a percentage of total accounts receivable for the customers presented above:

                                                            TEN MONTHS ENDED
                                                YEAR ENDED     JANUARY 31,
                                                 MARCH 31,  ------------------
                                                   1997       1997      1998
                                                ----------- --------  --------
                                                (UNAUDITED)
   Customer A..................................      44%          --         5%
   Customer D..................................      14%          --        --

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 4 to 8 years.

 Advertising

  Advertising costs are expensed as incurred, in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising expense was $43,000, $3,000 (unaudited) and $3,000 for the ten months ended January 31, 1998 and 1997, and the year ended March 31, 1997, respectively.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                          MARCH 31,  JANUARY 31,
                                                            1997        1998
                                                          ---------  -----------
   Accounts receivable, net:
     Accounts receivable................................. $ 67,000    $130,000
     Less: Allowance for doubtful accounts...............   (2,000)     (7,000)
                                                          --------    --------
                                                          $ 65,000    $123,000
                                                          ========    ========
   Property and equipment, net:
     Office equipment.................................... $ 25,000    $ 50,000
     Less: Accumulated depreciation......................  (10,000)    (18,000)
                                                          --------    --------
                                                          $ 15,000    $ 32,000
                                                          ========    ========
   Accrued liabilities:
     Payroll and related expenses........................ $179,000    $273,000
     Taxes payable.......................................   10,000      10,000
                                                          --------    --------
                                                          $189,000    $283,000
                                                          ========    ========


NOTE 3--RELATED PARTY TRANSACTIONS:

  On May 1, 1995, the Company entered into a loan agreement with a related party shareholder to raise capital in the amount of $25,000. The principal amount plus accrued interest is due in five annual installments of $5,000 each, commencing April 30, 1997, with the final payment due on April 30, 2001. Interest accrues at a rate of 6% per annum. The note is secured by 5,600 shares of the Company's Common Stock.

NOTE 4--INCOME TAXES:

  No provision for income taxes has been recognized for the ten months ended January 31, 1998 and 1997 (unaudited) or the year ended March 31, 1997, as the Company incurred net operating losses for income tax purposes and has no carryback ability. Deferred income taxes were not significant at January 31, 1998 or March 31, 1997.

                         QUEST INTERACTIVE MEDIA, INC.

NOTE 5--BORROWINGS:

  Notes payable consists of amounts payable to a related party shareholder which are secured by 5,000 shares of Common Stock as follows:

                                                          MARCH 31, JANUARY 31,
                                                            1997       1998
                                                          --------- -----------
   6% note; principal and interest payable annually; ma-
    tures April 30, 2001................................   $25,000    $20,000
   Less: current portion................................     5,000      5,000
                                                           -------    -------
                                                           $20,000    $15,000
                                                           =======    =======

  Principal payments under notes payable are as follows:

   YEAR ENDING
    MARCH 31,
   -----------
     1998.............................................................. $ 5,000
     1999..............................................................   5,000
     2000..............................................................   5,000
     2001..............................................................   5,000
                                                                        -------
       Total........................................................... $20,000
                                                                        =======

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through April 30, 2000. Rent expense for the ten months ended January 31, 1998 and 1997, and March 31, 1997 was $18,000, $9,000 (unaudited) and $10,000, respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating leases as of January 31, 1998, are as follows:

    YEAR ENDED                                                        OPERATING
    MARCH 31,                                                          LEASES
    ----------                                                        ---------
     1998............................................................ $  7,000
     1999............................................................   42,000
     2000............................................................   41,000
     2001............................................................   10,000
                                                                      --------
       Total minimum lease payments.................................. $100,000
                                                                      ========

NOTE 7--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000 shares of no par value Common Stock. At January 31, 1998 and March 31, 1997, 5,600 shares were outstanding. All outstanding shares are held by an officer of the Company.

NOTE 8--SUBSEQUENT EVENTS:

  On March 27, 1998 the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 73,624 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Ensemble Corporation

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Ensemble Corporation at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
March 27, 1998

                              ENSEMBLE CORPORATION

                                 BALANCE SHEET

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
                              ASSETS
Current assets:
  Cash and cash equivalents........................................  $  536,000
  Accounts receivable, net.........................................   1,291,000
  Inventory........................................................      17,000
  Shareholder loan.................................................      58,000
  Prepaid expenses and other current assets........................       9,000
                                                                     ----------
    Total current assets...........................................   1,911,000
Property and equipment, net........................................     549,000
Other assets.......................................................      20,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========
               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable.....................................................  $   10,000
  Accounts payable.................................................     133,000
  Accrued liabilities and taxes payable............................     245,000
  Unearned revenues................................................      73,000
  Capital lease obligations, current portion.......................     171,000
                                                                     ----------
    Total current liabilities......................................     632,000
Long-term liabilities:
  Deferred taxes liabilities.......................................     332,000
  Capital lease obligation, non-current............................     223,000
                                                                     ----------
    Total liabilities..............................................   1,187,000
                                                                     ----------
Shareholders' equity:
  Common Stock: $.001 par value, 10,000,000 shares authorized,
   2,625,000 shares issued and outstanding at December 31, 1997           3,000
  Additional paid-in-capital.......................................      72,000
  Retained earnings................................................   1,218,000
                                                                     ----------
    Total shareholders' equity.....................................   1,293,000
                                                                     ----------
                                                                     $2,480,000
                                                                     ==========


   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF OPERATIONS

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
Net revenues.......................................................  $6,745,000
Cost of net revenues...............................................   4,408,000
                                                                     ----------
  Gross profit.....................................................   2,337,000
                                                                     ----------
Operating expenses:
  Marketing, sales and support.....................................     590,000
  General and administrative.......................................     951,000
                                                                     ----------
    Total operating expenses.......................................   1,541,000
                                                                     ----------
Income from operations.............................................     796,000
Interest income....................................................      12,000
Interest expense...................................................     (28,000)
                                                                     ----------
Income before income taxes.........................................     780,000
Provision for income taxes.........................................    (298,000)
                                                                     ----------
Net income.........................................................  $  482,000
                                                                     ==========




   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                       STATEMENT OF SHAREHOLDERS' EQUITY

                             COMMON STOCK   ADDITIONAL                TOTAL
                           ----------------  PAID-IN    RETAINED  SHAREHOLDERS'
                            SHARES   AMOUNT  CAPITAL    EARNINGS     EQUITY
                           --------- ------ ---------- ---------- -------------
Balance at December 31,
 1996..................... 2,625,000 $3,000  $72,000   $  736,000  $  811,000
Net income................                                482,000     482,000
                           --------- ------  -------   ----------  ----------
Balance at December 31,
 1997..................... 2,625,000 $3,000  $72,000   $1,218,000  $1,293,000
                           ========= ======  =======   ==========  ==========





   The accompanying notes are an integral part of these financial statements.

                              ENSEMBLE CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income.......................................................  $ 482,000
 Adjustments to reconcile net loss to net cash provided by operat-
  ing activities:
  Depreciation and amortization...................................    204,000
  Changes in assets and liabilities:
   Accounts receivable............................................   (714,000)
   Inventory......................................................     (9,000)
   Prepaid expenses and other current assets......................     78,000
   Other assets...................................................     (2,000)
   Accounts payable...............................................    (32,000)
   Accrued liabilities and other payables.........................    (53,000)
   Unearned revenues..............................................     73,000
   Deferred tax liabilities.......................................    215,000
                                                                    ---------
    Net cash provided by operating activities.....................    242,000
                                                                    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment...............................   (128,000)
                                                                    ---------
    Net cash used in investing activities.........................   (128,000)
                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of note payable........................................    (11,000)
 Repayment of shareholder.........................................      2,000
 Principal payment on capital lease obligation....................   (134,000)
                                                                    ---------
    Net cash used in financing activities.........................   (143,000)
                                                                    ---------
Net decrease in cash and cash equivalents.........................    (29,000)
Cash and cash equivalents at beginning of year....................    564,000
                                                                    ---------
Cash and cash equivalents at end of year..........................  $ 535,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest...........................................  $  24,000
                                                                    =========
SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING ACTIVITIES:
 Acquisition of equipment under capitalized leases................  $ 246,000
                                                                    =========


   The accompanying notes are an integral part of these financial statements.

                             ENSEMBLE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ensemble Corporation (the "Company") was incorporated in 1991 in Texas. The Company provides technology services in the South Central United States in the areas of client/server applications, Internet/Intranet design and implementations, back-office network and infrastructure implementations and business technology planning.

  The Company also recognizes revenues from Internet access, third-parties software and hardware purchased and resold to clients. However, revenues from such activities have been immaterial to date.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives most of its revenues from consulting agreements. Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as a measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Revenues from time-and-materials agreements are recognized and billed as the services are provided. Unearned revenues represent the amount of revenues received in advance of services being performed.

 Cash equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral. The Company maintains an allowance for doubtful accounts receivable based upon their expected collectibility. The following customers accounted for more than 10% of total accounts receivable at December 31, 1997:

   Company A................................................................ 19%
   Company B................................................................ 13%
   Company C................................................................ 11%

  Customer D accounted for 17% of total net revenues for the year ended December 31, 1997.

  The Company has also established a number of strategic relationships with leading software companies including Microsoft and Borland. The loss of any of these strategic relationships would deprive the Company of the opportunity to gain early access to leading-edge technology and to cross-sell additional services.

                             ENSEMBLE CORPORATION

 Inventory

  Inventory includes hardware and software to be resold and is stated at the lower of cost or market, cost being determined using the first-in, first-out
(FIFO) method. A reserve for excess or obsolete inventory is recorded when quantities on hand exceed customer's requirements.

 Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123").

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rate are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including accounts receivable, shareholder loan, notes and accounts payable, and capital lease obligations have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--PROPERTY AND EQUIPMENT:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   PROPERTY AND EQUIPMENT, NET:
     Computer equipment............................................  $ 157,000
     Furniture and fixtures........................................    177,000
     Property and equipment acquired under capital leases..........    607,000
     Leasehold improvements........................................     38,000
                                                                     ---------
                                                                       979,000
     Less: Accumulated depreciation and amortization...............   (430,000)
                                                                     ---------
                                                                     $ 549,000
                                                                     =========

                             ENSEMBLE CORPORATION

NOTE 3--RELATED PARTY TRANSACTIONS:

  The Company internally developed certain computer game software beginning in 1994 through April 1996. In February 1996, a license agreement was executed between the Company and Ensemble Studios Corporation, an affiliate of the Company, for the exclusive use of the subject software by Ensemble Studios Corporation. The entire fee of $265,000 received under this agreement was recorded as revenue in 1996. In addition, during the year ended December 31, 1997, there were employees of Ensemble Studios Corporation who were on the Company's payroll. The related expenses for these employees were reimbursed by Ensemble Studios Corporation. Effective September 1997, these employees were transferred to the payroll of Ensemble Studios Corporation.

  In August 1996, the Company issued loans to two shareholders for $29,000 each. Interest is charged on the outstanding balance at 8% per annum and total accrued interest for the year ended December 31, 1997 was $3,000. The maturity date for these loans is August 1998. Under the Stock Purchase Agreement, dated August 1996, both shareholders were issued 162,500 shares of Common Stock in lieu of cash.

NOTE 4--INCOME TAXES:

  The provision for income taxes consists of the following:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Current tax expense:
     Federal.......................................................   $ 73,000
     State.........................................................     10,000
                                                                      --------
                                                                        83,000
                                                                      --------
   Deferred tax expense:
     Federal.......................................................    189,000
     State.........................................................     26,000
                                                                      --------
                                                                       215,000
                                                                      --------
                                                                      $298,000
                                                                      ========

  Deferred tax liabilities consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Depreciation....................................................   $  3,000
   Reserves and accruals...........................................    299,000
                                                                      --------
                                                                      $302,000
                                                                      ========

  The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pre-tax income as follows:

   Federal statutory rate................................................. 34.0%
   State tax, net of federal impact.......................................  3.0%
   Other..................................................................  1.2%
                                                                           -----
                                                                           38.2%
                                                                           =====

                             ENSEMBLE CORPORATION

NOTE 5--BORROWINGS:

 Line of credit

  In January 1997, the Company entered into a line-of-credit agreement with a bank, under which the bank committed to loan the Company up to $500,000. Borrowings under the line bear interest at 1.5% over the bank's prime rate, and are secured by eligible accounts receivable, as defined in the agreement. The line of credit expired on January 6, 1998. As of December 31, 1997, there is no balance outstanding under the line of credit.

 Note payable

  At December 31, 1997, the Company has a note payable to a bank which is secured by computer equipment. The note bears interest at 2.0% over the bank's prime rate and matures on January 2, 1999.

NOTE 6--COMMITMENTS:

 Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2005. Rent expense for the year ended December 31, 1997 was $325,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1997, are as follows:

   YEARS ENDED                                              CAPITAL   OPERATING
   DECEMBER 31,                                              LEASES     LEASES
   ------------                                             --------  ----------
   1998.................................................... $239,000  $  331,000
   1999....................................................  150,000     458,000
   2000....................................................   59,000     532,000
   2001....................................................   23,000     578,000
   2002....................................................    7,000     605,000
   Thereafter..............................................       --   1,419,000
                                                            --------  ----------
   Total minimum lease payments............................  478,000  $3,923,000
                                                                      ==========
   Less amount representing interest.......................  (84,000)
                                                            --------
   Present value of capitalized lease obligations..........  394,000
   Less current portion.................................... (171,000)
                                                            --------
   Long term portion of capitalized lease obligations...... $223,000
                                                            ========

NOTE 7--STOCK OPTIONS:

  In 1996, the Company adopted the Ensemble Corporation, Inc. Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan are nonqualified stock options.

  The plan is administered by the Board of Directors of the Company. Options are granted at the discretion of the Board of Directors at option prices not less than fair market value, as determined by the Board of Directors, at the date of grant.

                             ENSEMBLE CORPORATION

  The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." The information set forth below represents pro forma net income as if the Company had accounted for its employee stock options under the fair value method as prescribed by SFAS No. 123.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: no dividend yield, expected volatility of 0%, a risk-free interest rate of 6% and an expected life of five years for each nonqualified stock option.

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The pro forma information for the Company is as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Net income:
     As reported...................................................   $482,149
                                                                      ========
     Pro forma.....................................................   $463,319
                                                                      ========

  Stock options activity is summarized as follows:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                                SHARES   PRICE
                                                                ------- --------
   Outstanding at December 31, 1996............................      --     --
     Granted................................................... 185,446  $1.56
     Exercised.................................................      --     --
     Canceled..................................................      --     --
                                                                -------
   Outstanding at December 31, 1997............................ 185,446  $1.56
                                                                =======

  The following table summarizes information about stock options outstanding and exercisable under the Plan as of December 31, 1997.

                                                        OUTSTANDING EXERCISABLE
                                                        ----------- -----------
   Number of options...................................   185,446      46,362
   Exercise price......................................  $   1.56     $  1.56
   Weighted average continuing contractual life in
    years..............................................         4           4
   Weighted average exercise price.....................  $   1.56     $  1.56

NOTE 8--EMPLOYEE BENEFIT PLANS:

  The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions were made under this plan as of December 31, 1997.

NOTE 9--SUBSEQUENT EVENTS:

  The Company has renegotiated its lease agreements for office space effective March 31, 1998. The future minimum lease payments under these agreements are included in Note 6.

  On March 27, 1998, the Company was acquired by USWeb Corporation ("USWeb") whereby all of the Company's outstanding shares of Common Stock were exchanged for 543,678 shares of USWeb Common Stock, at which time the Company became a wholly owned subsidiary of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ikonic Interactive, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Ikonic Interactive, Inc. at October 31, 1997 and January 31, 1998 and the results of their operations and their cash flows for the year ended October 31, 1997 and the three months ended January 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Jose, California
April 15, 1998

                            IKONIC INTERACTIVE, INC.

                                 BALANCE SHEET

                                                      OCTOBER 31,  JANUARY 31,
                                                         1997         1998
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $   454,000  $    97,000
  Accounts receivable................................     521,000    1,078,000
  Costs in excess of billings........................     168,000      267,000
  Other current assets...............................      12,000       19,000
                                                      -----------  -----------
    Total current assets.............................   1,155,000    1,461,000
Property and equipment, net..........................     829,000      736,000
Other assets.........................................      94,000       94,000
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable................................... $   273,000  $   195,000
  Accrued expenses...................................     385,000      256,000
  Deferred revenue...................................      96,000      521,000
  Capital lease obligations, current portion.........     273,000      269,000
  Loans payable......................................     575,000      575,000
                                                      -----------  -----------
    Total current liabilities........................   1,602,000    1,816,000
Capital lease obligations, long-term portion.........     206,000      148,000
Other liabilities....................................      88,000       88,000
                                                      -----------  -----------
                                                        1,896,000    2,052,000
                                                      -----------  -----------
Commitments (Note 5)
Mandatorily Redeemable Convertible Preferred Stock...   3,517,000    3,587,000
                                                      -----------  -----------
Shareholders' deficit:
  Common stock, no par value; 50,000,000 shares au-
   thorized; 10,917,800 and 10,922,800 shares issued
   and outstanding...................................     257,000      258,000
  Accretion of Preferred Stock to redemption value...    (528,000)    (598,000)
  Accumulated deficit................................  (3,064,000)  (3,008,000)
                                                      -----------  -----------
    Total shareholders' deficit......................  (3,335,000)  (3,348,000)
                                                      -----------  -----------
                                                      $ 2,078,000  $ 2,291,000
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                           THREE MONTHS ENDED
                                            YEAR ENDED        JANUARY 31,
                                            OCTOBER 31,  ----------------------
                                               1997         1997        1998
                                            -----------  ----------- ----------
                                                         (UNAUDITED)
Revenues................................... $10,236,000  $2,283,000  $1,942,000
Cost of revenues...........................   5,915,000   1,257,000     942,000
                                            -----------  ----------  ----------
  Gross profit.............................   4,321,000   1,026,000   1,000,000
                                            -----------  ----------  ----------
Operating expenses:
  General and administrative...............   2,588,000     538,000     507,000
  Marketing, sales and support.............   1,989,000     400,000     359,000
  Research and development.................     149,000      21,000      45,000
                                            -----------  ----------  ----------
    Total operating expenses...............   4,726,000     959,000     911,000
                                            -----------  ----------  ----------
Net income (loss) from operations..........    (405,000)     67,000      89,000
Interest expense, net......................     132,000      34,000      33,000
                                            -----------  ----------  ----------
Net income (loss).......................... $  (537,000) $   33,000  $   56,000
                                            ===========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                             ACCRETION OF
                                              PREFERRED
                            COMMON STOCK       STOCK TO                    TOTAL
                         -------------------  REDEMPTION  ACCUMULATED  STOCKHOLDERS'
                           SHARES    AMOUNT     VALUE       DEFICIT       DEFICIT
                         ---------- -------- ------------ -----------  -------------
Balance at October 31,
 1996................... 10,908,250 $254,000  $(267,000)  $(2,527,000)  $(2,540,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --    (261,000)          --       (261,000)
Issuance of Common
 Stock..................      9,550    3,000        --            --          3,000
Net loss................        --       --         --       (537,000)     (537,000)
                         ---------- --------  ---------   -----------   -----------
Balance at October 31,
 1997................... 10,917,800  257,000   (528,000)   (3,064,000)   (3,335,000)
Accretion of Preferred
 Stock to redemption
 value..................        --       --     (70,000)          --        (70,000)
Issuance of Common
 Stock..................      5,000    1,000        --            --          1,000
Net income..............        --       --         --         56,000        56,000
                         ---------- --------  ---------   -----------   -----------
Balance at January 31,
 1998................... 10,922,800 $258,000  $(598,000)  $(3,008,000)  $(3,348,000)
                         ========== ========  =========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            IKONIC INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED       JANUARY 31,
                                             OCTOBER 31, ---------------------
                                                1997        1997       1998
                                             ----------- ----------- ---------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)..........................  $(537,000)  $  33,000  $  56,000
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in) operat-
  ing activities:
  Depreciation..............................    476,000     123,000    112,000
  Changes in assets and liabilities:
   Accounts receivable......................    608,000     310,000   (557,000)
   Costs in excess of billings..............     63,000     122,000    (99,000)
   Other current assets.....................     32,000     (70,000)    (7,000)
   Accounts payable.........................   (319,000)   (255,000)   (78,000)
   Accrued expenses.........................    342,000     (52,000)  (129,000)
   Deferred revenue.........................   (198,000)    168,000    425,000
   Other assets.............................    (15,000)    (33,000)       --
   Other liabilities........................     32,000         --         --
                                              ---------   ---------  ---------
    Net cash provided by (used in) operating
     activities.............................    484,000     346,000   (277,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of property and equipment......   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
    Net cash used in investing activities...   (203,000)     (6,000)   (19,000)
                                              ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on capital lease obliga-
  tions.....................................   (178,000)    (60,000)   (62,000)
 Borrowings under line of credit............    309,000      14,000        --
 Proceeds from issuance of Common Stock.....      3,000         --       1,000
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    134,000     (46,000)   (61,000)
                                              ---------   ---------  ---------
Net increase (decrease) in cash and cash
 equivalents................................    415,000     294,000   (357,000)
Cash and cash equivalents, beginning of pe-
 riod.......................................     39,000      39,000    454,000
                                              ---------   ---------  ---------
Cash and cash equivalents, end of period....  $ 454,000   $ 333,000  $  97,000
                                              =========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFOR-
 MATION:
 Interest paid..............................  $ 142,000   $  37,000  $  35,000
                                              =========   =========  =========
 Accretion of Preferred Stock to redemption
  value.....................................  $ 261,000   $  65,000  $  70,000
                                              =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                           IKONIC INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  Ikonic Interactive, Inc. (the "Company"), was incorporated in California as Destinations Video, Inc. in September 1985 and was renamed Ikonic Interactive, Inc. in May 1994. The Company provides Internet development services. The Company's activities to date have consisted of user interface design, content creation, software development and business/technical consulting to customers located in North America.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the periods presented. The Company regularly evaluates these estimates, and while actual results may differ, management believes that these estimates are reasonable.

 Revenue recognition

  Revenue on long-term fixed-price contracts is generally recorded using the percentage-of-completion method. Under the percentage-of-completion method, revenue on contracts is recognized based on labor hours incurred as the measure towards completion. Earned but unbilled revenues are classified under current assets as costs in excess of billings. Billings in excess of revenues recognized are classified under current liabilities as deferred revenue. Provisions for losses are recognized on uncompleted contracts when they become known. Revisions in costs and profit estimates are reflected in the accounting period in which the facts which require the revisions become known. Under the time-and-materials contracts, revenue is recognized based on agreed-upon individual hourly rates for time incurred on the project during the period plus any materials used and charged against the project. Sales of other services are recorded as revenue when such services are rendered.

 Cash and cash equivalents

  Cash and cash equivalents consist of cash and investments in a money market fund maintained at one financial institution. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Fair value of financial instruments

  The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities and loans payable approximate their respective fair values because of the short term maturity of these items. The carrying value of the Company's notes payable approximates fair market value.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash primarily in checking and money market accounts with high quality financial institutions.

                           IKONIC INTERACTIVE, INC.

  The Company performs ongoing credit evaluations of its customers' financial condition. The Company has not experienced significant credit losses to date. The following customers accounted for 10% or more of the Company's total revenues or accounts receivable for the period indicated:

                                                                THREE MONTHS
                                                                    ENDED
                                                    YEAR ENDED   JANUARY 31,
                                                    OCTOBER 31, ---------------
                                                       1997      1997     1998
                                                    ----------- ------   ------
                                                           (UNAUDITED)
   Revenues:
     Customer A....................................      17%        17%     --
     Customer B....................................      10%        13%     --
     Customer C....................................      10%       --       --
     Customer D....................................     --          16%     --
     Customer E....................................     --          15%     --
     Customer F....................................     --          12%     --
     Customer G....................................     --          11%     --
     Customer H....................................     --         --        11%
     Customer I....................................     --         --        10%

                                                         OCTOBER 31, JANUARY 31,
                                                            1997        1998
                                                         ----------- -----------
   Accounts receivable:
     Customer C.........................................      11%        --
     Customer E.........................................      13%         16%
     Customer I.........................................     --           19%

 Property and equipment

  Property and equipment are recorded at cost. Depreciation is computed on the straight-line basis over the estimated useful lives of the respective assets which range from three to seven years.

 Income taxes

  The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the currently enacted tax rates and laws, as well as the expected future tax benefit to be derived from tax loss and tax credit carryforwards. Valuation allowances are established for deferred tax assets when it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

 Stock compensation

  The Company accounts for its stock-based compensation plans in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). If the accounting recognition provisions of FAS 123 had been adopted, the effect on the Company's reported net income
(loss) would have been immaterial.

 Interim financial information

  The accompanying interim financial statements for the three months ended January 31, 1997 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on

                           IKONIC INTERACTIVE, INC.

the same basis as the annual financial statements, and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the three months ended January 31, 1997. The financial data and other information disclosed in these notes to financial statements related to this period are unaudited.

NOTE 2--PROPERTY AND EQUIPMENT:

  The components of property and equipment are as follows:

                                                       OCTOBER 31,  JANUARY 31,
                                                          1997         1998
                                                       -----------  -----------
   Computer hardware and software..................... $1,287,000   $1,299,000
   Furniture and fixtures.............................    222,000      222,000
   Equipment..........................................    260,000      267,000
                                                       ----------   ----------
                                                        1,769,000    1,788,000
   Less: Accumulated depreciation.....................   (940,000)  (1,052,000)
                                                       ----------   ----------
                                                       $  829,000   $  736,000
                                                       ==========   ==========

NOTE 3--INCOME TAXES:

  No provision (benefit) for income taxes has been recognized for the year ended October 31, 1997 and three months ended January 31, 1997 (unaudited) and 1998, as the Company incurred net losses for income tax purposes and has no carryback potential.

  Deferred tax assets of approximately $858,000 at January 31, 1998, consist primarily of federal and state net operating loss carryforwards. Based on a number of factors, including the lack of a history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

  At January 31, 1998, the Company had federal and state net operating loss carryforwards of approximately $774,000 and $84,000, respectively, available to reduce future taxable income, which expire in varying amounts through 2013. The Company's ability to utilizes net operating loss carryforwards and tax credits are subject to limitations as set forth in applicable federal and state tax laws. As specified in the Internal Revenue Code, an ownership change of more than 50% by a combination of the Company's significant stockholders during any three-year period would result in certain limitations on the Company's ability to utilize its net operating loss and credit carryforwards.

NOTE 4--LINE OF CREDIT

  During 1996, the Company secured a credit agreement with a commercial lending institution. The agreement allows the Company to borrow up to the lesser of $750,000 or 75% of the Company's domestic accounts receivable plus 50% of foreign accounts receivable at the bank's prime lending rate plus 1%. At January 31, 1998, the prime rate was 10%. The credit agreement is secured by the assets of the Company. This agreements requires that the Company comply with certain financial covenants including minimum tangible net worth and minimum quick ratio.

  As of January 31, 1998, the Company had drawn $575,000 on this credit agreement. The outstanding balance under this line of credit was repaid by USWeb Corporation ("USWeb") upon completion of its acquisition of the Company (Note 9).

                           IKONIC INTERACTIVE, INC.

NOTE 5--LEASES AND COMMITMENTS:

 Capital lease obligations

  The Company is obligated under various non-cancelable operating and capital leases for office space and certain property and equipment which expire in 2001. Future minimum lease payments under these leases at January 31, 1998 are as follows:

                                                            OPERATING  CAPITAL
                                                              LEASES    LEASES
                                                            ---------- --------
   Year ending October 31,
     1998.................................................. $  320,000 $251,000
     1999..................................................    397,000  186,000
     2000..................................................    467,000   40,000
     2001..................................................    311,000      --
                                                            ---------- --------
     Total minimum payments................................ $1,495,000  477,000
                                                            ==========
     Less amount representing interest.....................             (60,000)
                                                                       --------
     Present value of minimum lease obligations............             417,000
     Less current portion..................................             269,000
                                                                       --------
     Lease obligation, long-term...........................            $148,000
                                                                       ========

  Rent expense totaled $353,000, $88,000 and $103,000 for the year ended October 31, 1997 and for three months ended January 31, 1997 (unaudited) and 1998, respectively. At October 31, 1997 and January 31, 1998, fixed assets recorded by the Company under capital leases totaled $909,000 and $916,000, respectively.

NOTE 6--MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  The Company has authorized 15,000,000 shares of Mandatorily Redeemable Convertible Preferred Stock ("Preferred Stock"); 5,000,000 shares are designated Series A Preferred Stock and 5,000,000 shares are designated Series B Preferred Stock. As of January 31, 1998, there were 2,694,295 shares of Series A Preferred Stock and 3,665,960 shares of Series B Preferred Stock issued and outstanding.

  Unless the consent of a majority of the holders of the outstanding shares of Preferred Stock is obtained, the Company may not pay or declare a cash dividend, nor may any other distribution be made on any equity security of the Company.

  Holders of Preferred Stock receive one vote for each common share into which such shares of Preferred Stock are convertible. Each share of Series A and Series B Preferred Stock has a liquidation preference equal to its original issue price plus an amount equal to 8% of the original issue price for such share of Preferred Stock compounded per annum from the date of issue plus any declared but unpaid dividends. Thereafter, the holders of the Common Stock of the Company receive all remaining assets of the Company. On April 15, 1998, the Company reached an agreement to be acquired (Note 9). At that time, the Company's Mandatorily Redeemable Convertible Preferred Stock was converted into 6,360,255 shares of Common Stock.

NOTE 7--STOCK OPTION PLAN:

  In 1993, the Company adopted the 1993 Equity Incentive Plan (the "Plan"). The Plan provides for the issuance of stock options to purchase 3,166,095 shares of the Company's Common Stock to employees, directors of and consultants to the Company. The Plan authorizes the grant of incentive stock options,

                           IKONIC INTERACTIVE, INC.

nonstatutory stock options, stock bonuses, and sales of restricted stock. The exercise price of incentive stock options may not be less than the fair value of the stock at the date of the grant, as determined by the Board of Directors. The exercise price for nonstatutory stock options, stock bonuses, and sale of restricted stock may not be less than 85% of the fair market value of the stock at the date of the grant, as determined by the Board of Directors. The vesting provisions of individual options may vary, but at a minimum provide for vesting at the rate of 20% per year over five years from the date the stock option is granted. The term of the Plan is for ten years unless terminated sooner by the Board of Directors as provided for in the Plan agreement.

  The following table summarizes the option activity for the year ended October 31, 1997 and the three months ended January 31, 1998.

                                  YEAR ENDED             THREE MONTHS ENDED
                               OCTOBER 31, 1997           JANUARY 31, 1998
                          --------------------------- --------------------------
                                          WEIGHTED                   WEIGHTED
                                          AVERAGE                    AVERAGE
                            SHARES     EXERCISE PRICE   SHARES    EXERCISE PRICE
                          -----------  -------------- ----------  --------------
Outstanding at beginning
 of the period..........    2,149,245      $0.23       2,494,800      $0.25
Granted.................    1,499,500      $0.30          29,500      $0.50
Exercised...............       (9,550)     $0.30          (5,000)     $0.30
Canceled................   (1,144,395)     $0.28        (407,250)     $0.28
                          -----------                 ----------
Outstanding at end of
 period.................    2,494,800      $0.25       2,112,050      $0.25
                          -----------                 ----------
Weighted-average minimum
 value of options grant-
 ed.....................  $      0.06                 $     0.11
                          ===========                 ==========

  The weighted average remaining contractual life of options outstanding at January 31, 1998 was 8.8 years. At January 31, 1998, 898,508 options were exercisable at exercise prices ranging from $0.20-0.30.


NOTE 8--SAVINGS PLAN:

  In 1994, the Company began sponsoring a defined contribution 401(k) plan (the "401(k) Plan") which covers substantially all of its employees after they have completed six months of service. Under the 401(k) Plan, the Company makes discretionary matching contributions equal to a percentage of the salary reduction elected by the employee. The percentage matching contribution is determined each year by the Company, not to exceed the permissible legal maximum. During 1997, the Company made no contributions to the 401(k) Plan.

NOTE 9--SUBSEQUENT EVENTS

  On April 15, 1998, the Company reached an agreement with USWeb whereby USWeb will acquire all of the Company's outstanding Common Stock in exchange for 498,457 shares of Common Stock of USWeb.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of USWeb San Jose

  In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of USWeb San Jose at December 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, at December 31, 1997 the Company has negative working capital and cash and available credit may not be sufficient to fund the company's operations for next year, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding this matter are also described in Note
1. These financial statements do not include any adjustments that might result from this uncertainty.

PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998

                                 USWEB SAN JOSE

                                 BALANCE SHEET

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
                         ASSETS
   Current assets:
     Cash and cash equivalents........................    $ 19,000    $  2,000
     Accounts receivable (net of allowance of
      $29,000)........................................     146,000     118,000
     Account receivable--related parties..............      81,000      80,000
     Other current assets.............................       2,000          --
                                                          --------    --------
       Total current assets...........................     248,000     200,000
   Property and equipment, net........................     119,000     114,000
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========
     LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
   Current liabilities:
     Accounts payable.................................    $110,000    $ 80,000
     Accounts payable--related parties................     181,000     250,000
     Accrued expenses.................................      23,000      24,000
                                                          --------    --------
       Total current liabilities......................     314,000     354,000
                                                          --------    --------
   Commitments (Note 5)
   Shareholder's equity:
     Common Stock, no par value, 10,000,000 shares au-
      thorized;
      500,000 shares issued and outstanding...........      50,000      50,000
     Retained earnings................................       3,000     (90,000)
                                                          --------    --------
       Total shareholder's equity (deficit)...........      53,000     (40,000)
                                                          --------    --------
                                                          $367,000    $314,000
                                                          ========    ========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF OPERATIONS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997     1998
                                               ------------ ------------------
                                                               (UNAUDITED)
Revenues:
  Third parties...............................   $394,000   $ 61,000  $178,000
  Related parties.............................    417,000     15,000    58,000
                                                 --------   -------- ---------
    Total revenues............................    811,000     76,000   236,000
                                                 --------   -------- ---------
Cost of revenues:
  Third parties...............................    198,000     38,000   173,000
  Related parties.............................    209,000      9,000    57,000
                                                 --------   -------- ---------
    Total cost of sales.......................    407,000     47,000   230,000
                                                 --------   -------- ---------
    Gross profit..............................    404,000     29,000     6,000
Operating expenses:
  Selling, general and administrative.........    395,000     24,000    99,000
                                                 --------   -------- ---------
Net income (loss).............................   $  9,000   $  5,000 $ (93,000)
                                                 ========   ======== =========


   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                  STATEMENT OF SHAREHOLDER'S EQUITY (DEFICIT)

                                          COMMON STOCK                 TOTAL
                                         --------------- RETAINED  SHAREHOLDER'S
                                         SHARES  AMOUNT  EARNINGS     EQUITY
                                         ------- ------- --------  -------------
Balance at December 31, 1996............     --  $   --  $ (6,000)   $ (6,000)
Issuance of Common Stock................ 500,000  50,000      --       50,000
Net income..............................     --      --     9,000       9,000
                                         ------- ------- --------    --------
Balance at December 31, 1997............ 500,000  50,000    3,000      53,000
Net loss (unaudited)....................      --      --  (93,000)    (93,000)
                                         ------- ------- --------    --------
Balance at March 31, 1998 (unaudited)... 500,000 $50,000 $(90,000)   $(40,000)
                                         ======= ======= ========    ========




   The accompanying notes are an integral part of these financial statements.

                                 USWEB SAN JOSE

                            STATEMENT OF CASH FLOWS

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)...........................   $   9,000   $  5,000  $ (93,000)
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization.............      10,000      3,000      5,000
   Changes in assets and liabilities:
    Accounts receivable......................    (146,000)   (50,000)    28,000
    Accounts receivable--related parties.....     (81,000)        --      1,000
    Other current assets.....................      (2,000)    (2,000)     2,000
    Accounts payable.........................      95,000      5,000    (30,000)
    Accounts payable--related parties........     198,000     43,000     69,000
    Accrued expenses.........................      16,000      1,000      1,000
                                                ---------   --------  ---------
     Net cash provided by operating activi-
      ties...................................      99,000      5,000    (17,000)
                                                ---------   --------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES FOR
 THE ACQUISITION OF PROPERTY AND EQUIPMENT...    (104,000)   (29,000)        --
                                                ---------   --------  ---------
Net decrease in cash and cash equivalents....      (5,000)   (24,000)   (17,000)
Cash and cash equivalents, beginning at peri-
 od..........................................      24,000     24,000     19,000
                                                ---------   --------  ---------
Cash and cash equivalents, end of period.....   $  19,000   $     --  $   2,000
                                                =========   ========  =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSAC-
 TIONS:
 Issuance of Common Stock in exchange for net
  assets (Note 6)............................   $  50,000   $     --  $      --
                                                =========   ========  =========


   The accompanying notes are an integral part of these financial statements.

                                USWEB SAN JOSE

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 The Company

  USWeb San Jose (the "Company") operated as a division of Virtual Valley, Inc. ("Virtual Valley"), which is a wholly-owned subsidiary of Metro Publishing, Inc. (the "Parent"), until July 16, 1997, at which date the Company was incorporated as a separate legal entity in California. The Company specializes in electronic marketing on the Internet and is a full-service developer of Internet and intranet sites, offering services in four areas: website design, hosting, promotion and training.

  During June 1996, the Company entered into a franchise agreement with USWeb Corporation ("USWeb") to be a part of USWeb's Affiliate network. The relationship with USWeb provided for increased marketing presence, technical support and centralized hosting facilities.

 Use of estimates

  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue recognition

  The Company derives its revenues from consulting service agreements and hosting service fees.

  Service revenues from fixed-price agreements are recognized over the period of each engagement under the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for contract adjustments and losses are recorded in the period such items are identified. Unearned revenues represent the amount of revenues invoiced in advance of services being performed. Revenues from time-and-materials agreements and hosting services are recognized and billed as the services are provided.

 Cash and cash equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Significant customers

  During the year ended December 31, 1997, sales to one customer accounted for 43% of third party revenues. At December 31, 1997, approximately 65%, 17% and 10% of third party accounts receivable were due from three customers, respectively.

 Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

 Advertising Costs

  Advertising costs are expensed as incurred in accordance with Statement of Position 93-7, "Reporting on Advertising Costs." Advertising costs for the year ended December 31, 1997 totaled $136,000.

                                USWEB SAN JOSE

 Income taxes

  Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

 Fair value of financial instruments

  The Company's financial instruments, including cash equivalents, accounts receivable, accounts payable and accrued expenses, have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NOTE 2--BALANCE SHEET COMPONENTS:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Property and equipment, net:
     Computers and equipment...........................   $ 97,000    $ 97,000
     Furniture and fixtures............................     35,000      35,000
                                                          --------    --------
                                                           132,000     132,000
     Less: Accumulated depreciation....................    (13,000)    (18,000)
                                                          --------    --------
                                                          $119,000    $114,000
                                                          ========    ========

NOTE 3--TRANSACTIONS WITH RELATED PARTIES:

  During the year ended December 31, 1997, the Company recorded $417,000 in revenues from related parties and $209,000 in cost of revenues for services performed for the Parent and its subsidiaries, of which $81,000 is included in related party accounts receivable at December 31, 1997. The terms of these transactions are consistent with those of third parties.

  During the year ended December 31, 1997, the Parent charged the Company $66,000 for its pro rata share of insurance premiums, rent and administrative costs, such as accounting and legal services. Management believes that the methodologies used to allocate these charges are reasonable. In addition, the Parent charged the Company $129,000 in advertisement fees for the year ended December 31, 1997.

  As of December 31, 1997, the Company had $181,000 in accounts payable to related parties. This amount consists of $139,000 due to Virtual Valley for payroll related expenses paid by Virtual Valley on the Company's behalf and $42,000 due to the Parent for costs and services charged to the Company as described above.

NOTE 4--INCOME TAXES:

  Income tax expense for the year ended December 31, 1997 was not material. The Company had no significant deferred tax assets or liabilities at December 31, 1997.

                                USWEB SAN JOSE

NOTE 5--COMMITMENTS AND CONTINGENCIES:

 Royalties

  Under the terms of its franchise agreement with USWeb, the Company is required to pay royalties to USWeb based upon a stipulated percentage of adjusted gross revenue, as defined. Royalties for the year ended December 31, 1997 totaled $60,000 and are included in cost of revenues.

 Operating leases

  The Company leases office space under a noncancelable operating lease which expires in 1999. Rent expense for the year ended December 31, 1997 totaled $16,000.

  Future minimum lease payments under noncancelable operating leases are as follows:

                                                                      OPERATING
   YEAR ENDED DECEMBER 31,                                             LEASES
   -----------------------                                            ---------
   1998..............................................................  $38,000
   1999..............................................................   19,000
                                                                       -------
     Total minimum lease payments....................................  $57,000
                                                                       =======

NOTE 6--COMMON STOCK:

  The Company's Articles of Incorporation authorize the Company to issue 10,000,000 shares of Common Stock. On July 16, 1997, the Company issued 500,000 shares of Common Stock to Virtual Valley, Inc. in exchange for the net assets of its USWeb San Jose division, which had a net book value of $50,000 on that date.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Gray Peak Technologies, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Gray Peak Technologies, Inc. (the "Company") at December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Stamford, Connecticut
April 17, 1998

                          GRAY PEAK TECHNOLOGIES, INC.

                                 BALANCE SHEET

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................    $ 7,715      $ 5,355
  Accounts receivable, net of allowance for doubtful
   accounts of $29...................................      1,346        1,717
  Prepaid expenses and other assets..................        136          173
                                                         -------      -------
    Total current assets.............................      9,197        7,245
Fixed assets, net (Note 3)...........................        715        1,200
Officer loans........................................         36           70
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======
   LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...................................    $   633      $   540
  Accrued expenses...................................        527          572
  Deferred revenue...................................        --           136
  Income taxes payable...............................         20          --
  Current portion of capital leases payable..........         11           11
                                                         -------      -------
    Total current liabilities........................      1,191        1,259
Capital leases payable...............................         26           24
                                                         -------      -------
                                                           1,217        1,283
                                                         -------      -------
Commitments (Note 10)
Mandatorily Redeemable Series B Convertible Preferred
 Stock ($0.01 par value; 4,500,000 shares authorized;
 4,117,500 shares issued and outstanding;
 recorded at liquidation preference) ................      8,235        8,235
Stockholders' equity:
  Series A Convertible Preferred Stock ($0.01 par
   value; 2,525,000 shares authorized, issued and
   outstanding; liquidation preference of $2,525)....         25           25
  Common Stock ($0.01 par value; 16,000,000 shares
   authorized,
   2,000,000 shares issued and outstanding)..........         20           20
  Additional paid-in capital.........................      2,393        2,385
  Accumulated deficit................................     (1,942)      (3,433)
                                                         -------      -------
    Total stockholders' equity (deficit).............        496       (1,003)
                                                         -------      -------
                                                         $ 9,948      $ 8,515
                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                                                   THREE MONTHS
                                                                      ENDED
                                                       YEAR ENDED   MARCH 31,
                                                      DECEMBER 31, ------------
                                                          1997     1997  1998
                                                      ------------ ---- -------
                                                                   (UNAUDITED)
Revenues, net........................................   $ 2,532    $138 $ 1,816
Operating expenses:
  Professional personnel.............................     1,880      58   1,384
  Sales and marketing................................       559       8     571
  General and administrative.........................     1,253      29     803
  Other costs........................................       848     --      622
                                                        -------    ---- -------
    Total operating costs............................     4,540      95   3,380
                                                        -------    ---- -------
(Loss) income from operations........................    (2,008)     43  (1,564)
Interest income and other, net.......................        86     --       73
                                                        -------    ---- -------
(Loss) income before income taxes....................    (1,922)     43  (1,491)
Provision for income taxes...........................        20     --      --
                                                        -------    ---- -------
Net (loss) income....................................   $(1,942)   $ 43 $(1,491)
                                                        =======    ==== =======




   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                             SERIES A
                           CONVERTIBLE
                         PREFERRED STOCK    COMMON STOCK   ADDITIONAL                 TOTAL
                         ---------------- ----------------  PAID-IN   ACCUMULATED STOCKHOLDERS'
                          SHARES   AMOUNT  SHARES   AMOUNT  CAPITAL     DEFICIT      EQUITY
                         --------- ------ --------- ------ ---------- ----------- -------------
Balance at January 1,
 1997...................       --    --         --    --        --          --           --
Issuance of Common
 Stock..................       --    --   2,000,000  $ 20    $   30         --       $    50
Issuance of Series A
 Convertible Preferred
 Stock and warrants, net
 of issuance costs...... 2,525,000  $ 25        --    --      2,448         --         2,473
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock..................       --    --         --    --        (85)        --           (85)
Net loss................       --    --         --    --        --      $(1,942)      (1,942)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at December 31,
 1997................... 2,525,000    25  2,000,000    20     2,393      (1,942)         496
Expenses related to
 issuance of Series B
 Convertible Preferred
 Stock (Unaudited)......       --    --         --    --         (8)        --            (8)
Net loss (Unaudited)....       --    --         --    --        --       (1,491)      (1,491)
                         ---------  ----  ---------  ----    ------     -------      -------
Balance at March 31,
 1998 (Unaudited)....... 2,525,000  $ 25  2,000,000  $ 20    $2,385     $(3,433)     $(1,003)
                         =========  ====  =========  ====    ======     =======      =======


   The accompanying notes are an integral part of these financial statements.

                          GRAY PEAK TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                YEAR ENDED      MARCH 31,
                                               DECEMBER 31, -------------------
                                                   1997       1997      1998
                                               ------------ --------- ---------
                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income...........................    $(1,942)   $     43  $  (1,491)
 Adjustments to reconcile net loss to net
  cash
  (used in) provided by operating activities:
   Depreciation and amortization.............         90         --          96
   Changes in assets and liabilities:
    Accounts receivable......................     (1,346)       (109)      (371)
    Prepaid expenses and other current as-
     sets....................................       (111)         (1)       (62)
    Accounts payable.........................        633          36        (93)
    Accrued expenses.........................        527          52         47
    Deferred revenue.........................        --          --         136
    Income taxes payable.....................         20         --         (22)
                                                 -------    --------  ---------
     Net cash (used in) provided by operating
      activities.............................     (2,129)         21     (1,760)
                                                 -------    --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of capital equipment..............       (768)        (21)      (583)
                                                 -------    --------  ---------
     Net cash used for investing activities..       (768)        (21)      (583)
                                                 -------    --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Officer loans...............................        (36)        (33)       (34)
 Net proceeds from issuance of convertible
  preferred stock............................     10,598       2,473         17
 Net proceeds from issuance of common stock..         50          50        --
                                                 -------    --------  ---------
     Net cash provided by (used for) financ-
      ing activities.........................     10,612       2,490        (17)
                                                 -------    --------  ---------
Net increase (decrease) in cash..............      7,715       2,490     (2,360)
Cash and cash equivalents at beginning of pe-
 riod........................................        --          --       7,715
                                                 -------    --------  ---------
Cash and cash equivalents at end of period...    $ 7,715      $2,490  $   5,355
                                                 =======    ========  =========
Supplemental information:
 Cash paid for interest......................    $     2    $    --   $     --
                                                 =======    ========  =========
 Cash paid for income taxes..................    $     2    $    --   $      20
                                                 =======    ========  =========
Noncash investing activity:
 Capital lease obligations related to pur-
  chase of fixed assets......................    $    37    $    --   $     --
                                                 =======    ========  =========

   The accompanying notes are an integral part of these financial statements.

                         GRAY PEAK TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. THE COMPANY

  Gray Peak Technologies, Inc. (the "Company") was incorporated in December 1996 under the laws of the State of Delaware and effectively began operations in January 1997. The Company is a provider of network integration services for complex data, voice and video networks. The Company provides services for the full life cycle of a network, including business assessment, design and architecture, implementation, integration, operations and optimization and maintains expertise in the most complex network technologies and multivendor environments. In addition, the Company develops proprietary technologies which are used in the deployment of its services. The Company operates in one industry segment. To date, the Company has provided limited professional services to certain of its United States based clients in foreign locations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  Cash equivalents consist of short-term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

 Fixed Assets

  Fixed assets are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets, generally ranging form three to five years.

 Revenue Recognition

  The Company's revenues are derived from network integration professional services. Services are provided on a "time and expense" basis and through fixed-price contracts. Revenues under "time and expense" contracts are recognized as services are performed. Under fixed-priced contracts, revenues are recognized using the percentage-of-completion method of accounting requiring milestone achievements prior to invoicing. Payments received in advance of services performed are recorded as deferred revenue.

  Included in accounts receivable at December 31, 1997 are unbilled costs of approximately $68, and consist primarily of services performed which were not billed as of that date due to specific contractual terms established with certain clients.

 Income Taxes

  The Company provides for income taxes using an asset and liability approach that recognizes deferred tax assets and liabilities for expected future tax consequences of temporary differences between the book and tax bases of assets and liabilities. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

 Interim Financial Data

  The unaudited financial data for the three months ended March 31, 1997 and 1998 have been prepared by management and include all adjustments, consisting only of normal recurring adjustments, necessary to

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)

present fairly the results of operations and cash flows. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1998.

 Fair Value of Financial Instruments

  The carrying value of accounts receivable, accounts payable and accrued expenses approximates their value due to the relatively short maturities of these instruments.

 Recently Issued Accounting Pronouncements

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), which requires the presentation of the components of comprehensive income in a company's financial statements for reporting periods beginning subsequent to December 15, 1997. Comprehensive income is defined as the change in a company's equity during a financial reporting period from transactions and other circumstances from nonowner sources (including cumulative translation adjustments, minimum pension liabilities and unrealized gains/losses on available-for-sale securities). During the quarter ended March 31, 1998, such amounts were not significant, and the Company's comprehensive loss approximated its net loss.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), which establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by FAS 131 are effective for fiscal years beginning after December 15, 1997.

3. FIXED ASSETS

  Fixed assets are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Computer equipment....................................     $747      $1,197
   Furniture and fixtures................................       23          36
   Leasehold improvements................................       35         153
                                                              ----      ------
                                                               805       1,386
   Less: accumulated depreciation and amortization.......      (90)       (186)
                                                              ----      ------
                                                              $715      $1,200
                                                              ====      ======

4. ACCRUED EXPENSES

  Accrued expenses are comprised of the following at December 31, 1997 and March 31, 1998:

                                                          DECEMBER 31, MARCH 31,
                                                              1997       1998
                                                          ------------ ---------
   Salaries and wages....................................     $340       $226
   Legal expenses........................................       60         50
   Bonus.................................................      --         150
   Other.................................................      127        146
                                                              ----       ----
                                                              $527       $572
                                                              ====       ====

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


5. SECURED LINE OF CREDIT

  In August 1997, the Company obtained a secured line of credit with a bank for $750 which expires on August 18, 1998. Borrowings under the line are secured by substantially all of the assets of the Company and are limited to the maximum committed line, less outstanding obligations of the Company owed to the bank, including outstanding letters of credit. The payment of cash dividends is prohibited under the secured line of credit. At December 31, 1997, there were no borrowings outstanding under this secured line of credit. Interest is payable monthly at an annual rate equal at the bank's prime lending rate (9.50% at December 31, 1997) plus one and one half percent.

  At December 31, 1997, an irrevocable letter of credit of $68 was issued under this agreement which is being maintained as security for performance under a long-term property lease agreement.

  At December 31, 1997, amounts available under the secured line of credit were $682.

6. COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

 Common Stock

  Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's common stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to any preferential dividend rights of the preferred stockholders. The Company has reserved a total of 16,000,000 shares of common stock for the issuance under the Company's stock option plan and for conversion of preferred stock and the exercise of the stock purchase warrants.

 Series A Convertible Preferred Stock

  In March 1997, the Company issued 2,525,000 shares of Series A Convertible Preferred Stock ("Series A Preferred") and warrants at $1.00 per share providing gross proceeds of $2,525 and net proceeds, after deducting expenses, of $2,473.

  The holders of Series A Preferred have the right to convert such shares into common stock on a one-for-one basis at an initial conversion price of $1.00 per share, which is subject to adjustment for any security issuances at a per share price less than $1.00. The Series A Preferred will automatically convert into common stock upon sale of the Company or the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of qualifying amounts.

  In connection with this transaction, the Company also issued warrants to the holders of Series A Preferred for the purchase of 2,525,000 shares of the Company's common stock, at an initial exercise price of $1.00 per share. Using the Black-Scholes pricing model, the Company has valued these warrants at $682, which is included in the carrying value of the Series A Preferred. The holders of the warrants have the right to purchase shares of the Company's common stock at any time following the third anniversary of the date of issuance but prior to the fifth anniversary. In addition, the warrants will automatically convert into shares of the Company's common stock upon (i) a sale of or consolidation of the Company with, or merger of the Company into another corporation or (ii) the consummation of a public offering of the Company's common stock with a per share price and gross proceeds of specified amounts.

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Series B Convertible Preferred Stock

  In September 1997, the Company issued 4,117,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") at $2.00 per share providing gross proceeds of $8,235 and net proceeds, after deducting expenses, of $8,150.

  The holders of the Series B Preferred have the right to convert such shares into shares of the Company's common stock on a one-for-one basis at an initial conversion value of $2.00 per share, subject to anti-dilution protection (as defined). In addition to the anti-dilution provisions, the conversion value for the Series B Preferred shall be adjusted based upon an assumed Company value determined from the Company's achieving certain revenue and earnings before interest and taxes ("EBIT") targets during the Company's year ending December 31, 1998 (as defined). The EBIT targets shall not apply, however, in the event a public offering of the Company's common stock or sale of the Company is completed prior to December 31, 1998 with a per share value to the holders of Series B Preferred of at least $5.00. In addition, in any such event, if the per share value to the holders of Series B Preferred is at least $6.50, then the conversion value shall be increased to $2.50 per share.

  In addition, (i) such shares will automatically convert into common stock upon the consummation of a public offering of the Company's common stock or sale transaction of qualifying size (ii) any time after the fifth anniversary of the date of issuance of the Series B Preferred, a holder at its option may sell such shares to the Company at a redemption amount, and (iii) in the event of a liquidation of the Company the holders of Series B Preferred stock are entitled to a liquidation preference (each as defined).

  No dividends shall be paid on the Series B Preferred, provided that no dividends or other distributions shall be made on any other class of the Company's capital stock unless a pro-rata dividend or distribution is made on the Series B Preferred shares outstanding. The holders of Series B Preferred shall be entitled to vote on matters which holders of common stock have the right to vote.

7. EMPLOYEE BENEFIT PLANS

 Stock Option Plan

  In March 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), whereby incentive and nonqualified options to purchase up to 2,000,000 shares of the Company's common stock may be granted to key employees, directors and consultants. The exercise and vesting periods and the exercise price of the options granted under the 1997 Plan are determined by a Committee of the Board of Directors. The 1997 Plan stipulates that no options may be exercisable after ten years from the date of grant. The fair market value of the Company's common stock is determined by the Board of Directors. Options granted under the 1997 Plan generally vest in equal installments over a period of four years commencing after the first year of the date of grant, with the exception of 1,005,000 options granted to certain key employees which have the additional vesting conditions that the Company meets certain revenue targets.

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


  The following table summarizes stock options activity under the Plan for the year ended December 31, 1997, all of which were granted to employees:

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                              SHARES     PRICE
                                                             ---------  --------
   Outstanding at beginning of year.........................       --      --
   Granted.................................................. 1,730,000   $1.38
   Forfeited................................................  (100,000)   1.20
                                                             ---------   -----
   Outstanding at end of year............................... 1,630,000   $1.39
                                                             =========   =====

  The following table summarizes information about stock options outstanding at December 31, 1997:

                                                      OPTIONS OUTSTANDING
                                                --------------------------------
                                                              AVERAGE
                                                             REMAINING
                                                            CONTRACTUAL AVERAGE
                                                  SHARES       LIFE     EXERCISE
   EXERCISE PRICES                              OUTSTANDING   (YEARS)    PRICE
   ---------------                              ----------- ----------- --------
    $1.00.....................................     999,500      4.4      $1.00
    $2.00.....................................     630,500      4.8       2.00
                                                 ---------      ---      -----
                                                 1,630,000      4.5      $1.39
                                                 =========      ===      =====

  There were no exercisable options outstanding at December 31, 1997.

  The Company has elected to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its Plan. Accordingly, no compensation cost has been recognized for options granted to employees under the Plan for the year ended December 31, 1997.

  Had compensation cost for options granted to employees been determined based upon the fair value at the date of grant for awards under the Plan consistent with the methodology prescribed under Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss for the year ended December 31, 1997 and the three months ended March 31, 1998 would have increased by $48 and $37, respectively.

  The fair values of the Company's stock-based awards to employees during the year ended December 31, 1997 was estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions:

   Dividend yield.......................................................    None
   Weighted average risk free interest rate on the date of grant........   6.26%
   Forfeitures..........................................................    None
   Expected life........................................................ 5 years
   Volatility...........................................................      0%

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


 Defined Contribution Plan

  The Company has a defined contribution plan (the "Plan"), which qualifies under Section 401(k) of the Internal Revenue Code, for employees meeting certain services requirements. Participants may contribute up to 15% of their gross wages not to exceed, in any given year, a limitation set by Internal Revenue Service regulations. The Plan provides for discretionary contributions to be made by the Company as determined by the Board of Directors. The Company has not made any contributions to the Plan during 1997.

8. INCOME TAXES

  The Company has incurred a loss during 1997, which has generated a net operating loss carryforward of approximately $1,700 at December 31, 1997, for federal and state income tax purposes. This carryforward is available to future taxable income and expires in 2012 for federal income tax purposes. This loss is subject to limitation on future years utilization should certain ownership changes occur.

  The net operating loss carryforward and temporary differences between carrying amounts of assets and liabilities for financial reporting and income tax purposes result in a net deferred tax benefit of $783 at December 31, 1997. The Company's operating plans anticipate taxable income in future periods: however, such plans make significant assumptions which cannot be reasonably assured including continued market acceptance of the Company's services by customers. Therefore, in consideration of the Company's current year loss and the uncertainty of its ability to utilize this deferred tax benefit in the future, the Company has recorded a valuation allowance in the amount of $783 at December 31, 1997 to offset the deferred tax benefit amount.

  Significant components of the noncurrent deferred tax assets at December 31, 1997 are as follows:

   Deferred tax assets
     Accounts receivable reserves........................................ $  12
     Net operating loss..................................................   697
     Accruals............................................................    77
                                                                          -----
       Total deferred tax assets.........................................   786
   Deferred tax liabilities
     Depreciation........................................................     3
                                                                          -----
       Total deferred tax liabilities....................................     3
                                                                          -----
   Net deferred tax asset................................................   783
   Less: valuation allowance.............................................  (783)
                                                                          -----
   Deferred tax asset, net............................................... $ --
                                                                          =====

  The components of the provision for income taxes at December 31, 1997 are as follows:

   Current taxes
     Federal................................................................  --
     State and city......................................................... $20
                                                                             ---
       Provision for income taxes........................................... $20
                                                                             ===

                         GRAY PEAK TECHNOLOGIES, INC.

                       (IN THOUSANDS, EXCEPT SHARE DATA)


9. CONCENTRATION OF RISK AND CUSTOMER INFORMATION

  Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, officer loans and accounts payable. The Company generally does not require collateral and the majority of its trade receivables are unsecured. Management of the Company does not believe that significant credit risk exists at December 31, 1997.

  For the year ended December 31, 1997, customers A, B, C and D accounted for 24.9%, 12.5%, 12.1% and 10.3%, respectively, of net revenues. No other customers accounted for more than 10% of net revenues for the year ended December 31, 1997.

10. COMMITMENTS

  The Company operates in leased facilities. Management believes that leases currently in effect will be renewed or replaced by other leases of a similar nature and term. Rent expense under operating leases amounted to $136 for the year ended December 31, 1997.

  During 1997, the Company entered into capital leases for certain computer equipment totaling $37 of capitalized costs.

  The future minimum lease payments under capital leases (including present value of net minimum lease payments) and operating leases as of December 31, 1997 are as follows:

                                                               CAPITAL OPERATING
                                                               LEASES   LEASES
                                                               ------- ---------
   1998......................................................    $14     $332
   1999......................................................     14      341
   2000......................................................     14      113
   2001......................................................     --      --
   2002......................................................     --      --
   Thereafter................................................     --      --
                                                                 ---     ----
   Total minimum lease payments..............................     42     $786
                                                                         ====
   Less amount representing interest.........................     (5)
                                                                 ---
   Present value of net minimum lease payments including cur-
    rent maturities of $11 with interest rate of 9.4%........    $37
                                                                 ===

                       INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders

CKS Group, Inc.:

  We have audited the accompanying consolidated balance sheets of CKS Group, Inc. and subsidiaries (the Company) as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of McKinney & Silver (M&S), which statements reflect total assets constituting 23% as of November 30, 1996, and total revenues constituting 40% and 33%, and income before income taxes constituting 65% and 38% in each of the years in the two-year period ended November 30, 1996, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for M&S, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKS Group, Inc. and subsidiaries as of November 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG PEAT MARWICK LLP

San Jose, California

December 15, 1997

                       INDEPENDENT AUDITORS' REPORT

Partners

McKinney & Silver

  We have audited the balance sheets of McKinney & Silver (a Partnership) as of December 31, 1996 and 1995, and the related statements of income, partners' capital, and cash flows for the three years then ended (not presented separately herein). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require than we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of McKinney & Silver (a Partnership) at December 31, 1996 and 1995, and the results of its operations and its cash flows for the three years then ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

January 31, 1997

                     CKS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                   NOVEMBER 30,
                                                 -----------------    MAY 31,
                                                   1997     1996       1998
                                                 --------  -------  -----------
                                                                    (UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents..................... $ 18,223  $19,385   $ 21,625
  Marketable securities.........................   24,041   37,895     17,263
  Accounts receivable, net of allowance of
   $1,442, $792 and $1,771 in 1997, 1996, and
   1998, respectively...........................   50,049   22,651     42,616
  Fees and expenditures in excess of billings...    4,594    2,792      7,406
  Prepaid expenses and other current assets.....    1,949      907      2,749
  Deferred income taxes.........................    1,400    1,038      1,514
                                                 --------  -------   --------
    Total current assets........................  100,256   84,668     93,173
Property and equipment, net.....................    5,849    4,571      5,735
Deferred income taxes...........................   10,140      300      7,394
Goodwill and other assets.......................   30,228    5,937     35,100
                                                 --------  -------   --------
    Total assets................................ $146,473  $95,476   $141,402
                                                 ========  =======   ========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................. $ 38,161  $21,392   $ 26,084
  Accrued expenses..............................    7,515    6,430      8,343
  Billings in excess of fees and expenditures...    2,417    3,257      4,162
  Current portion of liabilities to related par-
   ties.........................................    2,284    1,955        309
  Current portion of notes payable and capital
   lease obligations............................      765      433        373
  Income taxes payable..........................      --       426      1,647
                                                 --------  -------   --------
    Total current liabilities...................   51,142   33,893     40,918
Liabilities to related parties, less current
 portion........................................      --       223        --
Notes payable and capital lease obligations,
 less current portion...........................      739      502        765
                                                 --------  -------   --------
    Total liabilities...........................   51,881   34,618     41,683
                                                 --------  -------   --------
Stockholders' equity:
  Preferred stock; $0.001 par value; 5,000,000
   shares authorized; none issued and outstand-
   ing .........................................      --       --         --
  Common stock; $0.001 par value; 30,000,000
   shares authorized; 14,865,000, 14,229,000 and
   15,312,000 shares issued and
   outstanding in 1997, 1996, and 1998, respec-
   tively.......................................       15       14         15
  Additional paid-in capital....................   80,103   51,715     81,305
  Unrealized gain (loss) on marketable securi-
   ties.........................................       12      (65)       (37)
  Notes receivable from stockholders............     (198)    (292)      (198)
  Cumulative translation adjustment.............      (62)      (6)       (99)
  Retained earnings.............................   14,722    9,492     18,733
                                                 --------  -------   --------
    Total stockholders' equity..................   94,592   60,858     99,719
                                                 --------  -------   --------
    Total liabilities and stockholders' equity.. $146,473  $95,476   $141,402
                                                 ========  =======   ========

       See accompanying notes to consolidated financial statements.

                     CKS GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     YEARS ENDED NOVEMBER 30, SIX MONTHS ENDED
                                     ------------------------ -----------------
                                                              MAY 31,  JUNE 1,
                                       1997    1996    1995     1998     1997
                                     -------- ------- ------- -------- --------
                                                                 (UNAUDITED)
Revenues............................ $133,602 $88,248 $58,383 $ 71,998 $ 60,230
                                     -------- ------- ------- -------- --------
Operating expenses:
 Direct salaries and related ex-
  penses............................   34,714  22,962  15,440   20,428   15,455
 Other direct operating expenses....   53,952  35,415  24,219   28,473   23,418
 General and administrative ex-
  penses............................   27,954  17,014  11,146   15,039   12,869
 Depreciation and amortization......    3,096   1,496   1,000    1,909    1,414
 Merger costs.......................    2,452     --      --       --     1,593
                                     -------- ------- ------- -------- --------
  Total operating expenses..........  122,168  76,887  51,805   65,849   54,749
                                     -------- ------- ------- -------- --------
Operating income....................   11,434  11,361   6,578    6,149    5,481
Other income, net...................    1,549   2,114     296      747      790
                                     -------- ------- ------- -------- --------
Income before income taxes..........   12,983  13,475   6,874    6,896    6,271
Income taxes........................    5,317   3,026   1,065    2,885    2,200
                                     -------- ------- ------- -------- --------
Net income.......................... $  7,666 $10,449 $ 5,809   $4,011 $  4,071
                                     ======== ======= ======= ======== ========
UNAUDITED PRO FORMA NET INCOME AND
 PER SHARE
 DATA:
Income before income taxes, as re-
 ported............................. $ 12,983 $13,475 $ 6,874          $  6,271
  Pro forma income taxes............    5,635   5,108   2,823             2,518
                                     -------- ------- -------          --------
Pro forma net income................ $  7,348 $ 8,367 $ 4,051          $  3,753
                                     ======== ======= =======          ========
Basic net income per share..........                          $   0.26
                                                              ========
Pro forma basic net income per
 share.............................. $   0.50 $  0.61 $  0.44          $   0.26
                                     ======== ======= =======          ========
Shares used in basic per share com-
 putation...........................   14,633  13,646   9,176   15,303   14,379
                                     ======== ======= ======= ======== ========
Diluted net income per share........                          $   0.25
                                                              ========
Pro forma diluted net income per
 share.............................. $   0.47 $  0.58 $  0.36          $   0.24
                                     ======== ======= =======          ========
Shares used in diluted per share
 computation........................   15,590  14,435  11,265   16,231   15,510
                                     ======== ======= ======= ======== ========

       See accompanying notes to consolidated financial statements.

                     CKS GROUP, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              (IN THOUSANDS)

                          COMMON STOCK
                          --------------
                                                      UNREALIZED      NOTES
                                         ADDITIONAL GAIN (LOSS) ON  RECEIVABLE  CUMULATIVE                TOTAL
                                          PAID-IN     MARKETABLE       FROM     TRANSLATION RETAINED  STOCKHOLDERS'
                          SHARES  AMOUNT  CAPITAL     SECURITIES   STOCKHOLDERS ADJUSTMENT  EARNINGS     EQUITY
                          ------  ------ ---------- -------------- ------------ ----------- --------  -------------
BALANCES, NOVEMBER 30,
 1994...................  10,545   $10    $   948       $ --          $(371)       $ --     $ 2,192      $ 2,779
Issuance of Series A
 common stock...........     739     1      1,923         --            --           --         --         1,924
Repurchase of common
 stock..................     (31)  --         (23)        --              8          --         --           (15)
Issuance of common
 stock..................      68   --         103         --            --           --         --           103
Compensation related to
 stock option...........     --    --         156         --            --           --         --           156
Collections on stock-
 holder notes
 receivable.............     --    --         --          --             71          --         --            71
Distributions to stock-
 holders................     --    --         --          --            --           --      (4,477)      (4,477)
Net income..............     --    --         --          --            --           --       5,809        5,809
                          ------   ---    -------       -----         -----        -----    -------      -------
BALANCES, NOVEMBER 30,
 1995...................  11,321    11      3,107         --           (292)         --       3,524        6,350
Issuance of common stock
 warrants...............     --    --         100         --            --           --         --           100
Issuance of common
 stock..................   2,991     3     48,060         --            --           --         --        48,063
Compensation related to
 stock options..........     --    --         130         --            --           --         --           130
Tax benefit from
 disqualifying
 dispositions...........     --    --         926         --            --           --         --           926
Unrealized loss on mar-
 ketable securities.....     --    --         --          (65)          --           --         --           (65)
Distributions to stock-
 holders................     --    --        (499)        --            --           --      (4,481)      (4,980)
Repurchase of common
 stock..................     (83)  --        (109)        --            --           --         --          (109)
Translation adjustment..     --    --         --          --            --            (6)       --            (6)
Net income..............     --    --         --          --            --           --      10,449       10,449
                          ------   ---    -------       -----         -----        -----    -------      -------
BALANCES, NOVEMBER 30,
 1996...................  14,229    14     51,715         (65)         (292)          (6)     9,492       60,858
Issuance of common
 stock..................     474     1      5,208         --            --           --         --         5,209
Compensation related to
 stock options..........     --    --         265         --            --           --         --           265
Tax benefit from
 disqualifying
 dispositions...........     --    --       3,343         --            --           --         --         3,343
Unrealized gain on mar-
 ketable
 securities ............     --    --         --           77           --           --         --            77
Distribution to stock-
 holders................     --    --         --          --            --           --      (2,172)      (2,172)
Deferred issuance of
 common stock related to
 business acquisitions..     --    --       5,582         --            --           --         --         5,582
Common stock issued for
 business acquisitions..     168   --       4,738         --            --           --         --         4,738
Deferred tax asset
 recorded in connection
 with taxable pooling of
 interests..............     --    --       9,346         --            --           --         --         9,346
Repurchase of common
 stock and cancellation
 of note receivable from
 stockholder............      (6)  --         (94)        --             94          --         --           --
Change in subsidiaries'
 fiscal year-ends.......     --    --         --          --            --           --        (264)        (264)
Translation adjustment..     --    --         --          --            --           (56)       --           (56)
Net income..............     --    --         --          --            --           --       7,666        7,666
                          ------   ---    -------       -----         -----        -----    -------      -------
BALANCES, NOVEMBER 30,
 1997...................  14,865    15     80,103          12          (198)         (62)    14,722       94,592
Issuance of common stock
 (unaudited)............     149   --       1,216         --            --           --         --         1,216
Compensation related to
 stock options
 (unaudited)............     --    --          61         --            --           --         --            61
Tax benefit from
 disqualifying
 dispositions
 (unaudited)............     --    --          61         --            --           --         --            61
Unrealized loss on
 marketable securities
 (unaudited)............     --    --         --          (49)          --           --         --           (49)
Common stock issued for
 business acquisition
 (unaudited)............     298   --         200         --            --           --         --           200
Adjustment to original
 purchase agreement
 related to business
 combination
 (unaudited)............     --    --        (336)        --            --           --         --          (336)
Translation adjustment
 (unaudited)............     --    --         --          --            --           (37)       --           (37)
Net income (unaudited)..     --    --         --          --            --           --       4,011        4,011
                          ------   ---    -------       -----         -----        -----    -------      -------
BALANCES, MAY 31, 1998
 (UNAUDITED)............  15,312   $15    $81,305       $ (37)        $(198)       $ (99)   $18,733      $99,719
                          ======   ===    =======       =====         =====        =====    =======      =======

       See accompanying notes to consolidated financial statements.

                     CKS GROUP, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (IN THOUSANDS)

                                YEARS ENDED NOVEMBER 30,     SIX MONTHS ENDED
                                ---------------------------  ------------------
                                                             MAY 31,   JUNE 1,
                                  1997      1996     1995      1998      1997
                                --------  --------  -------  --------  --------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING AC-
 TIVITIES:
Net income....................  $  7,666  $ 10,449  $ 5,809  $  4,011  $  4,071
Adjustments to reconcile net
 income to net cash (used in)
 provided by operating activi-
 ties:
  Deferred income taxes.......      (856)   (1,097)    (476)    2,632      (348)
  Compensation related to
   stock options..............       265       130      156        61        68
  Tax benefit from disqualify-
   ing dispositions...........     3,343       926      --         61     1,158
  Depreciation and amortiza-
   tion.......................     3,096     1,496    1,000     1,909     1,414
  Loss on disposition of prop-
   erty due to acquisition....       227       --       --        --        227
  Other non-cash items........       235      (315)     --        139       131
  Changes in operating assets
   and liabilities:
  Accounts receivable.........   (19,103)   (8,148)  (1,392)    7,396    (3,377)
  Fees and expenditures in ex-
   cess of billings...........      (323)   (1,647)     354    (2,812)   (2,632)
  Prepaid expenses and other
   current assets.............      (447)       38     (943)     (800)   (1,671)
  Accounts payable............    12,833    12,195   (1,783)  (12,077)   (5,632)
  Accrued expenses............      (516)    3,556    1,553       828      (386)
  Billings in excess of fees
   and expenditures...........        47       246     (240)    1,745     1,597
  Income taxes payable........      (847)   (1,253)   1,125     1,647       688
                                --------  --------  -------  --------  --------
   NET CASH PROVIDED BY (USED
    IN) OPERATING ACTIVITIES..     5,620    16,576    5,163     4,740    (4,692)
                                --------  --------  -------  --------  --------
CASH FLOWS FROM INVESTING AC-
 TIVITIES:
 Purchases of property and
  equipment...................    (1,995)   (2,011)  (1,574)     (924)     (797)
 Purchases of marketable secu-
  rities......................   (21,175)  (39,710)     --    (14,783)  (10,221)
 Sales of marketable securi-
  ties........................    34,934     1,750      --     21,524    24,073
 Business acquired, net of
  cash received...............   (13,740)       55      --     (6,240)  (12,996)
 Other assets.................        70      (586)      (6)       90       135
                                --------  --------  -------  --------  --------
   NET CASH (USED IN) PROVIDED
    BY INVESTING ACTIVITIES...    (1,906)  (40,502)  (1,580)     (333)      194
                                --------  --------  -------  --------  --------
CASH FLOWS FROM FINANCING AC-
 TIVITIES:
 Net repayments on line of
  credit and note payable.....    (1,414)     (382)    (676)     (366)   (1,619)
 Collection (repayment) of
  stockholder notes receiv-
  able........................       --        (37)      71       --        --
 Proceeds from sale of common
  stock and warrants..........     5,208    43,154    1,994     1,217     1,743
 Repurchase of common stock...       --       (109)     (15)      --        --
 Distributions to stockhold-
  ers.........................    (2,398)   (4,635)  (4,444)      --        --
 Liabilities to related par-
  ties........................    (2,013)      503      (10)   (1,856)   (4,191)
                                --------  --------  -------  --------  --------
   NET CASH (USED IN) PROVIDED
    BY FINANCING ACTIVITIES...      (617)   38,494   (3,080)   (1,005)   (4,067)
                                --------  --------  -------  --------  --------
Net increase (decrease) in
 cash and cash equivalents....     3,097    14,568      503     3,402    (8,565)
Change in subsidiaries' fiscal
 year-ends....................    (4,259)      --       --        --     (4,259)
Cash and cash equivalents, be-
 ginning of period............    19,385     4,817    4,314    18,223    19,385
                                --------  --------  -------  --------  --------
Cash and cash equivalents, end
 of period....................  $ 18,223  $ 19,385  $ 4,817  $ 21,625  $  6,561
                                ========  ========  =======  ========  ========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid:
  Interest....................  $    187  $     63  $    91  $     50  $     46
                                ========  ========  =======  ========  ========
  Income taxes................  $  1,386  $  4,488  $   647  $    128  $    796
                                ========  ========  =======  ========  ========
 Noncash investing and financ-
  ing activities:
  Issuance of common stock in
   business acquisition.......  $  6,030  $  4,997  $   --   $    200  $  6,030
                                ========  ========  =======  ========  ========
  Exchange of note payable for
   common stock...............  $    --   $    457  $   --   $    --   $    --
                                ========  ========  =======  ========  ========
  Businesses acquired for lia-
   bilities to related par-
   ties.......................  $  2,146  $    --   $   --   $    --   $  2,652
                                ========  ========  =======  ========  ========
  Deferred tax asset recorded
   in connection with taxable
   pooling of interests.......  $  9,346  $    --   $   --   $    --   $  9,346
                                ========  ========  =======  ========  ========

       See accompanying notes to consolidated financial statements.

                     CKS GROUP, INC. AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business and Principles of Combination

  CKS Group, Inc. (CKS or the Company) is an international integrated marketing services and technology company specializing in offering a wide range of integrated marketing communication services and technology solutions that help companies market their products, services, and messages. The Company's services include strategic corporate and product positioning, corporate identity and product branding, new media, systems integration, environmental design, packaging, collateral systems, advertising, direct marketing, consumer promotions, trade promotions, and media placement services.

  The Company was formed in January 1995 in a merger of three entities that were under common control: CKS Partners, Inc.; CKS Interactive, Inc.; and CKS Pictures, Inc. (collectively, the Former Affiliates). The accompanying consolidated financial statements have been prepared on the basis that these entities were combined at the beginning of their existence for financial reporting purposes. The combined entities have been under common control since inception and have been included in the consolidated financial statements at historical cost, in a manner similar to a pooling of interests, since their respective dates of inception. All transactions and accounts between the combined entities have been eliminated in the accompanying consolidated financial statements.

  In accordance with the merger of the Former Affiliates, each entity's capital stock was converted, using a predetermined conversion factor, to give effect to the merger. All share and per share information has been retroactively restated to give effect to the merger.

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying consolidated financial statements have been restated to reflect the effect of the mergers accounted for as poolings of interests with McKinney & Silver (M&S) and SiteSpecific, Inc. (SiteSpecific) discussed in Note 3.

 Cash Equivalents and Marketable Securities

  The Company considers all highly liquid investments purchased with a remaining maturity of 90 days or less to be cash equivalents.

  The Company classifies its investments in certain debt and equity securities as "available-for-sale." Such investments are recorded at fair value, with unrealized gains and losses, net of taxes, reported as a separate component of stockholders' equity. The cost of securities sold is based upon the specific identification method.

 Fair Value of Financial Instruments and Concentrations of Credit Risk

  The carrying value of the Company's financial instruments, including accounts receivable, approximates fair market value.

  Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of marketable securities and accounts receivable. The Company's services are provided to clients in a variety of industries. The Company performs ongoing credit evaluations of its clients, generally does not require collateral, and records allowances for potential credit losses.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

 Property and Equipment

  Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over estimated useful lives of three to seven years. Leasehold improvements are amortized over the lesser of their useful lives or the remaining term of the related lease.

 Goodwill

  Goodwill is amortized on a straight-line basis over 20 years. Accumulated amortization amounted to $1,105,000 as of November 30, 1997.

 Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  On December 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 121 requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparison of its carrying amount to future net cash flows the property and equipment are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property and equipment exceeds its fair value. To date, the Company has made no adjustments to the carrying value of its long-lived assets.

 Use of Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Revenue Recognition

  Revenues generally are derived from fixed fee arrangements and are recognized on the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. Fees and expenditures in excess of billings represent the costs incurred and anticipated profits earned on projects in progress in excess of amounts billed and are recorded as an asset. Billings in excess of fees and expenditures represent amounts billed in excess of costs incurred and estimated profit earned and are recorded as a liability. Such billings generally are at the beginning of contract periods and are in accordance with contract provisions. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is accrued for the excess.

  Commissions earned from advertising placed with media generally are recorded at the time the advertising appears or is broadcast. Commissions earned for production expenditures and fees derived from other services are recognized upon performance of the services.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

 Income Taxes

  The Company records income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  As a partnership, M&S's earnings were taxed at the individual partner level, therefore no provision for income taxes has been made in the accompanying consolidated financial statements for income attributable to M&S. The accompanying consolidated statements of income include a provision for income taxes on an unaudited pro forma basis as if M&S had been a C corporation fully subject to income taxes, for all periods presented.

 Net Income Per Share


  On December 1, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using the treasury stock method for options and warrants after giving effect to contingently issuable shares under acquisition agreements. The Company has restated net income per share for all periods presented in accordance with SFAS No. 128.

 Stock-Based Compensation

  The Company accounts for stock-based awards to employees using the intrinsic value method.

 Foreign Currency Translation

  The functional currency for the Company's foreign subsidiary is the local currency. Financial statements for the foreign subsidiary are translated using the current exchange rate for the balance sheet and the average exchange rate during the year for the statement of income. Translation adjustments are included as a separate component of stockholders' equity.

 Unaudited Interim Financial Statements

  The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim consolidated financial information. In the opinion of management, the accompanying unaudited consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the Company's financial position as of May 31, 1998, and the results of its operations and its cash flows for the six month periods ended May 31, 1998 and June 1, 1997.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

2. UNAUDITED PRO FORMA NET INCOME AND PRO FORMA NET INCOME PER SHARE

  Pro forma net income gives effect to the pooling-of-interests combination between the Company and M&S during fiscal 1997. M&S was a general partnership and, as a result, M&S's historical results of operations prior to the acquisition by the Company, which have been included with the Company's under the pooling-of-interests method, do not include a provision for income taxes. Pro forma net income and net income per share data include a tax provision as if M&S had been a taxable "C" corporation for all periods.

  Reconciliation of basic and diluted net income per share and pro forma net income per share (in thousands, except per share data):

                                                      YEARS ENDED NOVEMBER 30,
                         -----------------------------------------------------------------------------------
                                    1997                        1996                        1995
                         --------------------------- --------------------------- ---------------------------
                         PRO FORMA         PRO FORMA PRO FORMA         PRO FORMA PRO FORMA         PRO FORMA
                         NET INCOME SHARES    EPS    NET INCOME SHARES    EPS    NET INCOME SHARES    EPS
                         ---------- ------ --------- ---------- ------ --------- ---------- ------ ---------
Basic net income per
 share..................   $7,348   14,633   $0.50     $8,367   13,646   $0.61     $4,051    9,176   $0.44
Effect of dilutive
 common equivalent
 shares:
  Options...............      --       875                --       577                --       198
  Contingent shares.....      --        82                --       212                --     1,891
                                    ------   -----     ------   ------   -----     ------   ------   -----   ---
Diluted net income per
 share..................   $7,348   15,590   $0.47     $8,367   14,435   $0.58     $4,051   11,265   $0.36
                           ======   ======   =====     ======   ======   =====     ======   ======   =====
                                            SIX MONTHS ENDED
                         -------------------------------------------------------
                                MAY 31, 1998                JUNE 1, 1997
                         --------------------------- ---------------------------
                                                     PRO FORMA         PRO FORMA
                         NET INCOME SHARES    EPS    NET INCOME SHARES    EPS
                         ---------- ------ --------- ---------- ------ ---------
Basic net income per
 share..................   $4,011   15,303   $0.26     $3,753   14,379   $0.26
Effect of dilutive
 common equivalent
 shares:
  Options...............      --       561                --       756
  Contingent shares.....      --       367                --       375
                           ------   ------   -----     ------   ------   -----
Diluted net income per
 share..................   $4,011   16,231   $0.25     $3,753   15,510   $0.24
                           ======   ======   =====     ======   ======   =====

  Diluted net income per share for the year ended November 30, 1997, does not include the effect of 416,000 shares issuable under stock options, as the effect of their inclusion would be antidilutive.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

3. BUSINESS COMBINATIONS

 Schell/Mullaney, Inc.

  On August 1, 1996, the Company acquired Schell/Mullaney, Inc. (SMI), and its results of operations have been included in the Company's consolidated financial statements from that date. Upon the closing of the merger, the shares of common stock of SMI that were issued and outstanding immediately prior to the closing were converted into 183,066 shares of the Company's common stock valued at $5,000,000. Due to the attainment of certain financial performance goals by SMI during 1997, the Company will issue approximately $4,500,000 in common stock to the former stockholders of SMI. The former stockholders also have the right to receive up to an additional $4,500,000 in common stock of the Company in 1998 upon the attainment of certain financial performance goals. The number of additional shares to be issued to the former stockholders of SMI will be determined based on the price of the Company's common stock during a period prior to the issuance dates of such shares. In the event additional shares are issued to the former stockholders of SMI, they will be recorded as additional purchase price. The acquisition was recorded as a purchase, and, as a result, the Company initially recorded goodwill of $4,577,000.

  The following summary, prepared on an unaudited pro forma basis, combines the Company's consolidated results of operations for the years ended November 30, 1996 and 1995, with SMI's results of operations for the years ended November 30, 1996, and December 31, 1995, respectively, as if SMI had been acquired as of the beginning of the periods presented (in thousands, except per share data):

                                                                   YEARS ENDED
                                                                  NOVEMBER 30,
                                                                 ---------------
                                                                  1996    1995
                                                                 ------- -------
   Revenues..................................................... $92,536 $63,429
   Pro forma net income.........................................   8,440   5,010
   Pro forma basic net income per share......................... $  0.61 $  0.54
   Shares used in pro forma basic per share computation.........  13,768   9,298
   Pro forma diluted net income per share....................... $  0.58 $  0.44
   Shares used in pro forma diluted per share computation.......  14,557  11,387

  The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

 Donovan & Green, Inc.

  On January 3, 1997, the Company acquired the assets and assumed substantially all the liabilities of Donovan & Green, Inc. (D&G), and its results of operations have been included in the Company's consolidated financial statements from that date. The Purchase Agreement provided for initial payments to D&G of $5,146,000. The Company made guaranteed payments to D&G consisting of $2,219,000 in cash and 41,259 shares of the Company's common stock on April 18, 1997 and $1,003,000 in cash and Common Stock of CKS Group on April 15, 1998. In addition, D&G will be entitled to receive an additional number of shares of common stock of the Company with a value of $497,000 over the next fiscal year. D&G also has the right to receive additional payments if the subsidiary attains certain earnings goals during the 1998, 1999, and 2000 fiscal years. D&G may receive $889,000 in cash and shares of the Company's common stock with a value of $444,000 in each of 1998 and 1999 if the subsidiary meets its earnings goals for the 1997 and 1998 fiscal years. To the extent that the subsidiary exceeds its earnings goals for the 1998, 1999, and 2000 fiscal years by more

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

than 10%, D&G will be entitled to receive cash and common stock of the Company with a combined value of up to $1,000,000 per year for each of these three years. D&G did not meet its earnings goals for the year ended November 30, 1997. The acquisition was recorded as a purchase, and, as a result, the Company initially recorded goodwill of $8,333,000. In the event additional contingent consideration is issued to the former stockholders of D&G, it will be recorded as additional purchase price.

  The following summary, prepared on an unaudited pro forma basis, combines the Company's consolidated results of operations for the year ended November 30, 1996, with D&G's results of operations for the year ended December 31, 1996, as if D&G had been acquired as of the beginning of the period presented (in thousands, except per share data):

                                                                 YEAR ENDED
                                                              NOVEMBER 30, 1996
                                                              -----------------
   Revenue...................................................      $93,158
   Pro forma net income......................................      $ 7,705
   Pro forma basic net income per share......................      $  0.56
   Shares used basic in pro forma basic per share computa-
    tion.....................................................       13,724
   Pro forma diluted net income per share....................      $  0.53
   Shares used in pro forma diluted per share computation....       14,513

  The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

 CKS Holding Deutschland GmbH

  On March 10, 1997, The Company acquired all of the capital stock of CKS Holding (Deutschland) GmbH (formerly Elektronische Publikationen GmbH), a German corporation (CKS GmbH), and its results of operations have been included in the Company's consolidated financial statements from that date. In consideration for the sale of their shares in CKS GmbH, the former shareholders of CKS GmbH received $2,925,000 in cash and 86,603 shares of CKS common stock. The acquisition of the capital stock of CKS GmbH was treated as a purchase and, as a result, the Company initially recorded goodwill of approximately $5,592,000. Also, under the original purchase agreement, the Company was required to make a guaranteed payment of $672,000 in cash and Common Stock of CKS Group in fiscal 1998. In addition, the former shareholders of CKS GmbH had the right to receive up to an additional $10,000,000 in cash and additional shares of Common Stock of CKS Group during fiscal 1998, 1999, and 2000 upon attainment of certain earnings goals by CKS GmbH. On April 27, 1998, the Company and the former shareholders of CKS GmbH terminated the original purchase agreement with respect to the right of the former shareholders of CKS GmbH to receive additional cash and Common Stock of CKS Group in future years and negotiated the terms of a new purchase agreement. Under the new purchase agreement, the Company paid to the former shareholders of CKS GmbH $6,241,000 in cash in April 1998 and granted the former shareholders of CKS GmbH the right to receive an additional cash payment on September 20, 1998 of up to approximately $308,000 if the subsidiary attains a certain earnings goal during the six month period ending August 31, 1998. In the event additional contingent consideration is paid to the former shareholders of CKS GmbH, it will be recorded as additional purchase price. Pro forma financial information giving effect to the acquisition of the capital stock of CKS GmbH has not been presented because such pro forma results would not have differed materially from the Company's actual results.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

 Gormley & Partners, Inc.

  On March 12, 1997, the Company acquired certain assets of Gormley & Partners, Inc. (Gormley), a Connecticut corporation, and its results of operations have been included in the Company's consolidated financial statements from that date. The Purchase Agreement provided for an initial payment of $3,150,000 in cash and 40,206 shares of CKS common stock to Gormley and a guaranteed payment to Gormley consisting of $1,500,000 in cash and Common Stock of CKS Group on April 15, 1998. In addition, Gormley will be entitled to receive additional payments upon the attainment of certain performance goals over the next three fiscal years. The acquisition was accounted for as a purchase, and, as a result, the Company initially recorded goodwill of $5,793,000. In the event additional consideration is paid to Gormley, it will be recorded as additional purchase price. Pro forma financial information giving effect to the acquisition of certain assets of Gormley has not been presented because pro forma results would not have differed materially from the Company's consolidated results of operations.

 McKinney & Silver

  On January 31, 1997, the Company issued 841,291 shares of its common stock for all of the partnership units and residual partnership interests of M&S. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of M&S. In M&S's historical financial statements, certain direct operating expenses were offset against revenues. Such amounts have been reclassified in the accompanying consolidated financial statements to conform to CKS's presentation. The effect of the reclassification was to increase both revenues and other direct operating expenses by $13,614,000 and $9,593,000 during 1996 and 1995, respectively.

  Prior to the combination, M&S's fiscal year ended on December 31. In recording the business combination, M&S's financial statements as of and for each of the years in the two-year period ended December 31, 1996, have been combined with the Company's consolidated financial statements as of and for each of the years in the two-year period ended November 30, 1996.

  In 1997, M&S changed its fiscal year-end to the Sunday nearest November 30 to conform to CKS's fiscal year-end. M&S's unaudited results of operations for the month ended December 31, 1996, included revenues of $2,230,000 and net income of $248,000. An adjustment has been made to stockholders' equity as of November 30, 1997, to eliminate the effect of including M&S's unaudited results of operations for the month ended December 31, 1996, in both the years ended November 30, 1997 and 1996.

  In connection with the merger with M&S, the Company recorded a nonrecurring charge for transaction related costs of $1,593,000 in the first quarter of fiscal 1997, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs. In addition, because the merger is a taxable transaction, in the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase to stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

 SiteSpecific, Inc.

  On June 17, 1997, the Company issued 241,108 shares of its common stock for all of the outstanding capital stock of SiteSpecific, and assumed options to purchase 18,884 shares of common stock under an option plan. The merger has been accounted for as a pooling of interests, and, accordingly, the Company's consolidated financial statements have been restated for all periods prior to the merger to include the results of operations, financial position, and cash flows of SiteSpecific.

  Prior to the combination, SiteSpecific's fiscal year ended on December 31. In recording the business combination, SiteSpecific's financial statements as of December 31, 1996, and for the year ended December 31, 1996, and from inception to December 31, 1995, have been combined with the Company's consolidated financial statements as of and for each of the years in the two-year period ended November 30, 1996.

  In 1997, SiteSpecific changed its fiscal year-end to the Sunday nearest November 30 to conform to CKS's fiscal year-end. SiteSpecific's unaudited results of operations for the month ended December 31, 1996, included revenues of $302,000 and net income of $16,000. An adjustment has been made to stockholders' equity as of November 30, 1997, to eliminate the effect of including SiteSpecific's unaudited results of operations for the month ended December 31, 1996, in both the years ended November 30, 1997 and 1996.

  In connection with the merger with SiteSpecific, the Company recorded a nonrecurring charge for transaction related costs of approximately $859,000 in the third quarter of fiscal 1997, consisting primarily of fees for attorneys, accountants, financial printing, and other related costs.

  Revenues and net income for the individual entities as previously reported were as follows (in thousands):

                                                                  YEARS ENDED
                                                                 NOVEMBER 30,
                                                                ----------------
                                                                 1996     1995
                                                                -------  -------
   Revenues:
     CKS....................................................... $56,951  $34,792
     M&S.......................................................  29,448   23,326
     SiteSpecific..............................................   1,849      265
                                                                -------  -------
                                                                $88,248  $58,383
                                                                =======  =======
   Net income (loss):
     CKS....................................................... $ 5,679  $ 1,366
     M&S.......................................................   5,079    4,436
     SiteSpecific..............................................    (309)       7
                                                                -------  -------
                                                                $10,449  $ 5,809
                                                                =======  =======

                     CKS GROUP, INC. AND SUBSIDIARIES

                     NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

4. MARKETABLE SECURITIES

  Marketable securities consisted of the following as of November 30, 1997 (in thousands):

                                                     GROSS      GROSS
                                                   UNREALIZED UNREALIZED  FAIR
                                            COST     GAINS      LOSSES    VALUE
                                           ------- ---------- ---------- -------
   Municipal obligations.................. $24,029    $12        --      $24,041
                                           =======    ===        ===     =======

  Marketable securities consisted of the following as of November 30, 1996 (in thousands):

                                                    GROSS      GROSS
                                                  UNREALIZED UNREALIZED  FAIR
                                           COST     GAINS      LOSSES    VALUE
                                          ------- ---------- ---------- -------
   Municipal obligations................. $37,771   $ --       $ --     $37,771
   Marketable equity security............     189     --          65        124
                                          -------   -----      -----    -------
                                          $37,960   $ --       $  65    $37,895
                                          =======   =====      =====    =======

  The contractual maturities of available-for-sale debt securities, regardless of their balance sheet classification as of November 30, 1997, were as follows (in thousands):

                                                                         FAIR
                                                                 COST    VALUE
                                                                ------- -------
   Due within one year......................................... $11,329 $11,333
   Due after one year through five years.......................     --      --
   Due after five years through ten years......................   1,900   1,908
   Due after ten years.........................................  10,800  10,800
                                                                ------- -------
                                                                $24,029 $24,041
                                                                ======= =======

5. PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following (in thousands):

                                                                NOVEMBER 30,
                                                               ----------------
                                                                1997     1996
                                                               -------  -------
   Computer equipment and software............................ $ 5,628  $ 3,375
   Furniture and fixtures.....................................   2,702    2,459
   Video production equipment.................................     954      928
   Leasehold improvements.....................................   2,386    1,430
                                                               -------  -------
                                                                11,670    8,192
   Less accumulated depreciation and amortization.............  (5,821)  (3,621)
                                                               -------  -------
                                                               $ 5,849  $ 4,571
                                                               =======  =======

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

6. NOTES PAYABLE

  During 1996, the Company entered into a $500,000 line of credit with a bank bearing interest at the bank's prime rate plus 0.25% (8.75% as of November 30, 1997). Borrowings are unsecured and the line of credit expires on January 31, 1998. As of November 30, 1997, the Company has no amounts outstanding under the line of credit.

  In July 1995, the Company entered into a credit agreement with a bank for $4,600,000, including a $3,000,000 line of credit, a $1,000,000 equipment line of credit, and a $600,000 term loan to refinance existing debt. The equipment line of credit and term loan expired during 1997. The $3,000,000 line of credit, bearing interest at the bank's prime rate (8.5% as of November 30, 1997), expires on March 31, 1998. Borrowings are secured by all assets of the Company. As of November 30, 1997, the Company has no amounts outstanding under the line of credit.

                                                                 NOVEMBER 30,
                                                                 -------------
                                                                  1997   1996
                                                                 ------  -----
                                                                     (IN
                                                                  THOUSANDS)
   $600,000 bank line of credit; prime rate plus 1.0% (9.5% as of November 30, 1997); due March 1998....................... $  500  $ --
   Borrowings under term loan; prime rate plus 1.0% (9.5% as of
    November 30, 1997); due March 2002..........................    260    --
   Borrowings under term loan; prime rate plus 1.5%; due Decem-
    ber 2000....................................................    --     163
   Borrowings under term loan; prime rate plus 0.75%; due July
    1997........................................................    --      89
   Purchase contracts, with interest at 5.7% to 14.0%; expiring
    at various dates through December 1, 2000...................    240    190
   Other........................................................    504    493
                                                                 ------  -----
                                                                  1,504    935
   Less current maturities......................................   (765)  (433)
                                                                 ------  -----
                                                                 $  739  $ 502
                                                                 ======  =====

  Future maturities of notes payable are as follows: $765,000 in fiscal 1998; $211,000 in fiscal 1999; $178,000 in fiscal 2000; $125,000 in fiscal 2001;
$104,000 in fiscal 2002; and $121,000 thereafter.

  As of May 31, 1998, the Company and its subsidiaries had $3,860,000 in credit facilities available under revolving lines of credit. The credit facilities were secured by all the assets of the Company and bear interest at rates of prime to prime plus 1%. At May 31, 1998, there was $484,000 of indebtedness outstanding under these credit facilities. These credit agreements are scheduled to expire between July 31, 1998 and September 30, 1998.

7. RELATED PARTY TRANSACTIONS

  In 1990, M&S redeemed the equity interest of the principal partner. Consideration provided by the redemption agreement included a contingent amount of 50% of the M&S adjusted income (as defined by the redemption agreement), for the years 1991 through 1996, and 33 1/3% of such adjusted income for the years 1997 through 2000. The redemption agreement also provided for specific payout terms should the business be sold in years 1 through 10. As of November 30, 1996, the current portion of liabilities to related parties included $1,804,000 related to this arrangement. This amount was paid during the year ended November 30, 1997.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

  M&S reached an agreement with the estate of a deceased partner to redeem all of her partnership shares for $457,000. The redemption agreement provided for an initial $100,000 payment in December 1996 with the balance payable in quarterly installments without interest over four years. The balance was paid fully as of November 30, 1997.

8. OPERATING LEASES

  As of November 30, 1997, the Company maintains an executive office and two operating offices in Northern California as well as operating offices in Oregon, New York, Washington D.C., Georgia, North Carolina, Connecticut, Germany, Austria, Switzerland, France and the United Kingdom. The Company generally is responsible for maintaining public liability and property damage insurance on the leased property and also is responsible for certain operating expenses and property taxes. The facilities' leases begin to expire in 1998, but contain renewal options to extend lease terms for up to six years. The Company also leases office equipment under various operating leases, which begin to expire in 1998.

  Total rent expense for facilities and office equipment was approximately $6,443,000, $4,427,000, and $2,935,000 for the years ended November 30, 1997,
1996, and 1995, respectively.

  Future minimum operating lease payments for facilities and equipment are as follows (in thousands):

   FISCAL YEAR ENDING NOVEMBER 30,
   -------------------------------
     1998.............................................................. $ 3,973
     1999..............................................................   3,506
     2000..............................................................   2,662
     2001..............................................................   1,356
     2002..............................................................     602
                                                                        -------
                                                                        $12,099
                                                                        =======

9. STOCKHOLDERS' EQUITY

 Stock Option Plans

  As of November 30, 1997, the Company had five stock option plans, which are described below:

 1995 Series B Common Stock Plan

  On April 28, 1995, the Company's Board of Directors approved the 1995 Series B Common Stock Plan (the Plan). Under the Plan, 750,000 shares of Series B common stock have been reserved for issuance. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Company's Board of Directors. The Plan expires 10 years after adoption.

  Series B common stock possessed the same rights and privileges as common stock except that each share was entitled to one-tenth the dividend, if declared, on common stock and one-tenth the voting privilege and liquidation preference as a share of common stock. Series B common stock converted automatically on a one-for-one basis into common stock upon the closing of the Company's IPO.

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

  The Plan provides that (i) the exercise price per share of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant; (ii) the option exercise price per share for a nonstatutory stock option will be no less than 85% of the fair market value; and (iii) the exercise price of an incentive stock option for an optionee who possesses more than 10% of the total combined voting power of all classes of stock shall be no less than 110% of the fair market value; all as determined by the Company's Board of Directors. Options generally vest 25% after one year and then ratably over 36 months thereafter.

 1995 Stock Plan

  In October 1995, the Company's Board of Directors approved the 1995 Stock Plan. Under the 1995 Stock Plan, options to purchase common stock and rights to purchase common stock may be granted to eligible employees, officers, and consultants of the Company. The Company's Board of Directors, or a committee thereof, has the authority to select the persons to whom awards are granted and determine the terms of each award. The total number of shares reserved for issuance under the 1995 Stock Plan is 2,600,000. Options granted under the 1995 Stock Plan generally vest 25% after one year and ratably over 36 months thereafter and are exercisable for 10 years.

 1995 Director Option Plan

  Under the 1995 Directors' Option Plan (the Directors' Option Plan), a total of 100,000 shares are reserved for issuance. The Directors' Option Plan provides that each nonemployee director will be granted an option to purchase 20,000 shares of common stock on the date on which the optionee first becomes a director of the Company. Thereafter each nonemployee director will be granted an option to purchase 5,000 shares of common stock on the first day of each year after adoption of the Directors' Option Plan. Each option becomes exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant and are exercisable for 10 years. The exercise price of all options granted under the Directors' Option Plan will be equal to the fair market value of the Company's common stock on the date of grant.

 1996 Supplemental Stock Plan

  In April 1997, the Company's Board of Directors approved the 1996 Supplemental Stock Plan (the 1996 Stock Plan). Under the 1996 Stock Plan, options to purchase common stock may be granted to eligible employees and consultants of the Company. The total number of shares reserved for issuance under the 1996 Stock Plan is 1,000,000. Options granted under the 1996 Stock Plan generally vest 25% after one year and then ratably over 36 months thereafter and are exercisable for 10 years.

 SiteSpecific Option Plan

  In connection with the SiteSpecific merger discussed in Note 3, options granted pursuant to the SiteSpecific Option Plan were assumed by the Company, thereby allowing participants to purchase CKS stock in amounts and at prices adjusted to reflect the exchange ratio of the merger.

 1995 Employee Stock Purchase Plan

  The Company's 1995 Employee Stock Purchase Plan (the Purchase Plan) was approved by the Company's Board of Directors in October 1995 and provides for the purchase of shares of the Company's

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

common stock by eligible employees. A total of 300,000 shares of common stock have been reserved for issuance under the Purchase Plan. Eligible employees may purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. Shares are purchased on the last day of each purchase period. The price at which stock may be purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the Company's common stock at the beginning of a rolling two-year offering period or the last day of each semiannual purchase period. During fiscal 1997 and 1996, shares totaling 128,549 and 100,708, respectively, were issued under the Purchase Plan at average prices of $13.90 and $14.72 per share, respectively.

 Repricings

  In November 1996, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $20.00 per share to reduce their exercise price to $20.00 per share.

  In December 1997, the Company's Board of Directors authorized the repricing of outstanding options to purchase the Company's common stock with exercise prices in excess of $13.5625 per share to reduce their exercise price to $13.5625 per share.

 Fair Value Disclosures

  The Company uses the intrinsic value method in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock options. Had compensation cost for the Company's stock option plans been determined consistent with SFAS No. 123, the Company's pro forma net income and pro forma net income per share would have been reduced to the "as adjusted" amounts indicated below (in thousands, except per share data):

                                                                 NOVEMBER 30,
                                                                 --------------
                                                                  1997    1996
                                                                 ------  ------
   Net income (loss):
     As reported--pro forma..................................... $7,348  $8,367
     As adjusted................................................   (245)  6,165
   Net income (loss) per share:
     As reported--pro forma basic...............................   0.50    0.61
     As adjusted--basic.........................................  (0.02)   0.45
     As reported--pro forma diluted.............................   0.47    0.58
     As adjusted--diluted.......................................  (0.02)   0.43

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: 1997 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.18%, and weighted-average expected life of 3.5 years; 1996 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.00%, and weighted-average expected life of 3.5 years.

  The fair value of purchase rights granted under the Purchase Plan is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants: 1997 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 6.77%, and weighted-average expected

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

life of 1.15 years; 1996 -- zero dividend yield, expected volatility of 80%, risk-free interest rate of 5.33%, and weighted-average expected life of 1.16 years. The weighted-average fair value of purchase rights granted under the Purchase Plan during 1997 and 1996 was $17.31 and $8.45 per share, respectively.

  The effects of applying SFAS No. 123 in this pro form disclosure is not indicative of the effects on reported results for future years. SFAS No. 123 has not been applied to awards prior to 1996 and additional awards in future years are anticipated.

 Stock Option Plan Activity

  Activity related to the Company's fixed stock option plans is as follows:

                                             YEARS ENDED NOVEMBER 30,
                             ------------------------------------------------------------
                                    1997                 1996                1995
                             -------------------- -------------------- ------------------
                                        WEIGHTED-            WEIGHTED-          WEIGHTED-
                                         AVERAGE              AVERAGE            AVERAGE
                                        EXERCISE             EXERCISE           EXERCISE
                              SHARES      PRICE    SHARES      PRICE   SHARES     PRICE
                             ---------  --------- ---------  --------- -------  ---------
   Outstanding at beginning
    of year................  1,529,856   $13.94     634,216   $ 2.30       --     $ --
   Granted.................  1,537,556    25.65   1,949,700    23.65   648,022     2.29
   Exercised...............   (351,412)    8.49     (82,685)    1.24       --       --
   Forfeited...............   (452,812)   19.45    (971,375)   26.91   (13,806)    1.62
                             ---------            ---------            -------
   Outstanding at end of
    year...................  2,263,188    21.58   1,529,856    13.94   634,216     2.30
                             =========            =========            =======
   Exercisable at year-end.    265,628    11.77     211,931     1.65   125,998     0.50
                             =========            =========            =======
   Weighted-average fair
    value of options
    granted during the
    year...................               15.22                10.32

  The following table summarizes information about fixed stock options outstanding as of November 30, 1997:

                                   UNEXERCISED                        EXERCISABLE
                   ------------------------------------------- --------------------------
                             WEIGHTED-AVERAGE
                    NUMBER      REMAINING     WEIGHTED-AVERAGE  NUMBER   WEIGHTED-AVERAGE
                   OF SHARES CONTRACTUAL LIFE  EXERCISE PRICE  OF SHARES  EXERCISE PRICE
                   --------- ---------------- ---------------- --------- ----------------
   $ 0.50--$12.56    346,855       7.83 years      $ 4.48       137,749       $ 2.97
    20.00-- 29.75  1,500,326       9.02             22.15       119,129        20.12
    31.00-- 42.00    416,007       9.61             33.78         8,750        36.50
                   ---------                                    -------
    $0.50--$42.00  2,263,188       8.95             21.58       265,628        11.77
                   =========                                    =======

                     CKS GROUP, INC. AND SUBSIDIARIES

                     NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

10. INCOME TAXES

 Historical Income Taxes

  The provision for income taxes consisted of the following (in thousands):

                                                       YEARS ENDED NOVEMBER
                                                                30,
                                                       -----------------------
                                                        1997    1996     1995
                                                       ------  -------  ------
   Current:
    Federal........................................... $1,562  $ 2,328  $1,201
    State.............................................    818      942     340
    Foreign...........................................    450      --      --
                                                       ------  -------  ------
   Total Current:                                       2,830    3,270   1,541
                                                       ------  -------  ------
   Deferred:
    Federal...........................................   (771)    (937)   (374)
    State.............................................    (85)    (233)   (102)
                                                       ------  -------  ------
   Total Deferred:                                       (856)  (1,170)   (476)
                                                       ------  -------  ------
    Charge in lieu of taxes attributable to employee
     stock option plans...............................  3,343      926     --
                                                       ------  -------  ------
                                                       $5,317  $ 3,026  $1,065
                                                       ======  =======  ======

  The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below (in thousands):

                                                                NOVEMBER 30,
                                                               ---------------
                                                                1997     1996
                                                               -------  ------
   Deferred tax assets:
    Accounts receivable allowances............................ $   533  $  327
    Depreciation..............................................     230     314
    Federal benefit of state taxes............................     --      266
    Basis of assets for tax purposes in excess of book for
     taxable pooling..........................................  10,280     --
    Deferred compensation.....................................     206     657
    Benefit and other accruals................................     256     231
    Other.....................................................     313     163
                                                               -------  ------
     Total deferred tax assets................................  11,818   1,958
                                                               -------  ------
   Deferred tax liabilities:
    Change from cash to accrual method of accounting for in-
     come tax purposes........................................    (278)   (620)
                                                               -------  ------
     Total deferred tax liabilities...........................    (278)   (620)
                                                               -------  ------
     Total deferred tax assets................................ $11,540  $1,338
                                                               =======  ======

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)


  The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                    YEARS ENDED NOVEMBER 30,
                                                    ---------------------------
                                                     1997      1996      1995
                                                    -------- --------  --------
   Federal tax statutory rate......................    35.0%     35.0%     34.0%
   Partnership benefit.............................    (2.4)    (12.7)    (22.0)
   State income taxes, net of federal benefit......     6.6       3.8       3.5
   Tax exempt income...............................    (3.1)     (3.6)      --
   Merger costs....................................     2.3       --        --
   Other...........................................     2.7       --        --
                                                    -------  --------  --------
                                                       41.1%     22.5%     15.5%
                                                    =======  ========  ========

  The Company has net operating loss carryforwards for federal income tax purposes of approximately $750,000, which expire beginning in 2010 through 2012.

 Unaudited Pro Forma Income Taxes

  The pro forma provision for income taxes reflects the income tax expense that would have been reported if M&S (a partnership for income tax reporting purposes) had been a C corporation for each of the years in the three-year period ended November 30, 1997. The components of pro forma income taxes are as follows (in thousands):

                                                       YEARS ENDED NOVEMBER
                                                                30,
                                                       -----------------------
                                                        1997    1996     1995
                                                       ------  -------  ------
   Current:
     Federal.......................................... $1,771  $ 4,008  $2,612
     State............................................    927    1,344     687
     Foreign..........................................    450      --      --
                                                       ------  -------  ------
       Total current..................................  3,148    5,352   3,299
                                                       ------  -------  ------
   Deferred:
     Federal..........................................   (771)    (937)   (374)
     State............................................    (85)    (233)   (102)
                                                       ------  -------  ------
       Total deferred.................................   (856)  (1,170)   (476)
                                                       ------  -------  ------
   Charge in lieu of taxes attributable to employee
    stock option plans................................  3,343      926     --
                                                       ------  -------  ------
       Total pro forma provision for income taxes..... $5,635  $ 5,108  $2,823
                                                       ======  =======  ======

  The Company's pro forma effective rate differs from statutory federal income tax rate as follows:

                                                    YEARS ENDED NOVEMBER 30,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
   Federal tax statutory rate.....................     35.0%     35.0%     34.0%
   State tax expenses, net of federal benefit.....      7.1       6.4       5.7
   Tax exempt income..............................     (3.1)     (3.6)      --
   Merger costs...................................      2.3       --        --
   Other..........................................      2.1       0.1       1.4
                                                   --------  --------  --------
   Pro forma income tax expense...................     43.4%     37.9%     41.1%
                                                   ========  ========  ========

                     CKS GROUP, INC. AND SUBSIDIARIES

                    NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

  On an unaudited pro forma basis, the tax effects of temporary differences that give rise to the significant portions of the unaudited pro forma deferred tax assets and liabilities do not differ significantly from the historical amounts presented above as of November 30, 1997 and 1996. Because the merger with M&S was a taxable transaction, during the first quarter of fiscal 1997, CKS recorded a deferred tax asset and an increase in stockholders' equity of approximately $9,346,000 for the difference between the financial statement and tax carrying amounts of M&S's net assets upon the closing of the transaction.

11. SIGNIFICANT CUSTOMERS

  During the years ended November 30, 1997 and 1996, professional fees from an automotive manufacturer amounted to approximately $19,442,000 and $12,429,000, respectively, representing approximately 15% and 14%, respectively, of total revenues. During the year ended November 30, 1995, professional fees from a cruise ship operator, the automotive manufacturer, and a major telecommunications company amounted to approximately $7,608,000, $8,222,000, and $6,730,000, respectively, representing approximately 13%, 14%, and 12%, respectively, of total revenues.

  The cruise ship operator owed the Company a total of approximately $6,036,000 and $6,741,000 as of November 30, 1997 and 1996, respectively. The automotive manufacturer owed the Company approximately $15,344,000 as of November 30, 1997.

12. MERGER WITH USWEB--UNAUDITED

  On September 1, 1998, the Company entered into an Agreement and Plan of Reorganization with USWeb Corporation (USWeb) pursuant to which each of the outstanding shares of the Company's common stock will be exchanged for 1.5 shares of USWeb common stock and all of the outstanding options to purchase the Company's common stock will be assumed and converted into options to acquire shares of USWeb common stock at a ratio of 1.5 shares of USWeb common stock to one shares of the Company's common stock. The merger is intended to be accounted for as a pooling of interests.

                     CKS GROUP, INC. AND SUBSIDIARIES

                     NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)

13. SUMMARY OF QUARTERLY RESULTS OF OPERATIONS--UNAUDITED

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED
                                             ----------------------------------
                                             MARCH 2, JUNE 1, AUG. 31, NOV. 30,
                                               1997    1997     1997     1997
                                             -------- ------- -------- --------
Revenues.................................... $24,319  $35,911 $39,750  $33,622
                                             -------  ------- -------  -------
Operating expenses:
 Direct salaries and related expenses.......   7,110    8,345   8,870   10,389
 Other direct operating expenses............   8,858   14,560  16,820   13,714
 General and administrative expenses........   5,355    7,514   7,880    7,205
 Depreciation and amortization..............     563      851     812      870
 Merger costs...............................   1,593      --      859      --
                                             -------  ------- -------  -------
  Total operating expenses..................  23,479   31,270  35,241   32,178
                                             -------  ------- -------  -------
Operating income............................     840    4,641   4,509    1,444
Other income, net...........................     523      267     198      561
                                             -------  ------- -------  -------
  Income before taxes.......................   1,363    4,908   4,707    2,005
Income taxes................................     174    2,026   2,327      790
                                             -------  ------- -------  -------
  Net income................................ $ 1,189  $ 2,882 $ 2,380  $ 1,215
                                             =======  ======= =======  =======
Pro forma net income and per share data:
Income before income taxes, as reported..... $ 1,363
Pro forma income taxes......................     492
                                             -------
Pro forma net income........................ $   871
                                             =======
Basic net income per share..................          $  0.20 $  0.16  $  0.08
                                                      ======= =======  =======
Pro forma basic net income per share ....... $  0.06
                                             =======
Shares used in basic per share computation..  14,112   14,511  14,732   15,202
                                             =======  ======= =======  =======
Diluted net income per share................          $  0.18 $  0.15  $  0.07
                                                      ======= =======  =======
Pro forma diluted net income per share...... $  0.06
                                             =======
Shares used in diluted per share computa-
 tion.......................................  15,215   15,620  16,072   16,442
                                             =======  ======= =======  =======

                     CKS GROUP, INC. AND SUBSIDIARIES

                     NOVEMBER 30, 1997, 1996, AND 1995

 (INFORMATION AS OF MAY 31, 1998 AND FOR THE SIX MONTHS ENDED MAY 31, 1998 AND
                        JUNE 1, 1997 IS UNAUDITED)


                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED
                                    --------------------------------------------
                                    FEBRUARY 29, MAY 31, AUGUST 31, NOVEMBER 30,
                                        1996      1996      1996        1996
                                    ------------ ------- ---------- ------------
Revenues..........................    $14,086    $23,244  $24,682     $26,236
                                      -------    -------  -------     -------
Operating expenses:
 Direct salaries and related ex-
  penses..........................      4,400      5,349    6,009       7,204
 Other direct operating expenses..      5,207     10,302   10,667       9,239
 General and administrative ex-
  penses..........................      2,951      4,035    4,461       5,567
 Depreciation and amortization....        285        335      399         477
 Merger costs.....................        --         --       --          --
                                      -------    -------  -------     -------
  Total operating expenses........     12,843     20,021   21,536      22,487
                                      -------    -------  -------     -------
Operating income..................      1,243      3,223    3,146       3,749
Other income, net.................        338        582      445         749
                                      -------    -------  -------     -------
  Income before income taxes......      1,581      3,805    3,591       4,498
Income taxes......................        349        886      819         972
                                      -------    -------  -------     -------
  Net income......................    $ 1,232    $ 2,919  $ 2,772     $ 3,526
                                      =======    =======  =======     =======
Pro forma net income and per share
 data:
 Income before income taxes, as
  reported........................    $ 1,581    $ 3,805  $ 3,591     $ 4,498
 Pro forma income taxes...........        595      1,451    1,366       1,696
                                      -------    -------  -------     -------
 Pro forma net income.............    $   986    $ 2,354  $ 2,225     $ 2,802
                                      =======    =======  =======     =======
 Pro forma basic net income per
  share...........................    $  0.07    $  0.17  $  0.16     $  0.20
                                      =======    =======  =======     =======
 Shares used in basic per share
  computation.....................     13,378     13,794   14,030      14,224
                                      =======    =======  =======     =======
 Pro forma diluted net income per
  share...........................    $  0.07    $  0.16  $  0.15     $  0.19
                                      =======    =======  =======     =======
 Shares used in diluted per share
  computation.....................     14,015     14,434   14,592      14,738
                                      =======    =======  =======     =======

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                --------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Prospectus Summary........................................................   3
Proposed CKS Merger.......................................................   5
Risk Factors..............................................................   6
Forward Looking Statements................................................  28
Use of Proceeds...........................................................  28
Market Information........................................................  28
Dividend Policy...........................................................  28
Capitalization............................................................  29
Selected Consolidated Financial Data......................................  30
Management's Discussion and Analysis of Financial
 Condition and Results of Operations......................................  32
Business..................................................................  42
Information Regarding Proposed Merger with CKS Group......................  56
Selected Historical and Selected Pro Forma Combined Financial Data........  67
CKS Group Business........................................................  70
Comparative Market Price Data.............................................  76
Management................................................................  77
Certain Transactions......................................................  88
Principal Stockholders....................................................  90
Description of Capital Stock..............................................  92
Plan of Distribution......................................................  95
Restrictions on Resale....................................................  95
Legal Matters.............................................................  95
Experts...................................................................  96
Index to Consolidated Financial Statements and Pro Forma Consolidated Fi-
 nancial Information...................................................... F-1

                               ----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              16,666,667 SHARES

                                [LOGO OF USWEB]

                                 COMMON STOCK


                               ----------------
                                   PROSPECTUS
                               ----------------

                            SEPTEMBER 28, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Reference also is made to the Certificate of Incorporation of the Registrant filed as Exhibit 3.1; the Bylaws of the Registrant, filed as Exhibit 3.2; and the form of indemnification agreement filed as Exhibit 10.1 which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

  The Registrant has obtained directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

  The indemnification provisions in the Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the 1933 Act.

  The Reorganization Agreement provides that commencing with the effectiveness of the CKS Merger, the Registrant will indemnify the current officers and directors of CKS Group for any action or inaction by such person prior to the CKS Merger.

  Reference is made to the following documents listed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                        EXHIBIT
                               DOCUMENT                                 NUMBER
                               --------                                 -------
Amended and Restated Certificate of Incorporation......................   3.1
Bylaws of Registrant (Delaware)........................................   3.2
Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers..........................  10.1

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

  3.1+    Amended and Restated Certificate of Incorporation of the Registrant.
  3.2+    Bylaws of the Registrant.
  4.1+    Form of Registrant's Common Stock Certificate.
  4.2+    Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.
  4.3+    Form of Registrant's Series A Preferred Stock Purchase Warrant.
  4.4+    Form of Registrant's Series C Preferred Stock Purchase Warrant.
  4.5+    Form of Registrant's Common Stock Purchase Warrant.
  4.6+    Form of Registrant's Signing Warrant.
  4.7+    Form of Registrant's AGR Warrant.
  4.8+    Form of Amended and Restated Investor Rights Agreement dated November
          7, 1997 among the Registrant and the other parties named therein.
  4.9**   Form of Agreement and Plan of Reorganization dated May 13, 1998 among the Registrant, USWeb Acquisition Corporation 121, Gray Peak Technol-
          ogies, Inc. and other individuals and entities named therein.
  4.10*** Agreement and Plan of Reorganization dated September 1, 1998 among the Registrant, USWeb Acquisition Corporation No. 134 and CKS Group,
          Inc.
  4.11*** Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1,
          1998 (included in Exhibit 10.19).
  5.1**   Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
 10.1+    Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.
 10.2+    1996 Stock Option Plan and related agreements.
 10.3++   1996 Equity Compensation Plan and related agreements.
 10.4++   1997 Acquisition Stock Option Plan and related agreements.
 10.5++   1997 Employee Stock Purchase Plan.
 10.6+    Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.
 10.7+    Management Continuity Agreement between the Registrant and Joseph P.
          Firmage.
 10.8+    Management Continuity Agreement between the Registrant and Tobin Co-
          rey.
 10.9+    Management Continuity Agreement between the Registrant and Sheldon
          Laube.
 10.10+   Management Continuity Agreement between the Registrant and James J.
          Heffernan.
 10.11+   Form of Affiliate Agreement.
 10.12+   Loan and Security Agreement dated September 29, 1997 between the Reg-
          istrant and Silicon Valley Bank.
 10.13+   Amendment, dated November 5, 1997 to Loan and Security Agreement dated September 29, 1997 between the Registrant and Silicon Valley
          Bank.
 10.14+   Intel-USWeb Relationship Agreement dated as of November 7, 1997 be-
          tween the Registrant and Microsoft Corporation.
 10.15**  Lease Agreement dated December 16, 1996 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa Clara, CA
          95054.

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
 10.16**  First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa
          Clara, CA 95054.
 10.17*** Form of CKS Voting Agreement between Registrant and certain stock-
          holders of CKS Group, Inc. dated September 1, 1998.
 10.18*** Form of CKS Group, Inc. Holder Agreement among Registrant, CKS Group,
          Inc. and certain stockholders of CKS Group, Inc. dated September 1,
          1998.
 10.19*** Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1,
          1998.
 11.1     Statement of computation of pro forma net loss per share.
 21.1***  Subsidiaries of the Registrant.
 23.1**   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibits
          5.1).
 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants. (see
          page II-7)
 23.3     Consent of KPMG Peat Marwick LLP, Independent Accountants (see page
          II-8).
 23.4     Consent of Ernst & Young LLP, Independent Auditors (see page II-9).
 24.1***  Power of Attorney.
 27.1     Financial Data Schedule.

---------------------

 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).

++ Incorporated by reference from the Company's Registration Statement on Form
   S-8 filed on June 3, 1998 (No. 333-55893).

** Previously filed with this Registration Statement.

*** Incorporated by reference from Company's Registration Statement on Form S-
    4 (No. 333-63323).




 (b) Financial Statement Schedules

  None.

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent, post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the application registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 20 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-4 AND HAS DULY CAUSED THIS POST EFFECTIVE AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF SANTA CLARA, STATE OF CALIFORNIA, ON THE 28TH DAY OF SEPTEMBER, 1998.

                                          USWEB CORPORATION


                                          By:
                                                /S/ CAROLYN V. AVER
                                             ----------------------------------

                                                  CAROLYN V. AVER

                                           EXECUTIVE VICE PRESIDENT AND CHIEF
                                                 FINANCIAL OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST EFFECTIVE AMENDMENT NO. 5 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 28TH DAY OF SEPTEMBER, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                               TITLE
              ---------                               -----
                   *
 ____________________________________ Chief Executive Officer and Chairman
            JOSEPH FIRMAGE             of the Board of Directors
                                       (Principal Executive Officer)


           /s/ CAROLYN AVER            Executive Vice President and Chief
  ___________________________________  Financial Officer (Principal
             CAROLYN AVER              Financial and Accounting Officer)


                   *
  ___________________________________ President, Chief Operating Officer
              TOBIN COREY              and Director


                   *
  ___________________________________
            JEFFREY BALLOWE           Director


  ___________________________________
              JAMES DALEY             Director


                   *
 ____________________________________
            JAMES HEFFERNAN           Director


                   *
  ___________________________________
              ROBERT HOFF             Director


 ____________________________________
            JOSEPH MARENGI            Director

             SIGNATURE                              TITLE
             ---------                              -----
                  *
____________________________________
            GARY RIESCHEL            Director
                  *
____________________________________
          BARRY RUBENSTEIN           Director

____________________________________
            KLAUS SCHWAB             Director

    /S/ SHELDON LAUBE

*By: _____________________

      SHELDON LAUBE

     ATTORNEY IN FACT

                                                              EXHIBIT 23.2

      CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-38351) of USWeb Corporation of our reports dated January 20, 1998 relating to the consolidated financial statements of USWeb Corporation, September 17, 1997 related to the financial statements of USWeb San Francisco, September 12, 1997 related to the financial statements of USWeb Milwaukee, September 17, 1997 related to the financial statements of USWeb LA Metro, September 18, 1997 related to the financial statements of USWeb Atlanta, September 18, 1997 related to the financial statements of USWeb DC, September 18, 1997 related to the financial statements of USWeb Pittsburgh, October 31, 1997 related to the financial statements of USWeb Chicago Metro, October 31, 1997 related to the financial statements of USWeb Hollywood (formerly KandH, Inc.), October 29, 1997 related to the financial statements of USWeb Hollywood (formerly DreamMedia, Inc.),
October 17, 1997 related to the financial statements of USWeb Marin, October 31, 1997 related to the financial statements of USWeb Long Island, October 24, 1997 related to the financial statements of USWeb Detroit, October 15, 1997 related to the financial statements of USWeb San Mateo, October 31, 1997 related to the financial statements of USWeb LA Central, November 4, 1997 related to the financial statements of USWeb Houston, November 5, 1997 related to the financial statements of USWeb New York Central (formerly Reach Networks, Inc.), March 24, 1998 related to the financial statements of Inter.logic.studios, inc., March 27, 1998 related to the financial statements of Quest Interactive Media, Inc., March 27, 1998 related to the financial statements of Ensemble Corporation, April 15, 1998 related to the financial statements of Ikonic Interactive, Inc., March 26, 1998 related to the financial statements of USWeb San Jose, and April 17, 1998 related to the financial statements of Gray Peak Technologies, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 29, 1998

                                                              EXHIBIT 23.3

          CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors

CKS Group, Inc.:

  We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-38351) of our report dated December 15, 1997, relating to the consolidated balance sheets of CKS Group, Inc. and subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1997, and the related schedule, which reports appear in the November 30, 1997, annual report on Form 10-K of CKS Group, Inc. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                          /s/ KPMG Peat Marwick LLP

Mountain View, California

September 28, 1998

                                                              EXHIBIT 23.4

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors of

CKS Group, Inc.

We consent to the use in the Prospectus constituting part of this Registration Statement (Form S-4 No. 333-38351) of our report dated January 31, 1997, with respect to the financial statements of McKinney & Silver included in the Current Report on Form 8-K/A of CKS Group, Inc. dated January 31, 1997, as amended March 6, 1997 and May 28, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

September 29, 1998

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  3.1+    Amended and Restated Certificate of Incorporation of the Registrant.
  3.2+    Bylaws of the Registrant.
  4.1+    Form of Registrant's Common Stock Certificate.
  4.2+    Amended and Restated Investors' Rights Agreement dated May 2, 1997 among the Registrant and the other parties named therein.
  4.3+    Form of Registrant's Series A Preferred Stock Purchase Warrant.
  4.4+    Form of Registrant's Series C Preferred Stock Purchase Warrant.
  4.5+    Form of Registrant's Common Stock Purchase Warrant.
  4.6+    Form of Registrant's Signing Warrant.
  4.7+    Form of Registrant's AGR Warrant.
  4.8+    Form of Amended and Restated Investor Rights Agreement dated November
          7, 1997 among the Registrant and the other parties named therein.
  4.9**   Form of Agreement and Plan of Reorganization dated May 13, 1998 among the Registrant, USWeb Acquisition Corporation 121, Gray Peak Technol-
          ogies, Inc. and other individuals and entities named therein.
  4.10*** Agreement and Plan of Reorganization dated September 1, 1998 among the Registrant, USWeb Acquisition Corporation No. 134 and CKS Group,
          Inc.
  4.11*** Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1,
          1998 (included in Exhibit 10.19).
  5.1**   Opinion of Wilson Sonsini Goodrich & Rosati regarding legality of the securities being issued.
 10.1+    Form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers.
 10.2+    1996 Stock Option Plan and related agreements.
 10.3++   1996 Equity Compensation Plan and related agreements.
 10.4++   1997 Acquisition Stock Option Plan and related agreements.
 10.5++   1997 Employee Stock Purchase Plan.
 10.6+    Form of Restricted Stock Purchase Agreement between the Registrant and certain executive officers.
 10.7+    Management Continuity Agreement between the Registrant and Joseph P.
          Firmage.
 10.8+    Management Continuity Agreement between the Registrant and Tobin Co-
          rey.
 10.9+    Management Continuity Agreement between the Registrant and Sheldon
          Laube.
 10.10+   Management Continuity Agreement between the Registrant and James J.
          Heffernan.
 10.11+   Form of Affiliate Agreement.
 10.12+   Loan and Security Agreement dated September 29, 1997 between the Reg-
          istrant and Silicon Valley Bank.
 10.13+   Amendment, dated November 5, 1997 to Loan and Security Agreement dated September 29, 1997 between the Registrant and Silicon Valley
          Bank.
 10.14+   Intel-USWeb Relationship Agreement dated as of November 7, 1997 be-
          tween the Registrant and Microsoft Corporation.
 10.15**  Lease Agreement dated December 16, 1996 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa Clara, CA
          95054.

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
 10.16**  First Amendment to Lease Agreement dated July 23, 1997 by and between the Company and LAKESIDE DRIVE, INC. for 2880 Lakeside Drive, Santa
          Clara, CA 95054.
 10.17*** Form of CKS Voting Agreement between Registrant and certain stock-
          holders of CKS Group, Inc. dated September 1, 1998.
 10.18*** Form of CKS Group, Inc. Holder Agreement among Registrant, CKS Group,
          Inc. and certain stockholders of CKS Group, Inc. dated September 1,
          1998.
 10.19*** Form of USWeb Corporation Holder Agreement among Registrant, CKS
          Group, Inc. and certain stockholders of Registrant dated September 1,
          1998.
 11.1     Statement of computation of pro forma net loss per share.
 21.1***  Subsidiaries of the Registrant.
 23.1**   Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibits
          5.1).
 23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants (see
          page II-7).
 23.3     Consent of KPMG Peat Marwick LLP, Independent Accountants (see page
          II-8).
 23.4     Consent of Ernst & Young LLP, Independent Auditors (see page II-9).
 24.1***  Power of Attorney.
 27.1     Financial Data Schedule.

---------------------

 + Incorporated by reference from the Company's Registration Statement on Form
   S-1 (No. 333-36827).

++ Incorporated by reference from the Company's Registration Statement on Form
   S-8 filed on June 3, 1998 (No. 333-55893).

** Previously filed with this Registration Statement.

*** Incorporated by reference from Company's Registration Statement on Form S-
    4 (No. 333-63323).